     As filed with the Securities and Exchange Commission on July 21, 2000
                                            File No. 333-41126-01, 333-41126
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                              Amendment No. 1 to
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------
                   Issuer of Senior Notes Registered hereby
                             CompleTel Europe N.V.
            (Exact Name of Registrant as Specified in its Charter)

   Amsterdam, The Netherlands                            4813                              98-0202823
(State or Other Jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
Incorporation or Organization)                  Classification Code)                   Identification No.)

                                 Kruisweg 609
                               2132 NA Hoofddorp
                                The Netherlands
                                31-20-666-1701
  (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                  Guarantor of Senior Notes Registered hereby
                                 CompleTel LLC
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   4813                                52-2073805
(State or Other Jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
 Incorporation or Organization)                  Classification Code)                  Identification No.)

                      6300 South Syracuse Way, Suite 355
                           Englewood, Colorado 80111
                                (303) 741-4788
  (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                James E. Dovey
                               Agent for Service
                      6300 South Syracuse Way, Suite 355
                           Englewood, Colorado 80111
                                (303) 741-4788
(Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                   of Agent for Service for the Registrant)

                                  Copies To:
                             Linda Wackwitz, Esq.
                           Holme Roberts & Owen LLP
                        1700 Lincoln Street, Suite 4100
                            Denver, Colorado 80203
                                (303) 861-7000

                               -----------------
     Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                  Proposed maximum       Proposed maximum
           Title of each class of             Amount to be       offering price per     aggregate offering        Amount of
        securities to be registered            registered               unit                    price         registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
14% Series B Senior Notes due 2000 (1)       (Euro)200,000,000          100%             (Euro)200,000,000        $50,270.88
-----------------------------------------------------------------------------------------------------------------------------------
Guarantee of the Series B Senior Notes (2)       N/A                    N/A                     N/A                 N/A
===================================================================================================================================

(1) Calculated pursuant to Rule 457(f)(2) based on the (Euro)200,000,000 book value on July 10, 2000 of the notes to be received by the Registrant in the exchange described herein, converted to dollars at a rate of (Euro)1 per $.9521, the euro noon buying rate in New York on July 10, 2000.
(2)  Pursuant to Rule 457(n) no separate fee is required.

(3)  This fee has already been paid.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 Subject to completion, dated July 21, 2000

Preliminary Prospectus


                                                          [LOGO OF COMPLETEL]


                       OFFER TO EXCHANGE ALL OUTSTANDING
                           14% SENIOR NOTES DUE 2010
                                      FOR
                      14% SERIES B SENIOR NOTES DUE 2010
                                      OF
                             COMPLETEL EUROPE N.V.

                              ------------------

          This exchange offer expires 12:00 p.m., New York City time
                 (5:00 p.m. London time) on __________, 2000,
                          unless we extend the offer.

                     We intend to apply to list the notes
                to be issued on the Luxembourg Stock Exchange.

                              ------------------


   You should carefully review the Risk Factors beginning on page 9 of this prospectus.

                              ------------------

                The date of this prospectus is __________, 2000

                              ------------------




Neither the Securities and Exchange Commission nor any state securities commission has approved nor disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               Table of Contents

Where You Can Find More Information....................................................    i
Prospectus Summary.....................................................................    1
Organizational Chart of the CompleTel Group of Companies...............................    7
Selected Consolidated Financial Data for CompleTel Europe..............................    8
Risk Factors...........................................................................    9
Disclosure Regarding Forward-Looking Statements........................................   18
Use of Proceeds........................................................................   19
Exchange Rate Data.....................................................................   19
The Exchange Offer.....................................................................   21
Management's Discussion and Analysis of Financial Condition and Results of Operations..   28
Business...............................................................................   36
Management.............................................................................   56
Security Ownership of Certain Beneficial Owners and Management.........................   66
Material Relationships and Related Transactions........................................   68
Description of Material Indebtedness...................................................   70
Description of the Notes...............................................................   74
Registration Rights Agreement..........................................................  109
Book-Entry; Delivery and Form..........................................................  112
Material Tax Considerations............................................................  113
Enforceability of Civil Liabilities Against Foreign Persons............................  118
Information About CompleTel LLC........................................................  119
Plan of Distribution...................................................................  121
Legal Matters..........................................................................  122
Experts................................................................................  122
Listing And General Information........................................................  122
Glossary of Terms......................................................................  A-1
Index to Financial Statements..........................................................  F-1

                              ___________________


This prospectus is not an offer to sell or the solicitation of an offer to buy, any securities other than these registered securities. It is also not an offer to, or solicitation of, any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any offer or sale shall, under any circumstances, create any implication that we have had no change in our business since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                      Where You Can Find More Information

     We have filed with the SEC a registration statement on Form S-4 to register this exchange offer. This prospectus which forms a part of the registration statement does not contain all of the information included in that registration statement. This prospectus contains summaries of the material terms and provisions of documents filed as exhibits to the registration statement. For further information about CompleTel Europe, CompleTel LLC and the new notes offered in this prospectus, you should refer to the registration statement and the exhibits.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and file reports and other information with the Commission. You may read and copy any document we file with the SEC, at public reference facilities of the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, U.S.A. and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, U.S.A. and at 7 World Trade Center, Suite 1300, New York, New York 10048, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Commission's public reference facilities. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of reports, proxy statements and other information may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, U.S.A. Copies of these documents will also be filed with the Stock Market of Amsterdam Exchanges.

                              Prospectus Summary

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. Before deciding to tender the old notes for the new notes, you should:

     . carefully consider the information set forth under the caption "Risk Factors;"

     . read the entire prospectus, including the financial statements and the notes to the financial statements; and

     .    read the entire letter of transmittal.

     Unless otherwise specified, financial and other information concerning CompleTel Europe N.V. contained in this prospectus and share amounts give effect to the 5-for-1 stock split that it effected in March 2000. Unless otherwise specified, euro amounts are converted to dollars at a rate of (Euro) 1.00 per $.9444, the euro noon buying rate in New York on June 28, 2000. As used in this prospectus, "old notes" means the 14% Senior Notes due 2010 issued April 2000, "new notes" means the 14% Series B Senior Notes due 2010 issued in exchange for the old notes, and "notes" means both the old notes and the new notes. Unless otherwise noted, all references in this prospectus to "shares" mean CompleTel Europe's ordinary shares, "we," "our," and "us," refer to CompleTel Europe N.V. and its subsidiaries, and "CompleTel Europe" refers to CompleTel Europe N.V. only. CompleTel LLC is the ultimate parent of the CompleTel group of companies.

Who We Are

     We are a rapidly growing facilities-based competitive local exchange carrier (CLEC) operating primarily in France and Germany. We serve both the retail business and wholesale segments of the telecommunications market, targeting business end-users, other telecommunications carriers and Internet-related providers. We offer a wide range of integrated, voice, data and Internet services to our directly connected on-net customers, including local and long-distance voice services, dedicated high-capacity and Internet-related access and application services.

     We construct and operate our own state-of-the-art fiber optic metropolitan area networks (MANs), built around our targeted customer segments, which we identify using extensive market analyses. We believe that the rapid increase in demand for broadband data telecommunications services and an absence of alternative local access providers have left our targeted customers largely underserved and provide us with significant opportunities to grow our business. Further, we believe that our on-net strategy, in contrast with a re-sale strategy, enables us to deliver a higher level of quality, provide a broader range of services, achieve higher revenue per customer, maximize our customer loyalty and reduce interconnection costs.

     We are currently operating MANs in 11 cities in France and Germany, and plan to expand into another six cities in France and Germany during the first half of 2001. As of May 31, 2000, we had deployed approximately 655 route kilometers of our MANs and had signed up approximately 455 customers. As of May 31, 2000, we had approximately 544 employees.

     To complement and accelerate the rollout of our existing and planned MANs, we may deploy relatively new access technologies, including point-to-multipoint wireless and digital subscriber line (DSL) technologies. We have applied for wireless licenses in 11 regions in Germany. To the extent we are successful in obtaining licenses in strategic areas, and are able to obtain, to the extent necessary, any additional financing, we intend to deploy wireless local loop networks.

     Our vision is to become a leading alternative broadband provider of voice, high-speed data and Internet protocol-based services in targeted local markets across Western Europe. In order to achieve our vision, we are executing the following strategy:

     .    Targeting attractive and addressable telecommunications markets;
     .    Deploying on-net customer-driven networks;

     .    Offering high-capacity telecommunications services;
     .    Implementing an integrated Internet strategy;
     .    Pursuing underserved and growing customer segments;
     .    Building an experienced local management team;
     .    Leveraging experienced telecommunications industry investors; and;
     .    Exploiting our first-mover advantage.

     On March 30, 2000, we completed the initial public offering of 31,280,000 of our ordinary shares.

     CompleTel Europe's principal executive office is located at Kruisweg 609, 2132 NA Hoofddorp, The Netherlands, telephone number 31-20-666-1701. CompleTel LLC's principal executive offices are located at 6300 S. Syracuse Way, Suite 355, Englewood, Colorado 80111, and its telephone number is (303) 741-4788.

The Exchange Offer

     On April 13, 2000, CompleTel Europe issued (Euro) 200,000,000 14% Senior Notes due 2010 to several initial purchasers. The initial purchasers then sold the old notes in a private placement exempt from the registration requirements of the Securities Act. Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we agreed to deliver this prospectus to you.

     You may exchange your old notes for new notes, which have substantially identical terms, except that the new notes will be freely transferable by the holders except as otherwise provided in this prospectus. The exchange offer satisfies your rights under the registration rights agreement. After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your old notes, except under limited circumstances.

The exchange offer..............   We are offering to exchange (Euro) 200
                                   million total principal amount of 14% Series
                                   B Senior Notes due 2010, which have been registered under the Securities Act, for your old notes. The terms of the new notes and the old notes are identical, except that the new notes will not be subject to contractual restrictions on transferability. To exchange your old notes, you must properly tender them and we must accept them. We will exchange all old notes that you validly tender prior to the expiration date and do not validly withdraw. The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange. We will issue the new notes to you on or promptly after the expiration of the exchange offer.

Expiration date.................   The exchange offer will expire at 12:00 p.m.,
                                   New York City time (5:00 p.m. London time), on _____________, 2000 or at a later date and time to which we extend it.

Withdrawal......................   You may withdraw any old notes that you have
                                   tendered in the exchange offer at any time prior to 12:00 p.m., New York City time (5:00 p.m. London time), on the expiration date.

Accrued interest................   Holders of old notes whose old notes are
                                   accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on their old notes accrued from April 13, 2000 to the date of issuance of the new notes. The new notes will accrue interest from April 13, 2000.
                                   Consequently, holders who exchange their old notes for new notes will receive the same interest payment on October 15, 2000, the first interest payment date, as they would have received had they not participated in the exchange.

Resales of new notes..................   We believe that you may offer new notes
                                         for resale without compliance with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act,
                                         under the conditions we have described
                                         in the section entitled "The Exchange
                                         Offer--Resale of the new notes."

Procedures for tendering old notes....   We issued the old notes as global
                                         securities. When we issued the old
                                         notes, we deposited them with the
                                         custodian for Clearstream and
                                         Euroclear. Security entitlements with
                                         respect to the old notes are shown on
                                         records maintained in book-entry form
                                         by Clearstream, Euroclear or your
                                         securities intermediary.

                                         To tender outstanding old notes in the
                                         exchange offer the registered holder,
                                         Clearstream or Euroclear, must transfer
                                         your outstanding old notes in
                                         accordance with Clearstream's or
                                         Euroclear's standard procedures for
                                         such transfer. In lieu of delivering a
                                         letter of transmittal to the exchange
                                         agent, a computer-generated message, in
                                         which the holder of the outstanding old
                                         notes acknowledges and agrees to be
                                         bound by the terms of the letter of
                                         transmittal, must be transmitted by
                                         Clearstream or Euroclear on behalf of a
                                         holder and received by the exchange
                                         agent before 12:00 p.m., New York City
                                         time (5:00 p.m., London time), on the
                                         expiration date.

Special procedures for beneficial
owners................................   If:  .  you beneficially own old notes;

                                              .  these notes are registered in
                                                 the name of a broker, dealer,
                                                 commercial bank, trust
                                                 company or other nominee; and

                                              .  you wish to tender your old
                                                 notes in the exchange offer;

                                         please contact the registered holder as
                                         soon as possible and instruct it to
                                         tender the old notes on your behalf and
                                         comply with the instructions set forth
                                         elsewhere in this prospectus.

Exchange agent........................   The Chase Manhattan Bank

Income tax considerations.............   We have received opinions of Stibbe
                                         Simont Monahan Duhot P.C. regarding
                                         material Dutch tax consequences and
                                         Holme Roberts & Owen LLP regarding
                                         material U.S. federal income tax
                                         consequences to the effect that the
                                         exchange of old notes for the new notes
                                         should not be a taxable exchange for
                                         the persons discussed in the section
                                         entitled "Material Tax Considerations."
                                         Those persons should not recognize any
                                         taxable gain or loss or any interest
                                         income as a result of such exchange.
                                         The opinions have been filed as
                                         exhibits to the registration statement
                                         of which this prospectus is a part.

Appraisal/dissenters' rights..........   You do not have any appraisal or
                                         dissenters' rights under the laws of
                                         the state of New York or the indenture
                                         in connection with the exchange offer.

Effect of not tendering...............   Old notes that are not tendered or that
                                         are tendered but not accepted will
                                         continue to be subject to the existing
                                         restrictions on transfer. If you do not
                                         tender your old notes, you will not be
                                         entitled to any further registration
                                         rights under the registration rights
                                         agreement except under limited
                                         circumstances. However, your old notes
                                         will remain outstanding and entitled to
                                         the benefits of the indenture.

Selling restrictions..................   We are not making this exchange offer
                                         in any jurisdictions where it is not
                                         permitted. In particular, each
                                         purchaser represents and agrees that
                                         (i) it has not offered, sold or
                                         transferred and will not offer, sell or
                                         transfer any notes, whether directly or
                                         indirectly, other than to persons or
                                         entities located in or outside of The
                                         Netherlands that trade or invest in
                                         securities as a business (including
                                         banks, securities firms, investment
                                         institutions, insurance companies,
                                         pension funds and other institutional
                                         investors or businesses which regularly
                                         invest in securities as an ancillary
                                         activity to their business), and (ii)
                                         it has disclosed or will disclose this
                                         selling restriction in all offers,
                                         offer advertisements, publications and
                                         other documents in which an offer is
                                         made or a forthcoming offer is
                                         announced.

The New Notes

     The new notes to be issued to you in the exchange offer will evidence the same obligations of CompleTel Europe as the old notes you currently hold. The indenture that currently governs your old notes will govern the new notes. The terms of the new notes will be substantially identical as the old notes, except that the new notes will be registered under the Securities Act instead of having registration rights and, as a result, the new notes will not include a legend restricting their transfer. You should read the "Description of the Notes" section of this prospectus for a detailed description of the terms and conditions of the new notes.

Issuer................................  CompleTel Europe N.V.

Notes offered.........................  (Euro) 200,000,000 in aggregate principal amount of 14% Series B Senior
                                        Notes due 2010. The new notes will be
                                        issued in a minimum denomination
                                        of (Euro) 50,000 and in increments
                                        of (Euro) 1,000 above (Euro) 50,000.

Maturity date.........................  April 15, 2010

Interest rates and payment dates......  Cash interest will accrue at a rate of
                                        14% per annum from April 13, 2000 or
                                        from the most recent interest payment
                                        date. Cash interest will be payable
                                        every six months on April 15 and October
                                        15 of each year, beginning on October
                                        15, 2000.

Ranking...............................  Except as provided under "Escrow and security" and "Guaranty" below, the
                                        notes are our senior unsecured
                                        obligations. The notes will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. The notes will rank effectively below all of our existing and future secured debt and will rank effectively below all of the liabilities of our subsidiaries.


                                        As of March 31, 2000, we had
                                        approximately (Euro) 154.6 million of
                                        indebtedness outstanding, (Euro) 68.4
                                        million of which would rank effectively
                                        senior to the notes in right of payment
                                        and (Euro) 86.1 million of which would
                                        rank equally with the notes. In
                                        addition, we may have the capacity to
                                        incur additional indebtedness ranking
                                        effectively senior to the notes in right of payment under our existing credit facility agreement if the suspension agreement is terminated or from other sources.

Escrow and security...................  We loaned (Euro) 78.0 million of the net proceeds from the sale of the old notes
                                        to CompleTel Escrow B.V., our special
                                        purpose wholly-owned subsidiary.
                                        CompleTel Escrow B.V. used the funds to
                                        purchase a portfolio of euro-denominated government securities in an amount sufficient to pay the first six payments of interest on the notes. The notes are secured by a pledge of the portfolio of securities. If we issue any additional notes under the indenture governing the notes, we will cause the pledge amount to be increased such that the pledge account will contain euro-denominated government securities sufficient to pay interest on all issued notes through the first six payments of interest on the originally issued notes.

Guaranty..............................  To comply with Dutch laws, our ultimate parent, CompleTel LLC, has guaranteed
                                        the notes on a senior unsecured basis.
                                        The guaranty will be released in the
                                        event we determine that under Dutch law
                                        the guaranty is no longer required for
                                        us to avoid being deemed a credit
                                        institution. Because CompleTel LLC is a
                                        holding company with no operations other than the operations conducted by our subsidiaries, it is unlikely that CompleTel LLC would be able to satisfy its obligations under the guaranty if we are unable to satisfy our obligations on the notes. We currently intend to liquidate CompleTel LLC as soon as possible subject to Dutch or Delaware limitations on our ability to do so.

Sinking fund..........................  None

Optional redemption..................   On or after April 15, 2005, we have the
                                        option to redeem all or a portion of the notes at the redemption prices set forth in the section "Description of the Notes--Optional redemption."

Optional redemption upon certain
sales of equity......................   On or before April 15, 2003, we have the
                                        option to redeem notes representing up
                                        to 35% of the aggregate principal amount of the notes issued (including the principal amount of any additional notes that we may cause to be issued under the indenture) with the net proceeds of certain public equity offerings, at a redemption price equal to 114% of the principal amount of the notes plus accrued and unpaid interest to the redemption date.

Additional amounts...................   We generally will pay any additional
                                        amounts necessary so that the amount
                                        received by holders of the notes after
                                        tax-related deductions or withholdings
                                        will not be less than the amount that
                                        the noteholders would have received in
                                        the absence of such withholdings or
                                        deductions.

Tax redemption.......................   If we are obliged to pay additional
                                        amounts as a result of certain tax-
                                        related changes in the law, we may
                                        redeem the notes, at our option, in
                                        whole (but not in part) at a redemption
                                        price equal to 100% of the principal
                                        amount of the notes, plus accrued and
                                        unpaid interest to the date of
                                        redemption and any additional amounts.

Change of control....................   If we experience specific kinds of
                                        changes of control, we must make an
                                        offer to repurchase the notes at 101% of their principal amount, plus any additional amounts and any accrued and unpaid interest owed on the notes to the date of repurchase. We cannot assure you that we will have sufficient funds available to satisfy this obligation under the notes.

Certain covenants....................   The indenture governing the notes, among
                                        other things, limits our ability and the ability of our subsidiaries to:

                                        .    incur additional indebtedness;

                                        .    pay dividends on, redeem or
                                             repurchase our ordinary shares or
                                             other classes of shares or make
                                             payments on subordinated
                                             indebtedness;

                                        .    create dividend and other payment
                                             restrictions affecting our
                                             restricted subsidiaries;

                                        .    make investments and certain
                                             other restricted payments;

                                        .    issue and sell shares of
                                             restricted subsidiaries;

                                        .    issue guaranties and incur
                                             indebtedness by our restricted
                                             subsidiaries;

                                        .    engage in transactions with
                                             shareholders and affiliates;

                                        .    create liens securing indebtedness;

                                        .    sell assets; and

                                        .    engage in mergers and
                                             consolidations.

                                        These covenants are subject to a number
                                        of important exceptions and
                                        qualifications that are described under
                                        the heading "Description of the
                                        Notes--Covenants."

Listing...............................  The old notes are listed on the
                                        Luxembourg Stock Exchange and we intend
                                        to list the new notes on the Luxembourg
                                        Stock Exchange upon the expiration of
                                        the exchange offer. As long as the notes are listed on the Luxembourg Stock Exchange, any notices to holders of notes will be published in one leading newspaper in Luxembourg, which is expected to be the Luxemburger Wort. For additional information, see "Description of the Notes" and "Listing and General Information."

Currency of payment..................   The new notes will be issued in one
                                        series denominated in euros. Holders of
                                        the notes will receive principal,
                                        interest and all other payments in
                                        respect of such notes in euros.

Trustee, principal paying agent and
registrar............................   The Chase Manhattan Bank


Transfer and payment procedures......   Described in the section entitled "Book
                                        Entry; Delivery and Form."

           Organizational Chart of the CompleTel Group of Companies

     The following chart shows our corporate structure:


                             [CHART APPEARS HERE]

           Selected Consolidated Financial Data for CompleTel Europe

     The following selected consolidated financial data for CompleTel Europe has been derived from CompleTel Europe's audited and unaudited consolidated financial statements included elsewhere in this prospectus which have been prepared in accordance with accounting principles generally accepted in the United States. The selected consolidated financial data set forth below is qualified by reference to and should be read in conjunction with the consolidated financial statements of CompleTel Europe and notes thereto and also with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

     Our historical results are not necessarily indicative of our future expected operating results. We have generated operating losses and negative cash flow from our operating activities to date. As a result, prospective investors have limited operating and financial data about us upon which to base an evaluation of our performance and an investment in the shares.

                                                                                        Three months
                                                                      Year ended            ended
                                                                   December 31, 1999   March 31, 2000
                                                                   -----------------   --------------
                                                                       (Audited)         (Unaudited)
                                                                   (in thousands, except per share amounts)
Statement of operations data:
   Revenues...................................................   (Euro)  2,861         (Euro)  2,972
   Network costs..............................................           2,307                 3,011
   Selling, general and administrative........................          30,302                13,127
   Management fees to affiliate...............................           6,195                 2,117
   Non-cash compensation charges..............................             634                69,660
   Depreciation and amortization..............................           4,302                 2,946
                                                                 -------------         -------------

   Operating loss.............................................         (40,879)              (87,889)
   Other income (expense).....................................          (8,911)               (9,367)
                                                                 -------------         -------------

   Net loss...................................................   (Euro)(49,790)        (Euro)(97,256)
                                                                 =============         =============

   Basic and diluted loss per ordinary share..................   (Euro)  (0.50)        (Euro)  (0.77)
                                                                 =============         =============

   Weighted average number of ordinary shares outstanding.....      99,056,060           126,820,533

   Ratio of earnings to fixed charges (1).....................              --                    --

                                                                                     Three months
                                                     Year Ended December 31,             ended
                                                     -----------------------
                                                    1999              1998          March 31, 2000
                                                    ----              ----          --------------
                                                  (Audited)           (Audited)       (Unaudited)
                                                        (in thousands)
Balance sheet data:

   Cash and cash equivalents...................  (Euro)  57,115   (Euro)   1,472    (Euro)  521,643
   Property and equipment, net.................  (Euro)  91,946   (Euro)   2,888    (Euro)  123,871
   Total assets................................  (Euro) 176,208   (Euro)   6,741    (Euro)  686,037
   Long term debt..............................  (Euro)  79,596   (Euro)      --    (Euro)   86,143

   Total shareholder's equity (deficit)........  (Euro) 413,071   (Euro)  (5,182)   (Euro)  531,475

____________

(1) In calculating the ratio of earnings to fixed charges, earnings consist of net loss from continuing operations before income tax expense, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges consist of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) an estimate of the interest within rental expense. The ratio of earnings to fixed charges was less than 1.0 to 1.0 for the year ended December 31, 1999 and for the three months ended March 31, 2000. Earnings were thus inadequate to cover fixed charges for the year ended December 31, 1999 and for the three months ended March 31, 2000. The amount of the coverage deficiency for the year ended December 31, 1999 and for the three months ended March 31, 2000 totaled (Euro)50.1 million and (Euro)26.3 million, respectively.

                                 Risk Factors

     In addition to the other information in this prospectus, you should consider the following risk factors carefully in evaluating us and our business and before deciding to participate in the exchange offer. Certain terms used in our business are explained in the "Glossary of Terms" at the end of the prospectus.

We do not have a meaningful operating history that you can use to evaluate our prospects

     You have limited information on which to base a prediction on whether we will be able to achieve our business objectives. We commenced operations in January 1998 and only began commercial operations in the second quarter of 1999. As of March 31, 2000, we had only (Euro)5.8 million of cumulative revenues and most of our networks were still under construction. We have limited historical operating and financial data and we do not believe that our historical results are indicative of our future results of operations.

We have experienced substantial operating losses to date and we do not know if or when our business will become a profitable enterprise

     We have experienced substantial operating losses to date and we expect to continue to experience operating losses and negative earnings for the foreseeable future as we expand our current operations and enter new markets. From the commencement of our operations in January 1998, through March 31, 2000, we have incurred cumulative operating losses of (Euro)135.3 million and have cumulative negative Adjusted EBITDA of (Euro)65.6 million. Our ability to generate positive Adjusted EBITDA and operating profits in the future will depend on a number of factors, including, but not limited to:

     . our ability to attract and retain new customers with substantial network traffic;

     . our ability to construct network infrastructure in a timely and efficient manner;

     .    our ability to attract and retain experienced, qualified personnel;

     . the successful development of our Internet-related services and Internet data centers (IDCs);

     . our success in obtaining the wireless local loop licenses we have applied for in Germany and our ability to deploy other complementary access technologies;

     .    our ability to manage effectively intense price competition; and

     . the successful operation of our operational support systems such as billing, provisioning and network management.

     We do not know whether we will be able to successfully address all or any of these factors. Accordingly, we do not know if we will ultimately become a profitable enterprise. Moreover, even if we become profitable in our existing markets, our overall profitability may be negatively impacted as we expand our operations in new markets and fund expenses incurred in those markets.

We have incurred significant debt, which could affect our operations and liquidity and prevent us from fulfilling our obligations

     We have significant indebtedness. The following table shows certain important credit statistics as of March 31, 2000 and as adjusted to give effect to the April 2000 offering of the old notes, the deposit of a portion of the net proceeds in an escrow account to pay the first six semi-annual payments of interest on the notes and our repurchase of a portion of our 14% senior discount notes due 2009.

                                                                                   March 31, 2000
                                                                            ------------------------------
                                                                               Actual        As Adjusted
                                                                            ------------  ----------------
                                                                                   (in thousands)
    Total long-term debt..............................................     (Euro)  86.1   (Euro) 270.9
     Shareholders' equity..............................................           531.5          531.5
     Total long-term debt as a percentage of total capitalization......            13.9%          33.7%

     Our deficiency of earnings to fixed charges for the quarter ended March 31, 2000 was approximately (Euro)26.3 million.

     If we satisfy the leverage ratios set forth in the indentures governing the notes and our 14% senior discount notes due 2009, respectively, the indentures do not limit the amount of indebtedness that we may incur in the future. We expect to incur additional indebtedness, some of which may be secured. In particular, in the future, we may borrow amounts under an amended credit facility, if such funds are available to us. We also may issue up to (Euro)100 million principal amount of additional notes under the indenture governing the notes, if our other debt instruments and market conditions permit. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of our secured indebtedness will be entitled to proceed against the collateral that secures the indebtedness and this collateral will not be available for satisfaction of any amounts owed under the notes. If we incur additional debt our leverage risks could intensify.

     If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make the payments on our debt, or if we otherwise fail to comply with the covenants in our debt arrangements, we will be in default under those arrangements. Such default would permit our debt holders to accelerate the maturity of our indebtedness and could cause defaults under our indebtedness, including these notes. Our ability to repay or to refinance our obligations will depend on our future financial and operating performance, which is subject to prevailing economic, regulatory, and competitive conditions and to financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, pricing pressures, the response of competitors, regulatory developments, and delays in implementing strategic projects.

Our holding company structure subordinates our noteholders' debt to the claims of our subsidiaries' creditors

     Except for the guaranty by CompleTel LLC and CompleTel Escrow B.V.'s pledge of the portfolio of securities securing the first six payments of interest on the notes, the notes will be solely our obligations. We are a holding company with no material business operations, sources of income, or assets other than interests in operating subsidiaries. As a holding company, we rely on dividends and other payments from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal of and interest on the notes. The ability of our subsidiaries to make payments to us will be subject to, among other things, the availability of funds, the terms of our subsidiaries' indebtedness and applicable corporate and other laws and regulations, which may limit the ability of a subsidiary to pay dividends.

     In the event of any insolvency, liquidation, reorganization or similar proceeding of any of our subsidiaries, except for CompleTel Escrow B.V.'s pledge of the portfolio of securities securing the first six payments of interest on the notes, the creditors of each subsidiary would be entitled to payment in full from that subsidiary's assets and earnings. Since the notes are not the obligations of our subsidiaries (except as described in the preceding sentence), our rights to the assets of any of our subsidiaries upon liquidation or reorganization (and consequently the right of the holders of the notes to participate in the distribution of proceeds from those assets) will be effectively subordinated to the claims of our subsidiaries' creditors, including trade creditors, secured creditors and unsecured creditors that hold indebtedness or guaranties of such subsidiaries. As of March 31, 2000, our subsidiaries had total liabilities of (Euro)56.8 million, excluding loans payable to CompleTel Europe totaling (Euro)78.9 million. After payment of their own creditors, our subsidiaries may not have any assets available for us as a shareholder. Consequently, there may not be enough assets available to make payments to you. Moreover, any additional indebtedness we incur may be secured and the notes will be effectively subordinated to this secured indebtedness.

We may need significant additional capital to expand our business and increase revenue and the failure to secure additional financing could restrict our growth and profitability

     We may need additional capital to fully implement our business plan. Our principal capital expenditure requirements will involve the construction, leasing and maintenance of our local loop telecommunications networks, the purchase, installation and maintenance of network switches and switch electronics, network operations, and the construction of our IDCs and of our planned proprietary international data network (Tier One network). We have applied for wireless local loop licenses in Germany and we may provide DSL and other complementary services to an expanded base of customers, all or a portion of which is likely to require additional financing. If we are unable to obtain additional financing, we may be unable to develop wireless local loop services or pursue new DSL services. As a result, we may modify some of our planned expansion or expenditures. There can be no assurances that we will obtain the additional financing we need to complete development of the additional services.

     The actual amount and timing of our future capital requirements may differ materially from our estimates and we may need additional financing if we:

     .    experience cost overruns;

     . the demand and usage rate for our services varies from our expectations;

     . experience adverse regulatory, technological, or competitive developments;

     .    launch new services, such as wireless and DSL technologies;

     .    experience adverse changes in interconnection charges;

     .    expand our partnering and acquisition activities;

     .    experience adverse changes in interest or currency exchange rates;

     .    experience changes in engineering design and technology; or

     . experience delays in interconnections with historical operators and other unforeseen delays.

     These factors may cause actual revenues and costs to vary from our expectations to a material degree, which would affect our future capital requirements. We may also need additional capital if we alter the schedule or the markets in our deployment plan.

     Additionally, if we are awarded wireless local loop licenses for all 11 areas included in our license application in Germany, we may need additional financing to construct and operate wireless local loop facilities. We anticipate these activities will be fully funded if we are successful in renegotiating our credit facility. We cannot assure you that we will be able to renegotiate the credit facility on acceptable terms.

Our debt agreements impose significant limitations on how we conduct our business and a default could significantly impact our ability to operate our business

     Our indentures impose significant operating and financial restrictions on us. These restrictions may limit our ability to, among other things:

     .    borrow additional funds;

     .    pay dividends and make other distributions;

     .    make capital expenditures and other investments;

     .    create liens securing indebtedness;

     .    make acquisitions or consolidate, merge or dispose of our assets; and

     . enter into transactions resulting in a change of control of our business.

     Also, if the credit facility suspension agreement is terminated and we are able to amend and utilize the credit facility, we expect that the amended credit facility will contain customary covenants for such indebtedness that would require us, among other things, to achieve and maintain specified minimum financial and operating results. Additionally, unless amended, we would not be able to use a significant amount of the proceeds from our initial public offering of our ordinary shares or from the old notes offering for projects outside of France and Germany.

     If we fail to comply with the covenants and restrictions in our indentures, we could trigger defaults under such agreements even if we are able to pay our debt.

A change in control may occur that would permit our noteholders to require us to offer to repurchase the notes; financial or contractual reasons may prohibit a repurchase of the notes, and our failure to repurchase the notes could trigger a default under our indentures

     Under the terms of the respective indenture, we may be required to repurchase all or a portion of the notes and of our 14% senior discount notes due 2009 upon a change of control. However, our ability to repurchase such notes upon a change of control is limited by our ability to obtain adequate funding. Our failure to repurchase the notes and the 14% senior discount notes due 2009 would be an event of default under the respective indentures governing such notes.

     Upon a change of control, we also may be required immediately to repay or refinance the outstanding principal and other amounts, if any, owed by us under any other financing agreements in place at the time. We may not be able to repay or refinance such amounts. In addition, even if we were able to refinance such debt, such financing might be on unfavorable terms.

We cannot predict how the competitive environment in our existing and new markets will develop in the future and whether we will be able to compete successfully

     We are deploying our MANs in recently liberalized markets and operating in an evolving and increasingly competitive industry. In order to achieve profitability, we must effectively compete against a growing number of market entry and existing telecommunications providers. We expect to compete with incumbent public telecommunications operators, and new entrants to our markets, including cable communications companies, wireless communications companies, electric and other utilities with rights-of-way or existing cabling that can be used for telecommunications, railways, microwave carriers, telecommunications resellers and large end-users that have private networks. We also believe that the ongoing liberalization of our markets will attract other facilities-based operators to our markets and intensify competition.

     The telecommunications markets in France and Germany have historically been dominated by France Telecom and Deutsche Telekom, respectively. These companies have significant competitive advantages over us including:

     .    greater financial resources, market presence and network coverage;

     .    brand name recognition and customer loyalty;

     .    control over national and international transmission lines; and

     . established relationships with local and national regulatory authorities.

     Other facilities-based operators and resellers in our markets may also have some of the same competitive advantages over us, especially with respect to financial resources, market presence and network coverage. As competition develops, we believe prices will continue to decline. We will need to maintain an acceptable cost structure, provide higher value services and generate increasing amounts of telecommunications and data traffic. We cannot assure you that we will be able to effectively compete.

European use of the Internet, electronic commerce, data transmission services, multimedia and other bandwidth intensive applications may not increase as we expect

     Our business plan assumes that European use of the Internet, electronic commerce, data transmission services, multimedia and other bandwidth-intensive applications will increase substantially in the next few years. If the use of data transmission services, multimedia and bandwidth-intensive applications in Europe does not increase as we anticipate, demand for many of our value-added products and services, including managed bandwidth services, Internet protocol transit services and data and Web-hosting services, will be lower than we currently anticipate. Reduced demand for our services may have a negative effect on our pricing structure and our financial condition, including our ability to make payments to you, as a holder of the Notes.

We may modify our network plan and we may have to reallocate funds

     We continually evaluate our business plan and may decide to change our network deployment if planned construction does not appear to offer optimal uses of our resources. Our continuing evaluation of our business and network deployment plans may lead us to change our plans and reallocate funds to accommodate, among other things:

     .    evolving competitive and market conditions;

     .    unexpected results of operations in our initial target markets;

     . award of wireless local loop licenses or deployment of wireless and DSL technologies;

     .    changes or inaccuracies in our research or assumptions;

     .    regulatory and technological developments; and

     . changes in or discoveries of market conditions favoring expedited deployment into other Western European metropolitan markets.

     If we decide to reallocate any funds to deploy networks in markets or to accommodate new services that are not included in our current business plan, we may change deployment in one or more of our existing or planned markets and we may need to obtain additional financing to complete our network deployment. We may find that additional financing is not available or is not available on terms we can reasonably accept. Our ability to pursue our business plan and complete the deployment of our networks in France and Germany could be adversely affected if we fail to obtain such additional financing.

If we do not effectively manage the rapid expansion of our business, our financial condition may suffer

     We are rapidly expanding our business and our operations are becoming more complex. Our rapid expansion and the increased complexity of our business may strain our management, operational, technical, financial and other resources. If we fail to manage our growth effectively, our network deployment plans could be delayed and we could lose customers and revenues. Our ability to manage future growth will depend upon many factors, including our ability to:

     .    develop efficient operations support and other back-office systems;

     .    control costs;

     .    comply with regulatory requirements;

     .    maintain effective financial and quality controls; and

     . significantly expand our internal management, information and accounting systems.

Deployment of our MANs involves many challenges that could stop or slow our growth

     Impediments to the deployment of our MANs could prevent or significantly delay the deployment of networks in one or more of our planned markets. These impediments could also significantly increase our costs for deploying our planned MANs. Our success will depend, among other things, upon our ability to:

     . design and deploy additional network route kilometers and install facilities;

     .    lease necessary facilities; and

     . identify correctly and devote the resources necessary for the development of a sufficient customer base.

     Our success will depend on our ability to complete these tasks in a timely manner, at anticipated costs and on acceptable terms and conditions. The successful implementation of our business plan is subject to a variety of risks, including:

     .    the availability of capital;

     .    attracting and retaining additional skilled, qualified personnel;

     .    operating and technical problems;

     .    adverse changes in the regulatory environment in our markets;

     .    obtaining necessary rights-of-way, licenses and permits;

     . delays in the full implementation or modification of the European Union Directives regarding telecommunications liberalization; and

     .    increased competition and pricing pressures in each of our markets.

     For example, we are awaiting necessary licenses for our planned deployment in Amiens in France, and we may encounter difficulties obtaining rights-of-way and building permits while we deploy our networks and we may face construction delays caused by other factors outside of our control. We may also encounter difficulties presented by the existence of differing technical standards among the countries in which we deploy networks. As a result, there can be no assurances that we will be able to timely deploy the additional route kilometers included in our planned networks at our anticipated costs.

Development of our planned Internet backbone and IDCs involves additional challenges that could stop or slow our growth and we will face significant competition in the Internet-related services market

     We are accelerating the roll-out of Internet-related services and plan to deploy a Tier One network linking our IDCs in France, Germany and the United Kingdom. The success of this strategy will depend upon our ability to:

     .    successfully compete for qualified personnel;

     .    build state-of-the-art facilities;

     .    successfully brand and market our Internet-related services; and

     . effectively manage the evolving regulation of the Internet and data and information privacy and security concerns.

     A number of our competitors for Internet-related services are well-funded, well-established providers that have an established customer base and name recognition. We believe that, if the quality of the service is consistently high, Internet services and data center customers will typically renew their contracts because it is costly and technically burdensome to switch providers. Also, while we believe that there has been and is currently strong demand for data centers in the European market, in addition to the established providers, there may be numerous new entrants that may compete with us in specific markets. We cannot assure you that we will be able to secure sufficient market share and effectively complete in this market.

We depend on effective billing, customer service and information systems and we may have difficulties in expanding these systems

     We have implemented an integrated management information system to coordinate our key business processes. Our operations and potential for growth depend on sophisticated back-office information and processing systems. We need these systems to monitor costs, bill customers, initiate, implement and track customer orders and achieve operating efficiencies. If these systems are not effective, it could slow down our growth and adversely affect our collection of revenues. We cannot assure you that our systems will operate effectively and seamlessly, or will perform as expected. We m ay experience system failure or shutdown and may not be able to deliver services

     Our success depends on our ability to deliver network service levels consistent with or exceeding those of our competitors, including our ability to deliver reliable, high-speed access to the Internet. Any of the following factors could impair our ability to deliver network service levels:

     .    power loss;

     .    natural disasters;

     .    damage from human error and tampering;

     .    software defects;

     .    capacity limitations;

     .    telecommunications failures; and

     .    other factors that can cause interruptions in service or reduced capacity for our customers.

     We have designed our network to minimize the risk of such system failure but we cannot assure you that we will not experience failures or shutdowns relating to individual points of presence or even catastrophic failure of the entire network. If we experience extended system failures, it could damage our reputation and result in the loss of customers and have adverse consequences on our results of operations and financial condition.

We rely on third party equipment and service suppliers and a delay in obtaining or inability to obtain necessary equipment and support services could delay or impair the construction of our networks

     If we cannot obtain the equipment needed for our planned networks and services, or delivery of the equipment is delayed, or the price of the equipment increases, the deployment of our networks could be disrupted or our costs could increase. We depend upon Nortel Networks (Nortel), Siemens AG (Siemens) and other third party suppliers to provide switching equipment, wireline and wireless transmission facilities, and billing and other information management and operations support systems, and to design, build and install our networks and provide maintenance and repair services. Establishing a uniform equipment supplier for our transmission system is a key element of our network design and should ensure backup for these core components of our system. Failure by Nortel, Siemens or our other third-party suppliers to provide equipment and services necessary for our operations on a timely basis could have a material adverse effect on our network operations, customer relations and results of operations and financial condition.

If we do not continually adapt to technological change, we could lose customers and market share

     We could lose customers and market share, if we fail to obtain new technology. The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. We cannot assure you that we will anticipate the demand for new technology or obtain access to new technology on a timely basis or on satisfactory terms.

We may not be able to obtain and maintain licenses, permits, rights-of-way and leased capacity to successfully build and operate our business

     We must obtain licenses and permits, as well as rights-of-way or other agreements to use underground conduit, use aerial pole space and building roof access from various parties, including our competitors, governments and private parties in order to build, expand, and operate our local networks. In addition, in some of our target markets, we may need to lease local fiber trunking capacity or wireless transmission systems in order to achieve rapid network deployment and maximize speed to market. If we cannot complete those arrangements on favorable terms in any of our target markets, we may not be able to implement our business plan and planned network buildout of that market on acceptable terms.

If we acquire or invest in other companies, we will face certain risks inherent in such transactions

     As part of our business strategy, we may engage in mergers or make investments in, or enter into strategic alliances or partnering arrangements with, other companies. Any such future transactions could involve risks. For example, we may experience difficulties in identifying and assessing the value of mergers and acquisitions and other investment opportunities, pursuing, integrating and managing newly-acquired operations, and improving operating efficiencies. In addition, any such transaction could divert our resources and consume management time.

Our need to comply with extensive government regulation and licensing requirements could increase our costs and slow our growth

     We cannot assure you that we will be successful in obtaining, maintaining, or renewing licenses and other authorizations required for services we provide or plan to provide. In addition, we cannot assure you that the required licenses and other authorizations will be issued or renewed on commercially viable terms.

     The telecommunications industry is subject to a significant degree of regulation in France, Germany, the United Kingdom and many new markets across Europe in which we intend to operate. We need telecommunications licenses and other equivalent authorizations to operate in each of these countries. Our ability to deploy MANs and provide Internet-related services in the additional six cities included in our business plan depends on our ability to obtain additional licenses and other authorizations or permissions. We cannot assure you that we will be able to obtain the required licenses and, if we are unsuccessful, we will need to revise our network deployment strategy.

     We must keep our existing licenses and other authorizations in force in order to continue providing services. Moreover, we must keep our licenses in our existing markets in force or we will be in default under our respective indenture governing the 14% senior discount notes due 2009, and the notes, and we risk sanctions from the government authorities that grant our licenses. In most cases, these licenses and other authorizations are of fixed duration, and we must comply with regulations and technical requirements in order to maintain them in force. For example, in France, we must comply with French and European Union regulations and technical standards regarding interconnection, secrecy, neutrality, non-discrimination, security, environmental protection, limitations on ownership, and public service.

The adoption or modification of laws or regulations relating to the Internet could adversely affect our business

     The adoption or modification of laws or regulations relating to the Internet could adversely affect our business. The European Union has recently enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel and taxation, apply to the Internet.

We may not be able to obtain licenses for wireless local loop transmission systems we are planning and we may experience difficulties in implementing wireless service

     If we are unable to develop wireless transmissions systems, we may not be able to enlarge our targeted markets or customers or our expenses in doing so may increase; and providing our services through wireless transmission systems presents technological difficulties.

     We plan to include point-to-point wireless transmission systems in a portion of our MANs. If we are unable to develop our point-to-point wireless transmissions systems, we may not be able to serve targeted markets or customers. To obtain point-to-point wireless frequencies in certain of our selected markets, we must obtain a license or frequency rights from the government. We may not be able to obtain the required licenses or frequencies.

     Point-to-point wireless transmission systems require a direct line of sight between two antennas constituting a link and are also subject to distance and rain attenuation as well as line of sight limitations. Additionally, our ability to integrate wireless transmission systems in our networks depends upon securing rights to suitable location sites such as roofs. If we cannot obtain suitable rights, we may be unable to use a wireless link, which could result in additional expense or prevent us from using wireless to service a particular customer or area.

     In June 1999, we received from ART an experimental point-to-multipoint authorization in Marseilles, France. We filed for a permanent license for 18 regions in France on January 31, 2000. On July 11, 2000, the ART announced that, subject to confirmation by the Telecommunications Ministry, we were awarded licenses in four of those regions: Auvergne, Corsica, Franche-Comte and Limousin and as a result, our experimental authorization in Marseilles will expire. On July 21, 2000, we informed the ART that we would not accept these licenses, since they were not in strategic areas consistent with our business plan. On June 20, 2000, we filed an application for wireless local loop licenses in 11 designated areas in Germany in a call-for-tender process conducted by the German regulatory authority. We expect the German authorities to announce the license awards in the third quarter of 2000. We have no assurances that we will obtain a license or licenses for all of the frequencies necessary to establish and operate local networks in the geographic areas in Germany in which we have applied to operate. Even if we are awarded the licenses and decide to make use of them, we may not be able to raise additional debt and/or equity financing to construct wireless local loop facilities.

Our future growth and success largely depends on our ability to attract, retain and motivate highly skilled, qualified and experienced managerial, sales, marketing, operating, engineering and technical personnel

     The loss of key personnel, or our inability to recruit sufficient qualified personnel could materially adversely affect our business. We are managed by a small number of key executive officers and employees with extensive experience in the telecommunications industry and unique management abilities and technical knowledge. We have secured key person life insurance for three executive officers, but insurance alone will not avoid the impact of the loss of any of those employees. We also believe that our future growth and success largely depends on our ability to attract and retain skilled, qualified and experienced managerial, sales, marketing, operating, engineering and technical personnel. Competition for qualified personnel in the telecommunications industry in Europe is intense. Consequently, we cannot assure you that we will be able to hire or retain necessary personnel in the future.

We may be liable for information disseminated through our network

     The law relating to the regulation and liability of Internet service providers in relation to information carried or disseminated is still developing.

     The EU Commission has prepared a proposal for a directive on certain legal aspects of electronic commerce, which, if adopted by the European Parliament and Council, would require member states to make certain changes to national laws. The proposed directive would apply to us and other service providers established in the EU and aims to establish a consistent legal framework for electronic commerce within the EU.

     The proposed directive is still under review by member states and it is impossible to predict whether it will eventually be adopted and, if so, in what form. Decisions, laws, regulations and other activities regarding regulation and content liability may adversely affect the development and profitability of companies offering Internet access services, including us.

     The imposition of potential liability upon Internet and Web-hosting service providers for material carried on or disseminated through their systems could require us to implement measures to reduce our liability exposure. Such measures may require that we spend substantial resources or discontinue some product or service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

Year 2000 issues may adversely affect our ability to operate our networks and service our customers and adversely affect our business and results of operations

     We completed the initial conversion to year 2000 without significant problems. However, until well into the year 2000, we will not be certain that all of our computer systems will function adequately as a result of the transition to year 2000. A failure of our customers or vendors, including other telecommunications operators, to cause their software and systems to be year 2000 compliant could adversely affect our ability to operate our networks or bill our customers. Our customers' operations could also be affected in ways that could reduce their usage of our networks or cause them to delay payments or fail to pay us. While we do not currently anticipate that we will experience significant year 2000 conversion failures in the future based on our experience to date, we cannot guaranty that our customers or vendors will not experience year 2000 conversion problems that may have a material adverse effect on our business, financial condition and results of operations.

We have applied for, but not yet received, assurance from the U.S. Securities and Exchange Commission regarding our status under the Investment Company Act; if we are subject to the Investment Company Act, it could adversely affect our financing activities and financial results

     Companies that are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940. Similarly, companies that hold more than a certain percentage of their assets in investment securities are subject to the Investment Company Act. We believe that we are actively engaged in the telecommunications business and are not an investment company. However, because we currently have substantial liquid assets pending the deployment of our capital in the pursuit of building our business, we may be considered an investment company and required to register and become subject to regulation under the Investment Company Act.

     Investment Company Act regulation would be detrimental to our business strategy. To avoid regulation under the Investment Company Act, and related rules adopted by the U.S. Securities and Exchange Commission, we have had to restructure our short-term investments. Generally, we invest in short-term fixed income instruments denominated in euros or other Western European currencies. These investments are designed to preserve principal, maintain liquidity to meet daily cash needs and earn a competitive rate of return. However, as a result of our initial public stock offering and the sale of the old notes, to avoid Investment Company Act regulation, we are limited to holding a significant amount of cash or U.S. government securities, which have a lesser rate of return than corporate or other non-U.S. government securities. As a result, our exposure to foreign currency exchange rate fluctuations has increased since our revenue and expenses are largely denominated in the local currencies.

     To avoid this result, we have applied to the U.S. Securities and Exchange Commission for special exemptive relief declaring that, for a period of one year from the date of the exemption, we are not an investment company. We have not yet received this exemption, and it is possible that we will not ultimately receive it.

Foreign currency exchange rate fluctuations may adversely affect our financial results


     Our operations are not significantly exposed to changes in currency exchange rates because our revenues, costs, assets and liabilities are, for the most part, denominated in euros. However, the 14% senior discount notes due 2009 expose us to exchange rate fluctuations because the payment of principal and interest on the notes will be made in dollars, and a substantial portion of our future cash flows used to service these payments will be denominated in euros. In addition, to avoid characterization as an investment company under the Investment Company Act of 1940, until we are granted an exemption, we must invest a substantial portion of our available cash in U.S. government treasury bills with various short-term maturities. Accordingly, we have executed certain forward currency contracts in order to hedge our risk against foreign currency fluctuations between the U.S. dollar and the euro. While we intend to take steps to minimize exchange rate risks, we find it impractical to protect against all exchange rate risk exposure and, as a result, we will continue to experience foreign currency gains and losses. We cannot assure you that our financial results will not be materially adversely affected by variations in currency exchange rates.

     Our operating subsidiaries attempt to match costs, revenues, borrowings and repayments in their local currencies. Nonetheless, they have paid for equipment in currencies other than their own and may continue to do so in the future. Some of our operating subsidiaries also have payables and receivables that are denominated in currencies other than their local functional currencies, which expose them to risk from foreign currency exchange rate fluctuations. Our functional currency was the U.S. dollar through December 31, 1999. Now that our principal economic environment includes France and Germany, which are both members of the European Union, we have adopted the euro as our functional currency effective January 1, 2000.

A liquid trading market for the notes may not develop

     Although we have listed the old notes, and will apply to list the new notes, on the Luxembourg Stock Exchange, a liquid trading market may not develop. Currently, there is no established trading market for the old notes. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Although the initial purchasers of the old notes have informed us that they intend to make a market in the notes, they have no obligation to do so and may discontinue their market making activities at any time without notice.

     Historically, there has been substantial volatility in the market for non-investment grade debt, such as the notes. This volatility has increased in recent months and the liquidity of non-investment grade securities has declined significantly. We cannot assure you that the market, if any, for the notes will not be subject to similar disruption. Any disruption in the market for this type of security could have a material adverse effect on the holders of the notes.

                Disclosure Regarding Forward-Looking Statements

     This prospectus contains "forward-looking statements," which you generally can identify by our use of forward-looking words such as "anticipates," "believes," "could," "expects," "may," "plans," "should" and "will" or the negative or other variations of such terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations support systems, changes in regulatory requirements and other statements contained in this prospectus regarding matters that are not historical facts.

     We caution you that these forward-looking statements are only predictions and estimates regarding future events and circumstances. We cannot assure you that we will achieve the future results reflected in these statements. The risks we face that could cause us not to achieve these results include, but are not limited to, our ability to do the following in a timely manner, at reasonable costs and on satisfactory terms and conditions:

     .    successfully market our network services to current and new customers;

     . interconnect with and develop cooperative working relationships with incumbent local exchange carriers;

     . develop efficient operations support systems and other back office systems;

     . successfully and efficiently transfer new customers to our networks and access new geographic markets;

     .    successfully develop IDCs and market our Internet-related services;

     . identify, finance and complete suitable acquisitions and partnering arrangements with other companies;

     . secure additional financing necessary to carry out our plans and expand our services;

     .    install new switching facilities and other network equipment; and

     . obtain leased fiber optic line capacity, rights-of-way, building access rights and any required governmental authorizations, franchises and permits.

     Regulatory, legislative and judicial developments could also cause actual results to differ materially from the future results reflected in such forward-looking statements. You should consider all of our current and subsequent written and oral forward-looking statements only in light of such cautionary statements. You should not place undue reliance on these forward-looking statements and you should understand that they reflect our understanding of circumstances on the date of this prospectus and may not reflect our understanding of circumstances at a later date.

                                Use of Proceeds

     We will not receive any cash proceeds from the issuance of the new notes in exchange for the old notes. In exchange for the new notes, we will receive old notes in an equal principal amount. The old notes surrendered for exchange will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

     The net proceeds from the sale of the old notes to the initial purchasers were approximately (Euro)193.3 million. We used a portion of the proceeds to purchase $27.0 ((Euro)28.6) million principal amount at maturity of the 14% senior discount notes due 2009. Approximately (Euro)78.0 million of the proceeds were invested in a portfolio of securities, pledged as security for the notes, to be used to fund the first six interest payments. The remaining proceeds from the old notes will be used to (i) fund the further deployment of our networks in existing markets and an additional six cities in France and Germany, (ii) fund the expansion of our Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses, and (v) for general and corporate purposes.

     Any one or more factors could lead management to determine that funds on hand or funds from future financings should be redirected. We have described this potential for reallocation more thoroughly in the section entitled "Risk Factors-We may modify our network plan and we may have to reallocate funds."

     Until we use the net proceeds from the old notes as described above, we intend to invest the net proceeds in short-term investment-grade marketable securities and, as required to avoid regulation under the Investment Company Act of 1940, in U.S. government securities.

                              Exchange Rate Data

     In this prospectus, references to "dollars," or "$" are to U.S. currency, references to "euros" or "(Euro)" are to the single currency adopted by the 11 member states of the European Union participating in the European Union's Economic and Monetary Union (see below). For the convenience of the reader, this prospectus contains translations of certain euro amounts into dollars which should not be construed as a representation that such euro amounts actually represent such dollar amounts or could be, or could have been, converted into dollars at the rates indicated or at any other rate.

     We currently report all of our historical financial results in dollars as our functional currency. We adopted the euro as our functional currency effective January 1, 2000 because the principal economic environment in which we earn revenue and incur expenses has become significantly tied to euro currency environments, such as France and Germany.

     The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York (the "Euro Noon Buying Rate") for dollars expressed in dollar per one euro as indicated:

                                             Year ended December 31,
                                             -----------------------
                                             1999                1998
                                           --------            ------
Exchange Rate:
   Period end........................      $ 1.007             $ 1.181(1)
   Average during period.............        1.065                 -- (2)
   High during period................        1.181                 -- (2)
   Low during period.................        1.002                 -- (2)

____________

(1) Based on the exchange rate as of January 4, 1999 since the Euro Noon Buying Rate was first quoted on this date.

(2)  Exchange rates for the euro were not fixed until December 31, 1998.

                              The Exchange Offer

Purpose of the exchange offer

     On April 13, 2000, we issued (Euro)200 million 14% Senior Notes due 2010 in be transferred in the United States unless registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

     Simultaneous with the sale of the old notes, we entered into an exchange and registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the old notes for notes with terms identical in all material respects. We also agreed to use our best efforts to cause the registration statement to become effective under the Securities Act. We have filed a copy of the exchange and registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.

Resale of the new notes

     Based on no-action letters issued by the staff of the Securities Exchange Commission to other issuers, we believe that the new notes issued in the exchange offer will be freely transferable after the exchange offer without further registration under the Securities Act if the holder of the new notes:

     . is not one of our "affiliates," as defined in Rule 405 of the Securities Act;

     .   is acquiring the new notes in the ordinary course of its business; and

     . has made no arrangement to participate in the distribution, within the meaning of the Securities Act, of the new notes.


     The SEC has not, however, considered this exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Holders of old notes wishing to accept this exchange offer must represent to us that the above conditions have been met.

     If the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act. These holders will be required to acknowledge in the letter of transmittal that they will deliver a prospectus in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Terms of the exchange offer and period for tendering old notes

     This prospectus and the accompanying letter of transmittal together make up the exchange offer. On the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept for exchange any old notes that are properly tendered on or before the expiration date unless they are withdrawn as permitted below. We will issue new notes in denominations of
(Euro)1,000 principal amount at maturity in exchange for each (Euro)1,000 principal amount at maturity of outstanding old notes surrendered in the exchange offer. Old notes may be exchanged only in integral multiples of
(Euro)1,000. The minimum denomination of any note is (Euro)50,000. As of the date of this prospectus, an aggregate of (Euro)200 million in principal amount of the old notes is outstanding. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the exchange will be registered under the Securities Act, as a result the new notes will not include legends restricting their transfer. The new notes will evidence the same debt as the old notes and will be issued under the same indenture.

     Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

     The expiration date of the exchange offer is 12:00 p.m. New York City time (5:00 p.m. London time), on _______, 2000, unless we extend the offer. We may, at any time or from time to time, extend the period of time during which the exchange offer is open and delay acceptance for exchange of any old notes, by giving written notice of the extension to the holders as described below. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

     We reserve the right to amend or terminate the exchange offer. We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable. We will communicate any extension by means of a press release or other public announcement issued no later than 9:00 a.m., New York City time (2:00 p.m. London time), on the next business day after the previously scheduled expiration date.

Procedures for tendering old notes

     The tender by a holder of old notes as set forth below and our acceptance of such notes will create a binding agreement between us and the tendering holder upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses specified below on or before the expiration date. In addition:

     . the exchange agent must receive confirmation before the expiration date of a book-entry transfer of the old notes into the exchange agent's account in accordance with Clearstream's or Euroclear's standard transfer procedures;

     . the exchange agent must receive before the expiration date certificates for the old notes along with the letter of transmittal; or

     . the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that holders use an overnight hand-delivery service. In all cases, holders should allow sufficient time to assure timely delivery. Holders should send letters of transmittal and old notes only to the exchange agent and NOT to CompleTel.

     If your old notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee, and if you wish to tender your old notes for exchange, you should contact the registered holder of the old notes promptly and instruct the registered holder to tender your notes on your behalf. If your notes are registered in the name of a nominee and you wish to tender on your own behalf, then before completing and signing the letter of transmittal and delivering your old notes, you must either register ownership of the old notes in your name or obtain a properly completed power of attorney from the registered holder of your old notes. The transfer of record ownership may take considerable time. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney. In either case the letter of transmittal must be signed exactly as the name of the registered holder that appears on the old notes.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange are tendered:

     . by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     . for the account of a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution." Eligible guarantor institutions include:

         -   a member of a registered national securities exchange;

         -   a member of the National Association of Securities Dealers, Inc.;
             or

         - a commercial bank or trustee having an office or correspondent in the United States.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible guarantor institution. If old notes are registered in the name of a person other than the person that signs the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder with the signature guaranteed by an eligible guarantor institution. Alternatively, the old notes may be accompanied by a written assignment, signed by the registered holder with the signature guaranteed by an eligible guarantor institution. We will determine all questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any particular old notes not properly tendered or not to accept any particular old notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date will be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither CompleTel, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, those persons must submit satisfactory evidence of their authority to act.

Acceptance of old notes for exchange and delivery of new notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and we will issue the new notes promptly after acceptance of the old notes. We will be deemed to have accepted properly tendered old notes for exchange when we have given oral or written notice to the exchange agent. The issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility, a completed and signed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old notes tendered by book-entry procedures described below, the old notes that are not exchanged will be credited to an account maintained with the book-entry transfer facility.

Conditions of the exchange offer

     We will not be required to accept for exchange any old notes and may terminate or amend the exchange offer prior to the expiration date, if we determine that we are not permitted to effect the exchange offer because of:

     .   any changes in law, or applicable interpretations by the SEC; or

     . any action or proceeding is instituted or threatened in any court or governmental agency with respect to the exchange offer.

     Holders of old notes may have certain rights and remedies under the registration rights agreement if we fail to close the exchange offer, whether or not the conditions stated above occur. These conditions are not intended to modify those rights or remedies.

Interest

     Cash interest will accrue from April 13, 2000 and will be payable in respect of the new notes at the rate of 14% per annum, semi-annually in arrears on each April 15 and October 15, beginning October 15, 2000.

     Holders of the old notes whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from April 13, 2000 until the date of the issuance of the new notes. The new notes will accrue interest from April 13, 2000. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on October 15, 2000 (the first interest payment date with respect to the old notes and the new notes) that they would have received had they not accepted the exchange offer.

Book-entry transfer

     The exchange agent will make a request to establish an account with respect to the existing notes at each of Clearstream and Euroclear for purposes of this exchange offer within two business days after the date of this prospectus unless the exchange agent already has established accounts with Clearstream and Euroclear suitable for this exchange offer. Any financial institution that is a participant in the book-entry transfer facility system of Clearstream or Euroclear may make a book-entry delivery of the existing notes by causing Clearstream or Euroclear to transfer such existing notes into the exchange agent's account at Clearstream or Euroclear, as the case may be, in accordance with their respective procedures for transfers.

     Although you may deliver your old notes through book-entry transfer into the exchange agent's account at either Clearstream or Euroclear, you must deliver the applicable letter of transmittal, or facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents to the exchange agent at its addresses set forth under "Exchange Agent" prior to the expiration date, or you must comply with the guaranteed delivery procedure set forth below.

     Delivery of documents to Clearstream or Euroclear does not constitute delivery to the exchange agent.

Guaranteed delivery procedures

     If a registered holder of the old notes wishes to tender the old notes and the old notes are not immediately available, or time limitations will not permit the old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, the old notes may nevertheless be exchanged if both of the following conditions are met:

     .   the tender is made through an eligible guarantor institution; and

     . before the expiration date, the exchange agent has received from the eligible guarantor institution a completed and signed letter of transmittal, or a facsimile, and a notice of guaranteed delivery, substantially in the form we are providing to you.

     Delivery may be made by telegram, telex, facsimile transmission, mail or hand delivery. The letter of transmittal and notice of guaranteed delivery must set forth the name and address of the holder of the old notes and the amount of old notes, state that the tender is being made and guaranty that within five trading days on the Nasdaq National Market after the date of signing of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five Nasdaq National Market trading days after the date of signing the notice of guaranteed delivery.

Withdrawal rights

     You may withdraw your tender of old notes at any time prior to 12:00 p.m. New York City time (5:00 p.m. London time) on the expiration date.

     For a withdrawal to be effective, the exchange agent must have received a written notice of withdrawal. Any notice of withdrawal must:

     . specify the name of the person who tendered the old notes to be withdrawn;

     . identify the old notes to be withdrawn, including the principal amount of the old notes; and

     . where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, eligibility and time of receipt of the notices and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.

     Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder.

     Properly withdrawn old notes may be retendered by following one of the procedures described above under "Procedures for tendering old notes" at any time on or before the expiration date.

Exchange agent

     The Chase Manhattan Bank has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                   By Mail:                           By Overnight Courier:

             Chase Manhattan Bank                      Chase Manhattan Bank
          CMFS Debt Agency Operations              CMFS Debt Agency Operations
       1 Chaseside, Bournemouth, BH7 7DA       1 Chaseside, Bournemouth, BH7 7DA
                United Kingdom                            United Kingdom
              Attn: Derek Harling                      Attn: Derek Harling

                                   By Hand:

                             Chase Manhattan Bank
                          CMFS Debt Agency Operations
                       1 Chaseside, Bournemouth, BH7 7DA
                                United Kingdom
                              Attn: Derek Harling
                           By Facsimile Transmission
                       (for Eligible Institutions only):
                               + 44-120-234-1267
                           Attention: Derek Harling

                             Confirm by Telephone:
                               + 44-120-234-7135

                             For Information Call:
                               + 44-120-234-7135

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery

Fees and expenses

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

     We will pay the expenses that will be incurred in connection with the exchange offer. We estimate the expense will be approximately (Euro) 250,000.

Accounting treatment

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer taxes

     Holders who instruct us to register new notes in the name of a person other than the registered tendering holder will be responsible for paying any applicable transfer tax, as will holders who request that old notes not tendered or not accepted in the exchange offer be returned to a person other than the registered tendering holder. In all other cases, no transfer taxes will be due.

Regulatory matters

     We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

Consequences of failure to exchange the old notes

     Participation in the exchange offer is voluntary. Old notes that are not exchanged for new notes will remain restricted securities. As a result, old notes may only be transferred:

     . to a person who the seller reasonably believes is a qualified institutional buyer under Rule 144A;

     . in an offshore transaction under Rule 903 or Rule 904 of Regulation S under the Securities Act;

     .    under Rule 144 under the Securities Act, if available; or

     . pursuant to an effective registration statement under the Securities Act; and after complying with all applicable securities laws of the states of the United States.

     Under limited circumstances, we are required to file a shelf registration statement under the Securities Act to register the sale of any old notes that are not exchanged for new notes in the exchange offer. We have agreed to keep such registration statement effective for two years. Nevertheless, if we fail to cause such a registration statement to become effective or if a holder of old notes fails to sell such notes under the registration statement while it is effective, the old notes will remain restricted securities.

Payment of additional interest upon registration defaults

     If we fail to meet our obligations to complete the exchange offer or file a shelf registration statement, in each case, additional interest will accrue on the old notes.

Luxembourg exchange procedures

     The old notes are listed on the Luxembourg Stock Exchange. As part of this exchange offer:

     . notice will be given to the Luxembourg Stock Exchange and published in a newspaper with general circulation in Luxembourg announcing the beginning of the exchange offer and, following completion of such offer, the results of such offer;

     . a Luxembourg exchange agent, through which all relevant documents with respect to the exchange offer will be made available, will be appointed; and

     . the Luxembourg exchange agent will be able to perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other documents to holders, and accepting such documents on behalf of CompleTel Europe.

     The new notes will be accepted for clearance through Clearstream and Euroclear, as the case may be. Notice will be given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper of general circulation (expected to be the Luxemburger Wort) announcing the relevant Common Codes and International Securities Identification Numbers.

                     Management's Discussion and Analysis
               of Financial Condition and Results of Operations

     You should read the following discussion and analysis along with the "Selected Consolidated Financial Data for CompleTel Europe," "Information About CompleTel LLC-Selected consolidated financial data for CompleTel LLC" and our audited and unaudited consolidated financial statements of CompleTel Europe N.V. and of CompleTel LLC and the related notes that begin on page F-1 of this prospectus. The "Selected consolidated financial data for CompleTel Europe," "Information About CompleTel LLC-Selected Consolidated Financial Data for CompleTel LLC" and the audited and unaudited, consolidated financial statements have been prepared according to generally accepted accounting principles (GAAP) in the United States. We review the financial position of CompleTel Europe N.V. and its subsidiaries as if they had been formed and were a consolidated entity since January 1998. CompleTel LLC's only material asset consists of its 100% equity interest in CompleTel (N.A.) N.V., which owns 75.4% of the outstanding capital stock of CompleTel Europe N.V. As a result, we have not included a separate management discussion and analysis for CompleTel LLC.

     We are a rapidly growing CLEC operating in France and Germany. We offer traditional fixed wireline retail business telecommunication services to our directly connected on-net customers and sell wholesale services to other carriers. We also have established an Internet division to offer a full range of Internet-related services through IDCs we are establishing in France, Germany and the United Kingdom.

     Effective January 1, 2000, we adopted the euro as our functional and reporting currency. We made this change because the principal economic environments in which we raise capital, earn revenue and incur expense (France and Germany) have changed from the U.S. dollar to the euro.

Significant milestones

     The euro amounts disclosed under "--Significant milestones" are based on the applicable historical U.S. dollar-to-euro exchange rate unless otherwise indicated.

     . Between May 1998 and January 1999, Madison Dearborn Partners, Inc. and LPL Investment Group Inc., our founders, other directors and other individual investors, contributed a total of $65.8 ((Euro)56.6 at January 1, 1999) million to CompleTel LLC for our initial financing.

     . In December 1998, we were awarded licenses to operate telecommunications facilities and provide services in selected regions in France.

     . In February 1999, we closed a unit offering in which we issued 14% senior discount notes and CompleTel Holdings LLC issued Class B interests representing a 7% ownership interest in our then outstanding share capital. Net proceeds to us totaled $72.6 ((Euro)64.9) million.

     . In March 1999, we were awarded licenses to operate telecommunications facilities and provide services in selected regions in Germany.

     . In March 1999, we acquired all of the outstanding capital stock of Acces et Solutions Internet S.A.R.L., a Lyon-based Internet service provider for $2.1 ((Euro)1.9) million in cash.

     . In April 1999, we received a $90 ((Euro)90.0 at December 31, 1999) million credit facility commitment from Paribas and Nortel.

     .    In June 1999, we launched commercial services in France.

     . In June 1999, we acquired all of the outstanding capital stock of Web International Networks Limited (now iPcenta), a London-based Internet service provider for approximately $365,000 ((Euro)385,000) in cash plus approximately $240,000 ((Euro)255,000) in contingent earnout payments.

     . In July 1999, we received an extension of the markets for our German licenses.

     . In October 1999, we received a commitment from Goldman Sachs International and Paribas, as co-arrangers for syndicated bank financing in the form of a (Euro)265 million senior secured credit facility. The commitment terminated, superseded and replaced, without penalty, our commitment from Paribas and Nortel.

     .    In November 1999, we launched commercial operations in Germany.

     . In the fourth quarter of 1999, CompleTel LLC received additional equity contributions from its initial private equity investors, directors and management, and from a new private equity investor, Meritage Investment Partners, totaling $42.1 ((Euro)41.7) million, which CompleTel LLC immediately contributed to us and our operating subsidiaries.

     . In January 2000, we executed the (Euro)265 million senior secured credit facility. We have made no draws under this facility and, in April 2000, we entered into the suspension agreement, which is discussed below under the caption "--Liquidity and capital resources."

     . In March 2000, we completed our initial public offering of 31,280,000 of our ordinary shares for total gross proceeds of (Euro)547.4 million from a euro offering and a dollar offering.

     .    In April 2000, we completed a (Euro)200 million senior notes offering.

Results of operations

     We have generated operating losses and negative cash flow from our operating activities to date. As a result of our operating history, prospective investors have limited operating and financial data about us upon which to base an evaluation of our performance.

     Revenues

     We generated our first revenues in the quarter ended June 30, 1999. For the quarter ended March 31, 2000, and the year ended December 31, 1999, revenues totaled (Euro)3.0 million and (Euro)2.9 million, respectively. No revenues were generated in the quarter ended March 31, 1999 or in the year ended in December 31, 1998. Since January 1998, we have developed and refined our business plans, procured regulatory and governmental authorizations for our 11 initial markets, raised capital, hired management and other key personnel, designed, developed, installed and launched commercial operations in our 11 initial markets and implemented operation support systems, and negotiated equipment and facilities agreements. We also have commenced development of our MANs in the additional six cities included in our 17-city plan and deploying our IDCs.

     Operating expenses

     Our primary operating expenses consist of network costs, selling, general and administrative expenses, including start-up costs, management fees to affiliate, non-cash compensation charges, and depreciation and amortization expenses.

     Network costs

     Network costs for the quarter ended March 31, 2000 totaled (Euro)3.0 million, compared to (Euro)0.1 million for the comparable period in 1999. Network costs for the year ended December 31, 1999 totaled (Euro)2.3 million. We did not incur network costs in the similar 1998 period. We expect these costs will increase as we expand our networks and services. Our network costs include costs such as interconnection costs, the cost of leasing high capacity digital lines that interconnect our network with the networks of other providers, the cost of leasing local loop lines that connect our customers to our network, and switch site rent, operating and maintenance costs. We also lease dark fiber and conduit to establish and augment our networks in certain markets.

     For the quarter ended March 31, 2000, our direct operating margin, which includes network costs directly associated with our revenues such as interconnect costs, totaled (Euro)1.6 million, or 54 percent. For the same time period our gross margin, which includes all network costs, was approximately break-even.

     Selling, general and administrative expenses

     Our selling, general and administrative expenses include selling and marketing costs, customer care, billing, corporate administration, salaries and other personnel costs and legal fees. For the quarter ended March 31, 2000, selling, general and administrative expenses totaled (Euro)13.1 million compared to (Euro)3.5 million for the comparable period in 1999. For the year ended December 31, 1999, selling, general and administrative expenses totaled
(Euro)30.3 million compared to (Euro)3.8 million for the comparable period in 1998. These increases were primarily due to the rapid growth of personnel costs since commencement of operations.

     We are assembling a large, locally based, direct sales force in our local and regional markets and a national account team to service multiple location customers and key account executives. We are supplementing our direct sales force with commissioned indirect sales agents. To attract and retain a highly qualified sales force, we offer our sales and customer-care personnel a highly competitive compensation package. The number of employees increased from 109 as of March 31, 1999 to 465 as of March 31, 2000, and from 36 as of December 31, 1998 to 374 as of December 31, 1999. On March 31, 2000 and on December 31, 1999, we had a sales force of 118 and 108, respectively (including managers and administrators), compared to 18 on March 31, 1999 and one on December 31, 1998. We expect the number of sales and marketing personnel to continue to grow and our selling, general and administrative costs to increase as we develop and expand our operations.

     We incurred amortization of stock-based compensation expense of approximately (Euro)1.6 million under our stock option plan for the three months ended March 31, 2000. This amount is based on deferred compensation totaling approximately (Euro)31.9 million.

     We incurred additional stock-based compensation expense of approximately
(Euro)42.4 million upon completion of our IPO due to the resulting vesting of certain CompleTel LLC performance vesting units held by certain of our employees in connection with a qualified public offering. This compensation expense is based on an assumed IPO price of (Euro)17.50 per share. In addition, based upon our value as indicated in the IPO, we recorded compensation expense and deferred compensation of approximately (Euro)24.0 million and (Euro)74.9 million, respectively, for performance vesting units that did not vest as a result of the IPO but that may vest upon a qualified sale by Madison Dearborn Partners or in May 2005 based on a deemed vesting date. The additional deferred compensation is being amortized to expense over the remaining vesting period to May 18, 2005 (the deemed vesting date if not prior due to a qualified sale by Madison Dearborn Partners). The recorded amount of compensation expense and deferred compensation for these awards will be adjusted at each reporting date to reflect management's estimate of the number of such units that will ultimately vest and the fair market value of those units as of the end of the reporting period based on the then current market value of ordinary shares. For each (Euro)1 increase in the market value per ordinary share, additional compensation expense and deferred compensation totaling approximately (Euro)7.5 million will be recorded with respect to non-vested performance vesting units.

     Management fees to affiliate

     CompleTel LLC and its wholly-owned subsidiary, CableTel Management, Inc., CompleTel Europe, and each of the entities between CompleTel Europe and our operating subsidiaries, incur overhead costs and expenses associated with their holding company operations. Our operating subsidiaries bear their proportionate share of these costs and expenses. The operating subsidiaries pay CableTel Management, Inc. a management fee of 105% (103% for periods prior to the end of January 1999) of all allocated costs, expenses, charges and disbursements that CableTel Management, Inc. and CompleTel Europe incur in rendering services to each of the companies. For the quarter ended March 31, 2000, we recorded
(Euro)2.1 million of related-party management fees compared to (Euro)0.9 for the same period of 1999. For the year ended December 31, 1999, and the period from commencement of operations to December 31, 1998, we recorded (Euro)6.2 million and (Euro)2.6 million, respectively, of related-party management fees.

     Depreciation and amortization

     For the quarter ended March 31, 2000 and the year ended December 31, 1999, we recorded depreciation and amortization expense of (Euro)2.9 million and
(Euro)4.3 million, respectively, compared to (Euro)0.1 million and (Euro)0.04 million for the similar periods ended March 31, 1999 and December 31, 1998, respectively. This increase is due to increases in network and non-network related property and equipment. We started recording network depreciation during the quarter ended June 30, 1999 when we initiated network services.

     Other income and expense

     We incurred interest expense, net of (Euro)1.3 million of capitalized interest, of (Euro)1.9 million during the quarter ended March 31, 2000. We incurred interest expense, net of (Euro)1.3 million of capitalized interest, of (Euro)7.9 million during the year ended December 31, 1999. Interest expense for the quarter ended March 31, 1999 totaled (Euro)1.2 million. The interest expense recorded reflects the accretion of the 14% senior discount notes due 2009 and the amortization of deferred financing costs. We capitalize a portion of our interest costs as part of the construction cost of our networks, in accordance with Statement of Financial Accounting Standards No. 34 "Capitalization of Interest Costs" ("SFAS 34"). Interest income totaled
(Euro)0.4 million for the quarter ended March 31, 2000, compared to (Euro)0.5 million for the similar period in 1999, and (Euro)2.4 million for the year ended December 31, 1999, compared to (Euro)0 for the period from commencement of operations (January 8, 1998) to December 31, 1998.

     Until we are granted an exemption from regulation under the Investment Company Act of 1940, to remain in compliance with its investment requirements, we have invested approximately $418.0 ((Euro)442.6) million of our initial public offering proceeds in short-term maturities of U.S. treasury bills. We have entered into forward currency contracts for the amount of these investments to minimize our currency exposure.

     Foreign exchange rates

     We are not significantly exposed to changes in currency exchange rates because our revenues, costs, assets and liabilities are, for the most part, denominated in euros. However, the 14% senior discount notes due 2009 that we issued in February 1999 expose us to exchange rate fluctuations as the payment of principal and interest on the notes will be made in U.S. dollars, and a substantial portion of our future cash flow used to service these payments will be denominated in local currencies, including the euro. While we intend to take steps to minimize exchange rate risks, we cannot assure you that we will not be materially adversely affected by variations in currency exchange rates. We adopted the euro as our functional and reporting currency effective January 1, 2000.

     As a result of exchange rate fluctuations between the date of pricing of the initial public offering and the date of closing of the initial public offering, when we purchased U.S. treasury bills to remain in compliance with the Investment Company Act, we incurred an unrealized foreign exchange loss.

     Net loss

     Our net loss during the quarters ended March 31, 2000 and 1999, was
(Euro)97.3 million and (Euro)5.3 million, respectively, and for the year ended December 31, 1999 and the period from commencement of operations (January 8, 1998) to December 31, 1998 was (Euro)49.8 million and (Euro)6.5 million, respectively. These increases were primarily the result of non-cash compensation charges and substantial start-up costs of the operating subsidiaries, primarily our French subsidiary.

     Adjusted EBITDA

     Since the commencement of our operations, we have experienced significant operating losses and negative Adjusted EBITDA, as set forth below. We expect to continue to generate significant operating losses and negative Adjusted EBITDA in each of our markets as we develop, construct and expand our business, until we have established a sufficient revenue-generating customer base in each market.

     We expect to experience increasing consolidated operating losses and negative cash flows from operations as we expand our operations and enter new markets, even if and after we have achieved positive cash flow from operations in our initial markets. The following table summarizes our Adjusted EBITDA calculation for the periods indicated (amounts in thousands of euros).


                                                                                                      Commencement
                                                                                                      of Operations
                                                                                                       (January 8,
                                                            Three Months             Year Ended         1998) to
                                                          Ended March 31,           December 31,       December 31
                                                    ----------------------------  ---------------   ----------------
                                                         2000          1999            1999               1998
                                                    -------------  -------------  ---------------   ----------------
                                                     (unaudited)    (unaudited)      (audited)        (audited)
     Net Loss....................................  (Euro)(97,256) (Euro)(5,253)    (Euro)(49,790)    (Euro)(6,509)
     Interest expense (net of interest income
         and capitalized interest)...............          1,424           670             5,446               --
     Income taxes................................             --            --                --               --
     Depreciation and amortization...............          2,946           123             4,302               40
     Non-cash compensation expense...............         69,660            31               634              164
     Foreign exchange loss and other expense.....          7,943            --             3,465               --
                                                    ------------   -----------      ------------      -----------
     Negative Adjusted EBITDA....................  (Euro)(15,283) (Euro)(4,429)    (Euro)(35,943)    (Euro)(6,305)
                                                    ============   ===========      ============      ===========




     In view of our highly leveraged capital structure, we consider Adjusted EBITDA to be an important performance measure. Adjusted EBITDA consists of net earnings (loss) before interest expense, interest income, income taxes, non-cash compensation expense, depreciation and amortization and other non-cash charges, including foreign currency exchange rate gains and losses. Conceptually, Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, because it is independent of the actual leverage employed by the business; but Adjusted EBITDA ignores funds needed for capital expenditures, income taxes and expansion. Some investment analysts track the relationship of Adjusted EBITDA to total debt as one measure of financial strength. However, Adjusted EBITDA does not represent cash provided or used by operating activities and you should not consider Adjusted EBITDA in isolation or as a substitute for measures of performance prepared according to generally accepted accounting principles (GAAP) in the United States.


     You also should be aware that Adjusted EBITDA may differ significantly from cash flows from operating activities as reflected in a statement of cash flows prepared according to generally accepted accounting principles (GAAP) in the United States. Cash from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash, rather than accrual, basis and is exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not adjusted for changes in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining Adjusted EBITDA. Presentations of Adjusted EBITDA may not be calculated consistently by different companies in the same or similar businesses. As a result, our reported Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Statements of cash flows

     We had cash and cash equivalents of (Euro)521.6 million as of March 31, 2000, an increase of (Euro)464.5 million from (Euro)57.1 million as of December 31, 1999, and we had cash and cash equivalents of (Euro)57.1 million as of December 31, 1999, an increase of (Euro)55.6 million from (Euro)1.5 million as of December 31, 1998. Details of the change in cash and cash equivalents are set forth in the table below.


                                                                                                         Commencement
                                                                                                         of Operations
                                                                                                          (January 8,
                                                            Three Months              Year Ended            1998) to
                                                          Ended March 31,            December 31,          December 31
                                                    ---------------------------
                                                         2000           1999              1999                1998
                                                    -------------  -------------    ---------------     ----------------
     Cash flows from operating activities........   (Euro)(10,321)  (Euro)(5,547)    (Euro)(39,591)        (Euro)4,794
     Cash flows from investing activities........         (33,254)       (76,271)          (69,630)             (3,742)
     Cash flows from financing activities........         504,198        115,514           155,610                 556
     Effect of exchange rates on cash............           3,905         (2,217)                ?                (136)
                                                     ------------   ------------      ------------        ------------
     Net increase in cash and cash equivalents...         464,528         31,479            55,643               1,472
     Cash and cash equivalents at beginning of             57,115          1,472
          period.................................                                            1,472                  --
                                                     ------------   ------------      ------------        ------------
     Cash and cash equivalents at end of period..   (Euro)521,643   (Euro)32,951      (Euro)57,115         (Euro)1,472
                                                     ============   ============      ============        ============




     Cash flows from operating activities

     During the quarter ended March 31, 2000, we used (Euro)10.3 million in operating activities, a (Euro)4.8 million decrease from the (Euro)5.5 million used in operating activities for the similar period in 1999. During the year ended December 31, 1999, we used (Euro)39.6 million in operating activities, a
(Euro)44.4 million decrease from the (Euro)4.8 million generated from operating activities for the similar period in 1998. These decreases were primarily related to the substantial organization and start-up costs incurred during the development of our networks. Our development efforts increased significantly since the first quarter of 1999.

     Cash flows from investing activities

     We used approximately (Euro)33.3 million of cash in investing activities during the quarter ended March 31, 2000, compared to a use of (Euro)76.3 million for the similar period in 1999. The increase was primarily due to investment of our initial public offering proceeds during the first quarter of 2000.

     We used approximately (Euro)69.6 million of cash in investing activities during the year ended December 31, 1999, compared to a use of (Euro)3.7 million for the similar period in 1998. The increase was due to increased capital expenditures primarily related to our network development and office facilities and equipment. Additionally, during the year ended December 31, 1999, we used
(Euro)1.9 million and (Euro)0.4 million in cash to acquire all of the outstanding capital stock of Acces et Solutions Internet S.A.R.L. and Web International Networks Limited, now iPcenta, respectively.

     Cash flows from financing activities

     We had approximately (Euro)504.2 million of cash flows from financing activities during the quarter ended March 31, 2000, compared to (Euro)115.5 million for the similar period in 1999. The increase was due to the proceeds from our initial public offering. Cash flows from financing activities during the first quarter of 1999 resulted from proceeds from our offering 14% senior discount notes due 2009 and equity contributions from our parent.

     We had approximately (Euro)155.6 million of cash flows from financing activities during the year ended December 31, 1999, compared to (Euro)0.6 million for the similar period in 1998. The increase resulted in part from increased cash contributions from our parent, CompleTel LLC, which totaled approximately (Euro)96.5 million for the year ended December 31, 1999, compared to (Euro)1.3 million for the similar period in 1998. Additionally, in April 1999, we received from escrow the net proceeds from our unit offering totaling approximately (Euro)70.1 million.

Liquidity and capital resources

     The telecommunications business is capital intensive. Since January 1998, and for the foreseeable future, we have needed and will continue to need large amounts of capital to fund capital expenditures, working capital, debt service, and operating losses. As of March 31, 2000 and December 31, 1999, we had
(Euro)521.6 million and (Euro)57.1 million, respectively, of cash and short-term investments and net working capital of (Euro)476.5 million and (Euro)20.3 million, respectively.

     In January 2000, we executed an agreement for a (Euro)265 million senior secured credit facility with Goldman Sachs International and Paribas as co-arrangers of the facility. As of March 31, 2000, we had no borrowings outstanding under the facility. In April 2000, we entered into a suspension agreement with the co-arrangers and other parties whereby we agreed not to borrow funds under the credit facility in exchange for their agreement to suspend the application of substantially all of the representations, covenants and events of default. The suspension agreement is discussed in more detail under the caption "Description of Material Indebtedness--(Euro)265 million senior secured credit facility."

     In April 2000, we completed the offering of (Euro)200 million 14% senior notes due 2010. We used a portion of the proceeds to repurchase (Euro)27.6 million principal amount at maturity of the 14% senior discount notes due 2009. We lent approximately (Euro)78.0 million of the net proceeds to a wholly-owned subsidiary, which used the funds to invest in a portfolio of securities pledged as security for the 14% senior notes due 2010. The proceeds of these pledged securities will be used to made the first six interest payments on those notes. The remaining proceeds from the note offering will be used to (i) fund the further deployment of our networks in existing markets and an additional six cities in France and Germany, (ii) fund the expansion of our Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses and (v) for general and corporate purposes.

Capital expenditures

     During the quarters ended March 31, 2000 and 1999, we made capital expenditures of (Euro)33.3 million and (Euro)11.6 million, respectively. During the year ended December 31, 1999, and the period from commencement of operations (January 8, 1998) through December 31, 1998, we made capital expenditures (excluding capitalized interest) of (Euro)97.1 million and (Euro)3.7 million, respectively. We also used capital during these periods to fund our operating losses.

     Based on our current plan, we believe we will satisfy our aggregate capital requirements to fund the deployment of our business plan through December 31, 2001, with the remaining funds we have already raised, the proceeds from our initial public offering and the proceeds from our old notes offered April 2000.

Euro conversion

     Effective January 1, 1999, the euro became the single legal currency of the 11 participating European Union member states, including The Netherlands, France and Germany and the conversion rates of the currencies of the participating member states were irrevocably fixed against the euro as of that date. Effective January 1, 1999, the French franc, the German mark and the Netherlands guilder ceased to be the legal currency. From January 1, 1999 until December 21, 2001, the French franc, the German mark and the Netherlands guilder will continue to be denominations of the euro and, as such, will be legal tender. The status of the French franc, the German mark and the Netherlands guilder as denominations of the euro will continue until, at the latest, June 30, 2002. On that date (or, if these countries so determine, on some earlier date after January 1, 2002), French francs, German marks and Netherlands guilders will be withdrawn from circulation and will cease to be legal tender.

     Euro notes and coins are not expected to be issued before January 1, 2002. Prior to that date, cash payments will continue to be made in the local currencies. From January 1, 2002 until the local currencies are withdrawn and cease to be legal tender, cash payments may be made by means of euro notes and coins or by way of French francs, German marks and Netherlands guilders as appropriate. As of January 1, 1999, any obligation to pay an amount in the local currencies by credit to a local bank account may, at the payer's option, be discharged either in the local currency or in euros. With effect from January 1, 2002, all amounts denominated in French francs, German marks or Netherlands guilders, to be paid other than by way of cash must be paid in euros.

     We are not burdened with systems that must be redesigned to accommodate the introduction of the euro as we have purchased and specified our business support systems, including our billing systems, to accommodate euro transactions and dual currency operations during the transition period. In addition, we intend to require all vendors supplying third party software to us to warrant to us that their programs support dual currency operations.

     We will be dependent on banks, customers and other providers to complete business transactions and we will be exposed to problems inherent in these third-party systems. During the transition period, to the extent we are supplying local and national service, we may continue billings and collections in the legal currency to avoid euro conversion problems. However, to the extent we have international transactions, we will be exposed to euro-related risks.

       The establishment of the European Monetary Union may have a significant effect on the economies of the participant countries. While we believe that the introduction of the euro will eliminate exchange rate risks in respect of the currencies of those member states that have adopted the euro, which includes Germany and France, there can be no assurance as to the relative strength of the euro against other currencies.

Regulation and licensing matters

     France, Germany and the United Kingdom, and any new markets across Europe in which we intend to operate, subject the telecommunications industry to a significant degree of regulation. We need telecommunications licenses and other equivalent authorizations to operate in each of these countries. Our ability to deploy MANs and provide Internet-related services in the additional six cities included in our business plan depends on our ability to obtain an additional licenses in France and other authorizations or permissions. There can be no assurance that we will be able to obtain the required licenses, authorizations and permits and, if we are unsuccessful, we will need to revise our network deployment strategy.

     We must keep our licenses in our existing markets in force or we may be in default under the respective indentures governing our 14% senior discount notes due 2009 and 14% senior notes due 2010 and under our credit facility, and we risk sanctions from the government authorities that grant our licenses. In most cases, these licenses and other authorizations are of fixed duration, and we must comply with regulations and technical requirements in order to maintain them. For example, in France, we must comply with French and European Union regulations and technical standards regarding interconnection, secrecy, neutrality, non-discrimination, security, environmental protection, limitations on ownership, and public service.

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     We cannot assure you that we will be successful in obtaining, maintaining, or renewing licenses and other authorizations required for the services we provide or plan to provide. In addition, we cannot assure you that the required licenses and other authorizations will be issued or renewed on commercially viable terms.

New accounting standards

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS 133 was effective for all fiscal quarters of fiscal years beginning after June 15, 1999. During 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS 133" (SFAS 137) which delayed the effective date of SFAS 133 until all fiscal quarters of fiscal years beginning after June 15, 2000. As of March 31, 2000, we have not entered into any transactions involving derivative financial instruments and, therefore, cannot predict the financial statement impact of adopting SFAS 133 with respect to transactions that have not yet been entered into.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") "Views on Selected Revenue Recognition Issues" which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. We have evaluated SAB 101 and believe that there is no effect on the revenue recognition policies currently in place.

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                                   Business

     Industry data used in this prospectus were derived from publicly available industry trade journals, government reports, other publicly available sources and third-party consultants. We have not independently verified these sources but we believe they are reliable.

Facilities-based competitive local access provider

     We are a rapidly-growing CLEC operating primarily in France and Germany. Our vision is to become a leading alternative broadband provider of voice, high-speed data and Internet protocol-based services in selected local markets across Europe. We target business, government and institutional end-users, other telecommunications carriers and Internet-related providers in metropolitan areas with limited local access competition. Using our state-of-the-art, fiber optic, MANs, we offer a wide range of voice, data and Internet-related services to our directly connected, on-net, customers, including local and long-distance voice services, dedicated high-capacity access and a suite of Internet-related access and applications.

     We believe that the rapid increase in demand for high-capacity data telecommunications services and an absence of alternative local providers have left our targeted customer segments largely underserved and provide us with significant opportunities to grow our business. We are currently implementing our business plan to deploy and operate our MANs in 17 cities in France and Germany and provide Internet-related services in these cities and the United Kingdom. As of June 7, 2000, we had commercially launched services in 11 cities:
Paris, Nice, Grenoble, Lyon, Marseilles, Toulouse, and Lille in France, and Berlin, Essen, Munich and Nuremberg in Germany. We plan to deploy networks in an additional six cities: Amiens, Nantes and Rouen in France, and Hamburg, Mannheim and Stuttgart in Germany. We are also accelerating the expansion of our Internet-related services. We had deployed approximately 655 route kilometers as of May 31, 2000.

     In addition to our local exchange carrier business, we have established an Internet division. We are rapidly deploying IDCs on our fiber backbone MANs supported by our Internet strategy of forming an Internet traffic aggregation network, connecting France, Germany, the United Kingdom and the United States. We intend to progressively provide a range of Internet services through our IDCs, including: dedicated access, co-location and complex hosting, termination service, server support, operating system support, packaged content and application services.

     In each of our target markets, we have focused on achieving an early market position to secure a number of competitive advantages. We believe these advantages include continuing to recruit and retain experienced personnel, growing and developing a customer base, securing critical rights-of-way, and promoting our name recognition.

     We have assembled a strong management team that we believe has the necessary management and telecommunications experience for us to achieve our goals. Our senior management collectively have over 100 years of telecommunications industry experience, which we combine with experienced regional management teams familiar with the local communities and businesses that we serve. Our national and local managers have broad telecommunications industry experience with companies such as COLT Telecom Group plc (COLT), Cegetel, Alcatel, Bosch Telecom, VIAG Interkom, Siemens, France Telecom and Deutsche Telekom. In addition, we benefit from the extensive telecommunications industry experience of our major equity investors, which include: funds sponsored by Madison Dearborn Partners, a Chicago-based private equity firm, experienced with investments in other telecommunications providers, such as Focal Communications Corporation, Nextel Communication Inc. and Allegiance Telecom, Inc.; LPL Investment Group, an investment firm controlled by Lawrence
F. DeGeorge; and funds sponsored by Meritage Investment Partners, a Denver-based private equity firm that invests exclusively in telecommunications companies. Two of our directors, James C. Allen and Royce Holland, provide us with significant additional CLEC experience. Mr. Allen was a co-founder and the former chief executive officer of Brooks Fiber Properties and currently serves as a director of several telecommunications companies including MCI WorldCom. Mr. Holland was a co-founder of both MFS Communications and Allegiance Telecom, Inc. and continues to serve as a director and chief executive officer of Allegiance.

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Attractive and growing markets

     We have selected the French and German telecommunications markets as we believe they offer significant opportunities. These are the two largest telecommunications markets in continental Europe according to Tarifica, as measured by 1998 revenues.

     Additionally, we believe the French and German markets are highly attractive for the following reasons:

     . Large addressable telecommunications markets. The French and German fixed line and data telecommunications markets are the two largest in continental Europe, with 34.7 million and 52.0 million telephone access lines in 1999, respectively, according to Ovum.

     . Expanding data and Internet markets. According to a report by CIT, an independent research group, between 1999 and 2003, the value of the business telecommunications markets in Germany and France is expected to grow by 5.9% and 4.6% per annum, respectively. This growth is expected to be driven by overall increases in call volumes, primarily as a result of the growth in the use of Internet and data services and improvements in the quality of services expected to result from increased competition. According to Tarifica, the data services market will grow by 16.3% and 7% in France and Germany, respectively, between 1999 and 2003. Internet access revenues in France and Germany are expected to increase at annual rates of 33.1% and 32.9% between 1999 and 2003, respectively, according to Ovum.

     . Attractive local loop competitive landscape. We believe that the competitive environment in which we operate is favorable because most alternative providers who have entered the French and German markets are principally addressing the long-distance re-sale market, but not the deployment of local access networks. In addition, the existing alternative local access providers have concentrated primarily on serving central financial districts in major cities. Our strategy is to focus on areas where limited facilities-based competition exists, and where there is a significant concentration of potential high-volume telecommunications customers. We focus on business parks and other areas of business concentration outside the financial centers of major cities and broad deployment in medium-sized cities. As a result, we expect to compete primarily with the incumbent carriers.

     . Favorable regulatory environment. Under European Union regulations, the French and German telecommunications markets were liberalized by January 1, 1998. The regulatory agencies in France and Germany with the support of the European Commission have shown a commitment to establish a level playing field with the incumbent public telecommunications operators, France Telecom and Deutsche Telekom, through the granting of licenses to alternative operators like us; restricting the development of regional price differentiation; and establishing lower interconnection charges compared to many other European Union countries. Each of these countries has also created a regulatory environment that currently favors competitive local exchange operators like us who invest in their own local infrastructure over non-facilities-based carriers that re-sell services. Incumbent operators are rebalancing tariffs and maintaining or raising local tariffs, while decreasing their long-distance tariffs. We believe these pricing actions will benefit local exchange carriers like us given our focus on the local access segment.

On-net Customer-driven Network

     Overview

     Our market entry strategy is to focus on providing local access to an underserved on-net customer base. We believe there are substantial long-term benefits of our on-net strategy as compared to an off-net reseller strategy:

     . substantial increased product offerings made possible by direct connection;

     .   higher revenue per customer;

     .   lower interconnection costs and improved operating margins; and

     .   increased loyalty of customers and reduced churn.

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

     Our integrated network architecture includes switches and data routers, customer premise equipment and metropolitan area network fiber rings. Our integrated network supports local and long-distance voice, high-speed packetized data and services based on the Internet delivery platform. We believe our networks offer greater capacity, higher reliability and lower operating costs than those of the incumbent carriers in the areas we serve. The integrated design of our networks significantly reduces our cost of providing a bundled service offering.

     To deliver high-quality, reliable telecommunications services, we employ a state-of-the-art, uniform, high-capacity, protocol-transparent technology platform. Our platform encompasses digital telephone and packet data switches, Internet protocol and synchronous digital hierarchy (SDH) transmission technology compliant with European telecommunications standards, with a centralized network management and monitoring centers designed to readily accommodate future technology upgrades.

     Customers and route design

     We have developed our network designs based on the needs and requirements of our target customer segments using our knowledge of and experience in the facilities-based competitive local exchange markets. We also draw on the expertise of a broad range of independent third-party consultants.

     We target high density business areas which currently experience limited competition from other local carriers where customers purchase their telecommunications services principally from the incumbent operators or from resellers.

     In order to identify specific target customers within identified service areas, we complete a detailed geocoded analysis of demographic, competitive, economic and telecommunications demand characteristics within each target city. Ultimately, we generate a list of prioritized prospects in each target area and a map of the target service area pinpointing the location of each potential customer, and key demographics of those potential customers. We then plot a route for the network, with the precise location of the route being driven to ensure the highest possible density of customers as close as possible to each route.

     Network design principles

     A key feature of our network design is its adaptability to changes in service offerings, network standards, and new technology and protocols. Our network design enables us to provide high-capacity transmission services to our customers while providing substantial potential for expansion in a cost-effective manner. Our networks are able to efficiently support a wide mix of telecommunications traffic and protocols, including telephony, data, digital videoconferencing, virtual private networks (VPNs), private lines, and Internet. Our network is based on the following principles:

     . Scalability. We can expand both transmission capacity and switching capacity rapidly and cost-effectively as traffic volume and capacity demands increase. We install duct systems typically with six ducts. Each duct is capable of holding more than three hundred fibers. Our current deployment uses one duct. The remaining ducts can accommodate additional capacity for our use, or can be sold to or swapped with other telecommunication service providers. As we install our duct system, we also install the access duct to the points of entry of buildings immediately adjacent to the network route to expedite adding new customers.

     . Revenue-driven deployment schedule. Using our disciplined geomarketing design process, we design and deploy our networks to maximize potential revenue generation while minimizing our build-out costs.

     . Reliability. Our networks provide redundancy at multiple levels. The ring structure is designed to provide dual direction routing capability that allows the connection to be completed in the event of network failure. Additionally, our external carrier interconnects have alternative routing capability which should assure access to alternative carriers. We have chosen vendors that we believe provide reliable and quality equipment, such as Nortel, Siemens, Ciena Corporation (Ciena) and Cisco Systems Inc. (Cisco).

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

     . A mix of local access technologies. We employ different technologies as we believe it allows us to (1) meet customers' changing communication requirements; (2) provide investment-justified rapid expansion of the network coverage; and (3) respond to a wide range of integration requirements among different customer segments. The link between the network and the customer is typically fiber, but may also be copper or wireless transmission. We are employing multiple technologies including asynchronous transfer mode (ATM), Ethernet, frame-relay, SDH, wave division multiplexing, packet data or Internet protocol routing. On a case by case basis, we extend the reach and efficiency of our core network rings through alternative methods, such as leased fiber or point-to-point wireless.

     . Protocol transparent and future proof. We are installing transmission equipment that should allow us to converge circuit-switched and data networks, and extend the value of our circuit switches into the future. As these networks effectively merge, traffic can move more economically over data networks, resulting in simplified network management. We are continually reviewing our designs to ensure flexibility and rapid evolution, as we believe that over time voice, data, video, Internet, intranets and extranets will interconnect with our seamless network platform.

     Network infrastructure

     . Metropolitan area networks. The core of our network is the fiber loops that we build in selected areas. MANs comprise single or several fiber optic rings that allow customers direct connection within a city or metropolitan area to our network. We construct MANs that have route diversity and a self-healing architecture, allowing for traffic to be re-routed in case of a network outage, which should allow us to provide the highest levels of reliability.

     . Construction and installation. The local access networks consist of fiber deployed in newly constructed ducts and existing ducts. The time necessary to construct a new fiber optic network varies, depending upon factors such as the size of the fiber ring to be installed, whether the construction is underground or aerial, city specific rights-of-way process, whether the conduit is in place or requires construction, and the initial number of buildings targeted for connection to the fiber ring. We install our fiber optic cables in conduits that we own or that we lease from third parties. In certain isolated instances, however, to achieve maximum speed to market, we utilize a "smart-build" strategy and lease fiber trunking capacity from third parties. We also may lease conduit or pole space from utilities, railroads, carriers, provincial highway authorities, local governments and transit authorities. These arrangements are generally for multi-year terms and have renewal options.

     We use a five-step deployment process for each MAN:

         - We determine the preliminary route of the MAN by completing a detailed analysis of demographic, competitive, economic and telecommunications demand characterization of each target city.

         - Our local management and sales teams then conduct a walk-by inspection of the proposed route.

         - We submit requests for rights-of-ways and construction permission to the appropriate municipal authorities.

         - Upon approval, we select a local civil construction firm which completes the construction.

         - Nortel, acting as our turnkey network assembler, completes the installation of SDH and data transmission equipment, and preassembles customer premise equipment.

     . Points of presence (POPs) and distribution nodes. POPs are secured interconnection points with other carriers, typically with a minimum of two interconnect POPs per market. We purchase or lease sites, and construct POPs in each market at the location of other carriers, public Internet peering locations and local telehouses. Distribution nodes are located in leased or purchased facilities to house electronic equipment which provide the ability to add and remove voice and data traffic from the fiber backbone destined to a customer or an interconnection point. These nodes are secured, environmentally-controlled, and continuously monitored stand-alone facilities.

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

     . Switch and IDCs. We construct switching centers in most of our markets. Our switching centers are environmentally controlled, secure sites, featuring back-up AC/DC power, emergency back-up battery and power generator, heating, ventilation and air-conditioning systems, redundant communication facilities, fire suppression and direct connection to our high-speed fiber optic city MAN backbone. Our switching centers are continuously monitored by our network operation centers. The purchased or leased facilities are typically sized between 600 square meters and 4,000 square meters. Specific accommodations are made to provide for the provision of co-location and hosting services. Co-location services provide our customers with access and the space to install their own equipment in our POPs. Our co-location centers offer customers a secure location, controlled environment, monitoring and immediate access to high-speed connections to the Internet and our voice switching and data networking equipment. We are deploying IDCs in each of our 17 markets in France and Germany, and we are deploying an IDC in London, to support our Internet strategy. Our IDC plan leverages our carrier-class switch center facilities and should provide significant cost advantages. Leveraging our switching center assets will also facilitate the rapid deployment of our IDCs.

     . Network operation centers. We have established two network operating centers, in Paris, France, and Munich, Germany, that allow centralized and integrated management of all the equipment deployed in our MANs throughout Europe. These centers continuously monitor performance of all the various pieces of transmission and switching equipment, the operating systems, the performance of customer transmission paths and circuits and customer premises equipment in each of the MANs. The center in France is located at Nanterre. The center in Germany is located in our southern German regional management center in Haar/Munich.

     . SDH and Internet protocol technology. We provide our data, Internet connectivity and voice services over our MANs. Our MANs use European standards-based synchronous digital hierarchy (SDH) transmission technology and Internet protocol to transport information along our fiber optic backbone. Our SDH networks are based on self-healing concentric rings, a technology that routes traffic through an alternative path in the event there is a point of failure. This design results in a highly reliable network which is less susceptible to disruptions in the event of breakage at one point. Our data services architecture is based on the Internet protocol, which is the framework for the evolving network standard routing protocol of choice for packet data networking.

     . Interconnection and service agreements. We enter into interconnection or service agreements with a range of other operators for transmission of traffic outside of the reach of our local loops. We have entered into principal national interconnection agreements with France Telecom and Deutsche Telekom, the incumbent operators in France and Germany, respectively. We also have entered into agreements with other significant national and international carriers, such as MCI WorldCom, Inc. (MCI WorldCom), Telecom Development, Siris and RSLCom. We are in the process of developing additional physical interconnections with the incumbent public operators, at both their tandem switching centers and the end office/serving wire centers in each of our markets. As part of our plan to deploy a Tier One network, connecting France, Germany, the United Kingdom and the United States, we are also interconnecting our networks with Internet backbone operators and public Internet peering locations.

     . Access agreements and rights of way. Our MANs are primarily constructed by digging trenches along rights-of-way by obtaining rights to use the property from local authorities. Where necessary or economically preferable to digging trenches, we also secure other rights-of-way agreements with highway commissions, utilities, political subdivision, subway operators and others. Securing rights-of-way is critical in achieving speed to market objectives because each successive request by a new entrant generally has a reduced probability of being granted.

     We have established and plan to continue to establish relationships with electric and other utility companies in our target markets to obtain rights-of-way access. We intend to use these relationships to maximize the penetration and speed of entry and reduce the cost of deploying our network in our target markets. In Paris, France, we have received approval from the city authorities to lay our fiber in the underground sewer system. This agreement enables us to lay our fiber in a cost-effective manner because it entails minimal excavation of city streets as the system's conduits connect to nearly all buildings in Paris.

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

     We must secure the rights-of-way from local authorities as we construct our networks over property in the public domain. Certain cities, such as Lyon, Marseilles and Paris in France, and Munich in Germany, have adopted framework agreements that govern access to the public domain roadways and non-roadways such as sewers, subways, tramways, and waterways. We have signed these agreements and have secured the rights-of-way, as necessary, to deploy our network over and under city property, and use city streets, poles and bridges to connect our network. In certain situations, the conduits we use to access buildings already benefit from existing rights-of-way.

     . Building entry license agreements. Before providing services to customers, we must obtain permission from the property owner. We have adopted a collaborative approach with property developers and owners. Generally, they are willing to provide access to their buildings since we are providing enhanced services to the building, which should increase its value. Our agreements typically contain a provision for access by our network to a specified point inside the building, with a renewable right of access regarding inside wiring to the premises of our clients and allow us access on a non-exclusive basis.

     . Technology supplier relationships. In 1999, we entered into an agreement with Nortel to supply us with equipment, including SDH, voice and data switching, data routers and customer premise equipment, engineering services, network operations center management, inventory management, equipment installation and first level maintenance during the initial start up phase of each market. We selected Nortel to provide the core components of our MANs to ensure compatibility across all of our networks. In Germany, we also purchase voice switching equipment from Siemens.

     Wireless local loop and DSL access technologies

     Although we intend to provide our services over our own fiber optic network in each of our targeted markets, we may use point-to-point wireless technology on a case-by-case basis to complete fiber rings and DSL or other technologies to provide services to those customers who we may not be able to serve on net. This complementary strategy provides us with rapid access to buildings and allows us to gain market penetration and take advantage of market opportunities before we have completely constructed our network or to extend the reach of the fiber networks.

     In addition, we have applied for licenses to provide point-to-multipoint wireless services to supplement our fiber-based network. These licenses for high frequency wireless facilities can be used to provide services that we will use to serve outlying customers to whom it is not economical or technologically feasible to provide fiber cable, to infill our existing network and to serve other areas where customer density or other constraints make installing a fiber network less attractive or economical than providing wireless services. On June 20, 2000, we filed an application for wireless local loop licenses in 11 designated areas in Germany in a call-for-tender process conducted by the German regulatory authority. We expect the German authorities to announce the license awards in July of 2000. We do not know the extent of competition for these licenses, and their award will be based on certain objective criteria set forth in the call for tender and, in part, discretionary on the part of the regulatory authority. We may not receive any licenses or licenses for all of the frequencies and locations for which we applied. If we are unable to supplement our network with wireless facilities, we may be unable to serve some areas and customers that will be served by those receiving the licenses.

     In certain cases where existing copper facilities within a customer's premises or a campus business park environment can be used, we also may deploy DSL transmission technology over leased facilities to extend the reach of our local networks. As allowed by regulations, we intend to provide DSL services to an expanded base of customers. DSL technology offers enhanced performance for small and medium-sized businesses currently accessing the Internet with standard modems or integrated services digital network connections that are too small to economically connect to our fiber optic network and it is designed to provide greater speed, reliability and flexibility than standard modem or ISDN connections over copper lines.

     The ART has established a working group to review options to unbundling the local loop and is permitting us, along with a number of other members of the working group, to commence DSL services on an experimental basis in designated areas in France and in Paris. The experimental project is expected to be conducted in two phases. Under the first phase, we expect to begin providing DSL services on an experimental basis in a district in Paris in

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

July 2000 and are finalizing installation plans with France Telecom. This experimental permit extends through December 31, 2000, and we anticipate our costs of this DSL program will total approximately (Euro)250,000. We have also applied to provide DSL services on an experimental basis in two additional districts in Paris when the second phase is announced by the ART.

High-capacity telecommunications and Internet services

     We offer a wide range of products and services, individually and in bundles.

     Basic voice services

     Through our direct connections to customers, our basic fixed wireline voice services cover all outbound calls, including local, national, international and fixed-to-mobile services. We bundle resold long-distance with our local services, and create bundled packages including Internet access. In isolated cases, we may provide indirectly connected voice services available to off-net customers, to allow them to access our long-distance services using a prefix code. Our basic voice services also include calling features, such as call forwarding, call waiting, speed dialing and call line identification. While the growth rate basic voice services is lower than other telecommunications segments, they currently represent the largest segment of telecommunications services in France and Germany.

     Enhanced voice service portfolio

     We plan to provide:

     . Virtual private network. VPN utilizes the facilities of a public network but operates as a closed user group, to provide customers with multiple locations the convenience of a private network with the scope and scale of a public network.

     . Unified messaging. Unified messaging allows customers to access fax-mail, voice-mail and e-mail from any location, including the Internet.

     . Personal numbering services. Personal numbering services provide customers with flexibility in directing the location of incoming calls. Customers will receive a number from our number series and calls to this number will be directed by our network to a pre-programmed mobile phone, fixed line or international number.

     . Teleconferencing. Teleconferencing allows three or more parties to be connected and hold a telephone discussion. We may also provide visual presentation, recording and subconferencing.

     Data services

     Our MANs allow customers to utilize our high-capacity technology to deliver their data traffic to end-users and carriers at substantially lower costs and higher reliability than the incumbent operators.

     . Dedicated access leased lines. Our local dedicated access and private line services are available for data connections over our own MANs at transmission speeds from 64 kbps to beyond multiples of 2 gigabytes per second on lines ranging from ISDN lines to STM-16 circuits. We will offer LAN to LAN services and will also consider specific requests for building private or closed-user group networks from private and government authorities.

     . Internet protocol services. We expect to provide a variety of Internet, intranet, and extranet services utilizing Internet protocol (IP). We also plan to include a range of flexible high-capacity Internet protocol-based services, which will allow customers with uneven data transmissions capacity needs to pay for transmission on an as-used basis. In such cases, our customers will be charged only for the excess capacity used beyond their monthly flat-rate capacity. We plan to interconnect our IP services with a variety of peering and transit relationships, including aggregating Internet traffic in a Tier One network level backbone between France, Germany, the United Kingdom and the United States.

     . Asynchronous transfer mode (ATM) services. ATM is a recently commercialized technology which allows customers with requirements to move large amounts of data between locations quickly and reliably. We expect to introduce ATM services for multi-site customers, LAN to LAN interconnection, and high-speed Internet access for Internet service providers.

     . DSL. We are developing plans to provide digital subscriber line services, as regulations allow. DSL technology sends high-speed digital signals over a customer's existing copper telephone wires through special modems installed in the customer's premises and the telephone network. We plan to provide DSL to new targeted market segments, generally businesses with less than 35 employees and heavy-user residences.

     Internet services

     In addition to pursuing the retail and carrier markets, we are developing Internet-related services. We have acquired two Internet service providers to further our Internet strategy. In March 1999, our French operating company acquired all of the outstanding stock of Acces et Solutions Internet S.A.R.L., an Internet service provider based in Lyon. Our operating company in the United Kingdom acquired all of the outstanding stock of iPcenta (formerly known as Web International Networks Limited), an Internet service provider based in London, in June 1999. We intend to leverage our facilities and operating presence in our markets across France and Germany to facilitate the rapid roll-out of Internet-related services. To accelerate the launch of these services, we have established a separate dedicated Internet division.

     To implement our Internet strategy, we have accelerated the upgrading of our switch centers in France and Germany to create IDCs, including large centers in Paris and Munich (SuperPOPs), and smaller centers in the regional switch centers (MetroPOPs). We also intend to install and operate an IDC in London. We provide space in our switch centers for other carriers and Internet-related providers to locate their equipment. We intend to provide carrier-class quality reliability, powering and security. We intend to progressively provide a range of Internet services through these IDCs under our iPcenta brand, including:

     . Dedicated access. We offer dedicated Internet access at a variety of speeds.

     . Co-location and complex hosting. We offer secure space for customers to locate their Internet equipment, and plan on offering on our own computer servers, a package of services to provide customers with turnkey Internet solutions.

     . Termination service. We plan on offering Internet service providers co-locating in our facility a share of any termination revenue paid by other carriers for incoming calls.

     . Server support. We plan on providing services to support on ongoing maintenance and management of customer's servers.

     . Operating system support and other professional services. We plan on providing value-added services to support customers in the provision of their operating software and other technical professional services.

     . Packaged content. We intend to aggregate packages of bundled content to enable our customers to efficiently access valuable web sites and web-based information.

     . Application services. We plan to provide a host of applications, on a shared basis, for our customers to access certain applications, designed for targeted segments.

     We believe there is significant customer demand among Internet service providers, Internet protocol-based carriers and corporate customers for these services in all of our targeted cities. We intend to roll-out these services in geographic and vertical phases. We currently plan to have Cisco Systems(TM), Microsoft(TM) and UNIX accredited staff on site at these IDCs, 24 hours a day, seven days a week. Our staff will be available to customers on a call-up basis as a function of service level agreements.

Customer Segments

     We target three principal customer segments with a variety of existing and planned services. We provide high-quality communications solutions for our customers, based upon their internal and external communications needs, who are:

     . Small-and medium-sized business, government and institutional end-users. Businesses with an average of 35 employees up to 1,000 employees, local governmental entities and institutions such as hospitals and educational establishments.

     . Internet-related providers. Major Internet service providers and other Internet-related companies.

     . Other telecommunications carriers. Long-distance and international carriers and resellers.

    Our products and services include:

--------------------------------------------------------------------------------------------------------------------
    Customer Segment                  Products and Services
--------------------------------------------------------------------------------------------------------------------
  Business, government and            Voice--local and long-distance:               Inbound
    Institutional end-users                                                         Outbound

                                      Internet access:                              Single vendor router
                                                                                    Multi vendor router*

                                      Dedicated circuit:                            Intra-city
                                                                                    Inter-city*

                                      Internet services:                            Low-end complex hosting
                                                                                    e-commerce portal
                                                                                    Domain name registration
                                                                                    Consulting
                                                                                    OS and server support*
                                                                                    Application support*

                                      MAN:                                          Case by case
                                      LAN to LAN*

--------------------------------------------------------------------------------------------------------------------
  Carriers                            Dedicated circuits

                                      High-end complex hosting and co-location

                                      Call termination*
--------------------------------------------------------------------------------------------------------------------
  Internet-related providers          Inbound call termination:                     Basic
                                                                                    Improved*
                                      Dedicated circuits

                                      High-end complex hosting and co-location

                                      OS and server support*

                                      Applications support*
--------------------------------------------------------------------------------------------------------------------

     * Development stage

     We believe that telecommunications users broadly will benefit from the suite of services we offer, which is an alternative, high-quality and facilities-based source for a comprehensive range of telecommunications services. We believe there is a market demand for vendor diversity as businesses seek competitive pricing, flexible and responsive service, greater reliability and security and, generally, greater bargaining power.

     We have chosen to focus on business end-users, Internet-related providers, and carriers given our belief that these segments:

     . represent the most profitable portion of the telecommunications market based on their higher usage volumes, high-growth, lack of competitive alternatives and more sophisticated requirements;

     . are capital-efficient to serve, given their concentration within any particular target area; and

     . generally are more receptive to exploring high-quality alternatives to the incumbent carriers.

     Business end-users

     Small- and medium-sized businesses are of particular focus to us, given our belief that these companies are less likely to currently benefit, via their existing suppliers, from the price competition and product and service responsiveness that we offer them. We believe such competition is currently focused in the long-distance rather than the local market and for the benefit of multi-national companies rather than small- and medium-sized enterprises. Additionally, we believe that, given the limited number of operators vying for share in the local sector, margins in these sectors will be higher. Further, small- and medium-sized businesses have a particular focus on local services, as local calling constitutes a greater percentage of traffic than of multi-nationals customers.

     According to Ovum, small- and medium-sized enterprises employed 3.9 million fixed lines in France and 5.8 million in Germany in 1999, respectively, constituting 45% of all business lines in both countries. Small-and medium-sized businesses currently lag behind large corporations in adopting data and Internet-related technologies. Ovum expects small- and medium-sized enterprises to grow by 55.3% and 57.7% in France and Germany, respectively, between 1999 and 2003.

     Government end-users and other public institutions

     We have identified local government authorities and other public institutions as important potential customers in view of their need to obtain advanced technology in linking up all of their different geographic sites at competitive prices. Moreover, local municipalities, government agencies and other public institutions such as hospitals, have a high degree of local calls and depend heavily on local networks to provide their services.

     Carriers

     As countries in Europe have begun to liberalize their telecommunications markets, there has been steep growth in the number of pan-European international carriers. Generally, these carriers focus on building international and intercity facilities, while leasing wholesale local circuits from local providers. Historically, in the United States, carrier demand for local access was the prime driver for the development of alternative local carriers. We provide carriers with dedicated circuits and co-location services on a wholesale basis.

     In addition, we believe we will be able to terminate French and German in-bound international calls for foreign telecommunications service providers through our interconnections with these carriers. We are also currently in negotiations with operators to terminate their regional and local call traffic into Germany and France.

     Internet-related providers

     We believe that the dramatic increase in Internet usage will result in the commensurate growth in Internet-related companies, in access, content provision, e-commerce, advertising, and numerous other segments. These customers have specific sets of needs that we believe we will be able to satisfy. We are developing suites of services to support their requirements, primarily in high-capacity access and value-added services.

Sales, marketing and distribution

     Customer acquisition strategy

     We believe that one of our competitive advantages is based on professional direct sales and customer care programs. As a result, to address the retail business end-user segment, our sales force is structured principally on a city-by-city basis.

     We believe that experienced, local sales personnel provide us with:

     .   useful knowledge of local dynamics and the target customer base;

     . established contacts and relationships in the local market, enabling them to pre-sell our products and services prior to our initiating network operation in that market;

     . insight that will allow us to tailor our product and service offerings to specific local customer needs; and

     . enhanced commitment to each market which may facilitate more rapid access to rights-of-way for network construction and direct targeting of customer-specific needs.

     We are concentrating our sales and marketing effort on larger customers. Once we secure these customers' business, we plan to direct our sales and marketing activities to focus on capturing smaller customers. As networks are deployed in additional cities, we plan to expand our focus on national and pan-European customers. We have developed national sales and service functions in both France and Germany, which operate alongside the local sales and service functions and which currently sell to the carrier and Internet provider customer segments.

     Marketing communications

     We believe that a key to effectively implementing our business plan is to create an "umbrella" pan-European identity under the CompleTel trade name. While we believe that name recognition is important to our success and that our brand awareness is becoming an increasingly important tool, we do not use mass-media to develop brand awareness due to significant cost inefficiencies. Consistent with our focused on-net strategy, we use a targeted marketing approach for on-net prospects, within 500 meters of our network backbone, primarily driven by telemarketing and direct mail activities. We supplement these targeted communications with periodic press communications and event marketing.

     Pricing

     We use our pricing structure to differentiate ourselves from the incumbent operators and to attract customers. We generally price our services to our customers in our current markets at a discount to the incumbent operator, offering combined services discounts to motivate customers to buy a portfolio of services, designed to maximize global usage and revenue per customer. The wholesale rates charged to other carriers and Internet-related providers are generally set at the market price or slightly below the market price of the leading facilities-based carriers but we do not anticipate offering a major discount compared to any alternative carrier. On a promotional basis, we may provide discounted installation to facilitate customer migration from the incumbent carriers.

     Customer service

     Our goal is to maintain an advantage over our competitors in our target markets by providing superior customer service and care. We believe that providing a high level of customer service is a key element to establishing customer loyalty and attracting new customers. We have dedicated customer service representatives who initiate contact with our customers on a routine basis to ensure customer satisfaction.

     We also believe that technology plays an important role in customer satisfaction. Advanced technological equipment is crucial to enabling the provision of high quality service to our customers. We have installed sophisticated status-monitoring and diagnostic equipment at our network operations centers allowing us to identify and remedy network problems before they affect customers.

     Our customer care function includes:

     . on-line customer care personnel available 24 hours a day, seven days a week;

     . an integrated data base management system that can immediately access all of a customer's data and allow us to quickly respond to customer inquiries;

     . an integrated billing system capable of being customized for all of our services;

     . the availability of on-line service ordering, order status viewing, billing inquiries and other services to allow customers to manage their services;

     .   access to technical support to resolve problems;

     .   escalation processes to deal with customer concerns;

     . personal relationships with customers based on local and dedicated customer care staff; and

     . a local designated sales account executive to grow and support the customer relationship.

     We offer high-quality, responsive, personalized and customizable services. To our business end-user customers, our customer care is provided on a local basis rather than a national basis to develop customer relationships at the city level and develop responsibility and accountability at the local level. Our local structure is supported by our centralized operations centers in France and Germany, including service provisioning, network supervision and after-hours customer care.

     Management information and billing systems

     All management information systems are centralized in our European Data Center (EDC) located in Paris, France. We believe the importance of implementing a scalable and highly flexible platform of applications with track-records in the European and/or U.S. competitive local exchange market is an important criteria in selecting and integrating a comprehensive management information system. Using consulting firms specializing in information technology and telecommunications, we have assembled, integrated and implemented a system to smoothly and effectively coordinate our key business processes:

     .   prospecting, lead-generation and customer acquisition;

     .   order flow and service provisioning;

     .   network planning and design;

     .   customer care, billing and collection;

     .   account management;

     .   network management and maintenance; and

     .   business financial systems.

     The core of our management information system is anchored in applications supplied by Kenan (a subsidiary of Lucent Technologies), TCSI, Oracle, Nortel and Siemens. All of the applications are operated from our computing center in the European Data Center with localized interfaces, local language and business processes, for each market and country. We also have incorporated a data warehouse within our European Data Center to allow our sales force to monitor customer line usage on a daily basis and detect changes in customer behavior and usage, which allows us to be proactive and identify better product offerings for particular customers.

Competition

     Overview

     The ongoing liberalization of the European telecommunications market has coincided with technological innovation to create a fast changing and increasingly competitive market, characterized by still-dominant incumbent telecommunications operators as well as a growing number of new market entrants. We expect that we will need to effectively compete against an increasing number of telecommunications service providers and Internet operators in our targeted markets.

     The European Union is actively stimulating competition among telecommunications providers. European member states are required to end restrictions on the entry of new telecommunications operators and adopt standardized regulations intended to promote competition. The ongoing liberalization of the European Union telecommunications market has caused and, we believe, will continue to cause more local exchange carriers, including pan-European carriers, to enter the market. Under the new regulatory structure, existing public telecommunications operators now compete in local exchange services markets outside of their home countries, either alone or through existing joint ventures, subject to restrictions on market concentration and anti-competitive mergers and acquisitions.

     We compete with both incumbent public telecommunications operators, like France Telecom and Deutsche Telekom, and other local exchange carriers in our markets. Based on their historically exclusive market positions, incumbent public telecommunications operators generally have several competitive advantages over new competitors, including:

     . expansive financial, technical, management, marketing and other key human resources;

     . established relationships with local and national regulatory authorities;

     .   ubiquitous local and long-distance distribution facilities;

     .   existing rights-of-way;

     .   control of or access to the majority of end-users; and

     .   control over local telecommunications connectivity.

We compete primarily on the basis of:

     .   price;

     .   customer service;

     .   network quality, coverage and reliability;

     .   accurate and detailed billing; and

     .   variety of services.

     Incumbent carriers

     We expect that our principal competitors will be the incumbent public telecommunications operators in our markets. Because France, Germany and most of our intended Western European markets, other than the United Kingdom, have only recently liberalized or still are in the process of liberalizing the provision of voice telephony, our target customers in most of these markets are not accustomed to obtaining services from competitors to the incumbent public telecommunications operators and may be reluctant initially to use emerging telecommunications providers.

     Each of our targeted markets presents a different competitive landscape. In France, France Telecom has invested heavily in upgrading its network and receives relatively high approval ratings from its customers. In Germany, we believe that attractive opportunities exist to invest in the development of local exchange infrastructure to provide enhanced services that have not been aggressively pursued by Deutsche Telekom or by other new entrants.

     Alternative providers

     We also compete with a range of operators of fiber networks. In France, these operators include MCI WorldCom, COLT and Cegetel, a consortium of Vivendi and British Telecom. We believe that we can effectively compete in France because most current competitors seeking to gain market share from France Telecom are focusing on long-distance service instead of local exchange service and have concentrated their efforts on the competitive high-volume areas in and around Paris, such as the business district of La Defense. In Germany, we face competition from a number of companies, including national carriers such as COLT, VIAG Telekom and ARCOR, along with city utility carriers. Additionally, we face competition from numerous resellers of long-distance and in isolated areas, competition from cable television operators.

     In addition to these companies, we anticipate that we will compete with a range of other operators of IDCs. Our competitors in this market included well established companies with significant financial and marketing resources and large customer bases and greater name recognition, as well as a number of smaller companies.

Regulation

     Overview

     National and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we intend to operate although the fundamental principles on which these are based derive from European directives that aim to achieve harmonization across member states. The interpretation and enforcement of such laws and regulations vary and could limit our ability to provide various telecommunications services in different markets. In addition to licenses in France, Germany and the United Kingdom, we also have obtained a license under Section 214 of the U.S. Communications Act that permits us to terminate calls in the United States that originated on our European networks and to transport traffic originating in the United States to our networks or through one of our interconnections.

     Deregulation of telecommunications is a relatively new phenomenon in Europe and there is little history to guide competitive entrants. Relationships between European Union member governments and the European Union's central agencies are evolving. The degree to which the European Union telecommunications market will be subject to national or European Union control remains to be seen. Other than the United Kingdom, there is little history in Western Europe to provide guidance to competitive entrants concerning the independence of newly-created regulatory bodies to demonstrate how vigorously or efficiently such bodies will adopt and enforce regulations or rules. It is encouraging that in May 2000, the ART imposed a fine of 2 million French francs on France Telecom for violating its license conditions (cahier des charges) by not making certain tariff information available in its local offices (the first regulatory fine against France Telecom since the French Telecommunications Act entered into force). While regulators in some European countries have been increasing their enforcement of pro-competitive policies, in some cases, such as the international outbound call market in the United Kingdom and in Germany, regulators have relaxed regulatory requirements previously imposed on the incumbent operators. It is uncertain if and when European regulators will render similar rulings not only for the outbound international calls sector, but also for the national long-distance market. Lifting carrier obligations before solid competition has developed in a market sector could potentially harm the competitors. In addition, competition at the local level in Germany, France and the United Kingdom is still underdeveloped. Of these three countries, only Germany currently provides for access to the local loop, but in practice, many technical and regulatory issues remain unresolved. Thus, regulatory, judicial, legislative or political considerations may prevent us from offering our services to residents of Western European countries on a cost-effective basis and in a timely fashion, which may adversely affect our business.

     European Union

     The European Union consists of the following member states: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. Other countries are applying for membership as more of Europe adopts the trend to liberalization. The European Union member states are required to implement Directives issued by the European Commission and the European Council by passing national legislation in accordance with national requirements. If a European Union member state fails to effect such directives with national or other appropriate legislation or fails to render the provisions of such directives effective within its territory, the European Commission may take action against the European Union member state to enforce the Directives, including initiating proceedings before the European Court of Justice. Private parties may also bring actions against European Union member states for failures to implement such legislation.

     The European Commission and the European Council have issued a number of key directives establishing basic principles for the liberalization of the European Union telecommunications market. One of the European Union's objectives is to create a free and open market for telecommunications. Although the European Union set January 1, 1998 as the deadline for mandatory liberalization of the provision of voice telephony services throughout the European Union, each European Union Member State had to enact its own laws to implement the European Union's mandate through its own processes. Not every European Union Member State has enacted laws that implement the directives within the time frame set by the European Union or in a way that complies or will comply with the intent and spirit of the directives. Further, there can be no assurance that all European Union Member States will enact laws which fully comply with the intent and spirit of the directives although as mentioned above the European Union has already shown that it will take steps to enforce the process. Each Member State is required to make the minimum changes necessary to comply with the European Union Directives, but the actual method or form of implementation of European Union directives varies from country to country. The European Commission has already initiated legal action against several Member States for not implementing the directive on full voice telephony competition adequately. It is also challenging the way in which France funds its universal service obligations, with a particular emphasis on the burden it might place on new carriers.

     In 1990, the "Services Directive" required Member States to abolish all exclusive and special rights for the provision of all telecommunication services other than for public switched voice telephone service and public telecommunications networks. Since that first phase of activity, further legislative initiatives have been designed to provide full liberalization of the telecommunications sector, including notably the adoption of:

     . The revised Open Network Provision Directive, which Member States were required to implement by June 30, 1998, aims to ensure the availability of quality public telephone services and to define the services to which all users should have access in the context of universal service at an affordable price.

     . The Full Competition Directive, which required Member States to abolish exclusive and special rights for the provision of public voice telephone services and to allow the provision of public telecommunications networks by January 1, 1998. The Full Competition Directive also abolished special and exclusive rights regarding the self-provision of infrastructure, the use of infrastructure operated by third parties and the use of shared infrastructure for the provision of services other than public voice telephony.

     . The Licensing Directive, which established a common framework for general authorizations and individual licenses in the field of telecommunication services. The Licensing Directive is intended to allow telecommunications operators to benefit from an European Union-wide market for telecommunications and establish a common framework for national authorization regimes and seeks to facilitate cross-border networks and services.

     . The Interconnection Directive, which mandates that each Member State ensure that the historical public telecommunications operators and operators with significant market power:

          - provide interconnection to other operators under terms and conditions that are cost-oriented, non-discriminatory, objective and transparent;

          - publish by July 1, 1997, their "unbundled" interconnection terms and conditions;

          - negotiate access agreements and specific terms of interconnection, subject to the intervention of the member state's regulatory authority in case of a breakdown in the negotiations; and

          -    adopt transparent accounting methods for each business unit.

     Member States are also required to adopt a quick, cheap and effective procedure to solve interconnection disputes in order to prevent the historical operator from maintaining its dominant position through unnecessary delay, resulting in lengthy litigation and other delaying tactics. Carrier pre-selection is required in the fixed market, enabling subscribers to choose an alternative carrier to convey their long-distance calls, with the possibility of overriding their choice on a call-by-call basis. In addition, the Interconnection Directive requires number portability in the fixed and mobile markets, enabling subscribers, while remaining at a specific location, to retain their telephone number despite switching network operators. Number portability for all subscribers on public fixed networks was required by January 1, 2000. Carrier pre-selection was required for public fixed networks by January 1, 2000, by operators with significant market power. Member States may also decide to apply this requirement to other operators, as has been the case in the United Kingdom.

     In April 2000, the European Commission adopted a Communication setting out of the results of its public consultation on the 1999 Communications Review initiated in November 1999. The Communication on the 1999 Communications Review proposes that the future regulatory framework cover all communications infrastructure and associated services. It sets out the objectives and principles that would underlie the new framework. Finally, it makes a number of policy proposals in eight areas: licensing and authorizations; access and interconnection; management of radio spectrum; universal service; user and consumer rights; numbering, naming and addressing specific competition issues; and institutional issues. The Communication also proposes to codify the requirement for unbundling of the local loop through Community legislation, which Member States would have to implement, and to replace large parts of the current licensing regimes by a system of "general authorizations." On this basis, the European Commission published the following seven legislative proposals (the "New Regulatory Framework") on July 12, 2000, and, assuming that they are approved by the relevant European bodies, they are expected to enter into force by the end of this year:

     .   a Regulation on unbundled access to the local loop;

     . a Directive on a common regulatory framework for electronic communications networks and services;

     . a Directive on universal service and users' rights relating to electronic communications networks and services;

     . a Directive on access to, and interconnection of, electronic communications networks and associated facilities;

     . a Directive concerning the processing of personal data and the protection of privacy in the electronic communications sector;

     . a Directive on the authorization of electronic communications networks and services; and

     . a Decision on a regulatory framework for radio spectrum policy in the European Community.

     The principal goals that the Commission intends to reach with the regulatory package are to:

     .   encourage local competition by Unbundled Local Loop access;

     . introduce flexible mechanisms to allow it to evolve with future technology and market changes;

     .   roll back regulation when markets become competitive;

     . to facilitate market entry through simplified rules (by reducing the number of applicable legislative measures from 28 to 8);

     . ensure a harmonized application by way of closer co-ordination mechanisms at European level,

     . adapt the regulation to increasing competition by limiting most of market power-based regulation to dominant operators;

     . maintain the universal service obligations in order to avoid exclusion from the Information Society; and

     .   safeguard the protection of the right to privacy on the Internet.

     The regulatory regime concerning Internet access services in Europe is currently under development. Most recently, the European Union adopted the final version of its E-Commerce Directive, which will establish rules and guidelines regarding e-commerce applicable throughout all of the Member States.

     France

     In July 1996, France enacted legislation amending the French Code des Postes et Telecommunications, abolishing France Telecom's legal monopoly and providing for the immediate liberalization of all telecommunications activities in France, but maintaining a partial exception for the provision of voice telephony to the public on fixed wireline. Such voice telephony was fully liberalized "including carrier pre-selection" on January 1, 1998. French law allows market participants to build and operate public voice telecommunications networks or offer services following receipt of the required license. Interconnection is available as a matter of right to all licensed operators.

     Licenses are granted by the Secretaire d'Etat a l'Industrie, the "Minister of Telecommunications," in charge of telecommunications upon recommendation of ART, an independent regulatory authority. ART has broad rule-making and adjudicatory powers and is administratively independent from the Telecommunications Ministry. Among other things, ART has the power to approve interconnection rates of operators deemed dominant in the market place, arbitrate interconnection disputes and to exercise oversight powers and punish regulatory infractions through suspensions or revocations of licenses or through fines based on a percentage of the violator's revenues.

     On December 13, 1998, the Minister of Telecommunications, pursuant to ART's recommendation, awarded our French operating subsidiary a fixed wireline license and a service license for network deployment in four regions and six cities and the provision of services in four regions and six departments in France that we intend to serve. The term of these licenses is 15 years from December 13, 1998. Under French law, these licenses entitle us, among other things, to obtain rights-of-way to establish network infrastructure along public roads, to obtain easements on private property and to obtain certain rights on public domain property other than roads. We have not yet obtained a license for our planned development in Amiens.

     After making point-to-multipoint authorizations available only on an experimental basis, ART proposed to the Telecommunications Ministry to grant a limited number of permanent point-to-multipoint licenses in a decision dated October 6, 1999. The Telecommunications Ministry consequently published a tender notice on November 30, 1999. We filed for such license on January 31, 2000 covering 18 regions in France. In July 2000, the ART announced that, subject to confirmation of the Telecommunications Ministry, we were granted wireless licenses in four regions and, as a result our experimental licenses will expire. On July 21, 2000, we informed the ART that we would not accept these licenses, since they were not in strategic areas consistent with our business plan.

     On December 18, 1998, we entered into an interconnection agreement with France Telecom. France is one of the European Union Member states that differentiates between interconnection for public telecommunications network operators and for voice telephony service providers. The published interconnection tariffs of France Telecom, which are approved annually by ART, provide substantially more favorable interconnection terms for public telecommunications network operators than for voice telephony service providers that use third-party operators' transmission facilities.

     As a public network operator and service provider in France and pursuant to our license, we must provide, among other things, non-discriminatory treatment of customers and we must accept reasonable requests for interconnection from other operators of networks open to the public and from voice telephony and mobile telephony providers. In addition, we are required to notify ART of interconnection agreements and to make contributions to finance universal service by paying supplementary charges for interconnection to France Telecom, as well as making payments to a universal service fund based on our volume of activity. The amounts of universal service contributions are set annually by the French Telecommunications Ministry as proposed by ART. In addition, we are required to spend 5% of our net capital investments and property equipment expenditures in the preceding fiscal year to support research and development in France.

     In 1999, the ART conducted a public consultation pertaining to five possible options for the unbundling of the local loop (access to the copper wires, access to a permanent virtual circuit, access to capacity, resale of local traffic and resale of subscriptions). As a result, the issue of the unbundling of the local loop is on the verge of being settled in France. On July 10, 2000, the Prime Minister of France announced that the French government will publish a decree relating to unbundling of the local loop to be effective by January 2001.

     Concerning DSL access to existing copper wires, the ART created a working group at the beginning of 2000 to establish technical and financial conditions for experimental DSL access. At the end of May 2000, the ART stated that technical and commercial experimental access to the copper wires could be launched as early as the beginning of July with a view to commercial DSL implementation by the end of 2000. We are planning to participate in the experimental phases for DSL technology.

     Concerning access to a permanent virtual circuit, following a decision by the French Competition Council, in April 2000 France Telecom submitted two offers technically and economically equivalent to such access for the provision of high-speed Internet, one to be implemented immediately and another to be implemented in October 2000 after a three-month experimental phase.

     Germany

     The German Telecommunications Act of July 25, 1996, ended the legal monopoly of Deutsche Telekom AG for the provision of voice telephony and public telecommunications networks, and immediately liberalized all telecommunications activities in Germany, but postponed effective liberalization of voice telephony until January 1, 1998. Since January 1, 1998 the German telecommunications market has been completely open to competition and a new regulatory authority, the Regulierungsbehorde fur Telekommunikation und Post (Reg TP), has been installed.

     Under the German regulatory scheme, Reg TP grants licenses in four license classes. A license is required for operation of transmission lines that extend beyond the limits of a property and that are used to provide telecommunications services for the general public. This infrastructure license is divided into 3 classes: mobile radio license (class 1); satellite license (class 2); and general infrastructure license, covering all telecommunications services for the public which are not covered by the mobile radio license or satellite license (class 3). In addition to the infrastructure licenses, a license is required for operation of voice telephony services based on self-operated telecommunications networks (class 4). A class 4 license does not include the right to operate transmission lines and a class 3 license does not include the right to provide voice telephony services. Licensees under class 1, 2 and 3 have the right to install transmission lines on, in and above public trafficways such as public roads, squares, bridges and public waterways without payment; however, when installing transmission lines, permission must be obtained from the relevant authorities. In general, this permission cannot be refused.

     In March of 1999, our German operating subsidiary, CompleTel GmbH, was granted class 3 and class 4 licenses for three markets in Germany, including our initial target market, which were subsequently amended as of July 1999, as of January 2000 and as of July 2000, to include among others, our additional markets, including Hamburg, Mannheim and Stuttgart The licenses are of unlimited duration. On June 20, 2000, we filed an application for wireless local loop licenses in 11 designated areas in Germany in a call-for-tender process conducted by Reg TP. We expect the German authorities to announce the license awards in the third quarter of 2000.

     We entered into an interconnect agreement with Deutsche Telekom in May 1999, which was amended in December 1999 and again in January 2000. A company that operates a public telecommunications network has the right to receive favorable interconnection rates from Deutsche Telekom, the former incumbent public telecommunications operator. Deutsche Telekom filed a request with Reg TP to offer more favorable interconnection rates to competitors that maintain a higher number of interconnection points with Deutsche Telekom's network and less favorable interconnection rates to competitors that maintain a smaller number of interconnection points which would have effected the operation of smaller networks in terms of interconnection pricing. For the time being, Reg TP has rejected the request. A telecommunications provider that does not agree with the offered rates or is refused interconnection by Deutsche Telekom can take the case to Reg TP who may order interconnection at specific rates. To date, interconnection has been the source of a major dispute between Deutsche Telekom and its competitors. Several complaints currently pending before Reg TP and German courts concern the content of the standard interconnection offer of Deutsche Telekom. Although Reg TP has established standard interconnection rates, Deutsche Telekom and some of its major competitors have been unable to reach agreement on other aspects of interconnection such as rates for unbundled local loops. Rates for unbundled access to the customer line have been considered and rates have been set by Reg TP which Deutsche Telekom's competitors generally regard as too high and anti-competitive. Other pending disputes concern the costs of billing services provided by Deutsche Telekom to other carriers and rates for direct access to the end-user lines of Deutsche Telekom.

     United Kingdom

     The Telecommunications Act of 1984 provides a licensing and regulatory framework for the telecommunications activities in the United Kingdom. The Secretary of State for Trade and Industry at the Department of Trade and Industry (DTI), is responsible for granting licenses and for overseeing telecommunications policy, while the Director General of Telecommunications, the "Director General," is responsible for enforcing the terms of such licenses.

     Individual licenses are granted for the construction and operation of public networks, and class (or general) licenses are granted for systems comprising equipment of no more than 20 sets of premises, linked with leased lines, self-provided non-public networks, or limited public networks. On January 11, 1999, the DTI granted our operating subsidiary in the United Kingdom, CompleTel UK Limited, an individual license to operate fixed public telecommunications systems of any kind in the United Kingdom (a PTO license). The PTO license will also license the operation of international facilities. We currently do not plan to operate under the PTO license but we have been advised that this does not constitute ground, which by itself, would result in revocation of the PTO license. To provide international services in the United Kingdom, we have also obtained an International Simple Voice Resale License. We also plan to provide some services under the Telecommunications Services License, a class license that allows us to provide a number of services other than those requiring individual licenses (for example, services which do not require us to dig up roads or other land, or to use a radio emergency spectrum).

     These licenses impose certain requirements on us, including but not limited to the requirements that we provide end-users and other network operators with reasonable and non-discriminatory access to our system. Licenses may also limit the type of services that may be operated over the license system and the way in which these can be provided in order to facilitate the open competitive environment. In essence, service must be provided in a non-discriminatory manner without abuse of a dominant position or engaging in anti-competitive practices or practices which might distort competition in a market.

     The focus of deregulation in the United Kingdom has been to encourage new entrants to build competitive networks. Until recently, only network providers had the right to require interconnection with British Telecommunications plc ("BT") above the level of the network termination point and to obtain favorable wholesale interconnection rates. A recent interconnection regulation allows several other categories of operators and service providers to obtain interconnection on favorable terms from BT and other operators designated as having market power in a defined market. CompleTel UK Limited has provisionally been granted favorable interconnection terms, but this right will lapse and a further application for favorable terms will be required if it does not commence operations under its PTO license in the first half of 2000. All interconnecting operators within the designated categories are required to offer interconnection to similarly situated operators and providers. At present, competitors to BT generally cannot obtain unbundled access to the local loops, but this is subject to review and consultation which is likely to result in mandatory unbundling by BT. In this way, network providers have historically been favored over services providers.

     The regulatory authorities in the United Kingdom are in the process of revising the regulatory framework to meet the detailed requirements of the various European Union telecommunications directives. Initially, we expect these changes to enhance the competitive position of resellers and other service providers by lowering their costs of access to the BT network. The telecommunications regulator, Oftel, oversees competition in the telecommunications market. Number portability must be provided by public telecommunications operators at the request of other operators. From January 1, 2000, operators will be required to offer number portability at the customer's request for a nominal charge. Also, carrier preselection over BT's network will be required for national or international calls by late 2000, and for all local, national and international calls as of 2001.

Employees

     As of May 31, 2000, we had approximately 544 employees. We believe that our future success will depend on our ability to attract and retain highly skilled, qualified and experienced employees. Our French employees will be covered by a collective bargaining agreement governing the telecommunications industry when such agreement is approved by the appropriate government regulators, which is expected by the end of September 2000. In Germany and in the United Kingdom, our employees are not subject to any mandatory collective bargaining agreements. We believe that we enjoy good relationships with our employees.

Properties

     Our European headquarters are located in Paris, France. We also have sales offices in each of our markets. Our sales offices, switch and IDC sites, as well as our operations and service centers, are located in leased facilities. We are in the process of purchasing our facilities in Toulouse, France.

     Our material properties currently under lease include our switch sites, as follows:

              Location           Size (sq. meters)    Lease Expiration Date
              --------           -----------------    ---------------------
              France:

                 Grenoble                637           July 2011
                 Marseilles            1,789           February 2011
                 Nanterre/Paris        2,638           November 2010
                 Lille                   684           May 2011
                 Lyon                    734           October 2010
                 Nice                    625           November 2011
                 Toulouse                640           Own facilities

             Germany:
                 Essen                 3,028           September 2004
                 Berlin                2,795           November 2009
                 Munich                3,958           July 2004
                 Nuremberg             1,800           December 2004

     We believe that our leased facilities are adequate to meet our current needs and that additional facilities are currently available to meet our development and expansion needs in existing and projected target markets.

Legal proceedings

     We are not party to any pending legal proceedings that we believe would, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

Insurance coverage

     We have comprehensive construction, property, product and professional liability insurance, covering risks relating to the construction and operation of our network sites as is customary for similar telecommunications companies. We also have key man insurance on several members of our senior management team and are in the process of obtaining loss of revenue insurance. The main exclusions of the policies are war and willful acts.

Trademarks and trade names

     We have registered "CompleTel" as a trademark in France, Germany, the United Kingdom and selected other Western European jurisdictions. In Germany, an opposition was filed against our use of "CompleTel." On April 25, 2000, we signed a settlement and co-existence agreement which terminated this opposition procedure. We also have initiated the process to register a new trademark consisting of "CompleTel" with a logo design in France, the United Kingdom and other Western European jurisdictions. We have currently decided to brand our IDC activity with the iPcenta name and trademark and have filed for trademark registrations in the European Union.

General corporate information

     CompleTel Europe was incorporated on December 14, 1998 as a Netherlands public company with limited liability ("naamloze vennootschap") and our registered office is located at Drentestraat 24, 1083 HK, Amsterdam, The Netherlands. We are registered with the Trade Register of the Amsterdam Chamber of Commerce under number 34108119 and have our corporate seat at Amsterdam, The Netherlands.

     CompleTel LLC was organized on January 8, 1998 as a Delaware limited liability company with its registered office located at 1209 Orange Street, Wilmington, Delaware 19801.

                                   Management

     CompleTel Europe was incorporated as a European holding company in December 1998 and appointed ING Trust (Nederland) B.V. (ING Trust) as the sole managing director. CompleTel Europe and CompleTel LLC were parties to the management agreement with ING Trust, under which ING Trust acted as our sole manager and managed in the manner directed by the board of directors of CompleTel LLC. On January 14, 2000, James E. Dovey, Paul J. Finnegan and Lawrence F. DeGeorge were appointed as additional members to our Board of Management. Upon the closing of the initial public offering of our ordinary shares, we terminated the management agreement with ING Trust and Messrs. Dovey, Finnegan and DeGeorge resigned as members of our Board of Management and were appointed as members of our Supervisory Board. At that time we also appointed additional members to our Supervisory Board and three new members to the Board of Management.

Supervisory Board and Board of Management

     Our general affairs and business and the Board of Management are supervised by a Supervisory Board. The Supervisory Board provides advice to the Board of Management. The Supervisory Board may decide that certain resolutions of the Board of Management will be subject to its approval. In fulfilling their duties, all members of the Supervisory Board must serve our best interests.

     Our articles of association provide for at least three supervisory directors to serve on the Supervisory Board. Under Dutch law, members of the Supervisory Board cannot serve as members of our Board of Management, nor may a person serve as a member of the Supervisory Board after the annual general meeting of shareholders during the fiscal year of such person's 72nd birthday.

     The members of the Supervisory Board are appointed by the general meeting of shareholders from a non-binding nomination, drawn up by the Supervisory Board. After the offering, CompleTel LLC will continue to control a majority of our outstanding shares and will be able to control the appointment of the Supervisory Board.

     Decisions of the Supervisory Board generally require the approval of a majority of the votes cast. Members of the Supervisory Board may be suspended or dismissed by the general meeting of shareholders at any time. A resolution of the general meeting of shareholders to suspend or dismiss members of the Supervisory Board not pursuant to a proposal thereto by the Supervisory Board requires a majority of two-thirds of the votes cast, representing more than half of the issued capital. A resolution of the general meeting of shareholders to suspend or dismiss members of the Supervisory Board pursuant to a proposal thereto by the Supervisory Board requires an absolute majority of the votes cast. A suspension may not last longer than three months in total, even after having been extended one or more times. In case no decision on a termination of the suspension or dismissal has been made following such time, the suspension will end.

     Management and policy making for us and our subsidiaries is entrusted to the Board of Management under the supervision of the Supervisory Board. The Board of Management will have no more than three members and the Supervisory Board will designate a member as Chief Executive Officer and a member as President, although one person could have both designations. The members of the Board of Management shall be appointed by the general meeting of shareholders from a binding nomination, drawn up by the Supervisory Board, of at least two nominees for each vacancy to be filled. If the Supervisory Board fails to make use of its right to draw up a binding nomination or fails to do so in a timely manner, the general meeting of shareholders shall be free to make the appointment. The general meeting of shareholders may at all times override the binding nature of the Supervisory Board's nomination by adopting a resolution to this effect with two-thirds of the votes cast representing more than half of the issued capital.

     The general legal authority to represent CompleTel Europe is vested in the Board of Management and in the chief executive officer acting together with one other member of the Board of Management. Certain resolutions by the Board of Management determined from time to time by the Supervisory Board will require the approval of the Supervisory Board.

     The general meeting of shareholders may suspend and dismiss the members of the Board of Management. The Supervisory Board may also suspend the members of the Board of Management. Other than upon a proposal thereto by the Supervisory Board, the general meeting of shareholders may only suspend or dismiss members of the Board of Management with a majority of two-thirds of the votes cast representing more than half of the issued capital. Upon a proposal thereto by the Supervisory Board, the general meeting of shareholders may suspend or dismiss members of the Board of Management with an absolute majority of the votes cast. Even after having been extended, a suspension shall not last for more than three months. If no decision has been reached after that time on the lifting of the suspension or the removal from office, the suspension shall cease to exist. The remuneration and other conditions of employment of each member of the Board of Management will be determined by the Supervisory Board.

     The following tables identify the current members of the Supervisory Board and Board of Management. For purposes of this prospectus (i) "directors" includes the individuals who are members of our Supervisory Board, and (ii) "executive officers" includes individuals who are officers and members of the Board of Management, and (iii) "employees" includes employees of CompleTel Europe operating subsidiaries, and employees of CableTel Management, Inc. ("Management Company") who are seconded to CompleTel Europe subsidiaries pursuant to certain agreements with the Management Company.

     The following tables show the composition of and position held by each member of our Supervisory Board and Board of Management:

Supervisory Board of CompleTel Europe

     Our Supervisory Board consists of seven members, including the following persons:

       Name                          Age     Position(s)
       ----                          ---     -----------
       James E. Dovey                56      Supervisory Director and Chairman
       James C. Allen                53      Supervisory Director
       Lawrence F. DeGeorge          55      Supervisory Director
       Paul J. Finnegan              47      Supervisory Director
       Royce J. Holland              51      Supervisory Director
       James H. Kirby                32      Supervisory Director
       James N. Perry, Jr.           39      Supervisory Director

Board of Management

     Our Board of Management consists of three members, including the following individuals:

       Name                    Age     Position(s)
       ----                    ---     -----------
       William H. Pearson      44      Managing Director, President and Chief Executive Officer
       Hansjorg Rieder         58      Managing Director, Managing Director of CompleTel GmbH
       Martin Rushe            31      Managing Director, President of CompleTel UK Limited


Other significant employees

     The following list includes our officers and officers and employees of our subsidiaries and affiliates who are involved in our business affairs and operations.

       Name                          Age     Position(s)
       ----                          ---     -----------
       Richard N. Clevenger          53      Chief Technology Officer
       David E. Lacey                53      Chief Financial Officer
       John M. Hugo                  39      Corporate Controller and Chief Accounting Officer
       Anna Lascar                   51      Vice President Legal Affairs and General Counsel
       John T. Puhl                  50      Chief Information Officer
       Jerome de Vitry               39      President of CompleTel S.A.S.

     James E. Dovey was elected a Managing Director of CompleTel Europe in January 2000 and resigned that position and was elected to the Supervisory Board as its chairman in March 2000, upon the consummation of the initial public offering of our ordinary shares. Mr. Dovey, one of the co-founders of CompleTel LLC, has over 30 years' experience in the telecommunications industry. He has served as the Chief Executive Officer from inception through December 1999 and as Chief Executive Officer of CompleTel LLC from January 1998 through December 1999 and as chairman of its board since January 2000. In 1987, Mr. Dovey founded United Cable International, a joint venture between United Cable and United Artists, where he served as CEO until 1990 when that company (by then renamed TCI International) merged with the United Kingdom assets of U S WEST Inc. to form TeleWest Communications, plc. Mr. Dovey continued to serve as CEO of TeleWest until his return to the United States in late 1992. From 1992 to 1994, Mr. Dovey acted as a private consultant on a variety of U.S. and international telecommunications and cable television projects for TCI, U S WEST Inc., and other clients. From 1992 to 1995, Mr. Dovey served as Deputy Chairman for the United Kingdom communications company, IVS Cable International, which developed switched voice and data services in areas such as Oxford, Salisbury, and Andover until the business was sold in 1995. In 1994, Mr. Dovey co-founded SPD CableTel Management, Inc., where he actively explored various entrepreneurial opportunities in the United States for providing converged cable and telephony services prior to co-founding CompleTel LLC in January 1998.

     James C. Allen was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since December 1998. From March 1993 to January 1998, Mr. Allen was the CEO and Vice-Chairman of Brooks Fiber Properties, Inc. Since June 1998, Mr. Allen has acted as an investment director and member of Meritage Investment Partners LLC, a Denver-based private equity firm that invests exclusively in telecommunication companies. Mr. Allen also presently serves on the boards of directors of MCI WorldCom Inc., a publicly traded U.S. and international telecommunications company, Verio Inc., a publicly traded Internet and Web hosting company, and Open Access Broadband Networks, Inc., a privately held company. Mr. Allen also serves on the board of directors of David Lipscomb University in Nashville, Tennessee.

     Lawrence F. DeGeorge was elected as a Managing Director in January 2000 and resigned that position and was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since January 1998. Mr. DeGeorge is a private investor who has managed and participated in a number of principal equity investments in technology and communications companies, including, since December 1995, as President and Chief Executive Officer of LPL Investment Group, Inc., LPL Management Group, Inc., and DeGeorge Holdings Ltd. From June 1987 to January 1991, Mr. DeGeorge held various positions with Amphenol Corporation, including serving as President from May 1989 to January 1991, as Executive Vice President and Chief Financial Officer from June 1987 to May 1989, and as a director from June 1987 until January 1991. Mr. DeGeorge also presently serves as a director of Advanced Display Technologies which is a publicly traded company.

     Paul J. Finnegan was elected as a Managing Director in January 2000 and resigned that position and was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since May 1998. Mr. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Finnegan was an investment officer at First Chicago Venture Capital for 11 years. He presently serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications Corporation, each of which is publicly traded, and of several private companies, @link Networks Inc., Enews.com, GigaRed, LLC, Iplan Networks, Madison River Communication, LLC, and Reiman Holding Company, LLC. He is a member of the board of trustees of The Skyline Fund, a small-cap mutual fund.

     Royce J. Holland was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since August 1998. Mr. Holland is a co-founder and the Chairman and CEO of Allegiance Telecom, Inc. Prior to founding Allegiance Telecom, Inc., Mr. Holland was one of several co-founders of MFS Communications Company, Inc., where he served as President and Chief Operating Officer from April 1990 until September 1996 and as Vice Chairman from September 1996 to February 1997. In January 1993, Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland also presently serves on the boards of directors of Allegiance Telecom, Inc., Choice One Communications, Metasolve and CSG Systems, which are publicly traded, and Open Port Technology and Pangea, both privately held companies.

     James H. Kirby was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since May 1998. Mr.

Kirby is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm where he specializes in investing in companies in the communications industry. Prior to joining Madison Dearborn Partners in 1996, Mr. Kirby worked in investment banking and private equity investing at Lazard Freres & Co. LLC and The Beacon Group LLC. He presently serves on the boards of directors of several private companies including Iplan Networks, GigaRed LLC, Madison River Communication, LLC, New Radio Tower GmbH, OnCue Ltd., and PaeTec Communications.

     James N. Perry, Jr. was elected to the Supervisory Board in March 2000, upon the consummation of the initial public offering of our ordinary shares. He also has served as a Director of CompleTel LLC since May 1998. Mr. Perry is a Managing Director of Madison Dearborn Partners, Inc., a private investment firm where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Perry was an investment officer at First Chicago Venture Capital for eight years. He presently serves on the boards of directors of Allegiance Telecom, Inc., Focal Communications Corporation, VoiceStream Wireless and Clearnet Communications, each of which is publicly traded.

     William H. Pearson was elected as the Managing Director, President and Chief Executive Officer of CompleTel Europe in March 2000, upon the consummation of the initial public offering of our ordinary shares. Mr. Pearson, one of the co-founders of CompleTel LLC, has served as President of European Operations of CompleTel LLC since its inception and as its Chief Executive Officer since January 2000. In 1994, Mr. Pearson co-founded SPD CableTel Management, Inc. with Mr. Dovey. Between 1980 and 1994, Mr. Pearson held a variety of senior management positions with U S WEST Inc. From 1983 to 1989, Mr. Pearson worked in U S WEST's cellular division, including starting up its marketing department in 1983, becoming head of strategic planning in 1986, and managing the Rocky Mountain region from 1987 to 1988. In 1989, Mr. Pearson relocated to the United Kingdom, and he served as Senior Vice President of Marketing and Planning for TeleWest from 1990 to 1992, where he worked to develop U S WEST's cable telephony strategy, and as Executive Director of Business Development for U S WEST International from 1993 to 1994, where he evaluated numerous local loop opportunities in Western Europe and Latin America. In 1992, Mr. Pearson was an adjunct professor of graduate-level marketing at the University of Wisconsin-Madison School of Business.

     Hansjorg Rieder was appointed as a Managing Director of CompleTel Europe in March 2000, upon the consummation of the initial public offering of our ordinary shares. He was appointed Managing Director of CompleTel GmbH in April 1999. Prior to joining CompleTel GmbH in January 1999, Mr. Rieder was a Managing Director of COLT Telecom GmbH from March 1997 until March 1999. Mr. Rieder was the Chief Executive Officer and a Managing Director of GLOBEX GmbH and the Chief Executive Officer of Jorg Rieder Consulting from January 1993 until March 1997. From April 1972 until December 1992, Mr. Rieder was a Vice President and Managing Director Germany for Digital Equipment.

     Martin Rushe was appointed as a Managing Director of CompleTel Europe in March 2000, upon the consummation of the initial public offering of our ordinary shares. He has been with us since June 1999 and was appointed President of CompleTel UK Limited, in January 2000. Prior to joining CompleTel UK Limited, Mr. Rushe was Managing Director of Web International Networks Limited from April 1995 until its acquisition by CompleTel and is currently the President. Prior to that, Mr. Rushe was a scientist with European Space Agency.

     Richard N. Clevenger was appointed our Chief Technology Officer March 2000, upon the consummation of the initial public offering of our ordinary shares. Mr. Clevenger, one of the co-founders of CompleTel LLC, has served as Senior Vice President and Chief Technology Officer of CompleTel LLC since its inception in January 1998, and as its Acting Chief Operating Officer since August 1999. Mr. Clevenger has served in various market development and technology management positions in domestic and international telecommunications for over 30 years. Prior to co-founding CompleTel in 1998, Mr. Clevenger worked from 1996 to 1997 as an independent management consultant on several business strategy, technology, and implementation matters relating to cable television, wireless cable, business and residential telephony, and business video, including for SPD CableTel Management, Inc., which he joined full time in 1997. Mr. Clevenger served as Senior Vice President and Chief Technology Officer for KBLCOM, Inc. from 1987 to 1995, during which time his duties included (i) serving as President and Chief Operating Officer of KBLCOM's business services subsidiary, Paragon Business Systems; (ii) working as Vice President of Market Development for KBLCOM's cable television subsidiary, KBL Ventures; and (iii) founding and serving as President and Chief Operating Officer of the KBLCOM subsidiary, FIBRCOM, a successful competitive access provider. From 1982 to 1987, Mr. Clevenger was Vice President of Engineering and Technology for Cox Cable Communications, Inc. From 1973 to 1982, Mr. Clevenger served as Vice President of Engineering for United

Cable Television of Colorado. From 1968 to 1973, Mr. Clevenger held a variety of positions at Cablecom General, Inc., including Division Engineer, General Manager, and Vice President of Engineering.

     David E. Lacey was appointed as our Chief Financial Officer in March 2000, upon the consummation of the initial public offering of our ordinary shares. He joined CompleTel LLC in December 1998 and was appointed Chief Financial Officer and Treasurer of CompleTel LLC at that time. Prior to joining CompleTel LLC, Mr. Lacey served in a variety of positions for Storage Technology Corporation including, from June 1996 to December 1998, as Executive Vice President and Chief Financial Officer, from February 1995 to May 1996 as Interim Chief Financial Officer and Corporate Vice President, and from October 1989 to February 1995, as Corporate Controller.

     Anna Lascar was appointed as our Vice President of Legal Affairs and General Counsel in March 2000, upon the consummation of the initial public offering of our ordinary shares and has served as Directeur Juridique (legal counsel) for CompleTel SAS since July 1998. Prior to joining us, Ms. Lascar was Special Counsel in the Paris office of the law firm of Willkie Farr & Gallagher from 1994 to 1998. From 1984 through 1993, Ms. Lascar was a partner in the law firm of Salans Hertzfeld & Heilbronn in Paris.

     John M. Hugo was appointed our Corporate Controller and Chief Accounting Officer in March 2000, upon the consummation of the initial public offering of our ordinary shares. Mr. Hugo joined CompleTel LLC as its Corporate Controller in April 1999. Prior to joining CompleTel LLC, Mr. Hugo was the Assistant Corporate Controller for Jones Intercable, Inc. from 1994 to 1999. From 1988 to 1993, Mr. Hugo was employed with Arthur Andersen LLP's audit and business advisory services division.

     John T. Puhl has been CompleTel LLC's Chief Information Officer since September 1998. He was appointed our Chief Information Officer in March 2000, upon the consummation of the initial public offering of our ordinary shares. Prior to joining CompleTel LLC, Mr. Puhl worked from December 1996 to September 1998 as Managing Director and Vice President of Tanning Technology Europe, a telephony consultant. From May 1995 to November 1996, Mr. Puhl was Managing Director and Vice President of SageComm International, a telephony consultant. From February 1992 to March 1995, Mr. Puhl was Vice President of AT&T Europe.

     Jerome de Vitry joined us in February 1999 and since March 1999 has served as the President of CompleTel S.A.S. Prior to joining CompleTel S.A.S., Mr. de Vitry was Vice President of Radio Communications France for Alcatel Access System Division from January 1995 until December 1999. From January 1993 until December 1995, Mr. de Vitry was Vice President Marketing, and Research and Development for Alcatel Radio Transmissions Systems.

Committees of the Supervisory Board

     We have established three Supervisory Board committees, including:

     .   an audit committee;
     .   a compensation committee; and
     .   an executive committee.

     The audit committee. The members of the audit committee include Messrs. Allen, DeGeorge and Holland. The audit committee is responsible for making recommendations to the Board of Management regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by our independent accountants and reviewing and evaluating our audit and control functions.

     The compensation committee. The members of the compensation committee include Messrs. Allen, DeGeorge, Finnegan and Holland. The compensation committee is responsible for reviewing, and as it deems appropriate, recommending to the Supervisory Board with respect to members of the Board of Management, and to the Board of Management with respect to other managerial employees, policies, practices and procedures relating to compensation and the establishment and administration of employee benefit plans. The compensation committee is responsible for making recommendations to the Board of Management in relation to any employee stock option, stock purchase or other rights plans, and advises and consults with our officers as may be requested regarding managerial personnel policies.

     The executive committee. The members of the executive committee include Messrs. Dovey, Finnegan and DeGeorge. The executive committee is authorized to take certain actions on behalf of the Supervisory Board, but such actions must be approved unanimously by the members of the executive committee or they will be referred to the full Supervisory Board.

Compensation of members of the Supervisory Board

     We reimburse the members of the Supervisory Board for their reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings for CompleTel Europe or any of its subsidiaries. Additionally, we maintain directors' and officers' indemnity insurance coverage. Except Mr. Dovey, who is compensated as an employee of CableTel Management, Inc., the members receive no other compensation for services provided as a member of the Supervisory Board, as a member of the board of any of our subsidiaries, or as a member of any board committee.

Executive compensation

     The following table sets forth in summary form all compensation paid during the years ended December 31, 1999 and December 31, 1998, to the Chief Executive Officer and each Executive Officer of CompleTel LLC whose annual salary and bonus exceeded $100,000 during 1999:

                          Summary Compensation Table

                                                                              Annual Compensation
                                                                              --------------------
                                                                                                         Other Annual
Name and Principal Position                                Fiscal Year      Salary ($)     Bonus ($)     Compensation
---------------------------                                -----------      ----------     ---------     ------------
                                                                                                            ($)(1)
                                                                                                            ------
James E. Dovey..........................................       1999           $183,750      $183,750     $      --
Chairman of the Board and Chief Executive Officer(2)           1998            175,000        95,000            --


William H. Pearson......................................       1999           $183,750      $183,750     $  78,576
Managing Director and Chief Executive Officer(3)               1998            175,000        96,250        45,407


Richard N. Clevenger....................................       1999           $157,500      $157,500     $  33,768
Chief Technology Officer(4)                                    1998            150,000        82,500        32,987


David E. Lacey..........................................       1999           $170,000      $ 85,000     $     --
Chief Financial Officer(5)                                     1998              7,083            --           --

--------------
(1) Includes perquisites and other benefits paid in excess of 10% of the total annual salary and bonus received by such officer during the last fiscal year. These amounts consist of housing allowances, moving expenses and travel expenses associated with the relocation of these executives to Paris and their ongoing foreign service.

(2) Mr. Dovey resigned as Chief Executive Officer effective December 31, 1999. He currently holds the positions of Chairman of the Board of CompleTel LLC and Chairman of the Supervisory Board of CompleTel Europe.

(3) Mr. Pearson was appointed to these positions in March 2000. Prior to then, he was President of European Operations. He also was appointed President and Chief Executive Officer of CompleTel LLC effective January 1, 2000.

(4) Mr. Clevenger currently holds this position with CompleTel LLC and with CompleTel Europe.

(5) Mr. Lacey joined us in December 1998. He currently holds this position with CompleTel LLC and with CompleTel Europe.

Employment agreements

     In May 1998, CompleTel LLC's wholly-owned subsidiary, CableTel Management, Inc., entered into employment agreements with each of Messrs. Pearson and Clevenger. Mr. Pearson's employment agreement was subsequently amended effective as of January 1, 2000. The employment agreements for Messrs. Pearson and Clevenger include the following terms:

     Salary. During the course of their employment, Mr. Pearson is to receive an annual base salary of $175,000, and Mr. Clevenger is to receive an annual base salary of $150,000. These salaries may be adjusted upward by CableTel Management, Inc.'s board. In 1999, they were increased to $183,750 and $157,500, respectively.

     Bonus. At the end of each calendar year, each of Messrs. Pearson and Clevenger will be entitled to receive an incentive bonus of up to 55% of his annual salary if they achieve certain performance benchmarks set by CableTel Management, Inc.'s board during the year. For 1999, CableTel Management, Inc.'s board augmented the bonus awards for each of these individuals.

     Tax equalization. As expatriates, Messrs. Pearson and Clevenger are subject to additional taxes and different taxes than if they lived and worked in the United States. Consequently, their employment agreements contain tax equalization provisions designed to ensure that they will be placed in substantially the same economic position as if they were employed in the United States.

     Severance. Messrs. Pearson and Clevenger will receive severance benefits if their employment is terminated due to death, disability, or nonperformance in an amount equal to their base salary and benefits for nine months. Each is entitled to receive severance benefits equal to his base salary and benefits for 24 months after the date of termination if he is terminated without cause or if he is terminated or constructively terminated within six months after a change in control. If the employee resigns or is terminated for cause, he will not be entitled to severance benefits.

     In December 1998, CableTel Management, Inc. entered into an employment agreement with Mr. Lacey, Chief Financial Officer, which also subsequently amended effective as of January 1, 2000 and includes the following terms, among others:

     Salary.   During the course of his employment, Mr. Lacey is to receive an annual base salary of $175,000, which salary may be adjusted upward by CableTel Management, Inc.'s board.

     Bonus. At the end of each calendar year, beginning in 1999, Mr. Lacey will be entitled to receive an incentive bonus of up to 50% of his annual salary if he achieves certain performance benchmarks during the year set by CableTel Management Inc.'s board.

     Severance. Mr. Lacey will receive severance benefits in an amount equal to his base salary and benefits for three months in the event his employment is terminated due to his death, disability, or nonperformance, or terminated without cause, or terminated within six months after a change of control. If his employment is terminated for cause or he resigns, he will not be entitled to severance benefits.

Compensation committee interlocks and insider participation

     The members of the compensation committee for CompleTel Europe include Messrs. Allen, DeGeorge, Finnegan and Holland. All of these individuals also serve on the board of CompleTel LLC. Mr. Dovey, Chairman of the Supervisory Board, and Mr. Pearson, a Managing Director and President and Chief Executive Officer, are both currently members of CompleTel LLC's board.

Stock option plan

     The CompleTel Europe N.V. 2000 Stock Option Plan (option plan) was adopted on December 10, 1999, and subsequently amended as of February 18, 2000. The option plan provides for the grant of options to purchase shares to our employees and employees of our affiliated companies. Affiliated companies are those companies (1) in which we directly or indirectly own a majority of its stock or other capital interest, (2) a company that, directly or indirectly, owns a majority of our stock or other capital interest, or (3) a company in which CompleTel LLC, directly or indirectly, owns 100% of the stock or other capital interest.

     A maximum of 18,919,960 options have been authorized under the option plan. The number of shares is subject to adjustment on account of stock splits, repayment of capital on the shares, the issue of shares in our capital out of the retained earnings or the capital surplus account, or recapitalization, spinoff or other dilutive change in our capital structure. Options granted to employees who reside in France will be adjusted in accordance with the requirements of French law. Shares that are issued or issuable upon exercise of options reduce the maximum number of shares available for grant under the option plan. Shares that were subject to expired or terminated and unexercised options are available for grants under the option plan.

     Participation

     Options may be granted to our employees and employees of our affiliated companies who have an employment agreement with us or an affiliated company. In December 1999, we granted options covering 2,035,230 shares with an option price of $2.60 ((Euro)2.75) per share to 348 employees of affiliated companies. In February 2000, we granted options to purchase 383,740 shares at an option price of $2.60 ((Euro)2.75) per share to 70 employees. On March 27, 2000, we granted options to 17 employees to purchase 175,000 shares at an option price of $17.09 ((Euro)18.10) per share, which was the price to the public in our initial public offering. Subsequently, we have granted and will continue to grant options to employees on a periodic basis at market prices.

     Administration

     The option plan is currently administered by our Board of Management. The Board of Management has the discretion to determine the employees to whom options may be granted under the option plan and the manner in which such options will vest. Options may be granted by the Board of Management to employees in such numbers and at such times during the term of the option plan as the Board of Management shall determine. The Board of Management has the discretion to grant options with terms and conditions that are different from the terms and conditions specified in the option plan and the appendices to the option plan as the Board of Management determines to be necessary or appropriate to comply with the laws of the country in which the grantee resides or is employed, or for any other reason.

     Option price

     The option price must be at least equal to the fair market value of the shares on the date the option is granted. If our shares are not listed on a stock exchange, the plan administrator will determine fair market value according to the procedures that it determines or, if applicable, according to the procedure required by the law of the country in which the grantees work or reside. The option price for the options granted in December 1999 and February 2000 was determined by the Board of Management by taking into account the concurrent sale of a minority interest in CompleTel Europe and other factors in accordance with the method prescribed by our sole shareholder prior to the initial public offering of our shares.

     Vesting

     At the time an option is granted, the Board of Management may determine the vesting or other restrictions on exercise. The options granted to date are generally subject to vesting as follows:

     . options granted to employees resident in France vest in an increment of 60% of the shares subject to the option on the third anniversary of the date of grant and in two increments of 20% on the fourth and fifth anniversaries of the date of grant; and

     . options granted to employees resident in the United Kingdom, Germany, and the United States vest in annual increments of 25% of the shares subject to the option, commencing on the first anniversary of the date of grant.

     Exercise and transferability of options

     An option may be exercised only by the employee to whom it was granted, or if the employee has died or become permanently disabled, the option may be exercised by the administrator of the employee's estate or the employee's heirs. The option may not be assigned or pledged in any manner. An employee may exercise the option in full or in part by giving us written notice stating the number of shares to be purchased.

     The option plan provides that, within seven days after the exercise of an option, we will transfer the shares purchased to the employee, provided that the employee has made arrangements satisfactory to us for the satisfaction of all withholding requirements.

     Options are not transferable other than by will or the laws of descent and distribution.

     Sale of shares

     Shares acquired through exercise of an option may not be sold or otherwise disposed of for six months. However, shares acquired pursuant to the exercise of options granted to employees resident in France may not be sold for a period of five years after granted. Shares acquired pursuant to the exercise of options granted to employees resident in Germany may not be sold for a period of twelve months after the date the shares are acquired.

     Term of options; termination of employment

     The period during which the option may be exercised, the option term, which may not be longer than 10 years, is determined when the option is granted. Options granted to date have a 10 year option term.

     If the employee terminates employment on account of retirement, early retirement, permanent disability or death, unexercised options held by that employee will expire one year after the date of termination or, if earlier, at the end of the option term. However, in the case of death, the option held by that employee will expire no earlier than six months after the date of death. The options held by that employee may be exercised only to the extent vested, exercisable and unconditional on the date of termination or the date of death. If the employee is dismissed for cause, outstanding options held by that employee expire immediately. If an employee terminates employment for any other reason, options held by that employee expire 30 days after termination or, if earlier, at the end of the option term. Options are exercisable only to the extent vested, exercisable and unconditional on the date of employment termination. Our Board of Management has the discretion to provide for different termination provisions at the time an option is granted.

     Merger

     If there is a change in ownership of 50 percent or more of the shares or if we are merged in a transaction in which our shares are surrendered in exchange for another company's shares, we may make provision for such disposition or adjustment of the options as our Board of Management determines, in its sole discretion, to be fair and equitable. If there is a merger in which we are not the survivor, our Board of Management may require that the options be exchanged for options under the surviving company's option plan, provided that the new options are equivalent in value to the surrendered options, or our Board of Management may provide for such other adjustment to the options that the board, in its sole discretion, deems equitable. If there is a merger or a change in control, our Board of Management has the discretion to provide that the options become fully vested at the time or times determined by our Board of Management. If an option holder's employment terminates after a change in control other than for cause, the option will expire one year after the date of employment termination or, if earlier, at the end of the option term.

     Amendment and termination

     Our Board of Management may amend or terminate the option plan in any respect at any time, but no amendment can impair any option previously granted without the consent of the affected employee.

     Other equity incentives

     Executive management and selected key employees were given the opportunity to purchase common ownership interests in our indirect parent, CompleTel LLC, at fair market value. These interests are not transferable and are subject to both time vesting tied to the executive's continued employment with CompleTel LLC or its subsidiaries and performance vesting tied to the private equity investors' return on investment restrictions. Holders of these interests will be entitled to receive a pro rata number of CompleTel Europe shares when and if CompleTel LLC is liquidated or these interests are redeemed. CompleTel LLC intends to redeem all vested interests as soon as possible, subject to Delaware and Dutch legal restrictions.

        Security Ownership of Certain Beneficial Owners and Management

     CompleTel LLC (indirectly through its wholly-owned subsidiary, CompleTel (N.A.) N.V.) owns 75.4% of our outstanding capital stock. The remaining 24.6% is held by our public shareholders. CompleTel LLC's power to vote and dispose of its equity interests in CompleTel (N.A.) N.V. is exercised by CompleTel LLC's board of managers, which is elected by the holders of CompleTel LLC's common interests. CompleTel (N.A.) N.V.'s power to vote and dispose of our outstanding capital stock is exercised by CompleTel (N.A.) N.V.'s sole managing director, which is appointed by CompleTel LLC as the owner of all of the voting interests in CompleTel (N.A.) N.V. Thus, the holders of common interests in CompleTel LLC could be deemed to be beneficial owners of the capital stock of CompleTel Europe owned by CompleTel (N.A.) N.V. We intend to distribute the CompleTel Europe shares in respect of the CompleTel LLC interests as soon as practicable.

     The following table sets forth information regarding the beneficial ownership of our equity securities as of June 30, 2000 by:

     .   each of the directors and the named executive officers;
     .   all directors and executive officers as a group; and
     .   each owner of more than 5% of our equity securities ("5% Owners").

                                                                            CompleTel Europe N.V.
                                                                        -----------------------------
                                                                                           Percentage
                                                                        Shares Owned        of Shares
                                                                        ------------       ----------
     Name of Beneficial Owner
     ------------------------
     Directors and Named Executive Officers:
     James E. Dovey(1)                                                      6,283,852        4.0%
     William H. Pearson(2)                                                  6,307,661        4.0
     Richard N. Clevenger(3)                                                5,390,532        3.4
     David E. Lacey                                                         1,081,654        0.7
     James C. Allen(4)                                                        794,992        0.5
     Royce J. Holland(5)                                                      794,992        0.5
     Lawrence F. DeGeorge(6)(8)                                            26,045,255       16.6
     Paul J. Finnegan                                                             --           *
     James H. Kirby                                                               --           *
     James N. Perry, Jr.                                                          --           *
     All directors and executive officers as a group (15 persons)          47,810,753       30.4

     5% Owners:
     Madison Dearborn Partners(7)                                          62,194,299       39.5
     DeGeorge Telecom Holdings Limited Partnership(8)                      26,045,255       16.6

--------------
  *  Less than 0.5%
(1) These shares are held indirectly by Mr. Dovey, Dovey Company LLC and Dovey Family Partners LLLP through their ownership interests in CompleTel LLC. Mr. Dovey has sole voting power for each of these entities.
(2) These shares are held indirectly by Mr. Pearson, Haj LLC and Haj Pearson LLC, through their ownership interests in CompleTel LLC. Mr. Pearson has sole voting power for each of these entities.
(3) These shares are held indirectly by Mr. Clevenger, Clevenger Family LLLP and Clevenger Company LLC, through their ownership interests in CompleTel LLC. Mr. Clevenger has sole voting power for each of these entities.
(4) These shares are held indirectly by Mr. Allen through his ownership interests in CompleTel LLC.
(5) These shares are held indirectly by Mr. Holland through his ownership interests in CompleTel LLC.
(6) Mr. DeGeorge is the Chairman and Chief Executive Officer of LPL Investment Group, Inc., which controls DeGeorge Telecom Holdings Limited Partnership.
(7) 61,024,024 of these shares are held indirectly by Madison Dearborn Capital Partners II, L.P. through its ownership interests in CompleTel LLC. The remaining 1,170,275 shares were purchased in the initial public offering of our ordinary shares and are held directly. Messrs. Finnegan and Perry are managing directors of

     Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners II, L.P. The address of Madison Dearborn Partners is Three First National Plaza, Chicago, Illinois 60602.
(8) 25,226,062 of these shares are held by DeGeorge Telecom Holdings Limited Partnership through its ownership interests in CompleTel LLC and CompleTel Holdings LLC. The remaining 819,193 shares are held directly by LPL Telecom Europe, L.P., an affiliate of DeGeorge Telecom Holdings Limited Partnership, and were purchased in the initial public offering of our ordinary shares. Mr. DeGeorge has sole voting and investment power over the units owned by DeGeorge Telecom Holdings Limited Partnership. The address of DeGeorge Telecom Holdings Limited Partnership is 639 Isbell Road, Suite 390, Reno, Nevada 89509.

                 Material Relationships and Related Transactions

January 1999 equity contribution

     In January 1999, in connection with a corporate restructuring, CompleTel LLC contributed approximately $58 ((Euro)61.4) million of equity, in cash and receivables, and in exchange, CompleTel Europe issued 73,537,325 shares. Of the $58.0 million contributed by CompleTel LLC, approximately $6.2 ((Euro)6.5) million was a receivable, and $51.8 ((Euro)54.9) million was cash. In connection with that transaction, Madison Dearborn Partners and DeGeorge Holdings, each a beneficial owner of more than 5% of outstanding shares of CompleTel Europe, purchased additional CompleTel LLC preferred interest for $2.51 million and $1.06 million, respectively, representing 2,847,053 and 1,202,341 CompleTel Europe shares; and Mr. Dovey, who is a Supervisory Director of CompleTel Europe, Mr. Pearson, who is a Managing Director and Chief Executive Officer of CompleTel Europe, and several of our executive officers, Messrs. Clevenger and Lacey, purchased additional CompleTel LLC preferred interests for an aggregate of $57,000, representing 64,654 shares of CompleTel Europe.

February 1999 units offering

     In February 1999, CompleTel Europe and CompleTel Holdings LLC issued 147,500 units, each unit consisting of $1,000 principal amount at maturity of 14% senior discount notes of CompleTel Europe due 2009 and 10 non-voting class B interests of CompleTel Holdings, in an offering under Rule 144A of the Securities Act. Mr. DeGeorge, one of the Supervisory Directors of CompleTel Europe, purchased 400 units in the offering on the same terms as the other purchasers.

     In connection with the issuance of the class B interests of CompleTel Europe, CompleTel Holdings LLC and CompleTel (N.A.) N.V. entered into a subscription agreement pursuant to which CompleTel (N.A.) N.V. purchased shares representing 7.0% of the issued share capital of CompleTel Europe on a fully diluted basis and issued a corresponding percentage of its equity interests to CompleTel Holdings LLC for the capital accounts of the holders of class B interests of CompleTel Holdings LLC. As a result of the November 1999 transaction, described below, the corresponding percentage of class B interests was reduced from 7.0% to 5.85%. In April 2000, CompleTel Holdings LLC initiated dissolution and a pro rata portion of CompleTel Europe shares held by CompleTel (N.A.) N.V. are being distributed to the class B interest holders in a redemption and liquidation.

     Pursuant to the subscription agreement, we have agreed that all future transactions between the us and our officers, directors, principal shareholders or their respective affiliates, will be on terms no less favorable to us than can be obtained from unrelated third parties.

November 1999 equity contribution

     In November 1999, CompleTel Holdings issued additional class A interests to CompleTel LLC, the holder of all of the outstanding CompleTel Holdings LLC class A interests, in exchange for an additional equity contribution by CompleTel LLC of approximately $42.14 ((Euro)44.62) million. Madison Dearborn Partners and DeGeorge Holdings, each a beneficial owner of more than 5% of our outstanding shares, purchased CompleTel LLC preferred interests for $20.21 million and $8.34 million, respectively, representing 9,882,914 and 4,111,779 shares of CompleTel Europe respectively. Additionally, Messrs. Dovey, Allen and Holland, each of whom is a Supervisory Director of CompleTel Europe, purchased CompleTel LLC preferred interests for $0.48 million, $0.23 million and $0.23 million, respectively, representing 238,200, 111,160 and 111,160 shares, respectively, of CompleTel Europe; and Mr. Pearson, who is a Managing Director and Chief Executive Officer of CompleTel Europe, and Messrs. Clevenger and Lacey, each of whom is an executive officer, purchased CompleTel LLC preferred interests for $0.20 million, $0.17 million and $0.20 million respectively, representing 98,683, 83,937 and 98,683 shares, respectively, of CompleTel Europe.

Employee loans

     In January 2000, iPcenta Limited, a wholly-owned indirect subsidiary of CompleTel Europe, loaned Martin Rushe, a Managing Director of CompleTel Europe and the President of CompleTel UK Limited, the principal amount of $206,500 ((Euro)220,000) to purchase common units of CompleTel LLC. The principal amount, together with accumulated interest at the rate of 7% compounded semi-annually, is due and payable on the earlier of January 15, 2003, 30 days after a termination for cause, or 90 days after any termination of employment. The common units are subject to vesting and forfeiture provisions and will, if vested, entitle Mr. Rushe to receive a pro rata number of CompleTel Europe shares when and if CompleTel LLC is liquidated. iPcenta has agreed to forgive a pro rata portion of the principal and interest on the note as the common units vest or upon forfeiture.

     A limited number of our employees have obtained interest bearing loans in an approximate aggregate principal amount of (Euro)2,000,000 from a commercial bank to purchase our ordinary shares. These include loans to Hansjorg Rieder and Martin Rushe, who each serve as Managing Directors of CompleTel Europe, in the principal amounts of (Euro)567,000 and (Euro)309,000, respectively. The loans are for a term of 18 months and will be secured by a pledge of the shares purchased by such individuals. In addition, CompleTel Europe has agreed to guaranty the employee and officer loans in the approximate total amount of
(Euro)2 million and has agreed to assume the interest cost payments on the loans.

                     Description of Material Indebtedness

14% Senior Discount Notes

     The notes

     CompleTel Europe issued $147.5 (EURO156.2) million aggregate principal amount at maturity of 14% senior discount notes due February 15, 2009 pursuant to an indenture between CompleTel Europe, CompleTel LLC, CompleTel ECC B.V. and U.S. Bank Trust National Association. The notes were issued in units, with each unit consisting of $1,000 principal amount at maturity of the notes and 10 non-voting class B membership interests of CompleTel Holdings LLC. CompleTel Europe will use a portion of the net proceeds from this offering to repurchase $27.0 (EURO28.6) million principal amount at maturity of its 14% senior discount notes due 2009.

     Interest

     No interest will be payable on the notes before August 15, 2004. From the issue date through February 15, 2004, the notes will accrete from an initial accreted value of $508.54 to $1,000 per $1,000 principal amount at maturity. From and after February 15, 2004, interest on the notes will accrue at the rate of 14% per annum and be payable semiannually on February 15 and August 15 of each year, beginning on August 15, 2004.

     Security; parent guaranty

     Except for the parent guaranty described below, the notes are unsecured obligations of CompleTel Europe, ranking equally in right of payment with all existing and future unsecured and unsubordinated obligations of CompleTel Europe and will rank senior in right of payment to any existing and future debt expressly subordinated to the notes.

     To comply with Netherlands law, the notes are guaranteed on a senior unsecured basis by CompleTel LLC, our ultimate parent. Because CompleTel LLC is a holding company with no operations other than the operations conducted by our subsidiaries, it is unlikely CompleTel LLC would be able to satisfy its obligations under the guaranty if we fail to satisfy our obligations on the notes.

     Exchange offer

     On November 12, 1999, we consummated a public exchange offer pursuant to which we offered to exchange all the notes issued in the notes offering for substantially identical notes registered under the Securities Act. As a result of the consummation of the exchange offer, we became subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934.

     Redemption

     We may elect to redeem the notes at any time on or after February 15, 2004, in whole or in part, at 107% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on and after February 15, 2007. In addition, at any time on or before February 15, 2002, we may elect to redeem up to one-third of the aggregate principal amount at maturity of the notes with the proceeds of one or more public equity offerings, at a redemption price equal to 114% of the accreted value of the notes being redeemed, plus accrued interest, if any, provided that at least $93,334,000 aggregate principal amount at maturity of the notes remains outstanding immediately after the redemption.

     Covenants and events of default

     The indenture contains restrictive covenants, including among others, limitations on our ability and the ability of our restricted subsidiaries to:
     .    borrow additional money;
     .    pay dividends and make other distributions;
     .    prepay subordinated indebtedness;
     .    repurchase capital stock;
     .    make investments;
     .    engage in transactions with affiliates;
     .    create liens;
     .    sell assets and engage in mergers and consolidations; and
     .    enter into sale and leaseback transactions.

If we fail to comply with these covenants we will default under the indenture.

Euro 265 million senior secured credit facility

     On January 6, 2000 we executed a EURO265 million senior secured credit facility. The borrowers are CompleTel ECC B.V., our principal French operating company, CompleTel S.A.S. and CompleTel Services S.A.S., and our German operating company, CompleTel GmbH. Currently there is no amount drawn under our credit facility.

     In April 2000, we entered into a suspension agreement with the lenders under our credit facility which provides that we will not borrow funds under our credit facility until the credit facility is amended and that, in turn, during this period, the lenders will suspend the application of various provisions including substantially all of the representations, covenants and events of default in our credit facility. During the suspension period, certain other provisions of our credit facility will remain in effect including, without limitation, our obligation to maintain the security interests of the lenders and pay, among other things, commitment fees to the lenders. The suspension agreement will be in effect until the earlier of (a) January 11, 2001, (b) the date we cancel our credit facility, or (c) the date an amendment to our credit facility is in effect. In the event that an amendment to our credit facility cannot be agreed upon within six months, or, if extended by us, nine months, after the effective date of the suspension agreement, the suspension agreement and the credit facility will be terminated. After giving effect to our April notes offering, without this suspension of the covenants, we would not be able to borrow under our credit facility without obtaining a waiver from the lenders. We intend to negotiate an amendment to the credit facility prior to the expiration of the suspension agreement which will include modifications to the covenants and will permit us to borrow under such amended credit facility. However, we do not know if we will be successful in obtaining such amendment on terms that are satisfactory to us, if at all.

     The following is a description of our credit facility, as in effect on the date hereof, without giving effect to the suspension agreement.

     Availability tests

     The facility consists of a term loan facility in the amount of EURO105 million, available to be drawn up to December 31, 2000 and repayable beginning 2003, and a revolving loan facility in the amount of EURO160 million, available to be drawn from May 31, 2000, to December 31, 2002. After December 31, 2002, outstanding advances up to EURO141 million under the revolving loan facility will first be converted into a term loan, and other outstanding advances will become part of a EURO19 million working capital facility. The facility matures on December 31, 2006.

     The availability of the term loan facility is subject to a number of conditions, including:

     .    the delivery of a business plan satisfactory to the arrangers;

     . injecting the euro equivalent of approximately $181 million of net proceeds from a combination of existing and new equity contributions, subordinated shareholder loans, and the proceeds of the high yield notes, into our French and German subsidiaries and having spent the euro equivalent of at least $175 million, consistent with an approved business plan, on French and German network deployment in the target markets;

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

     .    the creation of the security interests; and

     . the satisfaction of the business plan in all material respects, including full satisfaction of revenue, Adjusted EBITDA and MAN deployment targets.

     The amount outstanding under the facility cannot exceed certain limits that increase with time such that the entire EURO165 million may not be advanced prior to June 30, 2002. The availability of credit under the facility is subject to other conditions, including requirements that our subsidiaries have commercially launched networks in designated cities in France and Germany and that we satisfy a debt-to-capital test.

     The availability of credit under the revolving credit facility is contingent on satisfaction of a number of conditions, including:

     .    we have fully utilized the term loan facility;
     .    we have satisfied the conditions for drawing on the term loan facility;
     . we have commercially launched our network in 11 cities in France and Germany;
     .    we meet a revenue test; and
     . depending on the period, we satisfy a debt-to-capital, debt-to-revenue, or senior-debt leverage ratio.

     Interest rates

     The facility bears interest at a variable rate commencing at EURIBOR plus margin and mandatory costs. The applicable margin will be a maximum of 3.75% for the term loan facility and 3.00% for the revolving loan facility, each subject to downward adjustment based on senior debt leverage ratio tests.

     Security; guaranty

     Whether or not the agreement with our lenders to suspend certain covenants is in effect, the facility is guaranteed by our subsidiaries and is secured by, among other things, pledges of all of our subsidiaries, as well as a number of the guarantors' present and future material assets and revenues, and by a pledge of the stock of each of the borrowers, as well as most of the guarantors.

     Covenants

     We and our subsidiaries are subject to various restrictive covenants under the facility, including among others, limitations on:

     .    incurring additional indebtedness;
     .    creating encumbrances;
     .    making loans and guaranties;
     .    disposing assets;
     .    make acquisitions or effect merger and consolidated transactions; and
     .    making investments.

The facility also places limits on our use of proceeds from the initial public offering of our ordinary shares, further equity investments and high yield debt issuances. Such proceeds must be held as cash equivalent investments or used to develop our telecommunications business in France or Germany.

     Prepayments

     We may prepay advances under the term loan facility and revolving loan facility upon giving prior notice to the banks, subject to a minimum prepayment amount of EURO5 million. Upon a change of control, we are obligated to repay the term loans and revolving loans. Commencing with the year ended December 31, 2001, we are required to apply 50% of our excess cash flow, calculated annually in accordance with the terms of the facility, and apply amounts received upon certain disposals of assets and the proceeds of insurance claims that are not payable to a third party, if we do not reinvest the funds, toward the prepayment of the facility.

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     Events of default

     The facility can be terminated, and repayment will be required upon the occurrence of an event of default, including, but not limited to, the following:

     . we fail to pay principal, interest or any other amount payable when due;

     . we have made incorrect representations or warranties in connection with the facility;

     .    we breach a covenant under the facility;

     . we undergo certain insolvency and bankruptcy proceedings, or any other similar proceeding;

     .    we default under material court or arbitration judgment;

     .    we trigger a cross-default in payment of other indebtedness;

     .    the obligations under the security documents are unenforceable;

     . we and our subsidiaries cease to carry on our telecommunications business;

     . we amend or breach material contracts or licenses under certain conditions;

     . any of the borrowers or guarantors cease to be a wholly-owned subsidiary of CompleTel Europe; and

     . any event or circumstance occurs that would constitute a material adverse change in our financial condition or business, or our ability to perform our payment and other material obligations under the facility.

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                           Description of the Notes

     The new notes, like the old notes, will be issued under the indenture, dated as of April 13, 2000, between CompleTel Europe, as issuer, and The Chase Manhattan Bank, as trustee (the "Trustee"). References in this "Description of the Notes" to CompleTel Europe refer to CompleTel Europe N.V. with its statutory seat in Amsterdam, The Netherlands, and not to its subsidiaries unless specifically stated otherwise.

     The following description of the terms of the indenture is a summary. It does not restate the indenture and excludes certain of the definitions and complex legal terminology contained in the indenture. While we believe this summary contains the information about the indenture which is important to your decision to exchange your old notes for new notes, it does not include all of the provisions of the indenture that you may feel are important. The indenture, and not this summary, defines your rights as a note holder. The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture has been filed with the SEC as part of our registration statement of which this prospectus forms a part. See "Where You Can Find More Information," for information on how to obtain a copy.

General

     Under the indenture, the notes:

     . will be unsubordinated and, except for the pledged securities and pledge account described below under "Interest Escrow and Security," unsecured obligations of CompleTel Europe;

     .    will be limited to (EURO)300,000,000 aggregate principal amount,
          (EURO)200 million aggregate principal amount of which will be issued in this offering; and

     .    will mature on April 15, 2010, at par.

     CompleTel Europe may issue up to (EURO)100 million additional principal amount of notes, at its discretion under the indenture, subject to the covenants described under "Covenants--Limitation on Indebtedness" and covenants under CompleTel Europe's other debt instruments. Unless otherwise specified, all references in this "Description of the Notes" to the "notes" shall refer to the notes issued in this offering and any additional notes offered under the indenture, up to (EURO)100 million principal amount.

     Interest on the notes will accrue at a rate of 14% per annum from the issue date or from the most recent interest payment date to which interest has been paid or provided for, and will be payable semiannually to holders at the close of business on the April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     If by the date that is 180 days after the issue date, CompleTel Europe has not consummated a registered exchange offer for the notes or caused a shelf registration statement with respect to resales of the notes to be declared effective, additional interest (the "Special Interest") (in addition to the stated interest on the notes) will accrue on the principal amount of the applicable notes at the rate described under "Registration Rights Agreement" and will be payable in cash semiannually on April 15 and October 15 of each year, commencing with the first such date following the applicable Registration Default, until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "Registration Rights Agreement."

     CompleTel Europe will make all payments (including principal, premium, if any, and interest) on the notes, and will accept the notes for exchange and transfer, at its office or through an agent in New York, New York, and London, England, that it will maintain for these purposes. Initially the agent will be the corporate trust offices of the Trustee and, so long as the notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg will be maintained for payments in respect of the notes. CompleTel Europe will make all payments of principal and interest in same day funds to the Trustee.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the trustee and the principal paying agent will pay the money back to CompleTel Europe at its request. After that, holders entitled to the money must look to CompleTel Europe for payment, unless an abandoned property law designates

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another person, and all liability of the trustee and such principal paying agent with respect to such money shall cease.

     The notes will be issued only in fully registered form, without coupons, in minimum denominations of (EURO)50,000 principal amount. Any notes issued in denominations in excess of (EURO)50,000 will be issued in increments of
(EURO)1,000 principal amount. See "Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of notes, but CompleTel Europe may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Additional amounts

     All payments made by CompleTel Europe and any Subsidiary Guarantor under or with respect to the notes (including payments in respect of Special Interest, if any) will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest or other liabilities related thereto) imposed or levied by or on behalf of the government of The Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which CompleTel Europe is organized or engaged in business for tax purposes ("Taxes"), unless CompleTel Europe or any such Subsidiary Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If CompleTel Europe or any such Subsidiary Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes, from any payment made under or with respect to the notes, CompleTel Europe or any such Subsidiary Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that the foregoing obligation to pay Additional Amounts does not apply to:

     (a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and The Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which CompleTel Europe is organized or engaged in business for tax purposes (other than the mere receipt of such payment or the ownership or holding outside of The Netherlands or such other jurisdiction of such note or fulfillment of any certification, identification or other reporting requirements referred to in clause (d) below);

     (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or governmental charge;

     (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such note; or

     (d) any Taxes that would not have been imposed but for the failure of the holders to satisfy any certification, identification or any other reporting requirement whether imposed by statute, treaty, regulation or administrative practice, provided that the Company has delivered a request to the holders to comply with such requirement at least 30 days prior to the date such compliance is required.

Nor will Additional Amounts be paid:

          (1) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period), or

          (2) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

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

     If CompleTel Europe conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Netherlands in a manner which causes holders to be liable for taxes on payments under the notes for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, "Taxes" shall include taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and CompleTel Europe's and any Subsidiary Guarantor's obligations to pay Additional Amounts shall apply without regard to whether holders or beneficial owners have a present or former connection with such Taxing Jurisdiction or any prefecture or territory thereof. The foregoing provisions shall survive any termination or discharge of the indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to CompleTel Europe is organized or any political subdivision or taxing authority or agency thereof or therein. CompleTel Europe or any Subsidiary Guarantor, as the case may be, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. CompleTel Europe or any Subsidiary Guarantor, as the case may be, will furnish to the holders of the notes, within 30 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by CompleTel Europe, CompleTel Escrow B.V. or any Subsidiary Guarantor, as the case may be.

     At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if CompleTel Europe or any Subsidiary Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, CompleTel Europe or any Subsidiary Guarantor, as the case may be, will deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and the Paying Agent to pay such Additional Amounts to holders of notes on the payment date. Each Officers' Certificate shall be relied upon by the Trustee until receipt of a subsequent Officers' Certificate addressing such matters.

     Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The foregoing obligations relating to Additional Amounts shall survive any termination, defeasance or discharge of the indenture.

CompleTel LLC guaranty

     To avoid CompleTel Europe from being a credit institution within the meaning of the Dutch 1992 Act on the Supervision of the Credit System ("Wet toezicht kredietinwezen 1992"), CompleTel LLC will irrevocably and unconditionally guaranty, on a senior unsecured basis, the full and prompt performance of all of CompleTel Europe's obligations under the indenture and the notes, including the payment of principal, premium, if any, interest, Special Interest, if any, and Additional Amounts, if any, on the notes and any other sums that may become due under or in connection with the notes.

     The indenture will not restrict any activities of CompleTel LLC, including the ability of CompleTel LLC to incur Indebtedness, and all future debt and other liabilities of CompleTel LLC's subsidiaries, if any, other than CompleTel Europe or its subsidiaries, will be effectively senior to the obligations of CompleTel LLC under the Guaranty. In addition, if CompleTel Europe shall determine based upon the written advice of legal counsel that it does not require the Guaranty to avoid being a credit institution within the meaning of the Dutch 1992 Act on the Supervision of the Credit System, CompleTel LLC will be released from all of its obligations under its Guaranty following notice to the Trustee.

     CompleTel LLC is a holding company with no material business operations, sources of income or other assets other than its interests in CompleTel Europe and CompleTel Europe's subsidiaries. Accordingly, in the event that CompleTel Europe is unable to satisfy its obligations under the indenture and the notes or in the event of any bankruptcy, insolvency or reorganization affecting CompleTel Europe, it is unlikely that CompleTel LLC will have sufficient funds available to satisfy its obligations under the Guaranty. We intend to liquidate CompleTel LLC as soon as possible subject to Dutch or Delaware limitations on our ability to do so.

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Interest escrow and security

     Immediately following the closing of the offering, CompleTel Europe, will lend (EURO)78.0 million of the net proceeds of this offering to CompleTel Escrow B.V., a special purpose subsidiary. CompleTel Escrow B.V. will use the funds lent to it by CompleTel Europe to purchase securities and pledge them to the Trustee for the benefit of the holders of the notes offered hereby. The scheduled interest and principal payments on such pledged securities are equal to or exceed the amount needed to pay the first six scheduled interest payments (excluding Additional Amounts and Special Interest due on the notes offered hereby, if any).

     The pledged securities consist of six groups of euro-denominated Government Securities, one for each of the first six scheduled interest payments on the notes offered hereby. Each group consists of euro-denominated Government Securities maturing on, or as nearly as possible prior to, the date of the corresponding scheduled interest payment in an aggregate amount sufficient to provide for payment in full of such scheduled interest payment (excluding Additional Amounts and Special Interest, if any).

     Each group of pledged securities or the account in which they are held will be pledged to the Trustee to secure the interest payments for the benefit of the holders of the notes pursuant to the pledge agreement between CompleTel Europe N.V., CompleTel Escrow B.V., The Chase Manhattan Bank, as Trustee and The Chase Manhattan Bank, as Escrow Agent dated as of the closing date of this offering (the "Pledge Agreement"). The pledged securities will be held in the name of the Trustee or in CompleTel Escrow B.V.'s name in the pledge account (as described in the Pledge Agreement). Pursuant to the Pledge Agreement, immediately prior to an interest payment date on the notes, the Trustee will release from the pledge account amounts sufficient to make the scheduled interest payment.

     The notes will be secured by the pledged securities and the related pledge account in accordance with the Pledge Agreement.

     If CompleTel Europe makes the first six scheduled interest payments on the notes in a timely manner, then the pledge accounts and all of the remaining pledged securities will be released and thereafter the notes will be unsecured.

     If CompleTel Europe issues any additional notes under the indenture governing the notes offered hereby, it will cause the pledge amount to be increased such that the pledge account will contain euro-denominated Government Securities sufficient to pay interest on all issued notes through the first six payments of interest on the originally issued notes.

Optional redemption

     The notes will be redeemable, at CompleTel Europe's option, in whole or in part, at any time or from time to time, on or after April 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register, at the redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

                                                                  Redemption
                                                                    Price
        Year                                                      Percentage
        ----                                                      ----------
        2005.................................................     107.000%
        2006.................................................     104.667%
        2007.................................................     102.333%
        2008 and thereafter..................................     100.000%

     In addition, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register, at any time on or prior to April 15, 2003, CompleTel Europe may redeem up to 35% of the principal amount of the notes originally issued with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at CompleTel Europe's option, at any time or from time

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to time in part, at a redemption price (expressed as a percentage of principal amount) of 114.00% plus accrued and unpaid interest, if any, to the redemption date; provided that (1) at least 65% of all issued notes (including any additional notes issued under the indenture) remains outstanding after each such redemption and (2) CompleTel Europe shall mail the notice of redemption required by this paragraph within 60 days of the receipt of the Public Equity Offering proceeds to be so applied.

     In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange (so long as the notes are so listed) and the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange or the Luxembourg Stock Exchange, pro rata, or by lot; provided that any partial redemption pursuant to the preceding paragraph shall only be selected pro rata as among the applicable holders; provided further that notes issued in a denomination in excess of (EURO)50,000 by increments of (EURO)1,000 shall be redeemed in part only provided that the principal amount of any such notes left outstanding will not be less than (EURO)50,000. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. CompleTel Europe will cause a copy of each notice of redemption to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger
Wort), so long as the notes are listed on the Luxembourg Stock Exchange. Such new notes, if any, if issued in definitive form, may be obtained at the office of any trustee or paying agent.

Redemption for changes in withholding taxes

     If as a result of any change in, or amendment to, any laws or regulations or official interpretations or applications thereof which is announced and becomes effective after the issue date, in making any payment due or to become due under the notes or the indenture, CompleTel Europe or any Subsidiary Guarantor is or would be required on the next succeeding interest payment date to pay any Additional Amounts and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to CompleTel Europe or any Subsidiary Guarantor (which shall not include any adverse modification of the terms of the indenture or the notes), the notes may be redeemed at the option of CompleTel Europe, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the indenture, at any time prior to the second succeeding interest payment date following such change or amendment at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date; provided CompleTel Europe or such Subsidiary Guarantor will also pay to holders of the notes on the redemption date any Additional Amounts which are then payable. As long as the notes are listed on the Luxembourg Stock Exchange, a notice with respect to the above shall be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).

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

Sinking fund

     There will be no sinking fund payments for the notes.

Ranking

     Except for the pledged securities and the pledge account described above under "Interest escrow and security" which secure the Indebtedness, the Indebtedness evidenced by the notes will rank pari passu in right of payment with all existing and future unsecured unsubordinated indebtedness of CompleTel Europe and senior in right of payment to all Subordinated Indebtedness.

Covenants

     Limitation on Indebtedness

     CompleTel Europe will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Prior Issue Date; provided that CompleTel Europe and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary may Incur Acquired Indebtedness, if, in either case, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than or equal to 6.0 to 1.0.

     Notwithstanding the foregoing, CompleTel Europe and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

     (1)  Indebtedness

          (A) of any Restricted Subsidiary owed to CompleTel Europe evidenced by a promissory note, or

          (B) of CompleTel Europe or any Restricted Subsidiary to any Restricted Subsidiary;

provided that, in the case of clause (B) above, any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or, in the case of clause (A) and (B) above, any subsequent transfer of such Indebtedness (other than to CompleTel Europe or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (1);

     (2)  Refinancing Indebtedness;

     (3)  Indebtedness of CompleTel Europe or any Restricted Subsidiary

          (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

          (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements are designed to provide protection against fluctuations in foreign currency exchange rates or interest rates and do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

          (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of CompleTel Europe or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guaranties of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by CompleTel Europe or any Restricted Subsidiary in connection with such disposition;

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     (4)  Indebtedness represented by

          (A)  Guarantees of the notes, and

          (B) Guarantees by any Restricted Subsidiary of Indebtedness of CompleTel Europe otherwise permitted under this covenant, provided any Guaranty permitted by this clause (B) is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries and Incurrence of Certain Indebtedness by Restricted Subsidiaries" covenant described below;

     (5) Indebtedness of CompleTel Europe (provided that any such Indebtedness constituting Debt Securities does not mature as to principal or become mandatorily redeemable prior to the Stated Maturity of the notes) or Indebtedness (other than Debt Securities) of any Restricted Subsidiary Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets of such person so acquired and to the extent of the fair market value of the acquisition of the Capital Stock of a Restricted Subsidiary that owns all or part of such equipment, inventory or assets from a person other than CompleTel Europe or any Restricted Subsidiary) by CompleTel Europe or a Restricted Subsidiary after the Prior Issue Date for application or use in a Telecommunications Business and any costs for initial services provided in connection with the foregoing or to provide, as applicable, for the initial operation of such equipment or assets in an aggregate principal amount not to exceed (Euro)250 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) at any one time outstanding;

     (6) Indebtedness of CompleTel Europe such that, after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause and any refinancings thereof otherwise Incurred in compliance with the indenture would not exceed 200% of Total Incremental Equity;

     (7) Indebtedness of CompleTel Europe and its Restricted Subsidiaries incurred under one or more Senior Credit Facilities in an aggregate principal amount not to exceed (Euro)300 million) (or, to the extent non euro-denominated, the Euro Equivalent thereof) at any time outstanding; and

     (8) Indebtedness (in addition to Indebtedness permitted under clauses (1) through (7) above) outstanding at any time in an aggregate principal amount not to exceed (Euro)30 million (or, to the extent non euro-denominated, the Euro Equivalent thereof).

     Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that CompleTel Europe or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, CompleTel Europe, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     The issuance of the notes shall be deemed to be an Incurrence of Indebtedness on the issue date and is subject to compliance with this "Limitation on Indebtedness" covenant.

     Limitation on Restricted Payments

     CompleTel Europe will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely on its Capital Stock (other than Disqualified Stock, (y) pro rata dividends, distributions or other payments on Common Stock of Restricted Subsidiaries held by persons other than CompleTel Europe or any of the Restricted Subsidiaries and (z) dividends, distributions or other payments to CompleTel Europe or any Restricted Subsidiary);

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     (2)  purchase, redeem, retire or otherwise acquire for value any Capital
Stock of (A) CompleTel Europe or an Unrestricted Subsidiary held by any person or (B) a Restricted Subsidiary held by any Affiliate of CompleTel Europe (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CompleTel Europe (other than a purchase, redemption, retirement or other acquisition that is a Permitted Investment in a Restricted Subsidiary);

     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value prior to any scheduled mandatory payment date, of Subordinated Indebtedness; or

     (4)  make any Investment, other than a Permitted Investment, in any person

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A)  a Default shall have occurred and be continuing,

          (B) CompleTel Europe could not Incur at least (Euro)1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant, or

          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Prior Issue Date shall exceed the sum of:

               (1) the amount of (x) Cumulative Available Cash Flow determined at the time of such Restricted Payment less (y) 150% of the cumulative Consolidated Interest Expense determined for the period commencing on the first day of the fiscal quarter which includes the Prior Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the applicable Trustee pursuant to the "Commission Reports and Reports to Holders" covenant; plus

               (2) the aggregate Net Cash Proceeds received by CompleTel Europe after the Prior Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a person who is not a Subsidiary of CompleTel Europe, including an issuance or sale permitted by the indenture of Indebtedness of CompleTel Europe for cash subsequent to the Prior Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of CompleTel Europe; plus

               (3) an amount equal to the net reduction in Investments constituting Restricted Payments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to CompleTel Europe or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment less the cost of the disposition of such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of such Investment; minus

               (4) 50% of the then outstanding principal amount of any Indebtedness Incurred pursuant to clause (6) of the second paragraph of the "Limitation on Indebtedness" covenant and any Refinancings thereof (regardless of any subsequent reclassification of any such Indebtedness).

     The foregoing provision shall not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing paragraph;

     (2) so long as no Default shall have occurred and be continuing, the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness including premium, if any, and accrued and

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unpaid interest, with the amount of the proceeds of, or in exchange for,
Indebtedness Incurred under clause (2) of the second paragraph of the "Limitation on Indebtedness" covenant;

     (3) the repurchase, redemption or other acquisition of Capital Stock of CompleTel Europe or a Subsidiary of CompleTel Europe in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of CompleTel Europe;

     (4) so long as no Default shall have occurred and be continuing, the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Indebtedness in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, the Capital Stock (other than Disqualified Stock) of CompleTel Europe;

     (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of CompleTel Europe;

     (6) so long as no Default shall have occurred and be continuing, any Investment in any person primarily engaged in a Telecommunications Business on the date of such Investment; provided that after giving effect to the proposed Investment, the aggregate amount of Investments made pursuant to this clause (6) does not then exceed the sum of (a) (Euro)25 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) plus (b) the amount then available for the making of Restricted Payments pursuant to clause (C) of the preceding paragraph; or

     (7) (A) dividends or distributions to CompleTel LLC in respect of the purchase, redemption, retirement or other acquisition for value of Capital Stock of CompleTel LLC held by managers, directors, employees or officers, or former managers, directors, employees or officers, of CompleTel LLC, Cable Tel Management, Inc., CompleTel Europe or a Wholly Owned Subsidiary (or their estates or beneficiaries under their estates), upon the death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such Capital Stock was issued; and (B) payments of amounts required for any repurchase, redemption or other acquisition or retirement for value of any Capital Stock owned by any supervisory board member, management board member, officer, director, or employee of CompleTel Europe or any Restricted Subsidiary upon the death, disability, retirement or termination of employment from CompleTel Europe or such Restricted Subsidiary, provided that in the case of (A) and (B) the aggregate dividends or distributions and price paid for such repurchase, redemption, retirement or acquisition of Capital Stock will not exceed (Euro)6 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) in any calendar year in the aggregate unless such repurchases are made with the proceeds of insurance policies and the Capital Stock is purchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries).

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof) and the proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (3) and (4) thereof shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     CompleTel Europe will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by CompleTel Europe or any other Restricted Subsidiary;

          (2) pay any Indebtedness owed to CompleTel Europe or any other Restricted Subsidiary;

          (3) make loans or advances to CompleTel Europe or any other Restricted Subsidiary; or

          (4) transfer any of its property or assets to CompleTel Europe or any other Restricted Subsidiary.

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     The foregoing provisions shall not restrict any encumbrances or restrictions:

          (1) existing on the issue date in the indenture or any other agreement in effect on the issue date, and any extensions, refinancings, renewals or replacements of such agreements; provided that CompleTel Europe reasonably determines the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (2)  existing under or by reason of applicable law;

          (3) existing with respect to any person or the property or assets of such person acquired by CompleTel Europe or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any person or the property or assets of any person other than such person or the property or assets of such person so acquired;

          (4) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,

               (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

               (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of CompleTel Europe or any Restricted Subsidiary not otherwise prohibited by the indenture, or

               (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that CompleTel Europe reasonably determines do not, individually or in the aggregate, detract from the value of property or assets of CompleTel Europe or any Restricted Subsidiary in any manner material to CompleTel Europe or any Restricted Subsidiary;

          (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

               (A) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or (y) CompleTel Europe determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect CompleTel Europe's ability to make principal or interest payments on the notes, and

               (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings or agreements (as determined by CompleTel Europe in good faith).

     Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent CompleTel Europe or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of CompleTel Europe or any Restricted Subsidiary that secure Indebtedness of CompleTel Europe or any such Restricted Subsidiary or from entering into any agreement that contains customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of CompleTel Europe or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, and customary subordination provisions governing Indebtedness owed to CompleTel Europe or any Restricted Subsidiary.

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     Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

     CompleTel Europe will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Stock of a Restricted Subsidiary except:

          (1)  to CompleTel Europe or a Restricted Subsidiary;

          (2) issuances of director's qualifying shares or issuances of Capital Stock to nationals of the jurisdiction of organization of a Restricted Subsidiary, to the extent required by applicable law;

          (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

          (4) issuances or sales of Common Stock of a Restricted Subsidiary, provided that CompleTel Europe or a Restricted Subsidiary applies an amount equal to the Net Cash Proceeds, if any, of any such sale in accordance with clause (A), (B) or (C) of the "Limitation on Asset Sales" covenant described below.

     Limitation on Issuances of Guarantees and Incurrence of Certain Indebtedness by Restricted Subsidiaries

     CompleTel Europe will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) Guaranty any Subordinated Indebtedness or Debt Securities of CompleTel Europe; or

          (2) Incur any Indebtedness under or in respect of Debt Securities or Subordinated Indebtedness under clauses (2), (5) or (8) of the second paragraph of the "Limitation on Indebtedness" covenant ("Guaranteed Indebtedness"), unless:

               (A) (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guaranty of payment of the notes by such Restricted Subsidiary and (2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CompleTel Europe or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; or

               (B) (i) such Guaranteed Indebtedness constitutes Indebtedness of CompleTel Europe for which money is borrowed and set aside at the time of the Incurrence of such Indebtedness in order to prefund the payment of interest on such Indebtedness and is on-lend from CompleTel Europe to the applicable Restricted Subsidiary, (2) the applicable Restricted Subsidiary has no assets (other than assets of a de minimis nature) other than the on-lend funds referred to in clause (1) above (or Government Securities purchased with such funds), and (3) the on-lend funds referred to in clause (1) above (or Government Securities purchased with such funds) secure the performance of CompleTel Europe's obligations with respect to such Guaranteed Indebtedness;

provided that this paragraph shall not be applicable to any Guaranty of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If a Restricted Subsidiary shall issue a Guaranty with respect to the notes pursuant to clause (A)(1) above, which Guaranteed Indebtedness is:

          (A) not Subordinated Indebtedness, then the Guaranty of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee, or

          (B) Subordinated Indebtedness, then the Guaranty of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guaranty at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

     Notwithstanding the foregoing, any Subsidiary Guaranty by a Restricted Subsidiary will provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to

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any person not a Restricted Subsidiary, of all of CompleTel Europe's and each
Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by the indenture); provided that no Indebtedness under any Debt Securities or Subordinated Indebtedness of such Subsidiary Guarantor is being assumed by the person to whom such sale or disposition is made. In addition, if no Default exists or would exist under the applicable indenture, at the request of CompleTel Europe, a Subsidiary Guarantor that is not a Leveraged Subsidiary will be released from all obligations under its Subsidiary Guaranty if the Subsidiary Guarantors have been unconditionally released from their obligations under all Debt Securities and Subordinated Indebtedness.

     Limitation on Transactions with Shareholders and Affiliates

     CompleTel Europe will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CompleTel Europe or with any Affiliate of CompleTel Europe or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to CompleTel Europe or such Restricted Subsidiary than could be obtained at the time of such transaction or, if such transaction is pursuant to a written agreement at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit and shall not apply to:

          (1)  transactions:

               (A) approved by a majority of the disinterested members of the Board of Directors as being on fair and reasonable terms no less favorable to CompleTel Europe or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a person that is not such a holder or an Affiliate, or

               (B) for which CompleTel Europe or a Restricted Subsidiary delivers to the Trustee a written opinion of an internationally recognized investment banking firm stating that the transaction is fair to CompleTel Europe or such Restricted Subsidiary from a financial point of view.

          (2) any transaction solely between CompleTel Europe and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

          (3) the payment of reasonable and customary regular fees to directors of CompleTel Europe who are not employees of CompleTel Europe and the entering into indemnification or similar arrangements with respect to officers and directors of CompleTel Europe in their capacities as such;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between CompleTel Europe and any other person with which CompleTel Europe files a consolidated tax return or with which CompleTel Europe is part of a consolidated group for tax purposes;

          (5) any transaction not prohibited by the "Limitation on Restricted Payments" covenant;

          (6) issuances of Capital Stock (other than Disqualified Stock) of CompleTel Europe;

          (7) the payment of fees and expenses pursuant to the Management Services Agreement; and

          (8) any transaction or series of related transactions between CompleTel Europe or a Restricted Subsidiary and any Affiliate thereof in an aggregate amount not to exceed (Euro)500,000 (or, to the extent notes euro-denominated, the Euro Equivalent thereof) and regarding which an Officer's Certificate is delivered to the Trustee stating that the transaction is fair and reasonable to CompleTel Europe or any such Restricted Subsidiary and no less favorable to CompleTel Europe or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a person that is not such a holder or Affiliate.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (5)

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of this paragraph, the aggregate amount of which exceeds (Euro)11 million (or, to the extent not euro-denominated, the Euro Equivalent thereof) in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above.

     Limitation on Liens Securing Certain Indebtedness

     CompleTel Europe will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either:

          (1) Subordinated Indebtedness of CompleTel Europe or any Restricted Subsidiary, unless the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness; or

          (2)  Pari Passu Debt Securities;

unless the notes are equally and ratably secured with the Liens securing such Pari Passu Debt Securities; provided that any Lien which is granted to secure the notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the notes. Notwithstanding the foregoing, CompleTel Europe may incur and allow to exist Liens securing Debt Securities which exclusively consist of Liens on:

          (1) Government Securities purchased at the time such Debt Securities are sold with the proceeds therefrom; or

          (2)  cash provided by the sale of such Debt Securities;

In either case to the extent that the proceeds used to purchase any such Government Securities or providing any such cash constitute a prefunding of the payment of interest on the Debt Securities Secured thereby and are set aside in an escrow account or similar arrangement to be applied for such purpose.

     Limitation on Asset Sales

     CompleTel Europe will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

          (1) the consideration received by CompleTel Europe or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

          (2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets.

In the event and to the extent that CompleTel Europe and/or the Restricted Subsidiaries receive Net Cash Proceeds from one or more Asset Sales occurring on or after the issue date, then CompleTel Europe shall or shall cause the relevant Restricted Subsidiary to:

          (1) within 12 months after the date Net Cash Proceeds are so received,

               (A) apply an amount equal to such excess Net Cash Proceeds to repay Indebtedness (other than Pari Passu Debt and Subordinated Indebtedness of CompleTel Europe or Subordinated Indebtedness of any Subsidiary Guarantor which is subordinated in right of payment to a Subsidiary Guaranty of such Subsidiary Guarantor) of CompleTel Europe or a Restricted Subsidiary and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness so repaid; and/or

               (B) apply an amount equal to no more than the Pari Passu Pro Rata Share of such Net Cash Proceeds to repay, and permanently reduce any commitments relating to, Pari Passu Debt; and/or

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               (C)  invest the amount not so applied pursuant to clauses (A) or
          (B) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, in other assets and property that CompleTel Europe determines will be used or useful as part of a Telecommunications Business of CompleTel Europe or any Restricted Subsidiary; and

          (2) apply (no later than the end of the 12-month period referred to in clause (1)) such Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

     The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds" provided that, in the case of an Asset Sale by a Restricted Subsidiary of CompleTel Europe that is not a Wholly Owned Subsidiary, only CompleTel Europe's and its Restricted Subsidiaries' pro rata portion of such Net Cash Proceeds shall constitute Net Cash Proceeds subject to the provisions of this "Limitation on Asset Sales" covenant.

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least (Euro)16.5 million (or, to the extent non euro-denominated, the Euro Equivalent thereof), CompleTel Europe must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

     Limitation on Status as Investment Company or Credit Institution

     CompleTel Europe will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause CompleTel Europe to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing CompleTel Europe's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

     CompleTel Europe will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause CompleTel Europe to become (A) a credit institution ("kredietinstelling") pursuant to the Dutch 1992 Act on the Supervision of the Credit System ("Wet toezicht kredietwezen 1992") or (B) an investment institution ("beleggingsinstelling") pursuant to the Dutch Act on the Supervision of Investment Institutions ("Wet toezicht belleggingsinstellingen").

Repurchase of notes upon a change of control

     CompleTel Europe or a third party must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

     There can be no assurance that CompleTel Europe will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other securities of CompleTel Europe which might be outstanding at the time). If CompleTel Europe is required to repurchase the notes, the indenture will require CompleTel Europe to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase, unless consents from the lenders of such indebtedness are obtained.

Commission reports and reports to holders

     For so long as the Commission shall accept such reports and whether or not CompleTel Europe is then required to file reports with the Commission, CompleTel Europe shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. CompleTel Europe shall supply the applicable Trustee and each

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applicable holder or shall supply to the applicable Trustee for forwarding to each such applicable holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the Registration, upon the request of any holder or any prospective purchaser of the notes designated by a holder, CompleTel Europe shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

Events of default

     The following events will be defined as "Events of Default" with respect to the notes:

          (a) default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, upon an optional redemption or otherwise;

          (b) default in the payment of Additional Amounts or interest on any note when the same becomes due and payable, and such default continues for a period of 30 days; provided that the failure to make any of the first six scheduled interest payments on the notes in a timely manner will constitute an Event of Default with no grace or cure period;

          (c) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of CompleTel Europe or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

          (d) CompleTel Europe defaults in the performance of or breaches any other covenant or agreement of CompleTel Europe in the indenture, under the notes or in the Pledge Agreement (other than a default specified in clause
     (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of CompleTel Europe or any Restricted Subsidiary having an outstanding principal amount of (Euro)11 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created,

               (1) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

               (2) the failure to make a principal payment at the Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of (Euro)11 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) in the aggregate for all such final judgments or orders against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against CompleTel Europe or any Restricted Subsidiary and shall not be paid or discharged, and there shall have past any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed (Euro)11 million (or, to the extent non euro-denominated the Euro Equivalent thereof) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) certain events of bankruptcy, insolvency or reorganization affecting CompleTel Europe or any Significant Subsidiary shall occur;

          (h) CompleTel Europe or CompleTel Escrow B.V. shall assert or acknowledge in writing that any pledge agreement is invalid or unenforceable or the pledge agreement ceases to give the Trustee the liens, rights, powers, privileges and security interests purported to be created thereby; or

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

          (i) any material agreement or material License which provides the authority for CompleTel Europe and/or any Significant Subsidiary to operate the Telecommunications Business it operates on the date hereof in France or Germany shall be revoked (after all due process expressly provided under applicable law with respect to the revocation of any such License) or shall no longer be in effect or shall not be renewed without the obtaining of a replacement.

     If an Event of Default (other than an Event of Default specified in clause
(g) above that occurs with respect to CompleTel Europe) occurs and is continuing under the indenture, the Trustee may, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to CompleTel Europe (and to the Trustee if such notice is given by the holders) may, and the Trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. Notwithstanding anything to the contrary in the indenture, in the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by CompleTel Europe or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) above occurs with respect to CompleTel Europe, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to CompleTel Europe and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders described above. A holder may not pursue any remedy with respect to the indenture or the notes unless:

          (1) the holder gives the Trustee written notice of a continuing Event of Default;

          (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

          (3) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

     The indenture will require certain officers of CompleTel Europe to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of CompleTel Europe and the Restricted Subsidiaries and CompleTel Europe's and the Restricted Subsidiaries' performance under the indenture and that CompleTel Europe has fulfilled all obligations thereunder, or, if there has been a default in the

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fulfillment of any such obligation, specifying each such default and the nature and status thereof. CompleTel Europe will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, merger and sale of assets

     CompleTel Europe will not:

         (1) consolidate or combine with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), or

         (2) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties and assets of CompleTel Europe and the Restricted Subsidiaries on a consolidated basis, unless:

         (1) CompleTel Europe shall be the continuing person, or the person (if other than CompleTel Europe) formed by such consolidation or into which CompleTel Europe is merged or that acquired or leased such property and assets of CompleTel Europe shall be a corporation organized and validly existing under the laws of an Approved Jurisdiction and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of CompleTel Europe on all of the notes;

         (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

         (3) CompleTel Europe delivers to the Trustee an opinion of counsel to the effect that the transaction will not result in the surviving entity being required to make any deduction or withholding in amounts greater than CompleTel Europe would otherwise be required to make on account of Netherlands taxes, from any payments in respect of the notes or otherwise which would adversely affect holders of the notes from the standpoint of the enforceability of the notes or the indenture or service of process or against CompleTel Europe;

         (4) immediately after giving effect to such transaction on a pro forma basis CompleTel Europe, or any person becoming the successor obligor of the notes, as the case may be, could Incur at least(Euro)1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (4) shall not apply to a consolidation, combination, merger or sale of all or substantially all of the assets of CompleTel Europe if immediately after giving effect to such transaction on a pro forma basis, CompleTel Europe or any person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of CompleTel Europe immediately prior to such transaction or to a transaction that is the merger of CompleTel Europe and one or more of its Wholly Owned Subsidiaries; and

         (5) CompleTel Europe delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (4) above) and opinion of counsel, in each case stating that such consolidation, combination, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (4) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of CompleTel Europe; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Upon any merger, consolidation, combination or any transfer of all or substantially all of the assets of CompleTel Europe in accordance with the foregoing, in which CompleTel Europe or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or combination, or into which CompleTel Europe or such Restricted Subsidiary is merged, or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, CompleTel Europe under

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the indenture with the same effect as if such successor corporation had been named as CompleTel Europe therein; provided that, solely for purposes of computing Cumulative Available Cash Flow and cumulative Consolidated Interest Expense for purposes of clause (C)(1) of the first paragraph of the "Limitation on Restricted Payments" covenant, the Cumulative Available Cash Flow and cumulative Consolidated Interest Expense of any persons other than CompleTel Europe and the Restricted Subsidiaries (determined prior to the effective time of such consolidation, merger or transfer of all or substantially all of the assets of CompleTel Europe) shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

Defeasance

     Defeasance and Discharge. CompleTel Europe will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 92nd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes to replace stolen, lost or mutilated notes to maintain paying agencies and to hold monies for payment in trust) if, among other things,

     (A) CompleTel Europe has deposited with the Trustee, in trust cash in euros, certain euro-denominated Government Securities or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

     (B)  CompleTel Europe has delivered to the Trustee:

          (1)  either:

               (x) an opinion of counsel to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of CompleTel Europe's exercise of its option under this "Defeasance" provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the issue date such that a ruling is no longer required or

               (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel, and

          (2)  an opinion of counsel to the effect that:

               (x) the creation of the defeasance trust does not violate the Investment Company Act,

               (y) the deposit of the trust funds will not constitute a fraudulent conveyance or preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally under any Netherlands or U.S. Federal or state law or the laws of any other applicable jurisdiction, and that the Trustee has a perfected security interest in such trust fund for the ratable benefit of the holders of the notes and

               (z) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

     (C) immediately after giving effect to such deposit on a pro forma basis, no Default shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which CompleTel Europe or any of its Restricted Subsidiaries is a party or by which CompleTel Europe or any of its Restricted Subsidiaries is bound; and

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     (D)  if at such time the notes are listed on a national securities exchange, CompleTel Europe has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

     Defeasance of Certain Covenants and Certain Events of Default. The indenture will no longer be in effect with respect to the first paragraph under "Consolidation, Merger and Sale of Assets" covenant and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (4) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of cash in euros, certain euro-denominated Government Securities or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture notes the satisfaction of the provisions described in clauses (B)(2), (C) and
(D) of the preceding paragraph and the delivery by CompleTel Europe to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default. In the event CompleTel Europe exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of cash in euros and/or euro-denominated Government Securities on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, CompleTel Europe will remain liable for such payments.

Modification and waiver

     Modifications and amendments of the indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided that no such modification or amendment may, without the consent of each holder affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

          (2) reduce the principal amount of, or premium, if any, or interest on, any note,

          (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note,

          (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note,

          (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

          (6) waive a default in the payment of principal of premium, if any, or interest on the notes,

          (7) reduce the percentage or aggregate principal amount of outstanding notes which are required to consent to a waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

          (8) make any change that would result in CompleTel Europe or any Restricted Subsidiary being required to make any deduction or withholding from payments made in respect of the notes,

          (9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or the indenture, other than in accordance with the terms of the Subsidiary Guaranty or the indenture,

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          (10) release any Lien securing the notes other than in accordance with the terms of the indenture and the pledge agreement, or

          (11) affect the ranking of the notes in a manner adverse to the holders of the notes;

          (12) subordinate, in right of payment, the notes in a manner adverse to the holders of the notes to any other Indebtedness of CompleTel Europe; or

          (13) make any change to the indenture or the notes that would adversely affect the rights of holders to receive Additional Amounts as described under "Additional Amounts."

     Without the consent of any holder, CompleTel Europe and the Trustee may amend the indenture (1) to cure any ambiguity, omission, defect or inconsistency, (2) to provide for the assumption by a successor corporation of the obligations of CompleTel Europe under the indenture, (3) to add Guaranties with respect to the notes, (4) to further secure the notes, (5) to add to the covenants of CompleTel Europe for the benefit of the holders, (6) to surrender any right or power conferred upon CompleTel Europe, (7) to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or (9) to make any change that in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, does not adversely affect the rights of any holder in any material respect.

No personal liability of incorporators, stockholders, officers, directors or employees

     No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of CompleTel Europe or CompleTel LLC in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, manager, employee, management board member, supervisory board member or controlling person of either CompleTel Europe, or CompleTel LLC or of any successor person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the trustee

     Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein will contain limitations on the rights of the Trustee, should it become a creditor of CompleTel Europe, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Notices

     Any notice or communication to holders of the notes will be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed to the holders at their respective addresses as they appear on the registration books of the registrar under the indenture and shall be sufficiently given if so mailed within the time prescribed. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee. As long as the notes are listed on the Luxembourg Stock Exchange any notice or communication to holders of notes will in addition to the above be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

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Governing law and submission to jurisdiction

     The indenture, the notes, the CompleTel LLC guaranty and the pledge agreement, will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

     CompleTel Europe will submit to the jurisdiction of the U.S. Federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture. CompleTel Europe has appointed CT Corporation as its authorized agent upon which process may be served in any such actions.

Certain definitions

     Set forth below is a summary of material defined terms used in the covenants and other provisions of the indenture.

     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Adjusted Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

          (1)  Consolidated Interest Expense,

          (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets),

          (3)  depreciation expense,

          (4)  amortization expense,

          (5) unrealized foreign currency losses (or minus unrealized foreign currency gains), and

          (6) all other non-cash expenses reducing Adjusted Consolidated Net Income (or minus non-cash income increasing Adjusted Consolidated Net Income), other than, in each case, items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for CompleTel Europe and the Restricted Subsidiaries in conformity with GAAP.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of CompleTel Europe and the Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income (or loss) of any person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to CompleTel Europe or any of the Restricted Subsidiaries by such person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by CompleTel Europe or any Restricted Subsidiary in such person;

          (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary out of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; provided that solely for the purposes of calculating the Consolidated Leverage Ratio, any determination as to the exclusion of net income of a Restricted Subsidiary pursuant to this clause (2) shall not give effect to any restrictions on the declaration or payment of dividends or other distributions which are permitted pursuant to clause (6) of the second paragraph under "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

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          (3)  any gains or losses (on an after-tax basis) attributable to Asset
     Sales;

          (4) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of CompleTel Europe or any Restricted Subsidiary owned by persons other than CompleTel Europe and any of the Restricted Subsidiaries;

          (5) all extraordinary gains and extraordinary losses (on an after-tax basis);

          (6) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of CompleTel Europe or any non-cash compensation expense allocated to CompleTel Europe by CompleTel LLC in the form of a non-cash capital contribution in the equivalent amount of such non-cash compensation expense; and

          (7) net income (or loss) of any person combined with CompleTel Europe or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period commencing prior to the date of combination.

     "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     "Approved Jurisdiction" means any state of the United States or the District of Columbia, The Netherlands or any other Member State (as defined in the Maastricht Treaty) of the European Community in respect of which CompleTel Europe delivers an opinion of counsel to the effect that the laws of such jurisdiction will not adversely affect the holders of the notes.

     "Asset Acquisition" means

          (1) an Investment by CompleTel Europe or any of the Restricted Subsidiaries in any other person pursuant to which such person shall become a Restricted Subsidiary or shall be merged into or consolidated with CompleTel Europe or any of the Restricted Subsidiaries, or

          (2) an acquisition by CompleTel Europe or any of the Restricted Subsidiaries of the property and assets of any person other than CompleTel Europe or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such person or which is otherwise outside of the ordinary course of business.


     "Asset Disposition" means the sale or other disposition by CompleTel Europe or any of the Restricted Subsidiaries (other than to CompleTel Europe or another Restricted Subsidiary) of

          (1)  Capital Stock of any Restricted Subsidiary,

          (2) all or substantially all of the assets that constitute a division or line of business of CompleTel Europe or any of the Restricted Subsidiaries, or

          (3)  its assets outside of the ordinary course of business.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by CompleTel Europe or any of the Restricted Subsidiaries to any person other than CompleTel Europe or any of the Restricted Subsidiaries of:

          (1)  all or any of the Capital Stock of any Restricted Subsidiary,

          (2) all or substantially all of the property and assets of an operating unit or business of CompleTel Europe or any of the Restricted Subsidiaries, or

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          (3)  any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of CompleTel Europe or any of the Restricted Subsidiaries outside the ordinary course of business of CompleTel Europe or such Restricted Subsidiary;

and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of CompleTel Europe; provided that "Asset Sale" shall not include:

          (a) sales or other dispositions of inventory, receivables and other current assets,

          (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant,

          (c) sales, liquidation or other disposition of Temporary Cash Investments,

          (d) any transfer of properties and assets that is governed by the provisions described under "Consolidation, Merger and Sale of Assets,"

          (e) sales or other dispositions of damaged, worn out or other obsolete assets or property in the ordinary course of business, or

          (f) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of
     (Euro)2.5 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) in any transaction or series of related transactions.

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     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

          (1)  the sum of the products of:

               (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

               (b)  the amount of such principal payment,

     by

          (2)  the sum of all such principal payments.

     "Board of Directors" means, the supervisory board of CompleTel Europe or any committee of such board duly authorized to act under the indenture.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) of such person's capital stock, whether outstanding on the issue date or issued thereafter, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as:

          (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a person or group controlled exclusively by the Equity Investors, becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Voting Stock of CompleTel Europe on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of CompleTel Europe, on a fully diluted basis, than is held by the Existing Stockholders on such date; or

          (2) CompleTel Europe consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, CompleTel Europe, in any such event pursuant to a transaction in which the outstanding Voting Stock of CompleTel Europe is converted into or exchanged for cash, securities or other property, other than any such transaction where:

               (a) the outstanding Voting Stock of CompleTel Europe is converted into or exchanged for:

                    (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation, and/or

                    (2) cash, securities and other property in an amount that could be paid as a Restricted Payment under the indenture, and

               (b) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
          Act), other than a person or group controlled exclusively by the Equity Investors, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right

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          to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable and is the beneficial owner of a greater percentage of such Voting Stock than the Equity Investors; or

          (3) during any period of two consecutive years, individuals who on the issue date constitute the Board of Directors (together with any thereafter elected directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by CompleTel Europe's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the issue date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common equity whether or not outstanding at the issue date, and includes, without limitation, all series and classes of such common equity.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements, and Indebtedness that is Guarantied or secured by CompleTel Europe or any of the Restricted Subsidiaries); and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by CompleTel Europe and the Restricted Subsidiaries during such period; excluding, however:

          (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause 2 of the definition thereof), and

          (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

          (1) the aggregate amount of Indebtedness of CompleTel Europe and the Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to

          (2) the aggregate amount of Adjusted Consolidated EBITDA for the then most recent four fiscal quarters (or since inception of CompleTel Europe, if less than four fiscal quarters) for which financial statements of CompleTel Europe have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such period being the "Four Quarter Period");

provided that, in making the foregoing calculation,

     (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

     (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

     (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary or has been merged with or into CompleTel Europe or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions

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occurred when such person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, that is acquired or disposed of for which financial information is available; and

     (D) (1) any Subsidiary of CompleTel Europe that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during the Reference Period and (2) any Subsidiary of CompleTel Europe that is not a Restricted Subsidiary on the Transaction Date shall be deemed not have been a Restricted Subsidiary at any time during the Reference Period.

     "Cumulative Available Cash Flow" means, as of any date of determination, the positive cumulative Adjusted Consolidated EBITDA realized during the period commencing on the first day of the fiscal quarter which includes the Prior Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant or, if such cumulative Adjusted Consolidated EBITDA for such period is negative, the amount by which cumulative Adjusted Consolidated EBITDA is less than zero.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Debt Securities" means any bonds, notes, debentures or other similar instruments (excluding, in any event, (1) any Capitalized Lease Obligations and (2) any notes, bankers' acceptances or other instruments evidencing commercial loans or equipment financing made by, and bills of exchange drawn on, banks, other financial lending institutions or equipment vendors) issued by CompleTel Europe or by any Restricted Subsidiary (including by means of any Guaranty of CompleTel Europe or of any Restricted Subsidiary of securities of another person), whether in a public offering or private placement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any class or series of Capital Stock of any person that by its terms or otherwise is:

          (1) required to be redeemed prior to the Stated Maturity of the notes,

          (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes, or

          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are reasonably determined by CompleTel Europe to be no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to CompleTel Europe's repurchase of such notes as are required to be repurchased pursuant to the covenants described under "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control."

     "Equity Investors" means Madison Dearborn Partners, Inc. and LPL Investment Group, Inc., and their respective Affiliates.

     "Euro Equivalent" means, with respect to any monetary amount in a currency other than euros, at any time for the determination thereof, the amount of euros obtained by converting such foreign currency involved in such

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

computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

     "Existing Stockholders" means the Equity Investors and CompleTel LLC and its successors so long as the Equity Investors, in the aggregate, beneficially own a majority of the Voting Stock of any such person.

     "Euro Currency Country" means a country for which the euro is the lawful currency.

     "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of the definition of "Total Incremental Equity,"

          (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock, and

          (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by CompleTel Europe exceeds (Euro)11 million (or, to the extent non euro-denominated, the Euro Equivalent thereof), the fair market value of such property shall be determined by an internationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the issue date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "Government Securities" means direct and fully guarantied or insured obligations of the United States of America or any agency or instrumentality thereof, the United Kingdom or any Euro Currency Country rated at least "A" by S&P or "A" by Moody's or obligations guarantied by the United States of America or any agency or instrumentality thereof or the United Kingdom or any Euro Currency Country rated at least "A" by S&P or "A" by Moody's.

     "Guaranty" means any obligation, contingent or otherwise, of any person directly or indirectly guarantying any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise), or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Incur" means, with respect to any Indebtedness, to directly or indirectly incur, create, issue, assume, Guaranty or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any person at any date of determination (without duplication),

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          (1)  all indebtedness of such person for borrowed money,

          (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

          (3) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement),

          (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables or accrued liabilities arising in the ordinary course of business,

          (5)  all Capitalized Lease Obligations of such person,

          (6) all indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the principal amount of such Indebtedness,

          (7) all indebtedness of other persons Guarantied by such person to the extent such Indebtedness is Guarantied by such person,

          (8) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, and

          (9) to the extent not otherwise included in this definition, all net obligations of such Person under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided

          (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

          (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, and

          (C) that Indebtedness shall not include any liability for federal, state, local or any other applicable taxes.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guaranty or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of CompleTel Europe or the Restricted Subsidiaries) or capital contribution (by means of any transfer of cash or other property (other than Capital Stock which is not Disqualified Stock) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such person and shall include:

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          (1)  the designation of a Restricted Subsidiary as an Unrestricted
     Subsidiary, and

          (2) the fair market value of the Capital Stock (or any other Investment) held by CompleTel Europe or any of the Restricted Subsidiaries of (or in) any person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant.

     For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Limitation on Restricted Payments,"

          (1) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to CompleTel Europe or any of the Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,

          (2) the fair market value of the assets (net of liabilities (other than liabilities to CompleTel Europe or any of the Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and

          (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of CompleTel Europe in exchange for Capital Stock, property or assets of another person constitute an Investment by CompleTel Europe in such other person.

     "Leveraged Subsidiary" means any Subsidiary Guarantor that has Incurred Indebtedness (other than Acquired Indebtedness) pursuant to the first paragraph of the covenant "Limitation on Indebtedness" or any Refinancings thereof Incurred under clause (2) of the second paragraph of the covenant "Limitation on Indebtedness" for so long as any such Indebtedness, or any Refinancing thereof, is outstanding.

     "License" means authorization (or renewal thereof) from the applicable federal or national level governmental agency or authority to construct and operate a local switched network providing wireline telecommunications services.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Management Services Agreements" means agreements pursuant to which CableTel Management Inc. provides management services to CompleTel Europe or a Restricted Subsidiary; provided that the maximum fee payable by any person pursuant to any such agreement does not exceed 105% of the costs, expenses, charges and disbursements allocated to such person and incurred by CableTel Management Inc. in connection with its performance of such agreement.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CompleTel Europe or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

               (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

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               (2)  provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of CompleTel Europe and the Restricted Subsidiaries, taken as a whole,

               (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and

               (4) appropriate amounts to be provided by CompleTel Europe or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and

          (b) with respect to any issuance and sale of Capital Stock, the proceeds of such issuance and sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CompleTel Europe or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Offer to Purchase" means an offer to purchase notes by CompleTel Europe (or, in the event of a Change of Control, by a third party) from the holders commenced by mailing a notice to the Trustee and each holder, stating:

          (1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any note not tendered will continue to accrue interest (or original issue discount, as the case may be) pursuant to its terms;

          (4) that, unless there is a default in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount, as the case may be) on and after the Payment Date;

          (5) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

          (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

          (7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased shall be in a principal amount of integral multiples of (Euro)1,000; provided further that the principal amount of any notes left outstanding will not be less than (Euro)50,000.

     In addition, CompleTel Europe (or, in the event of a Change of Control, a third party) shall publish a notice in Luxembourg as may be required by applicable law.

     On the Payment Date, CompleTel Europe shall:

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          (1)  accept for payment on a pro rata basis as among holders notes or portions thereof tendered pursuant to an Offer to Purchase;

          (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

          (3) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an officers' certificate specifying the notes or portions thereof accepted for payment by CompleTel Europe.

     The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be an integral multiple of (Euro)1,000, principal amount. CompleTel Europe will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. CompleTel Europe will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that CompleTel Europe is required to repurchase notes pursuant to an Offer to Purchase.

     "Officer" means, with respect to CompleTel Europe, (1) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, and (2) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officer's Certificate" means a certificate signed by one Officer listed in clause (1) of the definition thereof and one officer listed in clause (2) of the definition thereof and delivered to the Trustee.

     "Pari Passu Debt" means Pari Passu Debt Securities of CompleTel Europe or of any Subsidiary Guarantor the terms of which require that Net Cash Proceeds be used to permanently reduce (and thereby also reduce commitments relating to) such Indebtedness.

     "Pari Passu Debt Securities" means any Debt Securities of CompleTel Europe or any Subsidiary Guarantor which ranks pari passu in right of payment with the notes and any Subsidiary Guaranties, as applicable.

     "Pari Passu Pro Rata Share" means a fraction,

          (1) the numerator of which is the aggregate principal amount of Pari Passu Debt outstanding on the date Net Cash Proceeds are received, and

          (2) the denominator of which is the sum of (x) the aggregate principal amount of notes outstanding on such date and (y) the aggregate principal amount of any Pari Passu Debt on such date.

     "Permitted Investment" means

          (1) an Investment in CompleTel Europe or a Restricted Subsidiary or a person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, CompleTel Europe or a Restricted Subsidiary; provided that such person is primarily engaged in a Telecommunications Business;

          (2)  Temporary Cash Investments;

          (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4) stock, obligations or securities received in satisfaction of judgments;

          (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

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          (6)  Interest Rate Agreements and Currency Agreements designed solely to protect CompleTel Europe or any Restricted Subsidiary, as the case may be, against fluctuations in interest rates or foreign currency exchange rates; and

          (7) loans or advances to officers or employees of CompleTel Europe or any Restricted Subsidiary that do not in the aggregate exceed (Euro)5 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) at any time outstanding.

     "Prior Issue Date" means February 16, 1999, the issue date of CompleTel Europe's 14% senior discount notes due 2009.

     "Public Equity Offering" means an underwritten primary public offering of Common Stock of CompleTel Europe pursuant to an effective registration statement under the Securities Act or pursuant to a prospectus prepared in connection with the listing of shares of Common Stock covered thereby on the Paris Bourse, and pursuant to a dispensation of the Dutch Securities Board ("Stichting Toezicht Effectenverkeer").

     A "Public Market" shall be deemed to exist if:

          (1)  a Public Equity Offering has been consummated, and

          (2) at least 15% of the total issued and outstanding Common Stock of CompleTel Europe has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act or pursuant to a prospectus prepared in connection with the listing of shares of Common Stock covered thereby on the Paris Bourse.

     "Refinancing" means any refinancing (whether by amendment, renewal, extension, refunding or defeasance) of outstanding Indebtedness of CompleTel Europe and/or of any Restricted Subsidiary.

     "Refinancing Indebtedness" means:

          (1) Indebtedness of CompleTel Europe to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension, refunding or defeasance) Indebtedness of CompleTel Europe or any of the Restricted Subsidiaries, in each such event, Incurred or otherwise permitted under the first paragraph of the covenant described under "Limitation on Indebtedness" or clause (6) of the second paragraph of such covenant, and

          (2) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension, refunding or defeasance) Indebtedness of a Restricted Subsidiary, in each such event, incurred or otherwise permitted under the first paragraph of the covenant described under "Limitation on Indebtedness" or clause (4)(A) of the second paragraph of such covenant;

provided that for all purposes of this definition,

          (a) the principal amount of Refinancing Indebtedness incurred pursuant to this definition (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the principal amount or accreted value, as the case may be, of the Indebtedness refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith,

          (b) such Refinancing Indebtedness (x) shall have no scheduled principal payment prior to the final maturity of the Indebtedness being refinanced and (y) shall have an Average Life equal to or greater than the shorter of (1) the Average Life of the Indebtedness refinanced or (2) the remaining Average Life of the notes, and

          (c) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness of the person whose Indebtedness is to be refinanced on terms no less favorable in any material respect to the holders of the notes than the Indebtedness being refinanced.

     "Replacement Assets" means property or assets (other than current assets) of a nature or type or that are used or useful in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, CompleTel Europe and the Restricted Subsidiaries existing on the date such Replacement Assets are acquired (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

     "Restricted Subsidiary" means any Subsidiary of CompleTel Europe other than an Unrestricted Subsidiary.

     "Senior Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) and/or vendor financing facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan or vendor financing agreements.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

          (1) or the most recent fiscal year of CompleTel Europe, accounted for more than 10% of the consolidated revenues of CompleTel Europe and the Restricted Subsidiaries, or

          (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of CompleTel Europe and the Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of CompleTel Europe for such fiscal year.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the notes first become due and payable after an Event of Default.

     "Stated Maturity" means,

          (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

          (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of CompleTel Europe or any Restricted Subsidiary which is expressly subordinated in right of payment in any manner to any other Indebtedness of CompleTel Europe or such Restricted Subsidiary, as the case may be.

     "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person, or (ii) any limited partnership of which such person or any Subsidiary of such person is a general partner, or (iii) any other person in which such person, or one or more other Subsidiaries of such person directly or indirectly has more than 50% of the outstanding partnership or similar equity interests and has the power by virtue of such ownership to direct or cause the policies, management and affairs thereof.

     "Subsidiary Guaranty" means a guaranty of the notes issued pursuant to the terms of the indenture by a Restricted Subsidiary.

     "Subsidiary Guarantor" means any issuer of a Subsidiary Guaranty for so long as such Subsidiary Guaranty remains outstanding.

     "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications, Internet or information systems or the provision of telephony, telecommunication, Internet or information services and any related, ancillary or complementary business.

     "Temporary Cash Investment" means any of the following:

          (1) Government Securities with a term of not more than one year; provided that money borrowed and set aside at the time of Incurrence of Indebtedness in order to prefund the payment of interest on such Indebtedness may be invested in Government Securities with a term in excess of one year but in no event with a term in excess of the period for which interest has been prefunded with respect to such Indebtedness,

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, the United Kingdom or any Euro Currency Country and which bank or trust company has capital, surplus and undivided profits aggregating in excess of (Euro)250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" by S&P or "A" by Moody's,

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of CompleTel Europe) organized and in existence under the laws of the United States of America or any state thereof, the United Kingdom or any Euro Currency Country, with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and

          (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guarantied by any state, commonwealth or territory of the United States of America, the United Kingdom, or any Euro Currency Country, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "Total Incremental Equity" means, at any time of determination, the sum of, without duplication,

          (1) the aggregate Net Cash Proceeds and fair market value of property (determined as of the date of receipt of such property) received by CompleTel Europe from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Prior Issue Date, other than to a Subsidiary of CompleTel Europe, plus

          (2) the aggregate cash proceeds received by CompleTel Europe or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is or was made after the Prior Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below in an amount equal to the lesser of:

               (a) the return of capital with respect to the applicable portion of such Investment, and

               (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment,

          minus

          (3) the aggregate amount of all Restricted Payments declared or made on and after the Prior Issue Date (other than a Restricted Payment made pursuant to clause (2) of the second paragraph of the covenant "Limitation on Restricted Payments").

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

     "Trade Payables" means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guarantied by such person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by CompleTel Europe or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of CompleTel Europe that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of CompleTel Europe) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, CompleTel Europe or any Restricted Subsidiary; provided that:

          (A) any Guaranty by CompleTel Europe or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by CompleTel Europe or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

          (B)  either the Subsidiary to be so designated has total assets of
     (Euro)1,000 (or, to the extent non euro-denominated, the Euro Equivalent thereof) or less or if such Subsidiary has assets greater than (Euro)1,000 (or, to the extent non euro-denominated, the Euro Equivalent thereof), such designation would be permitted under the covenant described under "--Limitation on Restricted Payments";

          (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the covenants described under "--Limitation on Indebtedness" and "--Limitation on Restricted Payments"; and

          (D) except in the case of an Investment made pursuant to clause (6) of the second paragraph of the covenant "Limitation on Restricted Payments," immediately after giving effect to such designation, CompleTel Europe would be able to Incur (Euro)1.00 of Indebtedness under the first paragraph of the covenant "Limitation on Indebtedness".

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such designation, and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

     Any such designation by the Board of Directors shall be evidenced to the applicable Trustee by promptly filing with the applicable Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

     "Wholly Owned" means, with respect to any Subsidiary of any person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such person or one or more Wholly Owned Subsidiaries of such person.

                         Registration Rights Agreement

Background

     In a registration rights agreement relating to the old notes, we have agreed with the initial purchasers that we will, at our cost

     . to as promptly as practicable file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer for the Exchange Notes, which will have terms identical in all material respects to the notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), not later than 90 days after the date of the original issue of the notes,

     . use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 150 days after the date of the original issue of the notes,


     . use our best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, and

     . use our best efforts to cause the Exchange Offer to be consummated not later than 180 days after the original issue date of the notes. Promptly after the Exchange Offer Registration Statement has been declared effective, we will offer the Exchange Notes in exchange for surrender of the notes.

     Upon the effectiveness of the exchange offer registration statement, we will promptly offer the new notes in exchange for surrender of the existing notes. We have agreed to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the old notes.

     The following description of the registration rights agreement is a summary. While we believe the summary contains information about the material terms of the registration rights agreement, it may not include all of the provisions that you may feel are important. A copy of the registration rights agreement has been filed as an exhibit to this prospectus.

Terms of the exchange

     For each old note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such old note will receive an new note having a principal amount equal to that of the tendered note.

     Based on an interpretation of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. under the conditions we describe in the section entitled "The Exchange Offer--Resale of the new notes."

Shelf Registration Statement

     If one of the following events occurs

     (1) any changes in law or rules or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer,

     (2) any other reason the exchange offer is not consummated within 180 days of the date of original issue of the notes,

     (3) any of the initial purchasers so requests if such initial purchaser holds notes acquired as part of an unsold allotment or as to which such initial purchaser does not believe it would receive freely tradeable securities it exchanged in the exchange offer or

     (4) a holder of the notes is not permitted, because of a change in applicable law or interpretation thereof, to participate in the Exchange Offer or is eligible under applicable law and interpretation thereof to participate in, and elects to participate in, the exchange offer but does not receive freely tradable Exchange Notes pursuant to the exchange offer.

then, we will, at our cost,

     . cost (a) as promptly as practicable but in no event later than 60 days after the earliest to occur of (1) through (4) above, file with the SEC the shelf registration statement covering resales of the notes,

     . use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act by the 60th day after the filing of the applicable shelf registration statement but in no event later than 210 days after the original issue of the notes and

     . subject to certain exceptions, use our best efforts to keep the shelf registration statement effective for a period of two years after the original issuance of the notes or for such shorter period that will terminate when all of the notes covered by the shelf registration statement have been sold pursuant thereto or cease to be outstanding.

     If a shelf registration statement is filed, we will provide to each holder of the prospectus for whom the shelf registration statement was filed with copies of the prospectus which is a part of the shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes.

     A holder selling existing notes or new notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a holder (including certain indemnification obligations).

     Liquidated damages

     If we fail to comply with certain provisions of the registration rights agreement, then, as liquidated damages, additional interest shall become payable in respect of the existing notes as follows:

     (1)  If

          . neither the exchange offer registration statement nor the shelf registration statement, is filed with the SEC on or prior to the 90th day after April 13, 2000, or

          . the exchange offer registration statement is not declared effective on or prior to the 150/th/ day after April 13, 2000, or

          . the exchange offer (if the exchange offer is required to be made) is not consummated on or prior to the 180th day following the date of original issue of the notes,

          . the shelf registration statement is not filed within 60 days after the earliest to occur of the applicable shelf registration filing event,

          . the shelf registration statement is not effective on the earlier of 60 days after the shelf registration statement is filed or 210 days after the date of original issue of the notes, or

          . the shelf registration statement is declared effective but shall thereafter become unusable for more than 45 days in the aggregate during any 12-month period (each such event referred to in clauses (a) through (f) above, a "Registration Default");


     (2)  then

          . the interest rate borne by the notes shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which interest rate (as increased as aforesaid) will increase by an additional one-quarter of one percent per annum each 90-day period that such additional interest continues to accrue under any such circumstances, with an aggregate maximum increase equal to two percent (2%) per annum.

     Following the cure of all Registration Defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

                         Book-Entry; Delivery and Form

     The new notes initially will be represented by one or more permanent global certificates in definitive, fully registered form. The global notes will be deposited upon issuance with Clearstream and Euroclear and registered in the name of their respective nominees.

Depository procedures

     Upon the issuance of the global notes, Clearstream or Euroclear, as the case may be, will credit, on their book-entry registration and transfer system, their participants' accounts with the respective book-entry interests owned by such participants in the certificated depositary interest or the certificateless depositary interests, as the case may be. On the closing date, the accounts to be credited will be designated by the placement agents.

     Such beneficial interests in the global notes are referred to in this prospectus as "book-entry interests." Ownership of the book-entry interests in the global notes will be limited to participants in Clearstream or Euroclear, as the case may be. Procedures with respect to the ownership of book-entry interests are set forth below. The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair a potential purchaser's ability to own, transfer or pledge the book-entry interests.

     All interest in each of the global notes will be subject to the procedures and requirements of Clearstream or Euroclear, as the case may be.

Payments on the global notes

     Payments of interest, principal and other amounts due on the global notes will be made to Clearstream and Euroclear, or their nominees, as the registered owners. None of CompleTel Europe, CompleTel LLC, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

     We expect that Clearstream and Euroclear or their nominees, upon receipt of any payment of interest, principal or other amounts due on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of Clearstream and Euroclear. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

Information regarding Clearstream and Euroclear

     We understand as follows concerning Clearstream and Euroclear:

     Clearstream and Euroclear hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Clearstream and Euroclear provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Clearstream and Euroclear interface with domestic securities markets. Clearstream and Euroclear participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Clearstream and Euroclear is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Clearstream or Euroclear participant, either directly or indirectly.

Certificated securities

     If Clearstream or Euroclear is at any time unwilling or unable to continue as a depository for the global notes and a successor depository is not appointed by CompleTel Europe within 90 days, certificated notes will be issued in exchange for the global notes.

                          Material Tax Considerations

     The following discussions are the opinions of, respectively, Stibbe Simont Monahan Duhot P.C. on the material Dutch tax consequences and of Holme Roberts & Owen LLP on the material U.S. federal income tax consequences, under current law, regarding the exchange of old notes for new notes and the ownership and disposition of new notes. These opinions do not, however, address the income taxes imposed by any political subdivision of the Netherlands or the United States or any tax imposed by any other jurisdiction.

     These opinions assume that we are organized and our business is conducted in the manner outlined in this prospectus. Changes in our organizational structure or the manner in which we conduct our business may invalidate these opinions. The laws upon which these opinions are based are subject to change, perhaps with retroactive effect. A change to such laws may invalidate these opinions, which will not be updated to reflect changes in laws. A prospective investor should not construe the contents hereof as tax advice.

     Prospective investors should consult their tax advisors regarding the tax consequences of the exchange of old notes for new notes and of the ownership and disposition of new notes.

Netherlands tax considerations

     General

     The following is a general description of the material Netherlands tax considerations of the exchange of old notes for new notes and of the ownership and disposition of new notes. This discussion is based on the tax laws and regulations of the Netherlands, as in effect on the date of this prospectus, which are subject to change, possibly with retroactive effect. No assurance can be given that the tax authorities or tax courts in the Netherlands will agree with this discussion of the tax laws and regulations of the Netherlands. This discussion does not take into account the individual circumstances of an investor and does not purport to discuss all of the possible tax consequences of the exchange of old notes for new notes and of the ownership and disposition of the new notes, and is not intended as tax advice. Prospective investors should consult their own tax advisors in determining the Netherlands, as well as any foreign, tax consequences to them of the exchange of old notes for new notes and of the ownership and disposition of new notes.

     Certain Netherlands tax considerations

     Under Netherlands tax laws and regulations in effect on the date of this prospectus:

     (a) Payments of principal and interest on the new notes can be made free of Netherlands withholding tax or any similar tax, unless the new notes qualify as profit sharing debentures (winstdelende obligaties) as referred to in Article 1 of the Netherlands Dividend Withholding Tax Act (Wet op de dividendbelasting 1965);

     (b) A holder of a new note who derives income from a new note, who realizes a gain on the disposal of a new note, or a holder who exchanges old notes for new notes will not be subject to Netherlands taxation on income or capital gains provided that:

          (i) such holder is neither a resident nor deemed to be a resident of the Netherlands; and

          (ii) such holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the new note is attributable; and

          (iii) such holder does not have a direct or indirect substantial interest or deemed substantial interest in our share capital as defined in the Netherlands Income Tax Act 1964 (Wet op de inkomstenbelasting 1964), or in the event he does, such interest forms part of the assets of an enterprise; and

          (iv) such holder does not carry out and has not carried out employment activities in the Netherlands nor carries or carried out employment activities outside the Netherlands for which the remuneration is subject to Netherlands wage tax and to which employment activities the new note is attributable; and

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

          (v) such holder is not entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than through ownership of securities or through employment, to which enterprise the new note is attributable.

     (c) A holder of a new note will not be subject to Netherlands net wealth tax in respect of such new note provided that such holder is not an individual, or if he is an individual, provided that:

          (i) such holder is neither a resident nor deemed to be a resident of the Netherlands; and

          (ii) such holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the new note is attributable; and

          (iii) such holder is not entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than through ownership of securities or through employment, to which enterprise the new note is attributable.

     (d) No gift tax arises in the Netherlands on a gift of a new note by a holder thereof and no inheritance tax arises in the Netherlands on the death of a holder thereof, in each case if the holder is neither a resident nor deemed to be a resident of the Netherlands, provided that:

          (i) such holder does not die within 180 days after having made a gift, while being at the time of his death a resident or deemed resident of the Netherlands; and

          (ii) such holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the new note is or was attributable; and

          (iii) such holder is not entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than through ownership of securities or through employment, to which enterprise the new note is or was attributable.

          A holder of a new note who is a citizen of the Netherlands will be deemed to be a resident of the Netherlands if he has been a resident of the Netherlands at any time during the ten year period preceding the date of the gift or his death. For purposes of gift tax, a holder of a new note who is not a citizen of the Netherlands will be deemed to be a resident of the Netherlands if he has been a resident of the Netherlands at any time during the twelve months period preceding the date of the gift.

     (e) No Netherlands stamp, issue, capital, registration or similar tax or duty will be due in the Netherlands in connection with the creation, issue, offering or redemption of the new notes, save for court fees in the Netherlands in respect of enforcement of the new notes by legal proceedings.

     New Netherlands legislation

     On May 9, 2000, the First Chamber of the Dutch Parliament approved the legislative proposal on income taxation that was submitted to the Second Chamber of the Dutch Parliament on September 14, 1999, called the "Income Tax Act 2001." The Income Tax Act 2001 - which will enter into effect on January 1, 2001 - will, among other things, substantially change the taxation of investment income in the Netherlands. It is expected that further legislation ("Veegwet") in the course of 2000 will amend certain aspects of the Income Tax Act 2001. Below follows a brief and general overview of the new legislation. Prospective investors in the new notes are strongly suggested to consult their own tax advisers as to the consequences of the Income Tax Act 2001.

     According to the new legislation, the existing income tax act will be replaced with the Income Tax Act 2001, in which all items of income will be categorized in three "boxes":

     . Box I comprises business and labor income, income from periodic payments, income from the taxpayer's primary residence and other income (e.g. income from notes issued by a company in which an individual holds a (deemed) substantial interest). Box I provides for a progressive rate of taxation with a maximum rate of 52%;

     . Box II comprises income, e.g., dividends and capital gains, derived from a (deemed) substantial interest in a company. All such income is subject to a flat tax rate of 25%; and

     . Box III comprises all other income, i.e., investment income, e.g., interest on the new notes. All such income is deemed to be 4% of the net value of the taxpayer's assets and liabilities and will be taxed at a flat rate of 30%. A holder of new notes who is not a resident in the Netherlands will generally not be subject to taxation under Box III in respect of his new notes.

     Furthermore, the Income Tax Act 2001 abolishes the Netherlands' net wealth tax, and makes certain amendments to the corporate tax act and the dividend withholding tax act, and is therefore relevant both to individual and corporate holders of the new notes, whether or not resident in the Netherlands.

     European Union Directive

     On May 20, 1998, the European Commission submitted to the Council of Ministers of the European Union a proposal for a Directive regarding interest income from savings. The proposed Directive requires paying agents in a European Union Member State to withhold tax at a minimum rate of 20% from interest, discount and premium payments to individuals residing in other European Union Member States or, alternatively, institute an information exchange system to report these payments to the tax authorities of the European Union Member State where the recipient of these payments resides. It seems that the proposed Directive of 1998 will not be adopted or at least not in its current form.

     On June 19 and 20, 2000, the European Council agreed that exchange of information should be the ultimate basis for the taxation of savings income of non-resident individuals. Until then, European Union Member States should exchange information on savings income with other European Union Member States, or operate a withholding tax (the rate is still to be determined). Once sufficient reassurances with regard to the application of measures on access of bank information for tax purposes in non-European Union countries (e.g. Switzerland and the United States) and dependent or associated territories have been obtained, the European Council will decide on the adoption and implementation of a Directive no later than December 31, 2002. When a Directive will be adopted and implemented, any European Union Member State operating a withholding tax shall agree to implement exchange of information no later than seven years after the entry into force of the Directive. It is currently not clear whether or in what form a Directive on taxation of interest income from savings will be adopted.

Certain United States federal income tax consequences

     The following is a general discussion of certain United States federal income tax consequences applicable to U.S. holders of the notes who are initial purchasers of the old notes, who exchange their old notes for new notes pursuant to this exchange offer and who hold the old notes and who will hold the new notes as capital assets. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations (the "Regulations") and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, which changes could be applied retroactively. This discussion is also based on the information contained in this prospectus and related documents and on certain representations from CompleTel Europe as to factual matters. This discussion does not cover all aspects of United States federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular U.S. holders and does not address state, local, or foreign tax consequences.

     The tax consequences to a U.S. holder may vary depending on the U.S. holder's particular situation or status. U.S. holders that are subject to special rules under the Code (including insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities or foreign currency, persons that hold the notes as part of a straddle, hedge or synthetic security transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities, traders in securities that elect to mark-to-market and certain expatriates) may be subject to special rules not discussed below.

     As used in this discussion, the term "U.S. holder" means an initial purchaser of an old note who is a beneficial owner of that note and will be the beneficial owner of a new note and who is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of

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

the United States, of the District of Columbia, or of any State, (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

     Each prospective investor should consult his or her tax adviser regarding the particular tax consequences to such investor of acquiring, owning and disposing of the notes, including the applicability of any federal estate or gift tax laws or any state, local or foreign tax laws, any changes in applicable tax laws and any pending or proposed legislation or regulations.

     Exchange of notes

     While there is no direct authority on the United States federal income tax consequences of an exchange of old notes for new notes, in the opinion of Holme Roberts & Owen LLP, counsel to us, an exchange of old notes for new notes should not be treated as a taxable exchange for U.S. federal income tax purposes. As a result, a U.S. holder should not recognize gain or loss on the exchange and should have the same tax basis and holding period for the new notes as the U.S. holder had in the old notes immediately prior to the exchange.

     Interest

     Interest on the new notes and Additional Amounts, if any, paid in respect of taxes withheld from payments on the new notes (as described in "Description of the Notes--Additional amounts") generally will be subject to tax to a U.S. holder as ordinary income at the time accrued or received, in accordance with such U.S. holder's regular method of accounting for U.S. federal income tax purposes. The amount of interest required to be included in income by a U.S. holder will also include the amount of taxes, if any, withheld by us. Interest income on the new notes will constitute foreign source income, and a U.S. holder may generally claim either a deduction or, subject to certain limitations, a foreign tax credit in respect of any foreign tax imposed on such interest payments for U.S. federal income tax purposes. The rules relating to foreign tax credits and the timing thereof are extremely complex, and U.S. holders should consult their tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

     A cash method U.S. holder receiving an interest payment in euros on a new note will be required to include in gross income the United States dollar value of such payment (determined using the spot rate on the date such payment is received) regardless of whether such payment is in fact converted into United States dollars. No exchange gain or loss will be recognized by such U.S. holder on the conversion of euros into United States dollars if the euros are converted to United States dollars on the date received. The United States federal income tax consequences of the conversion of euros into United States dollars at a later date is described below. See "--Transactions in euros."

     An accrual method U.S. holder will be required to include in gross income the United States dollar value of the amount of interest income that has accrued on a new note in a taxable year, determined by translating such income into United States dollars at the average rate of exchange for the relevant accrual period (or portion thereof). The average rate of exchange for an accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, an accrual method holder may elect to translate interest income on a new note using the spot rate on the last day of an accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, a U.S. holder may elect to translate interest income on a new note using the spot rate on the date of receipt or payment if such date is within five business days of the last date of an accrual period. Such elections must be made in a statement filed with the U.S. holder's return and are applicable to all debt instruments held by the U.S. holder for such year and thereafter acquired. Such elections may not be changed without the consent of the Internal Revenue Service.

     Upon actual receipt of a payment of interest on a new note, an accrual method U.S. holder will recognize exchange gain or loss with respect to the accrued interest income in an amount equal to the difference between: (i) the United States dollar value of the payment received (determined using the spot rate on the date such payment is received) in respect of such accrual period; and (ii) the United States dollar value of the interest income accrued during such accrual period (described in the preceding paragraph). Any such exchange gain or loss will generally be treated as United States source ordinary income or loss and not as an adjustment to interest income. The United

States federal income tax consequences of the conversion of euros into United States dollars is described below. See "--Transactions in euros."

     Dispositions

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a new note (collectively, a "disposition"), a U.S. holder will generally recognize gain or loss equal to the difference between: (i) the amount realized by such holder (determined using the spot rate on the date of the disposition), except to the extent such amount is attributable to accrued but unpaid stated interest and related exchange gain or loss thereon, if any (which amounts will be treated as ordinary income or loss as the case may be); and (ii) such U.S. holder's adjusted tax basis in the new note.

     A U.S. holder's adjusted tax basis in a new note generally will equal the U.S. holder's purchase price of the old note, net of accrued but unpaid stated interest on the old note as of the purchase date (determined using the spot rate in effect on the purchase date). Except with respect to gains or losses attributable to changes in currency exchange rates, as described below, any gain or loss recognized on the disposition of a new note will be capital gain or loss and will generally be treated as U.S. source gain or loss. In the case of an individual U.S. holder, such capital gain will generally be taxable at a preferential rate if the U.S. holder's holding period exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations.

     Upon the disposition of a new note, a U.S. holder generally will realize exchange gain or loss equal to the amount determined by translating the purchase price of the old note into United States dollars using the spot rate on the date of disposition and by subtracting therefrom the amount determined by translating the purchase price of the old note into United States dollars using the spot rate on the date the old note was purchased. A U.S. holder will thus realize exchange gain or loss to the extent that the rate of exchange on the date of disposition differs from the rate of exchange on the date of purchase. Such exchange gain or loss will be recognized and included in the gross income of the U.S. holder only to the extent of the total gain or loss recognized on the disposition of such note. Any exchange gain or loss recognized on the disposition of a new note will be treated as United States source ordinary income or loss and will not be treated as an adjustment to interest income.

     Transactions in euros

     Euros received as interest on a new note, or as proceeds from the disposition of a new note, will have a tax basis equal to their United States dollar value at the time of receipt. A U.S. holder who receives euros will recognize United States source ordinary income or loss on a sale or other disposition of such euros equal to the difference between (1) the amount of United States dollars, or the United States dollar value of any other currency or property received in such sale or other disposition and (2) the tax basis of such euros.

     A U.S. holder that purchased an old note with previously owned euros would generally have recognized exchange gain or loss in an amount equal to the difference, if any, between such holder's tax basis in such euros and the United States dollar fair market value of such note on the date of purchase. Generally, any such gain or loss would have been United States source ordinary income or loss. However, a U.S. holder that converted United States dollars to euros and immediately used such euros to purchase an old note ordinarily would not have recognized any exchange gain or loss in connection with such conversion or purchase.

     Information reporting and backup withholding

     Certain non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the notes. In general, backup withholding will be imposed only if the U.S. holder:

     . fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number,

     .    furnishes an incorrect TIN,

     . is notified by the IRS that it has failed to report payments of interest or dividends, or

     . under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN

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

          and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

     In addition, such payments of principal and interest to U.S. holders will generally be subject to information reporting.

          Enforceability of Civil Liabilities Against Foreign Persons

     Investors seeking to file suit may find it difficult to enforce judgments obtained in United States courts against CompleTel Europe or its directors in United States courts. There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgments. In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgments in civil or commercial matters that is binding in The Netherlands, a judgment rendered by a foreign court against CompleTel Europe will not be recognized and enforced by the courts of The Netherlands. Consequently, in order to obtain a judgment that is enforceable against CompleTel Europe, it may be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgment rendered by the foreign court in the course of such proceedings, in which case the Netherlands court may give such effect to the foreign judgment as it deems appropriate.

     According to current practice, based upon case law, Netherlands courts will generally recognize and render a judgment in accordance with a foreign judgment if certain conditions are met. Nevertheless, we cannot assure you that United States investors will be able to enforce against CompleTel Europe, or members of its management board, or certain experts named herein who are residents of the Netherlands or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the United States federal securities laws. CompleTel Europe has consented to service of process in the borough of Manhattan, the City of New York, for claims based upon the indenture or the notes.

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

                        Information About CompleTel LLC

General

     CompleTel LLC was organized on January 8, 1998 as a Delaware limited liability company, with a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-capacity, fiber optic communications infrastructure and provider of telecommunications and Internet-related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe.

     The new notes are guaranteed pursuant to authority granted by the board of CompleTel LLC on April 6, 2000. The articles of association of CompleTel LLC will be filed with the Registrar of the District Court in Luxembourg (Greffier en chef du tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and copies can be obtained free of charge.

Business

     CompleTel LLC is a holding company with no operations other than the operations conducted by its wholly-owned direct subsidiary CableTel Management, Inc., a corporation formed to provide personnel and management services to CompleTel LLC and its subsidiaries, and by its 75.4% indirectly owned subsidiary, CompleTel Europe N.V. CompleTel LLC's principal operations are conducted through CompleTel Europe N.V., described in detail elsewhere in this prospectus.

Legal proceedings

     CompleTel LLC is not party to any pending legal proceedings that it believes would, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.

Employees

     CompleTel LLC has no employees other than those of its subsidiaries. As of May 31, 2000, CompleTel Europe had approximately 544 employees and CableTel Management, Inc. had 10 employees, of whom four were seconded to CompleTel Europe subsidiaries.

Principal offices; governing documents

     CompleTel LLC's principal executive offices and its registered office are located at 6300 South Syracuse Way, Suite 355, Englewood, Colorado 80111. Copies of CompleTel LLC's limited liability company agreement and other principal agreements with and among its members are available for inspection by any interested person at the company's principal executive offices.

Management

     CompleTel LLC is managed by a board of managers comprised of Messrs. James
E. Dovey, chairman and secretary, James C. Allen, Lawrence F. DeGeorge, Paul J. Finnegan, Royce J. Holland, James N. Perry, William H. Pearson, chief executive officer and president, and James N. Perry, Jr. Each of their biographies, as well as compensation and employment agreements with the officers, are included elsewhere in this prospectus under the heading "Management."

Selected consolidated financial data for CompleTel LLC

     CompleTel LLC is the ultimate parent of the group of companies included in the chart on page 7. Additional information about the group's organization can be found on pages F-7, F-8, F-38 and F-39. Information about the business of the group's significant subsidiaries can be found in this prospectus under the caption "Business." Neither CompleTel LLC nor the issuer has any other significant subsidiaries.

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
                                                                                                     Three months
                                                                                  Year ended            ended
                                                                               December 31, 1999    March 31, 2000
                                                                               -----------------    --------------
                                                                                 (Audited)           (Unaudited)
                                                                            (in thousands, except per share amounts)
Statement of Operations Data:
Revenues...................................................................    $    2,985           $    2,934
Network costs..............................................................         2,407                2,974
Selling, general and administrative........................................        37,803               15,060
Non-cash compensation charges..............................................           675               68,796
Depreciation and amortization..............................................         4,534                2,960
                                                                               ----------           ----------
Operating loss.............................................................       (42,434)             (86,856)
                                                                                   (9,411)
Other income (expense).....................................................                             (9,269)
Minority interest in loss of consolidated subsidiaries.....................         3,501                  279
Net loss...................................................................    $  (48,344)          $  (95,846)
Basic and diluted loss per common unit.....................................    $   (6,908)          $  (10,427)
                                                                               ==========           ==========
Weighted average number of non-forfeitable common units outstanding........         7,754                9,418
Ratio of earnings to fixed charges (1).....................................            --                   --

                                                                                               Year Ended December 31,
                                                                                 March 31,     -----------------------
                                                                                   2000           1999          1998
                                                                                 ---------        ----          ----
                                                                                                 (Audited)    (Audited
Balance sheet data:
Cash and cash equivalents................................................       $ 506,309       $  60,469        $  3,744
Property and equipment, net..............................................       $ 119,602       $  92,872        $  3,441
Total assets.............................................................       $ 660,226       $ 182,097        $ 10,042
Long term debt...........................................................       $  82,823       $  79,922        $     --
Minority interest........................................................       $ 123,717       $     279        $     --
Total members' equity (deficit)..........................................       $ 392,180       $ (64,360)       $ (8,418)

-------------------
(1) In calculating the ratio of earnings to fixed charges, earnings consist of net loss from continuing operations before income tax expense, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges consist of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) an estimate of the interest within rental expense. The ratio of earnings to fixed charges was less than 1.0 to 1.0 for the year ended December 31, 1999 and for the three months ended March 31,2000. Earnings were thus inadequate to cover fixed charges for the year ended December 31, 1999 and for the three months ended March 31, 2000. The amount of the coverage deficiency for the year ended December 31, 1999 and for the three months ended March 31, 2000 totaled $54.2 million and $28.7 million, respectively.

Financial position, results of operations and cash flows

     Information about CompleTel LLC's financial position, results of operations and cash flows are set forth in the audited consolidated financial statements of CompleTel LLC and subsidiaries for the three months ended March 31, 2000 and 1999, and for the year ended December 31, 1999 and for the period from the commencement of operations (January 8, 1998) to December 31, 1998, and the accompanying notes thereto, included elsewhere in this prospectus.

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

Capitalization

     As of March 31, 2000, CompleTel LLC had outstanding 128,712 fully paid and non-assessable common ownership interests ("Common Units"), which amount includes the common units issued in connection with the conversion of the CompleTel LLC preferred interests upon the completion of CompleTel Europe's initial public equity offering. The holders of Common Units are entitled to one vote for each Common Unit held on all matters submitted to a vote of the members and are entitled to receive such distributions, if any, as may be declared by CompleTel LLC's board of managers out of profits allocated to the members. Common Units issued to management and other key employees of subsidiaries of CompleTel Europe are subject to time and performance vesting restrictions described in individual executive securities agreements and in a performance vesting agreement among the members. Other agreements among the holders are set forth in a securityholders agreement and a registration rights agreement. Each of these agreements is described in the notes to the CompleTel LLC consolidated financial statements included elsewhere in this prospectus.

     CompleTel LLC also had outstanding as of March 31, 2000, 187 of its class A senior units issued to a former key employee for the repurchase of vested common units upon termination of the employee's employment. The company intends to redeem these class A senior units pursuant to the terms of the applicable executive securities agreement.

     Except as described in this prospectus, there has been no material change in CompleTel LLC's capitalization since March 31, 2000.

                              Plan of Distribution

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after closing of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of the methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations under the registration agreement and all expenses incident to the exchange offer, but excluding commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

     We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in the exchange offer.

                                 Legal Matters

     The validity of the new notes offered in the exchange offer will be passed upon for CompleTel Europe by Stibbe Simont Monahan Duhot P.C. and by Holme Roberts & Owen LLP. Certain tax matters will be passed upon for CompleTel Europe by Holme Roberts & Owen LLP and Stibbe Simont Monahan Duhot P.C.

                                    Experts

     The consolidated financial statements of CompleTel Europe N.V. as of December 31, 1999 and 1998, for the year ended December 31, 1999 and the period from commencement of operations (January 8, 1998) through December 31, 1998 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The balance sheet of Acces et Solutions Internet S.A.R.L. as of December 31, 1998, and the related statements of operations and cash flows for the year then ended, have been audited by Barbier Frinault & Associes Arthur Andersen, independent public accountants, as indicated in their report with respect thereto appearing elsewhere in this prospectus, and such financial statements are included herein in reliance upon the authority of said firm as experts in giving such report.

     The consolidated financial statements of CompleTel LLC as of December 31, 1999 and 1998, for the year ended December 31, 1999 and the period from commencement of operations (January 8, 1998), through December 31, 1998 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                        Listing And General Information

     1. We were incorporated in The Netherlands on December 14, 1998 as a public limited company ("naamloze vennootschap," or N.V.) with registered number 34108119. Our registered office is at Drentestraat 24,1083 HK, Amsterdam, The Netherlands.

     2. The old notes have been listed on the Luxembourg Stock Exchange. The new notes are expected to be listed on the Luxembourg Stock Exchange upon the expiration of the exchange offer. The new notes will be accepted for clearance through the accounts of Clearstream and Euroclear and they will have a new common code and a new ISIN, which will be notified to the Luxembourg Stock Exchange. The legal notice relating to the issue of new notes and the articles of association of CompleTel Europe N.V. will be deposited prior to listing with the Registrar of the District Court in Luxembourg (Greffier en Chf du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. The Luxembourg Stock Exchange has been notified prior to commencing the exchange offer. We will notify the Luxembourg Stock Exchange of the results of the exchange offer. All documents prepared in connection with the exchange offer will be available free of charge at the office of the listing agent in Luxembourg and all necessary actions and services in respect of the exchange offer may be done at the office of the listing agent in Luxembourg. In the event that the rate of interest payable on the notes shall be increased or decreased such increase or decrease shall be included in a notice to the Luxembourg Stock Exchange. The listing agent appointed for these purposes is Banque Internationale a Luxembourg S.A., Luxembourg. Notices to holders will be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).


     3. Copies of CompleTel Europe and CompleTel LLC statutory documents, the indenture governing the notes (which includes the form of the note certificate) and the pledge agreement and the guaranty may be inspected, and our most recent annual report and audited accounts and unaudited quarterly consolidated financial statements of the company may be obtained, on any business day (except for Saturdays and Sundays and legal holidays) free of charge, at the office of Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-2953 Luxembourg. We will also comply with our obligations under Dutch law to prepare annual financial statements complying with the corporate law of The Netherlands and to deposit the same at the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, The Netherlands.

     4. We have obtained all necessary consents, approvals and authorizations in connection with the issuance of the new notes. The issue of the old notes and the new notes was authorized by our board on April 6, 2000.

     5. Except as disclosed herein, and except for CompleTel LLC, CompleTel Europe and its subsidiaries having continued to incur operating losses since inception, there has been no material adverse change in the consolidated financial position of CompleTel Europe N.V. or CompleTel LLC since March 31, 2000.

     6. Except as disclosed in this prospectus (see "Business--Legal proceedings" and "--Regulation"), we are not involved in, and have no knowledge of a threat of, any litigation, administrative proceedings or arbitration which is or may be material in the context of the issue of the notes.

     7. We will not appoint a paying and transfer agent in Luxembourg until such time, if any, as definitive notes are issued. We have appointed Banque Internationale a Luxembourg S.A. as the listing agent in Luxembourg for so long as the notes are listed on the Luxembourg Stock Exchange and until such time as we are required to appoint a transfer and paying agent located in Luxembourg as provided in the prospectus. We reserve the right to vary such appointment. Such appointment will be published in a daily newspaper of general circulation in Luxembourg (which is expected to the be the Luxemburger Wort).


     8. The new notes have been accepted for clearance by Clearstream and Euroclear under the common code 011488293. The ISIN for the new notes is XS0114882938.

     9. Certain of the financial information set out in this prospectus does not constitute statutory accounts of CompleTel Europe N.V. or of CompleTel LLC within the meaning of Section 240 of the U.K. Companies Act 1985.

     10. CompleTel Europe has appointed The Chase Manhattan Bank to serve as Trustee. The Trustee may resign at any time upon 30 days prior notification to CompleTel Europe. The holders of a majority in principal amount of the outstanding notes may also remove the Trustee and appoint a successor Trustee with the consent of CompleTel Europe, and CompleTel Europe may remove the Trustee under certain circumstances. Upon the resignation or removal of the Trustee, CompleTel Europe will appoint a successor Trustee and the holders of a majority in principal amount of the outstanding notes may appoint a successor Trustee to replace the Trustee appointed by CompleTel Europe. Such appointment will be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

                               GLOSSARY OF TERMS

ATM (asynchronous transfer mode)............   An international standard for high-speed broadband packet-switched networks, operating at digital transmission speeds above 1.544 megabits per second.

Backbone....................................   An element of the network infrastructure that provides high-speed, high capacity connections among the network's nodes.

Bandwidth...................................   The range of frequencies that can be passed through a medium, such as glass fibers, without distortion.  The greater the bandwidth, the greater the information-carrying capacity of such medium.  For fiber optic transmission, electronic transmitting devices determine the high-capacity, not the fibers themselves.  Bandwidth is measured in Hertz (analog).

Bits........................................   The smallest unit of digital information utilized by electronic information processing, storage or transmission systems.

Broadband...................................   A generic term for high-speed or high-capacity connectivity.

CLEC (competitive local
   exchange carrier)........................   A category of telephone service provider (carrier) that offers local services similar to that of the former monopoly national telephone company such as local connectivity, own switching capacity, domestic long-distance and international trafficking capabilities.

Circuit switching...........................   A switching technique that establishes a dedicated transmission path between originating and terminating points and holds that path open for the duration of a call.

Co-location.................................   A location where a competitive carrier network interconnects with the network of public telecommunications operator's inside a public telecommunications operator's central office.

Competitive carrier.........................   Category of telephone service provider, or carrier, that offers local exchange and other services similar to and in competition with those of the former monopoly, as allowed by recent changes in telecommunications law and regulation.  A competitive carrier may also provide other types of services such as long-distance telephone, data communications, Internet access and video.

DSL (digital subscriber line)...............   A transmission technology enabling high-speed access in the local copper loop, often referred to as the last mile between the network service provider--i.e., competitive carrier or an Internet service provider and end-user.

Dark fiber..................................   Any installed fiber-optic cable lacking a light transmission or signal, as opposed to fiber that is in service or "lit."

Dedicated lines.............................   Telecommunications lines dedicated or reserved for use exclusively by particular customers along predetermined routes (in contrast to telecommunications lines within the local exchange carrier's public switched network).

Dedicated services..........................   Special access, switched transport and private line services.

Dial tone...................................   An auditory tone (350 to 440 Hertz) that indicates that the telephone switching equipment is ready to accept dial signals.  The dial tone is generated by local telephone company equipment.

Digital.....................................   Describes a method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and
                                               1.  Digital transmission and switching technologies employ a sequence of these pulses to convey information, as opposed to the continuously variable analog signal.  Digital transmission significantly reduces most distortion inherent in an analog signal, such a graininess or "snow", in the case of video transmission, or static or other background distortion in the case of audio transmission.

E-1.........................................   An International Telecommunications Union standard digital transmission rate for time division multiplexing.  An E-1 transmits voice, data and signaling at a rate of
                                               2.048 megabits per second.  The E-1 is the European counterpart to the North
                                               American T-1.

Facilities-based operator...................   A company that owns or leases its network facilities to provide services rather than purchasing services from other providers and reselling the services to customers.

Fiber.......................................   A filament, usually of glass, through which light beams carrying voice, data or video transmissions are guided.

Fiber optic.................................   Technology based on thin filaments of glass or other transparent materials used as the medium for transmitting coded light pulses that represent data, image and sound.  Fiber optic technology offers extremely high transmission speeds and is the medium of choice for the telecommunications industry.  Fiber is immune to electrical interferences and environmental factors that affect copper wiring and satellite transmission.  Fiber optic technology involves sending laser light pulses across glass strands in order to transmit digital information.  A strand of fiber optic cable is as thick as a human hair yet has more high-capacity capacity than a copper wire the width of a telephone pole.

Fiber optic ring............................   Where a network is configured in a bi-directional circular fashion.  If a portion of the ring malfunctions, the signal can be re-routed back the way it came, around the circle, to complete the connection.

Frame-relay.................................   A form of packet switching with variable length frames that may be used with a variety of communications protocols.  Frame relay is a method of achieving high-speed, packet-switched data transmissions within digital networks at transmission speeds between 56 kilobits per second and 1.544 megabits per second.

IDC.........................................   Internet data center.

ISDN (integrated services
   digital network).........................   A transmission method that provides circuit-switched access to the public network at speeds of 64 or 128 kilobits per second for voice, data and video transmission.

Interconnection.............................   Connection of a telecommunications device or service to the PSTN.

Internet....................................   An array of interconnected networks using a common set of protocols defining the information coding and processing requirements that can communicate across hardware platforms and over many links; now operated by a consortium of telecommunications service providers and others.

Internet protocol...........................   The standard that defines the information unit being passed among the host computers and packet-switched networks that make up the Internet.  The Internet protocol provides the basis for packet delivery on the Internet.

Internet service provider...................   A company that provides direct access to the Internet, normally for dial access customers, by linking its network directly or through other ISPs to the Internet backbone network.

Kilobits per second (kbps)..................   1,000 bits per second.

LAN (local area network)....................   A private data communications network linking a variety of data devices, such as computer terminals, personal computer terminals, personal computers and microcomputer, all housed in a defined building, plant or geographic area.

Line equivalents............................   The basis of a calculation used to normalize various multiplexed digitized voice data streams into a representative number of standard voice circuit line equivalents.  Each line equivalent is equal to a 64 kilobit data circuit capable of transporting an uncompressed digitized voice call.

Local loop..................................   That portion of the local telephone network that connects the customer's premises to the local exchange provider's central office or switching center.  This includes all the facilities starting from the customer premises interface which connects to the inside wiring and equipment at the customer premises to a terminating point within the switching wire center.

Long-distance carrier.......................   A long-distance carrier providing services between local exchanges on an intrastate or interstate basis.  A long-distance carrier may also be a long-distance reseller.

MAN.........................................   Metropolitan area network.

Megabit per second (mbps)...................   One million of bits per second.

Modem.......................................   An abbreviation of modulator-demodulator.  An electronic signal-conversion device used to convert digital signals from a computer to analog form for transmission over the telephone network.  At the transmitting end, a modem working as a modulator converts the

                                               computer's digital signals into analog signals that can be transmitted over a telephone line. At the receiving end, another modem working as a demodulator converts analog signals back into digital signals and sends them to the receiving computer.

Multiplexing................................   An electronic or optical process that combines a large number of lower-speed transmission lines into one high-speed line by splitting the total available high-capacity of the high-speed line into narrower bands, or by allotting a common channel to several different transmitting devices.  Multiplexing devices are widely used in networks to improve efficiency by concentrating traffic.

Multipoint..................................   A circuit providing simultaneous transmission among three or more separate points.

Network.....................................   An integrated system composed of switching equipment and transmission facilities designed to provide for the direction, transport, recording and interconnection of telecommunications traffic.

Node........................................   An individual point of origination and termination of two or more communications links on a network, transported using frame relay or similar technology.

Number portability..........................   The ability of end users to keep their number when changing operators.

On-net......................................   Customers are considered on-net when the physical network extends directly to the customer's premise and the first point of the customer's connection to the company's network is at the customer's premise.

POPs (points of presence)...................   Locations where a carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that carrier.

PSTN (public switched telephone
   network).................................   A telephone network which is accessible by the public through private lines, wireless systems and pay phones.

Packet......................................   Information represented as bytes grouped together through a communication node with a common destination address and other attribute information.

Packet switching............................   Sending data in packets through a network.  Each packet has a unique identification and carries its own destination address.  Package switching differs from circuit switching, which is the common method of making a phone call.  With circuit switching, the circuit is 100% used when a call is made.  With packet switching, the conversation, or data, is separated into packets which can be sent through various routes at various times and reassembled on the other end.  Packet switching makes more efficient use of a circuit.

Point-to-point..............................   A circuit that connects a customer directly to a service provider network through a dedicated two-way link without any intervening nodes.

Point-to-multipoint.........................   A configuration interconnecting single channel or circuit to multiple sites.  Only one channel may transmit at any given time, though several channels may receive.

Private automated branch exchange...........   A switching system within an office building that allows calls from outside to be routed directly to the individual instead of through a central number.  A private automated branch exchange also allows for calling within an office by way of four-digit extensions.

Private line................................   A private, dedicated telecommunications connection between end-user locations
                                               (excluding long-distance carrier POPs).

Protocol....................................   A formal set of rules and conventions governing the formatting and relative timing of message exchange between two communicating points in a computer system or data communications network.

Protocol-transparent........................   A network that is protocol-transparent is a network that can handle voice and data communications transmitted using traditional Internet protocol and other technologies.

Resellers...................................   Generally used to refer to a telecommunications provider who does not own any switching or transmission facilities.  In reality, a large number of providers furnish services through a combination of owned and resold facilities.

SDH (synchronous digital hierarchy).........   SDH is a set of standards for optical communications transmission systems that define optical rates and formats, signal characteristics, performance, management and maintenance information to be embedded within the signals and the multiplexing techniques to be employed in optical communications transmission systems.  SDH facilitates the interoperability of dissimilar vendors' equipment and benefits customers by minimizing the equipment necessary for telecommunications applications.  SDH also improves the reliability of the local loop connecting customers' premises to the local exchange provider, historically one of the weakest links in the service delivery.

STM (synchronous transfer mode).............   A transport and switching method that depends on information occurring in regular and fixed patterns with respect to a reference such as a frame pattern.  A time division multiplex and switching technique to be used across the user's network interface for a broadband ISDN.  It gives each user up to 50 million bits per second simultaneously, regardless of the number of users.

Server......................................   A server is a specialized shared computer on the local area network with corporate files such as electronic mail.  It can also be used to handle sharing of printers, fax machines and groups of modems.

Switch......................................   A sophisticated computer that accepts instructions from a caller in the form of a telephone number.  Like an address on an envelope, the

                                               numbers tell the switch where to route the call. The switch opens or closes circuits or selects the paths or circuits to be used for transmission of information.
                                               Switching is a process of interconnecting circuits to form a transmission path between users. Switches allow telecommunications service providers to connect calls directly to their destination, while providing advanced features and recording connection information for future billing.

Tandem-level switching......................   Combines toll and local switched traffic for large exchanges that can serve both subscriber lines and long-distance circuits within a serving area.  Tandem-level switches are generally the primary point of interconnection with the public network.

Tier One network............................   A proprietary international data network providing transit capacity in excess of
                                               45Mbps between at least three high-traffic internet nodes with agreements to peer locally to these nodes within recognized peering exchanges.

Traffic.....................................   A generic term that includes any and all calls, messages and data sent and received by means of telecommunications.

VPN (virtual private network)...............   Private networking involves securely transmitting corporate data across multiple sites throughout an entire enterprise.  Creating a truly private corporate network generally requires an Intranet.  A virtual private network is one means of accomplishing such an implementation using the public network or the Internet.

WAN (wide area network).....................   A large-scale, high-speed communications network used primarily for interconnecting local area and metro area networks located in different cities, states or countries.

                          INDEX TO FINANCIAL STATEMENTS

I.   COMPLETEL EUROPE N.V.
       Report of Independent Public Accountants.............................................................F-2
       Consolidated Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999 and 1998..........F-3
       Consolidated Statements of Operations for the Year Ended December 3l, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 and 1999 (unaudited).................................F-4
       Consolidated Statements of Shareholders' Equity (Deficit) for the Year Ended December 31, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 (unaudited)..........................................F-5
       Consolidated Statements of Cash Flows for the Year Ended December 31, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 and 1999 (unaudited).................................F-6
       Notes to Consolidated Financial Statements...........................................................F-7

II.  ACCES ET SOLUTIONS INTERNET S.A.R.L.
       Report of Independent Public Accountants............................................................F-24
       Balance Sheet as of December 31, 1998...............................................................F-25
       Statement of Operations for the Year Ended December 31, 1998........................................F-26
       Statement of Cash Flows for the Year Ended December 31, 1998........................................F-27
       Notes to Financial Statements.......................................................................F-28

III. COMPLETEL LLC
       Report of Independent Public Accountants............................................................F-32
       Consolidated Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999 and 1998.........F-33
       Consolidated Statements of Operations for the Year Ended December 31, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 and 1999 (unaudited)................................F-34
       Consolidated Statements of Members' Equity (Deficit) for the Year Ended December 31, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 and 1999 (unaudited)................................F-35
       Consolidated Statements of Cash Flows for the Year Ended December 31, 1999,
         the Period from Commencement of Operations (January 8, 1998) to December 31, 1998
         and for the Three Months Ended March 31, 2000 and 1999 (unaudited)................................F-37
       Notes to Consolidated Financial Statements..........................................................F-38

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CompleTel Europe N.V.:

     We have audited the accompanying consolidated balance sheets of COMPLETEL EUROPE N.V. (an N.V. registered in the Netherlands) and subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 1999, and for the period from commencement of operations (January 8, 1998) to December 31, 1998 (after corporate reorganization--see
Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel Europe N.V. and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the year ended December 31, 1999, and for the period from commencement of operations (January 8, 1998) to December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                              ARTHUR ANDERSEN LLP
Denver, Colorado,
March 2, 2000.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
    (Stated in thousands of Euro Dollars, except share and per share amounts)
                  (After Corporate Reorganization--See Note 1)



                                                                          March 31,   December 31,    December 31,
                                                                            2000           1999           1998
                                                                        ------------  --------------  ------------
                                ASSETS                                  (unaudited)     (audited)     (audited)
CURRENT ASSETS:
     Cash and cash equivalents........................................ (Euro)521,643  (Euro)57,115    (Euro) 1,472
     Customer accounts receivable.....................................         4,588         1,709             451
     Affiliate receivables............................................         6,635           304              --
     Prepaid expenses, VAT receivables and other current assets.......        12,102        14,677             153
                                                                        ------------  ------------      -----------
           Total current assets.......................................       544,968        73,805           2,076
                                                                        ------------  ------------      -----------

LONG-TERM ASSETS:
     Property and equipment, net......................................       123,871        91,946           2,888
     Licenses and other intangibles, net..............................         4,188         4,557             814
     Deferred financing costs, net....................................        12,164         5,082             744
     Other long-term assets...........................................           846           818             219
                                                                        ------------  ------------      -----------
           Total long-term assets.....................................       141,069       102,403           4,665
                                                                        ------------  ------------      -----------

TOTAL ASSETS.......................................................... (Euro)686,037 (Euro)176,208     (Euro)6,741
                                                                        ============  ============      ==========

            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Construction payables............................................  (Euro)28,388  (Euro)28,593      (Euro)  --
     Trade accounts payable...........................................        12,947         9,850           1,678
     Accrued liabilities..............................................        21,303        12,686           1,276
     Affiliate payables...............................................         5,781         2,412           8,969
                                                                        ------------  ------------      -----------
           Total current liabilities..................................        68,419        53,541          11,923
                                                                        ------------  ------------      -----------

LONG-TERM DEBT........................................................        86,143        79,596              --
                                                                        ------------  ------------      -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS' EQUITY (DEFICIT):
     Ordinary shares, nominal value Euro .10 per share, 625,000,000 shares authorized; 157,413,060, 126,133,060 and,
        24,444,820 shares issued and outstanding at March 31, 2000,           15,741        12,613           2,444
        December 31, 1999 and 1998, respectively......................
     Additional paid-in capital.......................................       769,602       116,463           1,880
     Deferred compensation............................................      (106,641)      (28,036)           (462)
     Other cumulative comprehensive loss..............................         8,726           728            (137)
     Accumulated deficit..............................................      (155,953)      (58,697)         (8,907)
                                                                        ------------  ------------      -----------

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..................................       531,475        43,071          (5,182)
                                                                        ------------  ------------      -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT).................. (Euro)686,037 (Euro)176,208     (Euro)6,741
                                                                        ============  ============      ==========



The accompanying notes are an integral part of these consolidated balance sheets.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
    (Stated in thousands of Euro Dollars, except share and per share amounts)
                  (After Corporate Reorganization--See Note 1)


                                                                                  Commencement            Three Months
                                                                                  of Operations           Ended March 31,
                                                                Year Ended       (January 8, 1998) to     --------------
                                                              December 31, 1999   December 31, 1998     2000        1999
                                                              -----------------  ------------------     -----       ----
                                                                 (audited)          (audited)        (unaudited)  (unaudited)
  REVENUES...............................................      (Euro)2,861            (Euro)--    (Euro)2,972   (Euro) --

  OPERATING EXPENSES:
       Network costs.....................................            2,307                  --          3,011         119
       Selling, general and administrative...............           30,302               3,754         13,127       3,454
       Management fees to affiliate......................            6,195               2,551          2,117         856
       Non-cash compensation changes.....................              634                 164         69,660          31
       Depreciation and amortization.....................            4,302                  40          2,946         123
                                                              ------------         -----------    -----------  -----------
            Total operating expenses.....................           43,740               6,509         90,861       4,583
                                                              ------------         -----------    -----------  -----------

  OPERATING LOSS.........................................          (40,879)             (6,509)       (87,889)     (4,583)
                                                              ------------         -----------    -----------  -----------

  OTHER INCOME (EXPENSE):
       Interest income...................................            2,447                  --            444         500
       Interest expense, net of capitalized interest.....           (7,893)                 --         (1,868)     (1,170)
       Foreign exchange loss and other expense...........           (3,465)                 --         (7,943)         --
                                                              ------------         -----------    -----------  -----------
            Total other income (expense).................           (8,911)                 --         (9,367)       (670)
                                                              ------------         -----------    -----------  -----------
  NET LOSS BEFORE INCOME TAXES...........................          (49,790)             (6,509)       (97,256)     (5,253)
  INCOME TAX PROVISION...................................               --                  --             --          --
                                                              ------------         -----------    -----------  -----------

  NET LOSS...............................................    (Euro)(49,790)       (Euro)(6,509) (Euro)(97,256)(Euro)(5,253)
                                                              ============         ===========   ============  ===========
  BASIC AND DILUTED LOSS PER ORDINARY SHARE..............      (Euro)(0.50)        (Euro)(0.27)   (Euro)(0.77) (Euro)(0.07)
                                                              ============         ===========   ============  ===========
  WEIGHTED AVERAGE NUMBER OF ORDINARY
      SHARES OUTSTANDING.................................       99,056,060          24,444,820    126,820,533   76,258,178
                                                              ============         ===========   ============  ===========


The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
    (Stated in thousands of Euro Dollars, except share and per share amounts)
                  (After Corporate Reorganization--See Note 1)

                                                                                                                           Other
                                                                         Ordinary Shares      Additional                 Cumulative
                                                                        ------------------     Paid-in      Deferred   Comprehensive
                                                                      Number      Amount       Capital     Compensation     Loss
                                                                    ----------  ----------    ----------   ------------  ----------
BALANCE, January 8, 1998........................................            --    (Euro)--      (Euro)--       (Euro)--    (Euro)--
  Deemed issuance of ordinary shares, net of (Euro)46
    subscription receivable on January 8, 1998..................    24,444,820       2,398            --             --          --
  Cash contributions by Parent .................................            --          --         1,254             --          --
  Payment on subscription receivable on December 14, 1998.......            --          46            --             --          --
  Deemed contributions by Parent related to allocation of
    non-cash compensation charges...............................            --          --           626           (517)         --
  Amortization of allocated deferred compensation charges.......            --          --            --             55          --
  Cumulative translation adjustment.............................            --          --            --             --        (137)
  Net loss......................................................            --          --            --             --          --
                                                                  ----------- ------------ ------------- --------------  -----------
BALANCE, December 31, 1998......................................   24,444,820  (Euro)2,444  (Euro) 1,880    (Euro) (462) (Euro)(137
                                                                  =========== ============ ============= ==============  ===========
  Issuance of ordinary shares in connection with corporate
     Reorganization.............................................   73,537,325        7,354        43,512             --          --
  Issuance of ordinary shares in connection with the Units
     Offering...................................................    7,375,000          738         3,266             --          --
  Issuance of ordinary shares in connection with capital
     contributions..............................................   20,775,915        2,077        39,597             --          --
  Deemed contributions by Parent related to allocation of
     non-cash compensation charges..............................           --           --         2,055         (2,055)         --
  Issuance of stock options in December 1999....................           --           --        26,153        (26,153)         --
  Amortization of allocated deferred compensation charges.......           --           --            --            634          --
  Cumulative translation adjustment.............................           --           --            --             --         865
  Net loss......................................................           --           --            --             --          --
                                                                  ----------- ------------ ------------- --------------  -----------
BALANCE, December 31, 1999......................................  126,133,060 (Euro)12,613 (Euro)116,463  (Euro)(28,036)  (Euro)728
                                                                  =========== ============ ============= ==============  ===========
  Issuance of ordinary shares in connection with initial public offering, net of underwriters' discount and offering
        costs...................................................   31,280,000        3,128       508,007             --          --
  Deemed contributions by Parent related to allocation of
        non-cash compensation charges...........................           --           --       142,505       (142,505)         --
  Repurchase of shares allocated from Parent....................           --           --        (3,128)            --          --
  Issuance of stock options.....................................           --           --         5,755         (5,755)         --
  Amortization of deferred compensation.........................           --           --            --         69,655          --
  Cumulative translation adjustment.............................           --           --            --             --       7,998
Net Loss........................................................           --           --            --             --          --
                                                                  ----------- ------------ ------------- --------------  -----------
BALANCE, March 31, 2000 (unaudited).............................  157,413,060 (Euro)15,741 (Euro)769,602 (Euro)(106,641) (Euro)8,726
                                                                  =========== ============ ============  ==============  ===========


                                                                                            Total
                                                                            Accumulated  Comprehensive
                                                                              Deficit        Loss        Total
                                                                             ----------   ----------    ----------
BALANCE, January 8, 1998........................................             (Euro)--       (Euro)--       (Euro)--
  Deemed issuance of ordinary shares, net of (Euro)46
    subscription receivable on January 8, 1998..................               (2,398)            --             --
  Cash contributions by Parent .................................                   --             --          1,254
  Payment on subscription receivable on December 14, 1998.......                   --             --             46
  Deemed contributions by Parent related to allocation of
    non-cash compensation charges...............................                   --             --            109
  Amortization of allocated deferred compensation charges.......                   --             --             55
  Cumulative translation adjustment.............................                   --           (137)          (137)
  Net loss......................................................               (6,509)        (6,509)        (6,509)
                                                                        -------------   ------------   ------------
BALANCE, December 31, 1998......................................         (Euro)(8,907)  (Euro)(6,646)  (Euro)(5,182)
                                                                        =============   ============   ============
  Issuance of ordinary shares in connection with corporate                         --             --         50,866
     Reorganization.............................................
  Issuance of ordinary shares in connection with the Units
     Offering...................................................                   --             --          4,004
  Issuance of ordinary shares in connection with capital
     contributions..............................................                   --             --         41,674
  Deemed contributions by Parent related to allocation of
     non-cash compensation charges..............................                   --             --             --
  Issuance of stock options in December 1999....................                   --             --             --
  Amortization of allocated deferred compensation charges.......                   --             --            634
  Cumulative translation adjustment.............................                   --            865            865
  Net loss......................................................              (49,790)       (49,790)       (49,790)
                                                                        -------------   ------------   ------------
BALANCE, December 31, 1999......................................        (Euro)(58,697) (Euro)(48,925)  (Euro)43,071
                                                                        =============   ============   ============
  Issuance of ordinary shares in connection with initial public offering, net of underwriters' discount and offering
        costs...................................................                   --             --        511,135
  Deemed contributions by Parent related to allocation of
        non-cash compensation charges...........................                   --             --             --
  Repurchase of shares allocated from Parent....................                   --             --         (3,128)
  Issuance of stock options.....................................                   --             --             --
  Amortization of deferred compensation.........................                   --                        69,655
  Cumulative translation adjustment.............................                   --          7,998          7,998
  Net Loss......................................................              (97,256)       (97,256)       (97,256)
                                                                        -------------   ------------   ------------
BALANCE, March 31, 2000 (unaudited).............................       (Euro)(155,953) (Euro)(89,258) (Euro)531,475
                                                                        =============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Stated in thousands of Euro Dollars)
                  (After Corporate Reorganization--See Note 1)


                                                                                          Commencement
                                                                                          of Operations       Three Months Ended
                                                                                         (January 8, 1998)          March 31,
                                                                          Year Ended           to               ---------------
                                                                       December 31, 1999  December 31, 1998    2000        1999
                                                                       -----------------  -----------------    ----        ----
                                                                         (audited)          (audited)       (unaudited)  (unaudited)

OPERATING ACTIVITIES:
     Net loss...................................................         (Euro)(49,790)    (Euro)(6,509) (Euro)(97,256)(Euro)(5,253)
     Adjustments to reconcile net loss to cash flows from
operating activities:
         Depreciation and amortization..........................                 4,302               40          2,946          123
         Non-cash compensation expense..........................                   634              164         69,660           31
         Accretion of senior notes..............................                 7,617               --          2,933        1,161
         Amortization of deferred financing costs...............                   226               --             74           --
         Changes in assets and liabilities:
             Increase in receivables............................               (14,548)            (451)        (2,879)      (1,422)
             Increase in prepaid expenses and other current
              assets............................................                (1,409)            (153)         2,575         (282)
             Increase in other long-term assets.................                  (582)            (219)           (28)         (45)
             Increase in trade accounts payable.................                 9,740            1,678          3,097        5,220
             Increase in accrued liabilities....................                11,465            1,275          5,595         (620)
             Increase (decrease) in net affiliate
              payables/receivables..............................                (7,246)           8,969          2,962       (4,460)
                                                                          ------------      -----------  -------------  ------------

                  Net cash flows from operating activities......               (39,591)           4,794        (10,321)      (5,547)
                                                                          ------------      -----------  -------------  ------------

INVESTING ACTIVITIES:
     Expenditures for property and equipment....................               (93,009)          (2,928)       (33,254)      (9,776)
     Increase in construction payables..........................                27,514               --             --           --
     Purchase of licenses and other intangibles.................                (4,135)            (814)            --       (1,819)
     Offering proceeds and investment earnings placed in escrow.               (70,146)              --             --      (64,676)
     Proceeds from escrowed offering and investment earnings....                70,146               --             --           --
                                                                          ------------      -----------  -------------  ------------

                  Net cash flows from investing activities......               (69,630)          (3,742)       (33,254)     (76,271)
                                                                          ------------      -----------  -------------  ------------

FINANCING ACTIVITIES:
     Gross proceeds from senior notes offering..................                63,063               --             --       63,063
     Proceeds from issuance of ordinary shares and subsequent
      capital contribution......................................                96,544            1,300             --       55,720
     Proceeds from initial public offering.......................                   --               --        511,136           --
     Deferred financing costs...................................                (3,997)            (744)        (6,938)      (3,269)
                                                                          ------------      -----------  -------------  ------------
                  Net cash flows from financing activities......               155,610              556        504,198      115,514
                                                                          ------------      -----------  -------------  ------------
     Effect of exchange rates on cash...........................                 9,254             (136)         3,905       (2,217)
                                                                          ------------      -----------  -------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.......................                55,643            1,472        464,528       31,479
CASH AND CASH EQUIVALENTS, beginning of period..................                 1,472               --         57,115        1,472
                                                                          ------------      -----------  -------------  ------------
CASH AND CASH EQUIVALENTS, end of period........................          (Euro)57,115      (Euro)1,472  (Euro)521,643  (Euro)32,951
                                                                          ============      ===========  =============  ============

The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                  (After Corporate Reorganization--See Note 1)

(1)  Organization And Nature Of Operations

     CompleTel Europe N.V. ("CompleTel Europe") (together with its wholly-owned subsidiaries, the "Company") is a Dutch holding company incorporated on December 14, 1998 for the purpose of completing a Rule 144A offering (the "Offering") (see Note 4) to finance its planned operations.

     The Company has a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-capacity, fiber optic communications infrastructure and provider of telecommunications and Internet-related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe. A facilities-based operator uses mainly its own telecommunications facilities to provide service, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers. Initially, the Company is focusing on building high-capacity fiber optic networks in France and Germany. Additionally, the Company intends to provide Internet access services in France, Germany and the United Kingdom ("UK"). CompleTel Europe is an indirect majority owned subsidiary of CompleTel LLC ("Parent"), a Delaware limited liability company. An indirect 7% interest in CompleTel Europe was acquired by purchasers of units in the Offering (see Note
4). CompleTel LLC was known as CableTel Delaware LLC ("CableTel Delaware") from its formation on January 8, 1998 through May 18, 1998, when it was reorganized and renamed as CableTel Europe LLC in connection with the admission of a new member. Effective August 20, 1998, CableTel Europe LLC changed its name to CompleTel LLC.

     As of December 31, 1998, Parent's other direct and indirect wholly-owned subsidiaries consisted of CableTel Management Inc. ("Management Co."), CompleTel Holding I B.V. ("BVI"), CompleTel Holding II B.V. ("BVII"), its French operating subsidiary, CompleTel SAS ("CompleTel France") (formerly known as CompleTel S.A.R.L.), its UK operating subsidiary, CompleTel UK Limited ("CompleTel UK"), and its German operating subsidiary, CompleTel GmbH ("CompleTel Germany"). As of December 31, 1998, Parent's operating companies were held indirectly through BVI and BVII. CompleTel Europe had no material assets or operations as of December 31, 1998.

     In January 1999, Parent formed CompleTel Services SAS, CompleTel Holdings LLC ("CompleTel Holdings"), CompleTel ECC B.V. ("CompleTel ECC"), CompleTel (N.A.) N.V. ("NANV") and CompleTel SPC ("CompleTel SPC"). CompleTel Holdings was formed to issue the equity component of the Offering (see Note 4). CompleTel ECC was formed to be the group's European corporate center and to hold the proceeds of the Offering, through an escrow account, until the Company received aggregate financing commitments of at least $90 (see Note 4). Through a series of transactions in the restructuring, CompleTel LLC contributed approximately
(Euro)51 million of equity, consisting of cash of approximately (Euro)46 million and accounts receivable of approximately (Euro)5 million, to CompleTel France through CompleTel SPC. Also, through a series of restructuring transactions, CompleTel SPC became a wholly-owned subsidiary of BVI. BVI was contributed to CompleTel Europe in exchange for the issuance of 73,537,325 additional ordinary shares and CompleTel Europe became a wholly-owned subsidiary of NANV. Furthermore, CompleTel LLC contributed its 100% interest in NANV to CompleTel Holdings in exchange for all 19,596,429 Class A Membership Interests in CompleTel Holdings. The Non-Voting Class B Membership Interests (aggregating 1,475,000) in CompleTel Holdings were issued substantially to unrelated parties in connection with the Offering (see Note 4). In connection with this issuance by CompleTel Holdings of its Non-Voting Class B Membership Interests, CompleTel Europe issued 7,375,000 additional ordinary shares to NANV and NANV issued additional ordinary shares to CompleTel Holdings in consideration of a cash contribution to CompleTel Europe totaling approximately (Euro)4 million. This corporate reorganization has been accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, the accompanying financial statements retroactively reflect the new corporate organizational structure of CompleTel Europe as if CompleTel Europe had been incorporated as of January 8, 1998. The incorporation is reflected through a deemed issuance, on January 8, 1998, of 24,444,820 shares of CompleTel Europe in exchange for a subscription receivable from Parent of approximately
(Euro)46,000, which was paid on December 14, 1998. Furthermore, the accompanying consolidated financial statements have been prepared as though CompleTel Europe had performed all competitive local exchange carrier ("CLEC") related development activities in Western Europe since the inception of Parent. The accompanying consolidated financial statements of CompleTel Europe include its direct and indirect wholly-owned

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
subsidiaries consisting of BVI, BVII, CompleTel France, CompleTel Germany, CompleTel UK, CompleTel ECC and CompleTel SPC.

     In November and December 1999, Parent received additional cash contributions totaling approximately (Euro)41.7 million from new and existing investors. As of December 31, 1999, Parent had contributed, through a series of planned transactions, (Euro)39.6 million to CompleTel GmbH through intermediate subsidiaries in exchange for one share of CompleTel GmbH, and contributed approximately (Euro)2.1 million to CompleTel Europe through intermediate subsidiaries in exchange for ordinary shares of CompleTel Europe. Through this series of planned transactions, an intermediate subsidiary of Parent received one share of CompleTel GmbH, which was contributed to BVI in February 2000 in exchange for one BVI class B share. Also, in February 2000 the BVI share was contributed to CompleTel Europe in exchange for ordinary shares in CompleTel Europe. These transactions have been accounted for as a reorganization of entities under common control. Accordingly, the accompanying consolidated financial statements retroactively reflect the deemed capital contribution by Parent through certain intermediate subsidiaries to BVI and CompleTel Europe of the one share interest in CompleTel GmbH and the associated 20,775,915 ordinary shares issued by CompleTel Europe as if such transaction had occurred in December 1999.

     CompleTel Europe has been principally engaged in developing its business plans, applying for and procuring regulatory and government authorizations, raising capital, hiring management and other key personnel, working on the design, development and construction of the Company's fiber optic networks and operation support systems ("OSS"), negotiating equipment and facilities agreements, and negotiating interconnection agreements and certain right-of-way agreements. As a result of its development stage activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company exited the development stage during the fourth quarter of 1999. The Company expects to continue to generate negative cash flows from operations in each market while it continues development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in that market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

     The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. The Company currently offers its services in two markets in France and one market in Germany and plans to deploy networks in six additional markets in France and three additional markets in Germany. The Company is also developing an Internet-related services business in these markets and the U.K. The Company's performance will further be affected by its ability to obtain licenses, properly assess potential markets, secure financing or raise additional capital, design networks, acquire right-of-way and building access rights, implement interconnection with incumbent public telecommunications operators ("PTOs"), lease adequate trunking capacity from PTOs, purchase and install switches in additional markets, implement efficient OSS and other back office systems, develop a sufficient customer base, and attract, retain and motivate qualified personnel. Delays or failure in receiving required regulatory approvals or the enactment of new adverse regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

     The actual amount and timing of the Company's future capital requirements may differ materially from the Company's current estimates, and additional financing may be required in the event of departures from the Company's current business plans and projections, including those caused by unforeseen delays, cost overruns, engineering design changes, demand for the Company's services that varies from that expected by the Company, and adverse regulatory, technological or competitive developments. The Company may also require additional capital (or require financing sooner than anticipated) if it alters the schedule or targets of its roll-out plan in response to regulatory, technological or competitive developments (including additional market developments and new opportunities in and outside of its target markets). The Company intends to evaluate potential joint ventures, strategic alliances, and acquisition opportunities on an ongoing basis as they arise, and the Company may require additional financing if it elects to pursue any such opportunities. The Company also will be required to seek additional financing if it elects to deploy networks in other Western European markets beyond its target markets.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

Sources of additional financing may include commercial bank borrowings, vendor financing and/or the private or public sale of equity or debt securities.

(2)  Summary Of Significant Accounting Policies

Basis of Presentation

     The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP" ). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has adopted a calendar fiscal year.

Stock-Splits

     In April 1999, the Company executed a stock-split through which its 431 ordinary shares then outstanding were converted into 21,071,429 shares of the Company's ordinary shares. Additionally, the Company increased its authorized shares of ordinary shares to 105,330,800. Subsequent to December 31, 1999, the Company completed a 5-for-1 stock split through which its then outstanding ordinary shares totaling 25,226,612 were converted into 126,133,060 ordinary shares. Additionally, the Company increased its authorized ordinary shares to 625,000,000 and changed the nominal value of its ordinary shares to Euro .10 per ordinary share. Accordingly, the accompanying consolidated financial statements have been retroactively restated to give effect to these recapitalizations.

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of CompleTel Europe and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all marketable securities and commercial paper with maturities of ninety days or less at acquisition as cash equivalents.

Receivables

     Receivables consist primarily of amounts due to the Company's European subsidiaries for value added taxes ("VAT") paid on purchased goods and services. VAT receivables are recoverable through a netting of VAT payable on sales revenue or by a request for reimbursement to the applicable taxing authority.

Prepaid Expenses and Other Current Assets

     Prepaid expenses consist of prepaid rent and prepaid insurance. Prepayments are amortized on a straight-line basis over the life of the underlying agreements. Other current assets consist primarily of deposits on office and switch location premises.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

Property and Equipment

     Property and equipment includes network equipment, office furniture and equipment, computer equipment and software, leasehold improvements and construction in progress. These assets are stated at cost and are being depreciated when ready for their intended use on a straight line basis over the estimated useful lives of the related assets as follows:

                                                                    Estimated
                                                                    Useful Life
                                                                    -----------
Network equipment............................................       3 to 8 years
Office furniture and equipment...............................       5 years
Computer equipment and software..............................       3 to 5 years
Leasehold improvements.......................................       9 to12 years
Buildings ...................................................       20 years

Property and equipment consisted of the following (in thousands):


                                                     March 31,           December 31,        December 31,
                                                       2000                 1999                 1998
                                                     ---------           ------------        ------------
                                                    (unaudited)            (audited)          (audited)
Network equipment...........................       (Euro)61,743           (Euro)42,343          (Euro)  --
Office furniture and equipment..............              2,182                  1,384                 111
Computer equipment and software.............              6,334                  5,095                 521
Leasehold improvements......................              3,558                  1,847                  20
Buildings ..................................                216                    205                  --
                                                  -------------           ------------         -----------
Property and equipment, in service..........             74,033                 50,874                 652
Less:  accumulated depreciation.............             (7,013)                (4,144)                (39)
                                                  -------------           ------------         -----------
Property and equipment, in service, net.....             67,020                 46,730                 613
Construction in progress....................             56,851                 45,216               2,275
                                                  -------------           ------------         -----------
Property and equipment, net.................      (Euro)123,871           (Euro)91,946         (Euro)2,888
                                                  =============           ============         ===========

     The Company capitalized approximately (Euro)1.3 million, (Euro)1.3 million and (Euro)0 of interest for the three months ended March 31, 2000 (unaudited), the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, respectively.

Computer Software Costs

     The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software costs should be capitalized and amortized versus expensed. This statement was adopted at commencement of operations.

Start-Up Costs

     The Company expenses all start-up and organization costs as incurred, in accordance with the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities."

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

Deferred Financing Costs

     Costs to obtain debt financing are capitalized and amortized over the life of the related debt facility using the effective interest method.

License Costs

     The Company capitalizes all third-party direct costs associated with obtaining licenses. Capitalized license costs are amortized at commencement of operations over the lives of the related licenses, ranging from 15 to 25 years.

Recoverability of Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. If an asset which is expected to be held and used is determined to be impaired, then the asset would be written down to its fair market value based on the present value of the discounted cash flows related to such asset. Measurement of an impairment loss for an asset held for sale would be based on its fair market value less the estimated costs to sell.

Revenue Recognition

     The Company recognizes revenue for its services in the period earned.

Stock-Based Compensation

     The Company's Parent and the Company account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Certain non-cash compensation amounts are pushed down from Parent to the Company and recorded as a deemed capital contribution, with an offsetting entry to deferred compensation. Deferred compensation is amortized to expense over the vesting period of the related stock-based awards. The Company adopted an employee stock option plan in December 1999 (Note 8).

Income Taxes

     The Company accounts for income taxes under the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse or the carryforwards are expected to be utilized. Net deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

Comprehensive Loss

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), requires that an enterprise (i) classify items of other comprehensive income (loss) by their nature in the financial statements and (ii) display the accumulated balance of other comprehensive income (loss) separately from retained earnings (deficit) and additional paid-in capital in the equity section of a balance sheet. The Company's other comprehensive loss, as set forth in the accompanying consolidated statements of shareholders' equity (deficit), includes cumulative translation adjustments.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

Basic and Diluted Loss Per Ordinary Share

     The Company computes earnings (loss) per ordinary share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, "basic earnings (loss) per share" is determined by dividing net income (loss) by the weighted average number of ordinary shares outstanding during each period. "Diluted earnings (loss) per share" includes the effects of potentially issuable ordinary shares, but only if dilutive. Because the Company had no potentially issuable shares until the award of certain stock options in December 1999, and because any such shares would be antidilutive, there are no differences between basic and diluted loss per ordinary share for the Company through December 31, 1999. The weighted average ordinary shares outstanding for the period assumes the initial capitalization of the Company (24,444,820 ordinary shares) occurred as of January 8, 1998.

Foreign Operations and Foreign Exchange Rate Risk

     Through December 31, 1999, the functional currency for the Company's foreign operations was the applicable local currency for the affiliate company and the functional currency for CompleTel Europe was the U.S. dollar. Effective January 1, 2000, CompleTel Europe and each of its subsidiaries, except those in the U.K. adopted the Euro as their functional currency. Additionally, the Company has adopted the Euro as its financial reporting currency. As a result, the Company has restated prior period amounts by translating prior period U.S. dollar amounts into the Euro. The Company's results of operations for periods prior to January 1, 1999 (introduction date for the Euro) have been restated using the January 1, 1999 exchange rate between the U.S. dollar and the Euro.

     Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the consolidated statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into Euro that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of shareholders' equity (deficit).

     Transactions denominated in currencies other than the local functional currency of the Company's operating subsidiaries, including U.S. dollar denominated intercompany accounts and notes payable to Parent and Management Co., are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

     The Company's foreign subsidiaries can have payables that are denominated in a currency other than their own functional currency. The Company has not historically hedged foreign currency denominated transactions for receivables or payables related to current operations. If the Company enters into hedging transactions, there can be no assurance that any such hedging transactions would be successful and that the exchange rate fluctuations would not have a material adverse effect on the Company. Accordingly, the Company may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluation against the dollar.

New Accounting Standards

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS 133 was effective for all fiscal quarters of fiscal years beginning after June 15, 1999. During 1999, the Financial Accounting Standards Board issued Statement of

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS 133" ("SFAS 137") which delayed the effective date of SFAS 133 until all fiscal quarters of fiscal years beginning after June 15, 2000. Through December 31, 1999, the Company had not entered into any transactions involving derivative financial instruments and, therefore, cannot predict the financial statement impact of adopting SFAS 133 with respect to transactions which have not yet been entered into.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") "Views on Selected Revenue Recognition Issues" which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 is effective March 31, 2000. The Company has evaluated SAB 101 and it believes that there is no effect on the revenue recognition policies currently in place.

Reclassifications

     Certain amounts in the accompanying financial statements as of December 31, 1999 and 1998 have been reclassified to conform with the March 31, 2000 presentation.

(3)  Related Party Transactions

Rights of Parent's Unitholders

     If a qualified public offering or sale of Parent has not occurred by May 18, 2005, each holder of Parent's preferred units or common units issued or issuable upon conversion of the preferred units ("Purchaser Securities") will have the right to require Parent to take all actions necessary to purchase the Purchaser Securities held by such holder for fair market value (or, in the case of preferred units to be repurchased, the greater of fair market value or the liquidation value (together with all accrued but unpaid preferred yield) of such preferred units). Fair market value is defined as the amount agreed to by the holders of the preferred units to be repurchased and the holders of Parent's common units, excluding unvested performance units. If mutual agreement can not be reached within twenty days of the issuance of the repurchase notice, the fair market value for (a) publicly traded securities generally means the average of the closing prices of such securities for the 21 day period preceding the filing of the repurchase notice and (b) non-publicly traded securities will be based on a valuation determined by an appraisal mechanism. In the event the repurchase options are exercised, Parent is obligated to do everything within its power to satisfy its repurchase obligations, which may involve the sale of some or all of its subsidiaries, or a portion or all of its assets. The Indenture related to the Offering (Note 4) limits the ability of the Company to pay dividends or take certain other actions that may be necessary to effectuate the repurchase of any such securities.

Management Agreement

     During 1999, Parent and Management Co., executed management services agreements (as amended, the "Management Agreements"), pursuant to which Management Co. performs certain services for Parent and Parent's direct and indirect subsidiaries. The Management Agreements provide for reimbursement in an amount of 105% (103% prior to January 31, 1999) of all costs, expenses, charges and disbursements incurred by Management Co. in the performance of the Management Agreements. These items incurred by Management Co. consist primarily of executive management salaries and benefits, occupancy costs and professional fees and are allocated to certain of the Parent's direct and indirect subsidiaries (the "Operating Subsidiaries") based upon an estimate of the percentage of such items that are attributable to the operations of the Operating Subsidiaries. Management believes that the allocation method is reasonable and that such costs are representative of the costs which would have been incurred by the Operating Subsidiaries on a stand-alone basis without any support from the Parent. For the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, the Company recorded approximately (Euro)6.2 million and (Euro)2.6 million, respectively, for billings under the Management Agreements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

(4)  Indebtedness

Senior Discount Notes

     In February 1999, the Company and CompleTel Holdings completed an Offering of 147,500 units (the "Units") consisting of approximately (Euro)131.9 million aggregate principal amount of 14% Senior Discount Notes due 2009 (the "Notes") issued by CompleTel Europe and 1,475,000 non-voting Class B Membership Interests of CompleTel Holdings. CompleTel Europe issued the Notes at a substantial discount from their principal amount at maturity on February 16, 2009. A principal investor in Parent acquired 400 Units in the Offering. The proceeds of the Offering, net of offering fees and costs, were approximately (Euro)64.9 million and were held in an escrow account until CompleTel Europe received a minimum commitment of $90 million in senior credit facilities, which was received in April 1999. To comply with Netherlands laws, the Notes are guaranteed by Parent on a senior unsecured basis. As Parent is a holding company with no operations other than the operations to be conducted by CompleTel Europe and its subsidiaries, it is unlikely that Parent would have sufficient funds to satisfy CompleTel Europe's obligations on the Notes if CompleTel Europe is unable to satisfy its own obligation on the Notes. Of the approximately
(Euro)67.1 million gross proceeds from the Offering, approximately (Euro)63.1 million was attributed to the Notes and approximately (Euro)4 million was attributed to the 1,475,000 Class B Membership Interests of CompleTel Holdings. The (Euro)4 million allocated to the Class B Membership Interests represents additional discount on the Notes.

     Cash interest will not accrue on the Notes prior to February 15, 2004, with the Notes accreting to their stated principal amount at maturity at an effective interest rate of approximately 15.1%. The accretion will be charged to interest expense. Commencing February 15, 2004, cash interest on the Notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. The Notes mature February 15, 2009.

     Long-term debt consists of the following (in thousands):


                                                             March 31,      December 31,     December 31,
                                                              2000             1999              1998
                                                          -------------    -------------     ------------
                                                           (unaudited)      (audited)         (audited)
14% Senior Discount Notes, face amount(Euro)131.9 million,
     due 2009, effective interest rate of 15.1% .......... (Euro)86,143    (Euro)79,596        (Euro) --
(Euro)265 million senior secured credit facility .........           --              --               --
                                                           ------------    ------------        ---------
                                                           (Euro)86,143    (Euro)79,596        (Euro) --
                                                           ============    ============        =========

(5)  Commitments And Contingencies

Operating Leases, Including Rights-of-Way Agreements

     The Company has entered into various operating lease agreements for network switch locations, office space, employee residences and vehicles. In addition, during 1999, the Company entered into various rights-of-way agreements. Future minimum lease obligations related to the Company's operating leases are as follows for the years subsequent to December 31, 1999 and 1998, respectively (in thousands):


                                                        March 31,      December 31,     December 31,
                                                          2000            1999             1998
                                                      -------------    ------------     ------------
                                                       (unaudited)      (audited)        (audited)
December 31, 2000................................      (Euro)6,030     (Euro) 6,136      (Euro)  732
December 31, 2001................................            6,001            6,088              827
December 31, 2002................................            5,970            5,973              834
December 31, 2003................................            5,702            5,742              818
December 31, 2004................................            5,340            5,656              812
Thereafter.......................................           16,265           16,657            4,262
                                                     -------------     ------------      -----------
           Total.................................     (Euro)45,308     (Euro)46,252      (Euro)8,285
                                                     =============     ============      ===========

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

     Total rent expense for the period from commencement of operations (January 8, 1998) through December 31, 1998 was approximately (Euro)103,000 and for the year ended December 31, 1999 was approximately (Euro)1.4 million.

Management Employment Agreements

     Certain employees of Management Co. that have been seconded to CompleTel Europe's subsidiaries are parties to employment agreements. The agreements generally provide for a specified base salary, as well as a bonus set as a specified percentage of the base salary. The bonus is based on attainment of certain identified performance measures. The employment agreements generally provide for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep the employee's tax liability the same as it would be in the United States.

Service Licenses

France

     On December 13, 1998 the Secretaire d'Etat a l'Industrie, based on the recommendation of the Autorite de Regulation des Telecommunications ("ART"), awarded the Company's French operating subsidiary a fixed wireline license and service license for network deployment in four regions and six cities and the provision of services in four regions and six departments in France that the Company intends to serve. The term of these licenses is 15 years from December 13, 1998. Under French law, these licenses entitle the Company, among other things, to obtain rights-of-way to establish network infrastructure along public roads, to obtain easements on private property and to obtain certain rights on public domain property other than roads.

United Kingdom

     On January 11, 1999, the Secretary of State for Trade and Industry at the Department of Trade and Industry granted CompleTel UK an individual license to operate fixed public telecommunications systems of any kind in the United Kingdom. To provide international services in the United Kingdom, the Company has also obtained an international simple voice resale license.

Germany

     On March 8, 1999, the Regulierungsbehorde fur Telekommunikation und Post granted CompleTel Germany class 3 (general infrastructure license) and class 4 (license required for operation of voice telephony services based on self-operated telecommunications networks) licenses for three markets in Germany, including the Company's initial target market, which were subsequently amended in July 1999 and January 2000, to include among others, CompleTel Germany's additional markets. These licenses are of unlimited duration.

(6)  Income Taxes

Netherlands

     In general, a Dutch holding company may benefit from the so-called "participation exemption." The participation exemption is a facility in Dutch corporate tax law which allows a Dutch company to exempt, from Dutch income tax, any dividend income and capital gains in relation to its participation in subsidiaries which are legal entities residing in The Netherlands or in a foreign country. Capital losses are also exempted, apart from liquidation losses (under stringent conditions). Any costs in relation to participations, to the extent these participations do not realize Dutch taxable profit, are not deductible. These costs include costs to finance such participation.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

     For Dutch corporate income tax purposes, net operating loss ("NOL") carryforwards may be carried forward indefinitely.

Germany

     As of December 31,1999, CompleTel Germany had generated NOL carryforwards for income tax purposes totaling approximately (Euro)8.2 million. For German income tax purposes, NOL carryforwards may be carried forward indefinitely. The current statutory tax rate for Germany is 52.38%.

France

     As of December 31, 1999, CompleTel France had generated NOL carryforwards for income tax purposes totaling approximately (Euro)31.4 million. For French income tax purposes NOL carryforwards may generally be carried forward for a period of up to five years. Start-up costs will be capitalized for French tax purposes. The Company considers the majority of these costs as eligible for the deferred depreciation regime for French tax purposes, resulting in an indefinite carryforward life of the corresponding amortization expense.

     The Company has recorded a valuation allowance equal to the total net deferred tax assets as of December 31, 1999 and 1998, due to the uncertainty of realization through future operations. The valuation allowance will be reduced at such time as management believes it is more likely than not that the net deferred tax assets will be realized. Any reductions in the valuation allowance will reduce future provisions for income tax expense.

     The difference between income tax expense provided in the consolidated financial statements and the expected income tax benefit at statutory rates related to the Company's corporate and foreign subsidiary operations for the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, is reconciled as follows (in thousands):

                                                                        Commencement
                                                                        of Operations
                                                     Year Ended        (January 8, 1998)
                                                     December 31,       to December 31,
                                                        1999                 1998
                                                     ------------      ------------------
Expected income tax benefit at the weighted
   average statutory rate of 39.56%..............  (Euro)19,697          (Euro) 2,169
Stock-based compensation.........................          (256)                  (55)
Other............................................            77                    --
Valuation allowance..............................       (19,518)               (2,114)
                                                   ------------          ------------
     Total income tax benefit....................  (Euro)    --          (Euro)    --
                                                   ============          ============

Deferred tax assets are as follows:

                                                     December 31,      December 31,
                                                        1999               1998
                                                     ------------      ------------
Deferred tax assets--
     Operating loss carryforwards..................  (Euro)19,545      (Euro)1,032
     Capitalized start-up costs....................           928            1,040
     Net unrealized foreign exchange loss..........           608               17
     Depreciation and amortization.................         1,641               14
     Other.........................................             9                1
                                                     ------------      -----------
     Total deferred tax assets.....................        22,731            2,104
     Less valuation allowance......................       (22,731)          (2,104)
                                                     ------------      -----------
     Net deferred taxes............................  (Euro)    --      (Euro)   --
                                                     ============      ===========

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

(7)  Segment Reporting

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Through December 31, 1999, a significant portion of the Company's expenditures were associated with its network deployment in France and Germany. A significant portion of the Company's revenues through December 31, 1999 have been generated by an indirect subsidiary of the Company's UK subsidiary.

     Management currently evaluates the Company's development efforts according to the geographic location of its markets. Certain financial information reflecting the Company's development efforts is presented below.

     As of December 31, 1998 and for the period from inception (January 8, 1998) to December 31, 1998 (in thousands):


                                             CompleTel         CompleTel      CompleTel       Corporate
                                                SAS              GmbH          UK Ltd.        and Other    Consolidated
                                             ---------         ---------      ---------      ----------    ------------
Revenues................................     (Euro) --         (Euro) --      (Euro) --       (Euro) --       (Euro) --
Depreciation and amortization...........            40                --             --              --              40
Net loss................................        (5,121)             (258)          (345)           (785)         (6,509)
Total assets............................         5,294                16             18           1,413           6,741
Expenditures for long-lived assets......         3,125                16             18             583           3,742

As of December 31, 1999 and for the year ended December 31, 1999 (in thousands):

                                               CompleTel      CompleTel     CompleTel     Corporate
                                                  SAS           GmbH         UK Ltd.      and Other    Consolidated
                                             -------------   -----------   -----------   ----------   -------------
Revenues.................................... (Euro)  1,903   (Euro)   --   (Euro)  958   (Euro)  --   (Euro)  2,861
Depreciation and amortization...............         3,301           643            69          289           4,302
Net loss....................................       (33,238)       (7,840)       (1,483)      (7,229)        (49,790)
Total assets................................        80,860        67,674         1,724       25,950         176,208
Expenditures for long-lived assets..........        68,854        27,435           855           --          97,144


As of March 31, 2000 and for the three months ended March 31, 2000 (unaudited, in thousands):

                                                                                        CompleTel
                                               CompleTel     CompleTel    CompleTel      Europe
                                                 SAS            GmbH       UK Ltd.      and Other     Consolidated
                                               ---------     ---------    ---------     ---------     ------------
Revenues                                    (Euro)  1,808   (Euro)  228  (Euro)  936   (Euro)  --    (Euro)   2,972
Depreciation and amortization                       2,039           726           35          146             2,946
Net Loss                                          (13,435)       (6,515)        (313)     (76,993)          (97,256)
Total assets                                      112,736        64,889        2,573      505,839           686,037
Expenditures for long-lived assets                 18,989        14,447          167          941            34,544

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

As of March 31, 1999 and for the three months ended March 31, 1999 (unaudited, in thousands):

                                                                                         CompleTel
                                               CompleTel     CompleTel     CompleTel       Europe
                                                  SAS           GmbH        UK Ltd.      and Other    Consolidated
                                               ---------     ---------     ---------     ---------    ------------
Revenues                                       (Euro)  --   (Euro) --     (Euro) --     (Euro)  --     (Euro) --
Depreciation and Amortization                         123          --            --             --           123
Net Loss                                           (3,680)       (127)         (368)        (1,078)       (5,253)
Total Assets                                       50,321          47            49         75,130       125,547
Expenditures for Long-Lived Assets                 11,039          25            19            512        11,595

(8)  Employee Incentive Plans

Parent Common Units

     Certain employees of the Company have purchased common units of Parent for $1 per unit under their executive securities agreements. The common units issued consist of non-performance time vesting units and performance vesting units. The non-performance time vesting units generally vest over a four year period. Vesting for non-performance time vesting units is accelerated upon a qualified public offering or a qualified sale of Parent (or any of its subsidiaries) by Madison Dearborn Partners ("MDP"), as defined in the executive securities agreements. The intrinsic value of the non-performance time vesting units was accounted for at issuance and pushed down to the Company as additional paid-in capital, with an offsetting entry to deferred compensation. The intrinsic value of the non-performance time vesting units issued through December 31, 1999 and December 31, 1998, totaled approximately (Euro)2.6 million and (Euro)517,000, respectively. This deferred compensation is being amortized over the four year vesting period. Amortization of deferred compensation expense totaled approximately (Euro)634,000 and (Euro)55,000 for the years ended December 31, 1999 and for the period ended December 31, 1998, respectively.

     The performance vesting units are, in addition to time vesting, subject to performance vesting according to certain multiple-of-invested-capital tests calculated based upon the valuation of Parent's equity implied by a qualified public offering and/or by actual sales of Parent's securities by MDP. If any performance vesting units remain unvested on May 18, 2005, there shall be deemed to have occurred a sale of the Parent's securities by MDP at fair market value. Any performance vesting units that do not vest upon such a deemed sale will be forfeited.

     For financial reporting periods ending prior to final determination of the number of Performance Vesting Units that will vest, compensation cost will be recorded by Parent, and allocated to the Company, based upon management's estimate of the number of such units that would vest and the fair market value of those units as of the end of the reporting period. As of December 31, 1999 and 1998, no compensation cost has been recorded related to the performance vesting units as the number of units that may ultimately vest is not yet reasonably determinable.

     Assuming an IPO price per ordinary share of (Euro)16.50, the Company will record compensation expense of approximately (Euro)39.6 million due to the anticipated vesting of certain performance vesting units held by certain of our employees in connection with what is anticipated to be a qualified public offering as defined in CompleTel LLC's executive securities agreements. For each
(Euro)1 increase in the anticipated IPO price per ordinary share, additional compensation expense and deferred compensation of approximately (Euro)7.2 million will be recorded. In addition, based upon the IPO value of the Company as indicated above, the Company will record additional compensation expense and deferred compensation of approximately (Euro)19.2 million and (Euro)60 million, respectively, for performance vesting units that will not vest as a result of the IPO but which may vest upon a qualified sale by MDP or in May 2005 based on a deemed vesting date as defined. The additional deferred compensation will be amortized to expense over the remaining vesting period to May 18, 2005 (deemed vesting date if not prior due to a qualified sale by MDP as defined in the executive securities agreements). The recorded amount of compensation expense and deferred compensation for these awards will be adjusted at each reporting date to reflect management's estimate of

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
the number of such units that will ultimately vest and the fair market value of those units as of the end of each reporting period based on the then current market value of the Company's ordinary shares, assuming the successful completion of the Company's anticipated IPO.

Stock Option Plan

     In December 1999, the Company adopted the CompleTel Europe N.V. 2000 Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of options to purchase ordinary shares of CompleTel Europe to employees of the Company.

     Options granted are subject to vesting as follows. Options granted to employees resident in France vest in an increment of 60% of the ordinary shares subject to the option on the third anniversary of the date of the grant and in two increments of 20% on the fourth and fifth anniversaries of the date of the grant. Options granted to employees resident in the United Kingdom, Germany and the U.S. vest in annual increments of 25% of the ordinary shares subject to the option, commencing on the first anniversary date of the grant.

     The number of options to acquire shares under the Option Plan totals 18,919,960, or approximately 15.0% of the Company's ordinary shares issued and outstanding as of December 31, 1999. The first grant, which took place in December 1999, included 2,035,230 options granted, or approximately 1.6% of the share capital of the Company. These options have an exercise price of $2.60 ((Euro)2.59 at December 31, 1999) per ordinary share. Deferred compensation was recorded in December 1999 totaling approximately (Euro)26.2 million which represents the estimated intrinsic value of such options at that date. The deferred compensation will be amortized to expense over the applicable vesting period related to the individual awards.

     In February 2000, the Company granted options to purchase 383,740 ordinary shares with an exercise price of $2.60 per share and recorded deferred compensation of approximately (Euro)5.8 million.

Pro Forma Fair Value Disclosures

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which defines a fair value based method of accounting for employee stock options and similar equity instruments. However, as allowed by SFAS 123, the Company has elected to account for its stock-based compensation plans using the intrinsic value based method of APB 25 and provide pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method had been applied.

     For pro forma disclosure purposes, the Company has computed the fair value of each option as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

                                                                  Year Ended
                                                               December 31, 1999
                                                               -----------------
     Risk-free interest rate................................          6.4%
     Expected dividend yield................................            0%
     Expected lives outstanding.............................           5.5 years
     Expected volatility....................................         17.1%

     The estimated fair value of options granted is amortized to expense over the option vesting period. Cumulative compensation costs recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting are adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

Had compensation cost for the Option Plan been determined based upon the fair value of options on their date of grant, the Company's net loss for the year ended December 31, 1999 and for the period from inception (January 8, 1998) to December 31, 1998, would have been increased by approximately (Euro)54,000 and
(Euro)0, respectively.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

(9)  ASI Acquisition

     On March 24, 1999, CompleTel SAS acquired all of the outstanding stock of Acces et Solutions Internet ("ASI"), an Internet service provider based in Lyon, for approximately (Euro)1.9 million in cash. The transaction was recorded under the purchase method of accounting as of March 31, 1999. The purchase price was first allocated to the fair value of the net tangible assets acquired of
(Euro)67,000, which is classified as property and equipment in the accompanying consolidated balance sheet. The resulting excess cost over the fair value of tangible net assets acquired, or goodwill, was recorded in the amount of approximately (Euro)1.8 million and is being amortized under the straight-line method over a ten year period. The goodwill is classified as other intangibles in the accompanying consolidated balance sheet.

     The following unaudited pro forma condensed consolidated operating results for the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, reflect the pro forma effects of the ASI acquisition as if the acquisition occurred on January 8, 1998. For purposes of the pro forma condensed consolidated operating results, the acquisition is assumed to have been financed through an equity contribution from Parent.

     The unaudited pro forma condensed consolidated operating results are based on the historical consolidated financial statements of the Company and ASI, giving effect to certain assumptions and adjustments that management believes are reasonable based upon currently available information. This pro forma condensed consolidated financial data is presented for illustrative purposes and does not purport to represent what the Company's results of operations would actually have been if the acquisition had been consummated as of January 8, 1998.

                                                                                    For the period from
                                                                                 Commencement of Operations
                                                      For the Year Ended            (January 8, 1998) to
                                                      December 31, 1999               December 31, 1998
                                                  --------------------------    -----------------------------
                                                  Historical       Pro Forma      Historical        Pro Forma
Revenues.....................................   (Euro)   2,861  (Euro)   3,107   (Euro)      --    (Euro)   874
                                                ==============  ==============   ==============    ============
Net Loss.....................................   (Euro) (49,790) (Euro) (49,883)  (Euro)   6,509    (Euro)(6,627)
                                                ==============  ==============   ==============    ============
Basic and diluted loss per ordinary share....   (Euro)    (.50) (Euro)    (.50)  (Euro)    (.27)   (Euro)  (.27)
                                                ==============  ==============   ==============    ============
Weighted average number of ordinary shares
outstanding..................................       99,056,060      99,056,060       24,444,820      24,444,820
                                                ==============  ==============   ==============    ============

(10) Subsequent Events

Credit Agreement

     In January 2000, we executed an agreement for a (Euro)265 million senior secured credit facility with Goldman Sachs International and Paribas as co-arrangers of the facility. The funds will be available to our subsidiaries, initially to include CompleTel ECC, CompleTel Services S.A.S., CompleTel France, and CompleTel Germany, in two tranches, including a Euro term facility available until December 31, 2000, in the aggregate amount of (Euro)105 million and a Euro revolving loan facility available until December 31, 2002, in the aggregate amount of (Euro)160 million. The (Euro)160 million tranche will become available after May 31, 2000, if the euro term facility is fully drawn, and other conditions are satisfied. Following December 31, 2002, up to (Euro)141 million of the outstanding advances under the Euro revolving loan facility will first be converted into a term loan, and any other outstanding advances will become part of a (Euro)19 million working capital facility. The facility matures on December 31, 2006.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

     This agreement terminates, supersedes and replaces, without penalty, the original commitment from Paribas for $90 million USD ((Euro)90 million at December 31, 1999) in senior credit (see Note 4). Additionally, the commitment with Nortel Networks for $20 million USD ((Euro)20 million at December 31, 1999) in vendor financing has been terminated. No termination fees are payable to Nortel or Paribas.

The notes are structurally subordinated to any debt incurred under the senior secured credit facility. Additionally, the terms of the agreement require that the senior secured credit facility be guaranteed to the extent allowed by law by CompleTel Europe and each of its subsidiaries. The terms of the agreement further require that the senior secured credit facility be secured by a perfected security interest in all of the Company's present and future material assets and revenue and those of its subsidiaries and by a pledge of the stock of each of the borrowers.

     The funds are to be used substantially to deploy our networks in France and Germany. Advances under the facility cannot exceed certain limits that increase with time, and are subject to other conditions, including that the subsidiaries must be operational in designated cities in France and Germany, and satisfy a debt to capital test. In addition, the facility includes various financial and other covenants and restrictions that limit our ability to pay dividends, dispose of assets, and effect merger and consolidation transactions. The facility also limits the use of proceeds of an initial public offering, other equity investments, or a high yield debt issue as it provides that any such proceeds be held as cash equivalent investments or used to develop our telecommunications businesses in France and Germany.

     The rate of interest will be variable based on EURIBOR, plus a margin of up to 3.75% per annum for the term loan facility or 3.00% per annum for the revolving loan facility that will be determined based on a senior debt leverage ratio test, and costs. Upon an event of default, advances may accelerate and become immediately due and payable and the undrawn portion of the facilities will be cancelled and the commitments of the banks reduced to zero. The facility is secured by our assets and the assets of our subsidiaries and the stock in certain of our subsidiaries, and we and several of our subsidiaries have agreed to guarantee the payments under the facility and to indemnify the banks against certain losses.

(11)  Events Subsequent to Date of Report of Independent Public Accountants

Initial Public Offering

     On March 30, 2000, the Company completed its initial public offering ("IPO") of common stock. In that offering, the Company issued 31,280,000 shares of its common stock in exchange for gross proceeds of approximately (Euro)547.4 million. The Company will use the proceeds to (i) further develop fiber optic networks in its target markets in France and Germany, (ii) fund the expansion of its Internet-related services, (iii) develop complimentary local access systems,
(iv) fund net operating losses and (v) for general corporate purposes.

     We have applied for an exemption from regulations required by the Investment Company Act of 1940. As a result of the regulation, to remain in compliance with the investment requirements, we have invested approximately
(Euro)434.8 million of our initial public offering proceeds in short-term maturities of U.S. treasury bills. As a result of this requirement, we have entered into forward currency contracts for the total amount of these investments to minimize our currency exposure.

Compensation Charges

The Company's IPO caused certain common units of Parent held by employees of the Company and Parent to vest as a result of meeting specified performance vesting criteria. As a result, the Company recorded compensation expense in the quarter ended March 31, 2000 of approximately (Euro)42.4 million based on the value of those vested common units as implied by the IPO price received.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

In addition, based upon the IPO value of the Company as indicated above, the Company recorded additional compensation expense and deferred compensation of approximately (Euro)24.0 million and (Euro)74.9 million, respectively, for performance vesting units that did not vest as a result of the IPO but which may vest upon a qualified sale by Madison Dearborn Partners ("MDP") (investor in Parent) or in May 2005 based on a deemed vesting date as defined. The additional deferred compensation will be amortized to expense over the remaining vesting period to May 18, 2005 (deemed vesting date if not prior due to a qualified sale by MDP as defined in the executive securities agreements). The recorded amount of compensation expense and deferred compensation for these awards will be adjusted at each reporting date to reflect management's estimate of the number of such units that will ultimately vest and the fair market value of those units as of the end of each reporting period based on the then current market value of the Company's ordinary shares. For each (Euro)1 increase in the market value per ordinary share, additional compensation expense and deferred compensation of approximately (Euro)7.5 million will be recorded with respect to non-vested performance vesting units.

The compensation charges described above are included in non-cash compensation charges in the accompanying statement of operations for the three months ended March 31, 2000. Also included in non-cash compensation charges is (Euro)3.3 million resulting from the recognition of deferred compensation on stock options granted to employees and other common units of Parent held by employees subject only to time vesting.

On March 27, 2000, the Company granted additional options to purchase 175,000 ordinary shares with an exercise price equal to the public offering price (Note 11).

Employee Loans

In January 2000 iPcenta Limited, a wholly-owned indirect subsidiary of the Company, loaned a Managing Director of CompleTel Europe the principal amount of $206,500 to purchase common units of CompleTel LLC. The principal amount, together with accumulated interest at the rate of 7% compounded semi-annually, is due and payable on the earlier of January 15, 2003, or 30 days after a termination for cause, or 90 days after any other termination of employment. The common units are subject to vesting and forfeiture provisions and will, if vested, entitle the Managing Director to receive a pro rata number of CompleTel Europe shares when and if Parent is liquidated. iPcenta has agreed to forgive a pro rata portion of the principal and interest on the note as the common units vest or upon any forfeiture. The Company is recognizing compensation expense equal to the $206,500 loan amount which will be forgiven over the related vesting period of the common units.

A limited number of the Company's employees have obtained interest bearing loans in an approximate aggregate principal amount of (Euro)2,000,000 from a commercial bank to purchase the Company's shares. These include loans to two Managing Directors of CompleTel Europe, in the principal amounts of
(Euro)567,000 and (Euro)309,000, respectively. The loans are for a term of 18 months and are secured by a pledge of the shares purchased by such individuals. In addition, CompleTel Europe has agreed to guarantee the employee and officer loans in the approximate total amount of (Euro)2 million and has agreed to assume the interest cost payments on the loans.

Senior Notes Offering

In April 2000, the Company completed an offering of an aggregate (Euro)200 million 14% senior notes due 2010 (the "Senior Notes"). A portion of the proceeds were used to repurchase $27.0 million ((Euro)27.6 million) principal amount at maturity of the existing notes. The Company lent approximately
(Euro)78.0 million of the net proceeds to a wholly-owned subsidiary which used the funds to invest in a portfolio of securities which is pledged as security for the Senior Notes. The proceeds of these pledged securities will be used to make the first six interest payments on the Senior Notes. The remaining proceeds from the Senior Notes offering will be used to (i) fund the further deployment of the Company's networks in existing markets and an additional six cities in France and Germany, (ii) fund the expansion of the Company's Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses and (v) for general and corporate purposes.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


Credit Facility Suspension Agreement

In April 2000, the Company entered into an agreement (the "Suspension Agreement") with the lenders under its credit facility which provides that the Company will not borrow funds under its credit facility until the credit facility is amended and that, in turn, during this period, the lenders will suspend the application of various provisions, including substantially all of the representations, covenants and events of default in the credit facility. During such period, certain other provisions of the credit facility will remain in effect including, without limitation, the obligation to maintain the security interests of the lenders and to pay, among other things, commitment fees to the lenders. The Suspension Agreement will be in effect until the earlier of (a) six months or, if extended by the Company, nine months after the effective date of the Suspension Agreement, (b) the date the Company cancels its credit facility or (c) the date an amendment to the credit facility is in effect. In the event that an amendment to the credit facility cannot be agreed upon by six months, or, if extended by the Company, nine months, after the effective date of the Suspension Agreement, the Suspension Agreement and credit facility will terminate. After giving effect to the 14% senior notes offering, without this suspension of the covenants, the Company would not be able to borrow under its credit facility without obtaining a waiver from the lenders. The Company intends to negotiate an amendment to the credit facility prior to the expiration of the Suspension Agreement which will include modifications to the covenants and permit the Company to borrow under such amended credit facility.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of CompleTel S.A.S.:


We have audited the accompanying balance sheet of Acces et Solutions Internet S.A.R.L. ("the Company") (a wholly-owned subsidiary of CompleTel S.A.S. since March 24, 1999) as of December 31, 1998 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France, which are substantially the same as those generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acces et Solutions Internet S.A.R.L. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in France.

                                                    BARBIER FRINAULT & ASSOCIES
                                                    ARTHUR ANDERSEN

                                                    /s/ Pierre Jouanne
                                                    --------------------------
                                                        Pierre Jouanne

Paris, France
June 24, 1999

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

                                  BALANCE SHEET

                                DECEMBER 31, 1998
                      (Stated in thousands of U.S. Dollars)

                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents........................................      $211
    Receivables......................................................       400
    Inventory .......................................................         6
    Prepaid expenses.................................................        12
                                                                            ---

              Total current assets...................................      $629
                                                                           ====

FIXED ASSETS:
    Property and equipment, net......................................        70
    Licenses and other intangibles...................................         2
    Financial assets.................................................        15
                                                                            ---

              Total fixed assets.....................................        87
                                                                            ---

TOTAL ASSETS  .......................................................      $716
                                                                           ====


                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
    Trade accounts payable...........................................     $  94
    Accrued liabilities..............................................       241
    Deferred income..................................................       238
                                                                           ----

              Total current liabilities..............................       573
                                                                           ====

LONG-TERM DEBT.......................................................        28

STOCKHOLDERS' EQUITY:
    Common stock at historical rate..................................        25
    Reserves and translation adjustment..............................         3
    Retained earnings prior year.....................................        25
    Result for the year at average rate through year end ............        62
                                                                            ---

TOTAL STOCKHOLDERS' EQUITY...........................................      $115
                                                                           ----

              Total liabilities and stockholders' equity.............      $716
                                                                           ====


       The accompanying notes are an integral part of this balance sheet.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Stated in thousands of U.S. Dollars)



REVENUES      .......................................................    $1,020

OPERATING EXPENSES:
    Network costs and cost of goods sold.............................       324
    Selling, general and administrative..............................       551
    Depreciation and amortization....................................        35
                                                                            ---

              Total operating expenses...............................       910
                                                                            ===

OPERATING RESULT.....................................................       110

OTHER INCOME (EXPENSE):
    Interest income..................................................         2
    Interest expense.................................................        (2)
                                                                            ---

              Total other income (expense)...........................         -
                                                                            ===

NET RESULT BEFORE INCOME TAXES.......................................       110

INCOME TAX PROVISION.................................................       (48)
                                                                            ---

NET PROFIT    .......................................................     $  62
                                                                          =====


    The accompanying notes are an integral part of this financial statement.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Stated in thousands of U.S. Dollars)


OPERATING ACTIVITIES:
    Net profit.......................................................     $  62
    Add-
       Depreciation and amortization.................................        60

    Increase in receivables..........................................       (76)
    Inventory .......................................................        (4)
    Increase in  trade accounts payable..............................        16
    Increase in  accrued liabilities.................................        16
    Increase in prepaid expenses.....................................        (5)
    Increase in deferred income......................................       158
                                                                           ----

    Net increase in working capital..................................       105
                                                                           ----

              Net cash provided by  operating activities.............       227
                                                                           ----

INVESTING ACTIVITIES:
    Purchase of property and equipment...............................       (54)
    Purchase of licenses and other intangibles.......................        (3)
    Purchase of financial assets.....................................        (6)
                                                                           ----

              Net cash used by investing activities..................       (63)
                                                                           ----

FINANCING ACTIVITIES:
    Loan      .......................................................        34
    Loan repayment...................................................        (6)
                                                                           ----

              Net cash provided by financing activities..............        28
                                                                           ----
    Effect of exchange rates on cash flow............................        10
                                                                           ----

NET INCREASE IN CASH AND CASH EQUIVALENTS............................       202

CASH AND CASH EQUIVALENTS, opening...................................         9
                                                                           ----

CASH AND CASH EQUIVALENTS, closing...................................      $211
                                                                           ====


    The accompanying notes are an integral part of this financial statement.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

                          NOTES TO FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1998



(1)  Description Of The Business And Organization

     Acces et Solutions Internet S.A.R.L. ("ASI") is an Internet Services Provider. The company was incorporated in September 1995 as a limited liability company (French S.A.R.L.).

(2)  Accounting Rules And Methods

     (Decree no. 83 - 1020 of November 11, 1983 - Articles 7, 21, 24 beginning, 24-1,24-2 and 24-3) The accounting period is 12 months and covers the period from January 1, 1998 to December 31, 1998.

     French generally accepted accounting principles have been applied in line with the prudence principle, in accordance with the basic assumptions of:

     .    going concern status,

     . consistency in accounting methods from one accounting period to another,

     .    the matching concept,

and in accordance with the general accounting rules and presentation of the annual accounts applicable in France.

    The accompanying financial statements result from the translation of the French Financial Statements of the Company. The conversion from French francs to US Dollars was performed with the following exchange rates :

     .    Balance sheet: closing rate as of December 31, 1998 ( 1 USD = 5.6221
          FRF) except for the following items in stockholders' equity: Common stock (historical rate as of December 31, 1995: 1 USD = 5.0525 FRF) and Result for the year (average rate for the year 1998: 1 USD =
          5.8993 FRF).

     . Statement of operations and statement of cash flows (average rate for the year 1998: 1 USD = 5.8993 FRF).

     The adjustments which would be necessary to convert the financial statements from French to US GAAP are as follows:

     . No deferred tax has been calculated, since it would result in a net deferred tax asset of USD 22,000 that the company would have fully reserved for on a prudence basis.

     . No provision for pension/retirement leave-pay commitments has been calculated, given that, the age profile of the employees is young, there are a small number of employees and management have become employees of CompleTel S.A.S. since the takeover of the Company.

     .    Intangible assets amounting to USD 268 are not amortized.

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in France ("French GAAP"). The preparation of financial statements in conformity with French GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

(3)  Intangible Fixed Assets

     Expenses for registering trademarks are not amortized. Registered trademarks amounting to USD 268 are recorded on the balance sheet as intangible fixed assets.

     Computer software acquired from outside companies is capitalized and systematically amortized over one year on a straight-line basis.

(4)  Tangible Fixed Assets

     Fixed assets are valued at their acquisition cost (purchase price and associated costs). Depreciation costs are calculated using the straight-line method, according to the forecast useful life.

    .  Machinery and equipment                                3 years
    .  Miscellaneous fixtures and fittings                    5 years
    .  Office equipment                                Between 3 and 5 years


As of December 31, 1998, the breakdown of fixed assets is as follows:

     Description       Gross Value    Accumulated Depreciation    Net Book Value
     -----------       -----------    ------------------------    --------------
                        (USD'000)           (USD'000)                (USD'000)

     Tangible             135                   65                      70
     Intangible             4                    2                       2
     Financial             15                    -                      15

(5)  Financial Assets

     Financial assets include the acquisition cost of securities acquired by the company to the extent that the amount of the equity investments represent at least 10% of the capital of the target companies.

     No dividends have been distributed on these investments.

     A provision for depreciation is set aside when the value-in-use of the securities is less than their historical value.

(6)  Inventories

     Inventories are valued using the "first in - first out" method.

     The gross value of goods and supplies includes the purchase price and associated costs.

     A reserve for depreciation of inventories is booked to the extent that the gross value calculated according to the method indicated above is superior to the current purchase price and associated costs.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

(7)  Receivables

     Receivables are valued at their face value.

    As of December 31, 1998, accounts receivable were as follows:

      A/R (Gross)               Reserve             A/R (Net)
      -----------             -----------          -----------
       (USD'000)               (USD'000)            (USD'000)

          466                      66                   400

(8)  Reserves For Contingencies And Losses

     A reserve for contingency loss amounting to USD 8,000 has been provided in order to cover the possible consequences of a legal dispute between the Company and one of its customers, ISICOM. This provision corresponds to the maximum costs which the Company would be required to bear in this matter (USD 44,000) less an accrued contingent gain (USD 36,000) representing the insurance cover with respect to the matter in litigation.

     In addition, a reserve for contingency loss has been accrued for an amount of USD 19,000 with respect to social security charges concerning trainees, those not having being filed to the French tax administration.

(9)  Change In Methods

     No change in method took place with respect to the methods used in the previous period.

(10) Share Capital

     The share capital of the company is FRF 125,000 (USD 25000) and is made up of 125 shares each with a par value of FRF 1,000 (USD 200). It can be broken down as follows as of December 31, 1998, prior to takeover by CompleTel SAS in March 1999:

                                            Number of shares            % shares
                                            ----------------            --------

    Mr. Michel Cerdini                                 40               32.00%
    Mr. Samuel Triolet                                 30               24.00%
    Ms. Christiane Cerdini                             20               16.00%
    Ms. Pascale Cerdini                                10                8.00%
    Mr. Patrick Kuchard                                10                8.00%
    Mr. Philippe Duby                                  10                8.00%
    Mr. Jean Daniel Pauget                              2                1.60%
    Mr. Marc Jouineau                                   3                2.40%
                                                      ---              -------

              Total                                   125              100.00%
                                                      ===              =======

(11) Cash And Cash Equivalents

     There are no restrictions on the bank balances of USD 211,000 as of December 31, 1998.

                       ACCES ET SOLUTIONS INTERNET S.A.R.L

                   NOTES TO FINANCIAL STATEMENTS--(Concluded)

(12) Revenue Recognition

     Customers are invoiced as they are connected. They are invoiced for periods of 3, 6 or 12 months. The Company defers revenue on that part of turnover properly relating to the period post balance sheet date.

(13) Debt Financing Arrangements

     ASI borrowed a sum of USD 34,000 from the bank (CIC) in July 1998 for 36 months, bearing an annual interest rate of 5.9%.

(14) Related Party Assets And Liabilities

     There are no material transactions, assets, or liabilities as of December 31, 1998 between the company and its future shareholder CompleTel SAS or between the Company and its existing stockholders as of December 31, 1998.

(15) Leasing Arrangements

     The company does not have any material leasing arrangements.

(16) Corporation Tax

     The income tax provision corresponds to the calculation as per the French corporation tax law. As indicated in Note 1, the Company has not calculated and accounted for deferred tax at December 31, 1998. The calculation of deferred tax would give rise to a deferred tax asset amounting to USD 22,000, which would have been immediately fully reserved for.

(17) Stockholders' Equity

                                                                                 Cumulative
                                                                                Translation
                                   Common Stock      Retained Earnings          Adjustments               Total
                                   ------------        ------------            ------------           ------------
                                    (USD'000)            (USD'000)               (USD'000)              (USD'000)

Balance, December 31, 1997            25                   25                        -                     50
Net earnings                           -                   62                        -                     62
Translation adjustments                -                    -                        3                      3
                                      --                   --                       --                     --

Balance, December 31, 1998            25                   87                        3                    115
                                      ==                   ==                        =                    ===

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To CompleTel LLC:

     We have audited the accompanying consolidated balance sheets of COMPLETEL LLC (a Delaware limited liability company) and subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, members' equity (deficit) and cash flows for the year ended December 31, 1999, and for the period from commencement of operations (January 8, 1998) to December 31, 1998 (after corporate reorganization-see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel LLC and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the year ended December 31, 1999, and for the period from the commencement of operations (January 8, 1998) to December 31, 1998, in conformity with accounting principles generally accepted in the United States.


                                                ARTHUR ANDERSEN LLP

Denver, Colorado,
March 2, 2000 (except for the matters regarding the senior notes offering and amendment to corporate and investor agreements discussed in Note 12, as to which the date is March 23, 2000).

                         COMPLETEL LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
           (Stated in thousands of U.S. Dollars, except unit amounts)
                   (After Corporate Reorganization See Note 1)

                                                                             March 31,        December 31,       December 31,
                                                                               2000               1999               1998
                                                                            ----------        ------------       -----------
                                                                           (unaudited)          (audited)         (audited)
                              ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.....................................         $  506,309        $    60,469        $     3,744
     Customer accounts receivable..................................              4,411              1,702                537
     Prepaid expenses, VAT receivables and other
        current assets.............................................             12,134             14,892                214
                                                                            ----------        -----------        -----------

          Total current assets.....................................            522,854             77,063              4,495
                                                                            ----------        -----------        -----------

LONG-TERM ASSETS:
     Property and equipment, net...................................            119,602             92,872              3,441
     Licenses and other intangibles, net...........................              4,026              4,938                950
     Deferred financing costs, net.................................             12,887              6,352                869
     Other long-term assets........................................                857                872                287
                                                                            ----------        -----------        -----------

          Total long-term assets...................................            137,372            105,034              5,547
                                                                            ----------        -----------        -----------

TOTAL ASSETS.......................................................         $  660,226        $   182,097        $    10,042
                                                                            ==========        ===========        ===========

             LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
     Construction payables.........................................         $   27,292        $    28,711        $        --
     Trade accounts payable........................................             13,758             10,693              1,964
     Accrued liabilities...........................................             20,456             13,383              3,308
                                                                            ----------        -----------        -----------

          Total current liabilities................................             61,506             52,787              5,272
                                                                            ----------        -----------        -----------

LONG-TERM DEBT.....................................................             82,823             79,922                 --
                                                                            ----------        -----------        -----------

MINORITY INTEREST..................................................            123,717                279                 --
COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED UNITS:
     No par value, -0-, 84,070 and 61,950 units authorized,
       issued and outstanding, respectively........................                 --            113,469             13,188

MEMBERS' EQUITY (DEFICIT):
     Common units, no par value; 131,494 units authorized; 123,572
       18,485 and 16,385 units issued and outstanding,
       respectively................................................            663,539             30,065                737
     Deferred compensation.........................................           (104,578)           (28,495)              (540)
     Other cumulative comprehensive loss...........................             (6,564)             (3,912)              (160)
     Accumulated deficit...........................................           (160,217)           (62,018)            (8,455)
                                                                            ----------        -----------        -----------

TOTAL MEMBERS' EQUITY (DEFICIT)....................................            392,180            (64,360)            (8,418)
                                                                            ----------        -----------        -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)....................         $  660,226        $   182,097        $    10,042
                                                                            ==========        ===========        ===========

The accompanying notes are an integral part of these consolidated balance sheets.

                         COMPLETEL LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
     (Stated in thousands of U.S. Dollars, except unit and per unit amounts)
                   (After Corporate Reorganization See Note 1)


                                                                                    Commencement
                                                                                   of Operations
                                                                     Year           (January 8,
                                                                    Ended             1998) to      Three Months Ended
                                                                 December 31,       December 31,         March 31,
                                                                     1999               1998         2000         1999
                                                                  -----------        ----------   -----------  ----------
                                                                   (audited)          (audited)   (unaudited)  (unaudited)
REVENUES .......................................................  $    2,985          $     --     $   2,934   $       --
OPERATING EXPENSES:
     Network costs..............................................       2,407                --         2,974          134
     Selling, general and administrative........................      37,803             7,852        15,060        4,800
     Non-cash compensation expense..............................         675               192        68,796           35
     Depreciation and amortization..............................       4,534                59         2,960          145
                                                                  ----------          --------     ---------   ----------

          Total operating expenses..............................      45,419             8,103        89,790        5,114
                                                                  ----------          --------     ---------   ----------
OPERATING LOSS..................................................     (42,434)           (8,103)      (86,856)      (5,114)
                                                                  ----------          --------     ---------   ----------

OTHER INCOME (EXPENSE):
     Interest income............................................       2,814                11           464        1,874
     Interest expense, net of capitalized interest..............      (8,604)               --        (1,902)      (1,302)
     Foreign exchange loss and other expense....................      (3,621)               --        (7,831)          --
                                                                  ----------          --------     ---------   ----------

          Total other income (expense)..........................      (9,411)               11        (9,269)         572
                                                                  ----------          --------     ---------   ----------

NET LOSS BEFORE MINORITY INTEREST...............................     (51,845)           (8,092)      (96,125)      (4,542)
MINORITY INTEREST IN LOSS OF CONSOLIDATED
   SUBSIDIARIES.................................................       3,501                --           279           --
                                                                  ----------          --------     ---------   ----------

NET LOSS BEFORE INCOME TAXES....................................     (48,344)           (8,092)      (95,846)      (4,542)

INCOME TAX PROVISION............................................          --                --            --           --
                                                                  ----------          --------     ---------   ----------
NET LOSS........................................................     (48,344)           (8,092)      (95,846)      (4,542)

ACCRETION OF REDEEMABLE CUMULATIVE
   CONVERTIBLE PREFERRED UNITS..................................      (5,219)             (363)       (2,353)        (972)
                                                                  ----------          --------     ---------   ----------

NET LOSS APPLICABLE TO COMMON UNITS.............................  $  (53,563)         $ (8,455)    $ (98,199)  $   (5,514)
                                                                  ==========          ========     =========   ==========
BASIC AND DILUTED LOSS PER COMMON UNIT..........................  $   (6,908)         $ (1,940)    $ (10,427)  $   (1,306)
                                                                  ==========          ========     =========   ==========
WEIGHTED AVERAGE NUMBER OF NON-FORFEITABLE
   COMMON UNITS OUTSTANDING ....................................       7,754             4,359         9,418        4,222
                                                                  ==========          ========     =========   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
     (Stated in thousands of U.S. Dollars, except unit and per unit amounts)
                   (After Corporate Reorganization See Note 1)

                                                                                                   Deficit
                                                                                        Other    Accumulated
                                                                                     Cumulative   During the       Total
                                                    Common Units      Deferred    Comprehensive  Development  Comprehensive
                                                   Number   Amount   Compensation      Loss         Stage          Loss       Total
                                                   ------   ------   ------------ -------------  -----------  -------------   -----
BALANCE, January 8, 1998                               --   $   --   $        --   $       --    $      --    $        --        --
   Deemed issuance of common units at formation
      (actual issuance May 18, 1998)                2,400       --            --           --           --             --        --
  Issuance of common units at May 18, 1998
      for services provided                         2,925      115            --           --           --             --       115
  Issuance of common units at August 24, 1998
      for services provided                           263       13            --           --           --             --        13
  Issuance of forfeitable common units             10,797      609          (604)          --           --             --         5
  Amortization of deferred compensation                --                     64           --           --             --        64
  Accretion of redeemable cumulative convertible
    preferred units                                    --       --            --           --         (363)            --      (363)

  Cumulative translation adjustments                   --       --            --         (160)          --           (160)     (160)

  Net loss                                             --       --            --           --       (8,092)        (8,092)   (8,092)

                                                  -------   ------   -----------   ----------    ---------    -----------  --------

BALANCE, December 31, 1998                         16,385  $   737   $      (540)  $     (160)   $  (8,455)   $    (8,252) $ (8,418)
                                                  =======   ======   ===========   ==========    =========    ===========  ========

  Cancellation of units deemed issued at
      formation and units issued for
      services provided                            (2,250)     (61)           61           --           --             --        --
  Issuance of forfeitable common units to
      management investor                           2,250      300          (300)          --           --             --        --
  Repurchases of previously issued
      forfeitable common units                       (121)     (24)           24           --           --             --        --
  Issuance of forfeitable common units              2,221    1,915        (1,915)          --           --             --        --
  Issuance of subsidiary stock options                 --   26,500       (26,500)          --           --             --        --
  Gain on issuance of equity at subsidiary             --      698            --           --           --             --       698
  Amortization of deferred compensation                --       --           675           --           --                      675
  Accretion of redeemable cumulative
      convertible preferred units                      --       --            --           --       (5,219)            --    (5,219)

  Cumulative translation adjustments                   --       --            --       (3,752)          --         (3,752)   (3,752)

  Net loss                                             --       --            --           --      (48,344)       (48,344)  (48,344)

                                                  -------   ------   -----------   ----------    ---------    -----------  --------

BALANCE, December 31, 1999                         18,485  $30,065   $   (28,495)  $   (3,912)   $ (62,018)   $   (52,096) $(64,360)
                                                  =======   ======   ===========   ==========    =========    ===========  ========

                         COMPLETEL LLC AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
     (Stated in thousands of U.S. Dollars, except unit and per unit amounts)
                   (After Corporate Reorganization See Note 1)


                                                                                                  Deficit
                                                                                    Other       Accumulated
                                                                                  Cumulative    During the      Total
                                                    Common Units       Deferred  Comprehensive  Development  Comprehensive
                                                   Number   Amount   Compensation     Loss          Stage        Loss       Total
                                                   ------  --------  ------------ ------------  -----------  ------------ ---------

    Amortization of deferred compensation             --   $     --    $  68,796    $     --      $      --   $      --   $  68,796
    Issuance of forfeitable common units             100      1,150       (1,150)         --             --          --          --
    Repurchase of forfeitable common units          (500)        --       (3,007)         --             --          --      (3,007)
    Conversion of redeemable cumulative
       convertible preferred units to forfeitable
       common units                              105,487    115,822           --          --             --          --     115,822
    Gain on issuance of equity at subsidiary          --    375,780           --          --             --          --     375,780
    Allocation of non-cash compensation charges       --    140,722     (140,722)         --             --          --          --
    Accretion of redeemable cumulative
       convertible preferred units                               --           --          --         (2,353)     (2,353)     (2,353)

    Cumulative translation adjustments                --         --           --      (2,652)            --      (2,652)     (2,652)
    Net loss                                          --         --           --          --        (95,846)    (95,846)    (95,846)

                                                 -------   --------    ---------    --------      ---------   ----------  ---------
BALANCE, March 31, 2000 (unaudited)              123,572   $663,539    $(104,578)   $ (6,564)     $(160,217)  $ (86,466)  $ 392,180
                                                  ======   ========    =========    ========      =========   =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Stated in thousands of U.S. Dollars)
                   (After Corporate Reorganization See Note 1)

                                                                                         Commencement of
                                                                                          Operations
                                                                                Year      (January 8,
                                                                               Ended       1998) to      Three Months Ended
                                                                            December 31,  December 31,         March 31,
                                                                                1999         1998         2000          1999
                                                                             -----------  -----------  -----------   -----------
                                                                             ( audited)    ( audited)  (unaudited)   (unaudited)
OPERATING ACTIVITIES:
     Net loss .............................................................   $ (48,344)   $   (8,092)  $   (95,846)   $    (4,542)

     Adjustments to reconcile net loss to cash flows from
operating activities-
          Depreciation and amortization ...................................       4,534           59        2,960          145
          Non-cash compensation expense ...................................         675          192       68,796           35
          Accretion of senior notes .......................................       7,948           --        2,901        1,302
          Amortization of deferred financing costs ........................         570           --           72           --
          Minority interest in net loss ...................................      (3,501)          --         (279)          --
          Changes in assets and liabilities-
               Increase in customer accounts receivable ...................     (15,176)        (537)      (2,709)      (1,596)
               Increase in prepaid expenses and other current assets.......      (1,574)        (214)       2,758         (300)
               Increase in other long-term assets .........................        (629)        (287)          15          (51)
               Increase in trade accounts payable and accrued liabilities..      22,217        4,935       10,138        5,207
                                                                              ---------    ---------    ---------    ---------

                    Net cash flows from operating activities ..............     (33,280)      (3,944)     (11,194)         200
                                                                              ---------    ---------    ---------    ---------

INVESTING ACTIVITIES:
     Expenditures for property and equipment ..............................     (97,527)      (3,485)     (35,137)     (10,976)
     Increase (decrease) in construction payables .........................      28,711           --       (1,419)          --
     Purchase of licenses and other intangibles ...........................      (4,315)        (950)          --       (2,041)
     Offering proceeds and investment earnings placed in escrow ...........     (73,198)          --           --      (73,198)
     Proceeds from escrowed offering and investment earnings ..............      73,198           --           --           --
                                                                              ---------    ---------    ---------    ---------

                    Net cash flows from investing activities ..............     (73,131)      (4,435)     (36,556)      (86,215)
                                                                              ---------    ---------    ---------    ---------

FINANCING ACTIVITIES:
     Gross proceeds from senior notes offering ............................      70,532           --           --       70,532
     Proceeds from issuance of common units ...............................           3            5        1,150           --
     Proceeds from initial public offering ................................          --           --      491,406           --
     Issuance of redeemable cumulative convertible preferred units ........      94,716       12,113           --       52,580
     Issuance of equity in subsidiary .....................................       4,478           --           --        4,478
     Loan from member .....................................................          --        1,300           --           --
     Payment on loan from member ..........................................          --         (266)          --           --
     Deferred financing costs .............................................      (6,054)        (869)      (6,607)      (3,668)
                                                                              ---------    ---------    ---------    ---------

                    Net cash flows from financing activities ..............     163,675       12,283      485,949      123,922

     Effect of exchange rates on cash .....................................        (539)        (160)       7,641       (3,623)
                                                                              ---------    ---------    ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS .................................      56,725        3,744      445,840       34,284

CASH AND CASH EQUIVALENTS, beginning of period ............................       3,744           --       60,469        3,744
                                                                              ---------    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, end of period ..................................   $  60,469    $   3,744    $ 506,309    $  38,028
                                                                              =========    =========    =========    =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Conversion of member loan to preferred units ...........................   $      --    $   1,034    $      --    $      --
                                                                              =========    =========    =========    =========

   Accretion of redeemable cumulative convertible preferred units .........   $   5,219    $     363    $   2,353    $     972
                                                                              =========    =========    =========    =========
   SAB No. 51 gain recorded in members' equity related to
     issuance of equity in subsidiary .....................................   $     698    $      --    $ 375,780    $     698
                                                                              =========    =========    =========    =========

The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                   (After Corporate Reorganization See Note 1)



(1)  Organization And Nature Of Operations

     CompleTel LLC ("Parent") (together with its majority-owned subsidiaries, the "Company") is a Delaware limited liability company. CompleTel LLC was known as CableTel Delaware LLC ("CableTel Delaware") from its formation on January 8, 1998 through May 18, 1998, when it was reorganized and renamed as CableTel Europe LLC in connection with the admission of a new member. Effective August 20, 1998, CableTel Europe LLC changed its name to CompleTel LLC.

     The Company has a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-capacity, fiber optic communications infrastructure and provider of telecommunications and Internet-related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe. A facilities-based operator uses mainly its own telecommunications facilities to provide service, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers. Initially, the Company is focusing on building high-capacity fiber optic networks in France and Germany. Additionally, the Company intends to provide Internet access services in France, Germany and the United Kingdom ("UK").

      As of December 31, 1998, the accompanying consolidated financial statements include Parent's direct and indirect wholly-owned subsidiaries consisting of CableTel Management Inc. ("Management Co."), CompleTel Europe N.V. ("CompleTel Europe"), CompleTel Holding I B.V. ("BVI"), CompleTel Holding II B.V. ("BVII"), its French operating subsidiary, CompleTel SAS ("CompleTel France") (formerly known as CompleTel S.A.R.L., its UK operating subsidiary, CompleTel UK Limited ("CompleTel UK"), and its German operating subsidiary, CompleTel GmbH ("CompleTel Germany"). CompleTel Europe was formed in December 1998 for the purpose of completing a Rule 144A Offering (the "Offering") (see
Note 5) to finance the development of its switched local telecommunications network and related services throughout France and Western Europe. As of December 31, 1998, Parent's operating companies were held indirectly through BVI and BVII. CompleTel Europe held no material assets or operations as of December 31, 1998.

     In January 1999, Parent formed CompleTel Holdings LLC ("CompleTel Holdings"), CompleTel ECC B.V. ("CompleTel ECC"), CompleTel (N.A.) N.V. ("NANV") and CompleTel UK SPC ("CompleTel SPC"). CompleTel Holdings was formed to issue the equity component of the Offering. CompleTel ECC was formed to be the group's European corporate center and to hold the proceeds of the Offering, through an escrow account, until CompleTel Europe received aggregate financing commitments of at least $90 million (see Note 6). Through a series of transactions in the restructuring, CompleTel LLC contributed approximately $58 million of equity, consisting of cash of approximately $52 million and accounts receivable of approximately $6 million, to CompleTel France. Also, through a series of restructuring transactions, CompleTel SPC became a wholly-owned subsidiary of BVI, BVI was contributed to CompleTel Europe, in exchange for the issuance of 73,537,325 additional ordinary shares and CompleTel Europe became a wholly-owned subsidiary of NANV. Furthermore, CompleTel LLC contributed its 100% interest in NANV to CompleTel Holdings in exchange for all 19,596,429 Class A Membership Interests in CompleTel Holdings. The Non-Voting Class B Membership Interests (aggregating 1,475,000) in CompleTel Holdings were issued substantially to unrelated parties in connection with the Offering (see Note 6). The restructuring was accounted for as a reorganization of entities under common control, similar to a pooling of interests.

                         COMPLETEL LLC AND SUBSIDIARIES

     In November and December 1999, Parent received additional cash contributions totaling approximately $42.1 million from new and existing investors. As of December 31, 1999, Parent had contributed, through a series of planned transactions, $40 million to CompleTel GmbH through intermediate subsidiaries in exchange for one share of CompleTel GmbH, and contributed approximately $2.1 million to CompleTel Europe through intermediate subsidiaries in exchange for ordinary shares of CompleTel Europe. Through this series of planned transactions, an intermediate subsidiary of Parent received one share of CompleTel GmbH, which was contributed to BVI in February 2000 in exchange for one BVI class B share. Also, in February 2000 the BVI share was contributed to CompleTel Europe in exchange for ordinary shares in CompleTel Europe. These transactions have been accounted for as a reorganization of entities under common control.

     The Company has been principally engaged in developing its business plans, applying for and procuring regulatory and government authorizations, raising capital, hiring management and other key personnel, working on the design, development and construction of the Company's fiber optic networks and operation support systems ("OSS"), negotiating equipment and facilities agreements, and negotiating interconnection agreements and certain right-of-way agreements. As a result of its development stage activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company exited the development stage during the fourth quarter of 1999. The Company expects to continue to generate negative cash flows from operations in each market while it continues development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in that market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

     The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. The Company currently offers its services in two markets in France and one market in Germany and plans to deploy networks in six additional markets in France and three additional markets in Germany. The Company is also developing an Internet-related services business in these markets and the U.K. The Company's performance will further be affected by its ability to obtain licenses, properly assess potential markets, secure financing or raise additional capital, design networks, acquire right-of-way and building access rights, implement interconnection with incumbent public telecommunications operators ("PTOs"), lease adequate trunking capacity from PTOs, purchase and install switches in additional markets, implement efficient OSS and other back office systems, develop a sufficient customer base, and attract, retain and motivate qualified personnel. Delays or failure in receiving required regulatory approvals or the enactment of new adverse regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

     The actual amount and timing of the Company's future capital requirements may differ materially from the Company's current estimates, and additional financing may be required in the event of departures from the Company's current business plans and projections, including those caused by unforeseen delays, cost overruns, engineering design changes, demand for the Company's services that varies from that expected by the Company, and adverse regulatory, technological or competitive developments. The Company may also require additional capital (or require financing sooner than anticipated) if it alters the schedule or targets of its roll-out plan in response to regulatory, technological or competitive developments (including additional market developments and new opportunities in and outside of its target markets). The Company intends to evaluate potential joint ventures,

                         COMPLETEL LLC AND SUBSIDIARIES
strategic alliances, and acquisition opportunities on an ongoing basis as they arise, and the Company may require additional financing if it elects to pursue any such opportunities. The Company also will be required to seek additional financing if it elects to deploy networks in other Western European markets beyond its target markets. Sources of additional financing may include commercial bank borrowings, vendor financing and/or the private or public sale of equity or debt securities.

(2)  Summary Of Significant Accounting Policies

Basis of Presentation

     The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has adopted a calendar fiscal year.

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Parent and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all marketable securities and commercial paper with maturities of ninety days or less at acquisition as cash equivalents.

Receivables

     Receivables consist primarily of amounts due to the Company's European subsidiaries for value added taxes ("VAT") paid on purchased goods and services. VAT receivables are recoverable through a netting of VAT payable on sales revenue or by a request for reimbursement to the applicable taxing authority.

Prepaid Expenses and Other Current Assets

     Prepaid expenses consist of prepaid rent and prepaid insurance. Prepayments are amortized on a straight-line basis over the life of the underlying agreements. Other current assets consist primarily of deposits on office and switch location premises.

                         COMPLETEL LLC AND SUBSIDIARIES

Property and Equipment

     Property and equipment includes network equipment, office furniture and equipment, computer equipment and software, leasehold improvements, buildings and construction in progress. These assets are stated at cost and are being depreciated when ready for their intended use on a straight-line basis over the estimated useful lives of the related assets as follows:

                                                                     Estimated
                                                                     ---------
                                                                    Useful Life
                                                                    -----------
     Network equipment                                             3 to 8 years
     Office furniture and equipment                                   5 years
     Computer equipment and software                               3 to 5 years
     Leasehold improvements                                        9 to 12 years
     Buildings                                                       20 years

     Property and equipment consisted of the following (in thousands):

                                                               March 31,       December 31,     December 31,
                                                                 2000              1999             1998
                                                              ----------      --------------    ------------
                                                              (unaudited)        (audited)       (audited)
     Network equipment                                          $  59,360         $  39,955         $     -
     Office furniture and equipment                                 2,119             1,521             132
     Computer equipment and software                                6,683             5,582             688
     Leasehold improvements                                         3,421             1,855              24
     Buildings                                                        208               206               -
                                                                ---------         ---------         -------
     Property and equipment, in service                            71,791            49,119             844
     Less: accumulated depreciation                                (6,846)           (4,215)            (59)
                                                                ---------         ---------         -------
     Property and equipment, in service, net                       64,945            44,904             785
     Construction in progress                                      54,657            47,968           2,656
                                                                ---------         ---------         -------
     Property and equipment, net                                $ 119,602         $  92,872         $ 3,441
                                                                =========         =========         =======


     The Company capitalized approximately $1.4 million, $1.4 million and $0 of interest for the quarter ended March 31, 2000 (unaudited), the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, respectively.

Computer Software Costs

     The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software costs should be capitalized and amortized versus expensed. This statement was adopted at commencement of operations.

Start-Up Costs

The Company expenses all start-up and organization costs as incurred, in accordance with the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities."

                         COMPLETEL LLC AND SUBSIDIARIES

Deferred Financing Costs

     Costs to obtain debt financing are capitalized and amortized over the life of the related debt facility using the effective interest method. Costs to obtain equity financing are capitalized and amortized through the date preferred units are convertible to conversion securities (Note 4).

License Costs

     The Company capitalizes all third-party direct costs associated with obtaining licenses. Capitalized license costs are amortized at commencement of operations over the lives of the related licenses, ranging from 15 to 25 years.

Recoverability of Long-Lived Assets

     The Company evaluates the carrying value of its long-lived assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. If an asset which is expected to be held and used is determined to be impaired, then the asset would be written down to its fair market value based on the present value of the discounted cash flows related to such asset. Measurement of an impairment loss for an asset held for sale would be based on its fair market value less the estimated costs to sell.

Revenue Recognition

     The Company recognizes revenue for its services in the period earned.

Stock-Based Compensation

     The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Deferred compensation is amortized to expense over the vesting period of the related stock-based awards. CompleTel Europe adopted an employee stock option plan in December 1999 (Note
8).

Income Taxes

     No provision has been made for federal, state or local income taxes related to the Parent because they are the responsibility of the individual members.

     Certain subsidiaries of the Parent are subject to corporate income tax requirements and, accordingly, the Company accounts for income taxes under the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax basis of assets, liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse or the carryforwards are expected to be utilized. Net deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

                         COMPLETEL LLC AND SUBSIDIARIES

SAB No. 51 Accounting Policy--Sale of Stock by Subsidiaries

     The Company has adopted a policy of recording all gains attributable to subsidiary common equity sales in the statement of operations, except for gains on subsidiary equity sale transactions which must be recorded directly in equity in accordance with the provision of Staff Accounting Bulletin Number 51 ("SAB 51"). In February 1999, as part of the Company's Senior Discount Notes and Class B Membership Interests Offering, the gross proceeds of approximately $75 million were allocated approximately $70.5 million to the Notes (issued by CompleTel Europe) and approximately $4.5 million to the Class B Interests (in CompleTel Holdings LLC) representing a 7% interest in CompleTel Holdings, LLC. This resulted in a $698,000 SAB 51 gain recorded directly in equity in accordance with SAB 51.

     In March 2000, the Company recorded a SAB 51 gain of approximately $376 million as a result of CompleTel Europe's initial public offering of its ordinary shares. This gain was recorded directly in equity.

Comprehensive Loss

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), requires that an enterprise (i) classify items of other comprehensive income (loss) by their nature in the financial statements and (ii) display the accumulated balance of other comprehensive income (loss) separately from retained earnings (deficit) and additional paid-in capital in the equity section of a balance sheet. The Company's other comprehensive loss, as set forth in the accompanying consolidated statements of members' equity (deficit), includes cumulative translation adjustments.


Basic and Diluted Loss Per Common Unit

     The Company computes earnings (loss) per common unit in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, "basic earnings (loss) per share" is determined by dividing net income (loss) by the weighted average number of common units outstanding during each period. "Diluted earnings (loss) per common unit" includes the effects of potentially issuable common units, but only if dilutive. Because potentially issuable common units would be antidilutive, there are no differences between basic and diluted loss per common unit for the Company through December 31, 1999. The weighted average common units outstanding for the 1998 period assumes the initial capitalization of the Company (2,400 common units) occurred as of January 8, 1998.

Foreign Operations and Foreign Exchange Rate Risk

     The functional currency for the Company's foreign operations is the applicable local currency for the affiliate company. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the consolidated statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of members' equity (deficit).

     Transactions denominated in currencies other than the local functional currency of the Company's operating subsidiaries, including U.S. dollar denominated intercompany accounts and notes payable to Parent and Management Co., are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

                         COMPLETEL LLC AND SUBSIDIARIES

     The Company's foreign subsidiaries can have payables that are denominated in a currency other than their own functional currency. The Company has not historically hedged foreign currency denominated transactions for receivables or payables related to current operations. If the Company enters into hedging transactions, there can be no assurance that any such hedging transactions would be successful and that the exchange rate fluctuations would not have a material adverse effect on the Company. Accordingly, the Company may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluation against the dollar.

New Accounting Standards

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS 133 was effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

     During 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS 133" ("SFAS 137") which delayed the effective date of SFAS 133 until all fiscal quarters of fiscal years beginning after June 15, 2000. Through December 31, 1999, the Company had not entered into any transactions involving derivative financial instruments and, therefore, cannot predict the financial statement impact of adopting SFAS 133 with respect to transactions which have not yet been entered into.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") "Views on Selected Revenue Recognition Issues" which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 is effective March 31, 2000. The Company has evaluated SAB 101 and it believes that there is no effect on the revenue recognition policies currently in place.

Reclassifications

     Certain, prior period amounts have been reclassified to conform to the current presentation.

(3)  Capitalization

LLC Agreement

     On May 18, 1998, an affiliate of Madison Dearborn Partners, Inc. ("Madison Dearborn Partners"), an affiliate of LPL Investment Group, Inc. ("LPL")(together with Madison Dearborn Partners, the "Private Equity Investors") and certain members of management (the "Management Investors") entered into an amended and restated limited liability company agreement (the "LLC Agreement"), amending and restating the original limited liability agreement of CableTel Delaware dated January 8, 1998. The LLC Agreement, as amended, authorized the issuance of (i) 61,950 redeemable cumulative convertible preferred ownership interests (the "Preferred Units"), (ii) 107,500 common ownership interests (the "Common Units"), and (iii) certain other units (Class A Senior Units, Class B Senior Units and Class C Senior Units) issuable only in limited circumstances and only in exchange for other Units. The 61,950 Preferred Units have been issued to the Private Equity Investors and Management Investors under an Equity Purchase Agreement (the "Equity Purchase Agreement") (see Note 4). Of the 107,500 Common Units, 82,500 are reserved for issuance upon conversion of the Preferred Units, 25,000 were issued, or

                         COMPLETEL LLC AND SUBSIDIARIES
are reserved for issuance, to the Management Investors under executive securities agreements (the "Executive Securities Agreements"). Of the 25,000 Common Units issued or issuable to the Management Investors, 17,500 (the "Non-Performance Vesting Units") are subject to vesting through the passage of time under the Executive Securities Agreements and 7,500 (the "Performance Vesting Units") are subject to time vesting and to performance vesting under a performance vesting agreement (the "Performance Vesting Agreement"). An additional 798 common units were issued to employees subject to time vesting and to performance vesting similar to that under the Performance Vesting Agreement, but without any forfeiture requirements on holder of referred units. Of the 25,000 Common Units issued or issuable to the Management Investors, 2,250 were issued to LPL under the LPL Investor Purchase Agreement. On January 22, 1999, the 2,250 immediately vested Common Units previously issued to LPL were canceled. These units were then issued to one of the Management Investors as additional Non-Performance Vesting Units. No Class A Senior Units, Class B Senior Units or Class C Senior Units had been issued as of December 31, 1999. On January 28, 1999, the Company entered into the Second Amended and Restated Limited Liability Company Agreement of CompleTel LLC, increasing the authorized Preferred Units to 65,750 (see Note 4). On November 23, 1999, the Company entered into the Third Amended and Restated Limited Liability Company Agreement of CompleTel LLC, increasing the authorized Preferred Units to 84,070 and increasing the authorized number of common units to 131,494 (see Note 4).

Common Units

     The holders of Common Units are entitled to one vote for each Common Unit held on all matters submitted to a vote of the members. Holders of Common Units are entitled, subject to the preferences of the Preferred Units, to receive such distributions, if any, as may be declared by Parent's Board of Directors out of profits allocated to the members. The Indenture related to the Offering restricts the ability of CompleTel Europe to pay dividends to Parent in order to pay distributions with respect to the Common Units. In addition, Parent may not make any distributions with respect to the Common Units without the prior consent of the Private Equity Investors. In the event of a liquidation, dissolution, or winding up of Parent, the holders of Common Units are entitled to share ratably in the assets of Parent which are available for distribution, if any, after the payment of all debts and liabilities of Parent and the liquidation preference of any outstanding Preferred Units.

     Upon the affirmative vote of Parent's Board and the holders of a majority of the Common Units (including the Preferred Units, on an as-if-converted basis), Parent will be converted into a corporation (as that term is used in Subchapter C of the Internal Revenue Code). In connection with such conversion, each holder of Preferred Units or Common Units of Parent will receive comparable equity securities of such corporation on the terms set forth in the LLC Agreement.

     Upon the initial formation of CableTel Delaware on January 8, 1998, the founding members of CableTel Delaware each received a 25% member interest in CableTel Delaware. The founding members were comprised of three of the Management Investors and LPL. As part of the reorganization on May 18, 1998, the founding members of CableTel Delaware were deemed to have received Common Units of Parent in exchange for their interests in CableTel Delaware. For accounting purposes, a portion of the fully vested Common Units (2,400 units) of Parent received by the founders under the Executive Securities Agreements and the LPL Investor Purchase Agreement were deemed to have been issued in exchange for their prior member interests in CableTel Delaware. The remaining fully vested Common Units (2,925 units) received by the founders were deemed to have been issued in consideration for prior services provided. The intrinsic value of the Common Units deemed received for prior services totaling approximately $115,000 was charged to general and administrative expense in the accompanying consolidated statement of operations.

                         COMPLETEL LLC AND SUBSIDIARIES

     As of December 31, 1999 and December 31, 1998, 14,472 and 10,797
Non-Performance Vesting Units had been issued to the Management Investors and other employees, respectively. The Non-Performance Vesting Units issued to the Management Investors vest ratably on each anniversary of the Executive Securities Agreements over a four-year period. The Non-Performance Vesting Units issued to other employees generally vest ratably over a four year period on each December 31, with pro rata vesting in the year of employment and final vesting on the fourth anniversary date of the applicable Employee Securities Agreement. Vesting ceases upon the termination of employment with the Company, for any reason and the related Common Units are subject to repurchase by Parent at fair value for vested Common Units and at original cost for nonvested Common Units. Vesting for Non-Performance Vesting Units is accelerated upon a Qualified Public Offering or a Qualified Sale of Parent, as defined in the Executive Securities Agreements. The Non-Performance Vesting Units are accounted for as issued Common Units, subject to forfeiture, until vested. Accordingly, the intrinsic value of the Non-Performance Vesting Units was accounted for at issuance as additional paid-in capital, with an offsetting entry to deferred compensation. The intrinsic value of the Common Units issued subject to forfeiture totaled approximately $2,734,000 and $604,000 for the Non-Performance Vesting Units issued through December 31, 1999 and 1998, respectively. This deferred compensation is being amortized over the four year vesting period. As of December 31, 1999 and 1998, 8,957 and 10,558 of the issued Non-Performance Vesting Units are subject to forfeiture, respectively. The status of the issued Non-Performance Vesting Units as of March 31, 2000, December 31, 1999 and 1998 are as follows.

         As of March 31, 2000 (unaudited):

                                                         Total Units        Vested Units        Non-vested Units
                                                         -----------        ------------        ----------------
         Units issued upon formation                          1,800              1,800                    --
         Units issued for services provided                   2,213              2,213                    --
         Units issued subject to forfeiture                  14,072              5,344                 8,728
                                                           --------            -------               -------
                Total                                        18,085              9,357                 8,728
                                                           ========            =======               =======


     As of December 31, 1999:

                                                        Total Units (1)      Vested Units        Non-vested Units
                                                        ---------------      ------------        ----------------
         Units issued upon formation                          1,800              1,800                    --
         Units issued for services provided                   2,213              2,213                    --
         Units issued subject to forfeiture                  14,472              5,515                 8,957
                                                           --------            -------               -------
                Total                                        18,485              9,528                 8,957
                                                           ========            =======               =======

(1) Reflects the January 22, 1999 cancellation of the 2,250 immediately vested Common Units previously issued to LPL and the issuance of those units to one of the Management Investors as Non-Performance Vesting Units. Of the 2,250 units issued to LPL, 600 were deemed issued upon formation and 1,650 were issued for services provided.

                         COMPLETEL LLC AND SUBSIDIARIES

     As of December 31, 1998:

                                                         Total Units        Vested Units        Non-vested Units
                                                         -----------        ------------        ---------------
         Units issued upon formation                          2,400              2,400                   -
         Units issued for services provided                   3,188              3,188                   -
         Units issued subject to forfeiture                  10,797                209                10,558
                                                             ------              -----                ------
                Total                                        16,385              5,797                10,558
                                                             ======              =====                ======

 Performance Vesting Agreement

     The Private Equity Investors, the Management Investors, and Parent entered into the Performance Vesting Agreement originally dated May 18, 1998 and amended and restated January 28, 1999. Under the Performance Vesting Agreement, 7,500 of the 25,000 Common Units issued or reserved for issuance to the Management Investors (the "Performance Vesting Units") are subject to performance vesting according to certain multiple-of-invested-capital tests calculated based upon the valuation of Parent's equity implied by a Qualified Public Offering and/or by actual sales of Parent's securities by Madison Dearborn Partners. If any Performance Vesting Units remain unvested on May 18, 2005, there shall be deemed to have occurred a sale of the Parent's securities by Madison Dearborn Partners at fair market value. Any Performance Vesting Units that do not vest upon such a deemed sale will be forfeited. In addition, up to 7,500 of the Common Units issuable upon conversion of the Preferred Units (see Note 4) are subject to forfeiture if and when Performance Vesting Units performance vest under the terms of the Performance Vesting Agreement.

     For financial reporting periods ending prior to final determination of the number of Performance Vesting Units that will vest, compensation cost will be recorded based upon management's estimate of the number of such units that would vest and the fair market value of those units as of the end of the reporting period. As of December 31, 1999 and 1998, 7,422 and 6,981 Performance Vesting Units were outstanding, respectively. As of December 31, 1999 and 1998 no compensation cost has been recorded related to the Performance Vesting Units as the number of units that will vest is not yet reasonably determinable.

     As discussed in Note 12, CompleTel Europe has commenced an Initial Public Offering of its ordinary shares. Assuming an IPO price per ordinary share of $15.91 (euro 16.50), the Company will record compensation expense of approximately $38.2 million due to the anticipated vesting of certain Performance Vesting Units in connection with what is anticipated to be a Qualified Public Offering as defined in the Performance Vesting Agreement and the applicable Executive Securities Agreements. For each $1 increase in the anticipated IPO price per ordinary share, additional compensation expense and deferred compensation of approximately $7.2 million will be recorded. In addition, based upon the valuation of Parent's equity implied by the IPO value of the Company as indicated above, the Company will record additional compensation expense and deferred compensation of approximately $18.5 million and $57.9 million, respectively, for performance vesting units that will not vest as a result of the IPO but which may vest upon a qualified sale by MDP or in May 2005 based on a deemed vesting date as defined. The additional deferred compensation will be amortized to expense over the remaining vesting period to May 18, 2005 (deemed vesting date if not prior due to a qualified sale by MDP as defined in the executive securities agreements). The recorded amount of compensation expense and deferred compensation for these awards will be adjusted at

                         COMPLETEL LLC AND SUBSIDIARIES
each reporting date to reflect management's estimate of the number of such units that will ultimately vest and the fair market value of those units as of the end of each reporting period based on the then current market value of the CompleTel Europe's ordinary shares, assuming the successful completion of the CompleTel Europe's anticipated IPO.

Securityholders Agreement

     The Private Equity Investors, the Management Investors and Parent are parties to a securityholders agreement dated May 18, 1998 (the "Securityholders Agreement"). The Securityholders Agreement established the size of Parent's Board of Directors at six and established a voting agreement among the investors with respect to the election of the members of that board (the Executive Committee of which acts as the board of directors of certain of Parent's subsidiaries). On January 28, 1999, the Securityholders Agreement was amended and restated to increase the size of Parent's Board of Directors to eight and make corresponding changes in the voting agreement among the investors. Pursuant to the terms of the Securityholders Agreement, the Private Equity Investors may not transfer any Preferred Units (or securities issued upon exercise thereof or otherwise in connection therewith) ("Preferred Securities") prior to May 18, 1999, other than to their affiliates or as part of a sale of Parent. The Management Investors may not transfer any Preferred Securities prior to May 18, 2000, other than to their affiliates, family members or estate planning entities, or as part of a sale of Parent. Transfers of Preferred Securities by the Private Equity Investors after May 18, 1999, and by the Management Investors after May 18, 2000, (in each case other than to their affiliates, family members or estate planning entities, to the public, or as part of a sale of Parent) are subject to first refusal rights in favor of the other holders of Preferred Securities, and to "tag-along" rights of the holders of Preferred Securities [and of the Management Investors with respect to their Common Units that have vested under the Executive Securities Agreements and (if applicable) performance vested under the Equity Purchase Agreement] to participate pro rata in such transfer. In the event a sale of Parent is approved by the holders of a majority of the Preferred Securities (which currently is held by Madison Dearborn Partners), each of the Private Equity Investors and Management Investors (and their transferees) agrees to approve and, if requested, sell its Parent securities in such sale.

 Registration Rights Agreement

     The Private Equity Investors, the Management Investors and Parent are parties to a registration rights agreement originally dated May 18, 1998 and amended and restated January 28, 1999 (the "Registration Agreement"). Under the terms of the Registration Agreement, the holders of a majority of the Preferred Securities (which currently is held by Madison Dearborn Partners) may require Parent to consummate an initial public offering. After Parent's initial public offering, Madison Dearborn Partners is entitled to demand two long-form registrations, LPL is entitled to demand one long-form registration, and the holders of at least 10% of the Preferred Securities then outstanding may request unlimited short-form registrations. In addition, the Private Equity Investors and the Management Investors are entitled to "piggyback" on primary or secondary registered public offerings of Parent's securities. Each Private Equity Investor and Management Investor is subject to holdback restrictions in the event of an initial public offering or other public offering of Parent securities. (See Note
12)

(4)  Redeemable Cumulative Convertible Preferred Units

     On May 18, 1998, the Private Equity Investors, the Management Investors and Parent entered into the Equity Purchase Agreement. Under the Equity Purchase Agreement, the Private Equity Investors purchased 60,000 Preferred Units for an initial aggregate purchase price of $3.5 million and a commitment to make subsequent capital contributions to Parent of up to an additional $56.5 million (for a total commitment of $60 million) on the terms and conditions set forth in the Equity Purchase Agreement. Certain of the Management Investors purchased

                         COMPLETEL LLC AND SUBSIDIARIES

750 Preferred Units for an initial aggregate purchase price of $44,000 and a commitment to make capital contributions to Parent of up to an additional $706,000 (for a total commitment of $750,000) on the terms and conditions set forth in the Equity Purchase Agreement. As of July 15, 1998, Parent entered into Additional Investor Equity Purchase and Joinder and Rights Agreements for the issuance of 500 Preferred Units in exchange for a capital commitment of $500,000 by each of two new investors. As of November 11, 1998, Parent entered into an Additional Preferred Units Purchase Agreement with one of the Management Investors for the issuance of an additional 150 Preferred Units in exchange for a capital commitment of $150,000. On December 2, 1998, Parent entered into an Additional Investor Equity Purchase and Joinder and Rights Agreement with a new management investor for the issuance of 50 Preferred Units in exchange for a capital commitment of $50,000. On January 28, 1999, the Equity Purchase Agreement was amended and restated to supersede the Equity Purchase Agreement and the agreements referred to above dated July 15, 1998, November 11, 1998 and December 2, 1998 and to admit the new management investor (included together with other "Management Investors") and other investors (included together with Madison Dearborn Partners and LPL as the "Private Equity Investors"). The First Amended and Restated Equity Purchase Agreement increased the total number of Preferred Units to 64,743 and 1,007, and total equity commitments to $64.7 million and $1 million, by the Private Equity Investors and the Management Investors, respectively. Additionally, Parent's Board approved the drawdown of the remaining commitment under the Equity Purchase Agreement, which was funded in connection with, and as a condition to the closing of the Offering.

     Pursuant to a Second Amended and Restated Equity Purchase Agreement, dated November 23, 1999, additional Preferred Units were purchased by the existing Private Equity Investors, the Management Investors and a new Private Equity Investor, increasing the number of outstanding Preferred Units to 84,070. Of the additional 18,320 Preferred Units, 17,862 Preferred Units were issued to the Private Equity Investors and 458 Preferred Units were issued to the Management Investors in exchange for capital contributions totaling approximately $41.1 million and approximately $1.0 million, respectively.

     The Preferred Units accrue a preferred yield at a per-annum rate of 8% of the sum of the Liquidation Value thereof and all accumulated and unpaid preferred yield thereon. "Liquidation Value" for any Preferred Unit is equal to
(i) the initial price paid to Parent for such Preferred Unit on its date of issuance, plus (ii) the aggregate contributions to the capital of Parent made pursuant to the Equity Purchase Agreement with respect to such Preferred Unit after its date of issuance, minus (iii) all distributions constituting a return of capital with respect to such Preferred Unit after its date of issuance. The Indenture related to the Offering restricts the ability of CompleTel Europe to pay dividends to Parent in order to pay the preferred yield on the Preferred Units.

     No distributions out of earnings and profits may be made to the holders of Common Units unless Parent has first made distributions to the holders of Preferred Units to pay the full amount of accrued preferred yield on the Preferred Units. Upon any liquidation, dissolution or winding up of Parent (whether voluntary or involuntary), each holder of Preferred Units will be entitled to receive, before any distribution is made with respect to any other class of Parent's equity, distributions in cash equal to the aggregate Liquidation Value of all Preferred Units held by such holder plus all accrued and unpaid preferred yield thereon.

     The Preferred Units are convertible at any time and from time to time into Common Units at the election of the holder thereof. In addition, all holders of Preferred Units will be required to convert their Preferred Units into Common Units upon (i) a Qualified Public Offering of Parent's common equity, as defined, or (ii) the affirmative vote of the holders of a majority of the outstanding Preferred Units. Upon any conversion of Preferred Units, the holder thereof has the right to receive a distribution in cash equal to the amount of accrued but unpaid preferred yield on the Preferred Units being converted (provided that if the conversion occurs in connection with an initial public offering of Parent's common equity, the converting holder may elect to receive such payment in the form of Parent securities at the initial public offering price). The 84,070 currently outstanding Preferred Units are

                         COMPLETEL LLC AND SUBSIDIARIES
convertible into 105,487 Common Units (7,500 of which are subject to forfeiture upon the vesting of the Performance Vesting Units - see Note 3), which conversion ratio is also subject to adjustment on a weighted-average basis upon any issuance or deemed issuance of Common Units (or securities convertible into or exercisable for Common Units) that otherwise would dilute the economic interests of the holders of Preferred Units. The holders of Preferred Units are entitled to vote their Preferred Units with the holders of Common Units on an as-if-converted basis on all matters submitted to a vote of the members.

     The Equity Purchase Agreement provides the Private Equity Investors with certain restrictive covenants. The Private Equity Investors have the right to approve or disapprove Parent's taking or agreeing to take certain actions, including, among other things, (i) making distributions with respect to redeeming, or issuing any equity securities, any securities convertible into or exercisable for equity securities, or any debt with equity features, (ii) loaning monies, (iii) disposing of significant assets, (iv) making acquisitions or entering into joint ventures, (v) entering into any merger, consolidation, liquidation, recapitalization or reorganization, (vi) entering into transactions with affiliated persons, (vii) incurring significant indebtedness, and (viii) entering into or modifying any employment arrangement with Parent's Chief Executive Officer. The Private Equity Investors have approved the Company's consummation of the Senior Credit Facility and the Offering (see Note 5).

     The Equity Purchase Agreement also provides the Private Equity Investors and the Management Investors with certain anti-dilutive rights prior to consummation of a Qualified Public Offering or a Sale of Parent, as defined in the Equity Purchase Agreement.

     If a Qualified Public Offering or Sale of Parent has not occurred by May 18, 2005, each holder of Preferred Units or Common Units issued or issuable upon conversion of the Preferred Units ("Purchaser Securities") will have the right to require Parent to take all actions necessary to purchase the Purchaser Securities held by such holder for fair market value (or, in the case of Preferred Units to be repurchased, the greater of fair market value and the Liquidation Value (together with all accrued but unpaid preferred yield) of such Preferred Units). Fair market value is defined as the amount agreed to by the holders of the Preferred Units to be repurchased and the holders of the Parent's Common Units, excluding Unvested Performance Units. If mutual agreement cannot be reached within twenty days of the issuance of the repurchase notice, the fair market value for (a) publicly traded securities generally means the average of the closing prices of such securities for the 21 day period preceding the filing of the repurchase notice and (b) non-publicly traded securities generally means a valuation determined by an appraisal mechanism. The Indenture related to the Offering limits the ability of CompleTel Europe to pay dividends or take certain other actions that may be necessary to effectuate the repurchase of any such securities.

     In the event the repurchase options are exercised, Parent is obligated to do everything within its power to satisfy its repurchase obligations, which may involve the sale of some or all of its subsidiaries, or a portion or all of its assets. Accordingly, as required by the Securities and Exchange Commission ("SEC") accounting standards, the Company is recognizing the accretion of the value of the Preferred Units to reflect the estimated future redemption value of the Preferred Units payable in the event the repurchase provisions are exercised. Due to the significant uncertainty regarding the market value of the Preferred Units on May 18, 2005, the Preferred Units are being accreted using the 8% per annum preferred yield. The accretion rate will be adjusted prospectively through May 18, 2005 (the earliest redemption date) upon any event reasonably indicating a higher fair value as of that date. The accretion is recorded each period as an increase in the balance of Preferred Units outstanding and a non-cash increase in the net loss applicable to common units. As of December 31, 1999 and 1998, the value of the Preferred Units has been accreted approximately $5.2 million and $363,000, respectively.

     Upon a Qualified Public Offering, the Preferred Units would automatically convert to Common Units and the amounts accreted would be adjusted to the indicated fair value as a non-cash increase in the net loss applicable to common units and the carrying value of the Redeemable Cumulative Convertible Preferred Units would be

                         COMPLETEL LLC AND SUBSIDIARIES
reclassified as a component of additional paid-in capital in the members' deficit section of the consolidated balance sheet.

     Certain terms of the Second Amended and Restated Equity Purchase Agreement were amended in March 2000 (See Note 12).

(5)  Indebtedness

Senior Discount Notes

     In February 1999, CompleTel Europe and CompleTel Holdings completed an Offering of 147,500 units (the "Units") consisting of $147.5 million aggregate principal amount of 14% Senior Discount Notes due 2009 (the "Notes") issued by CompleTel Europe and 1,475,000 non-voting Class B Membership Interests of CompleTel Holdings. CompleTel Europe issued the Notes at a substantial discount from their principal amount at maturity on February 16, 2009. A principal investor in Parent acquired 400 Units in the Offering. The proceeds of the Offering, net of offering fees and costs, were approximately $72.6 million and were held in an escrow account until CompleTel Europe received a minimum commitment of $90 million in senior credit facilities, which was received in April 1999. To comply with Netherlands laws, the Notes are guaranteed by Parent on a senior unsecured basis. As Parent is a holding company with no operations other than the operations to be conducted by CompleTel Europe and its subsidiaries, it is unlikely that Parent would have sufficient funds to satisfy CompleTel Europe's obligations on the Notes if CompleTel Europe is unable to satisfy its own obligation on the Notes. Of the $75 million gross proceeds from the Offering, approximately $70.5 million was attributed to the Notes and approximately $4.5 million was attributed to the 1,475,000 Class B Membership Interests of CompleTel Holdings. The $4.5 million allocated to the Class B Membership Interests represents additional discount on the Notes.

     Cash interest will not accrue on the Notes prior to February 15, 2004, with the Notes accreting to their stated principal amount at maturity at an effective interest rate of approximately 15.1%. The accretion will be charged to interest expense. Commencing February 15, 2004, cash interest on the Notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. The Notes mature February 15, 2009.

Long-term debt consists of the following (in thousands):

                                                                            March 31,         December 31,      December 31,
                                                                              2000                1999              1998
                                                                           ----------        --------------     -----------
                                                                           (unaudited)          (audited)         (audited)
     14% Senior Discount Notes, face amount $147.5 million,
        due 2009, effective interest rate of 15.1%                         $ 82,823             $ 79,922           $  -
                                                                            ========             =======            =====

(6)  Commitments And Contingencies

Operating Leases, Including Rights-of-Way Agreements

     The Company has entered into various operating lease agreements for network switch locations, office space, employee residences and vehicles. In addition, during 1999, the Company entered into various rights-of-way agreements. Future minimum lease obligations related to the Company's operating leases are as follows for the years subsequent to December 31, 1999 and 1998, respectively (in thousands):

                         COMPLETEL LLC AND SUBSIDIARIES


                                                            March 31,          December 31,      December 31,
                                                              2000                 1999             1998
                                                          ----------          ------------       -----------
                                                          (unaudited)          (audited)          (audited)
     December 31, 2000                                     $ 5,803              $ 6,167          $   855
     December 31, 2001                                       5,775                6,119              966
     December 31, 2002                                       5,743                6,001              974
     December 31, 2003                                       5,482                5,766              955
     December 31, 2004                                       5,134                5,679              948
     Thereafter                                             15,637               16,726            4,975
                                                           -------              -------           ------
          Total                                            $43,574              $46,458           $9,673
                                                           =======              =======           ======

     Total rent expense for the period from commencement of operations (January 8, 1998) through December 31, 1998 was approximately $160,000 and for the year ended December 31, 1999 was approximately $1.6 million.

Management Employment Agreements

     Certain employees of Management Co. that have been seconded to CompleTel Europe's subsidiaries are parties to employment agreements. The agreements generally provide for a specified base salary, as well as a bonus set as a specified percentage of the base salary. The bonus is based on attainment of certain identified performance measures. The employment agreements generally provide for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep the employee's tax liability the same as it would be in the United States.

Service Licenses

France

     On December 13, 1998 the Secretaire d'Etat a l'Industrie, based on the recommendation of the Autorite de Regulation des Telecommunications ("ART"), awarded the Company's French operating subsidiary a fixed wireline license and service license for network deployment in four regions and six cities and the provision of services in four regions and six departments in France that the Company intends to serve. The term of these licenses is 15 years from December 13, 1998. Under French law, these licenses entitle the Company, among other things, to obtain rights-of-way to establish network infrastructure along public roads, to obtain easements on private property and to obtain certain rights on public domain property other than roads.

United Kingdom

     On January 11, 1999, the Secretary of State for Trade and Industry at the Department of Trade and Industry granted CompleTel UK an individual license to operate fixed public telecommunications systems of any kind in the United Kingdom. To provide international services in the United Kingdom, the Company has also obtained an international simple voice resale license.

                         COMPLETEL LLC AND SUBSIDIARIES

Germany

     On March 8, 1999, the Regulierungsbehorde fur Telekommunikation und Post granted CompleTel Germany class 3 (general infrastructure license) and class 4 (license required for operation of voice telephony services based on self-operated telecommunications networks) licenses for three markets in Germany, including the Company's initial target market, which were subsequently amended in July 1999 and January 2000, to include among others, CompleTel Germany's additional markets. These licenses are of unlimited duration.

(7)  Income Taxes

United States

     In general, a United States limited liability company, treated as a partnership for U.S. federal income tax purposes, will not be subject to U.S. federal income tax. Instead, the income, gain, and loss (including Subpart F income or foreign personal holding company income recognized) will be allocated to its members. Any direct foreign income taxes paid on the remittance of dividends from its foreign subsidiaries will likewise pass to Parent's members. The LLC Agreement provides for distributions to its members to cover income taxes in the event Parent recognizes any income or gain (including Subpart F income or foreign personal holding company income). Such distribution would be contingent upon a distribution of cash from its foreign subsidiaries. Taxable income of Management Co. is subject to tax at the regular U.S. federal income tax rate.

Netherlands

     In general, a Dutch holding company may benefit from the so-called "participation exemption." The participation exemption is a facility in Dutch corporate tax law which allows a Dutch company to exempt, from Dutch income tax, any dividend income and capital gains in relation to its participation in subsidiaries which are legal entities residing in The Netherlands or in a foreign country. Capital losses are also exempted, apart from liquidation losses (under stringent conditions). Any costs in relation to participations, to the extent these participations do not realize Dutch taxable profit, are not deductible. These costs include costs to finance such participation. For Dutch corporate income tax purposes, net operating loss ("NOL") carryforwards may be carried forward indefinitely.

Germany

     As of December 31,1999, CompleTel Germany had generated NOL carryforwards for income tax purposes totaling approximately $8.2 million. For German income tax purposes, NOL carryforwards may be carried forward indefinitely. The current statutory tax rate for Germany is 52.38%.

France

     As of December 31, 1999, CompleTel France had generated NOL carryforwards for income tax purposes totaling approximately $31.5 million. For French income tax purposes NOL carryforwards may generally be carried forward for a period of up to five years. Start-up costs will be capitalized for French tax purposes. The Company considers the majority of these costs as eligible for the deferred depreciation regime for French tax purposes, resulting in an indefinite carryforward life of the corresponding amortization expense.

                         COMPLETEL LLC AND SUBSIDIARIES

     The Company has recorded a valuation allowance equal to the total net deferred tax assets as of December 31, 1999 and 1998, due to the uncertainty of realization through future operations. The valuation allowance will be reduced at such time as management believes it is more likely than not that the net deferred tax assets will be realized. Any reductions in the valuation allowance will reduce future provisions for income tax expense.

     The difference between income tax expense provided in the consolidated financial statements and the expected income tax benefit at statutory rates related to the Company's corporate and foreign subsidiary operations for the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, is reconciled as follows (in thousands):

                                                                                   Commencement
                                                                                   of Operations
                                                              Year Ended          (January 8, 1998)
                                                             December 31,           to December 31,
                                                                 1999                    1998
                                                            --------------             ---------
     Expected income tax benefit at the U.S.
            statutory rate of 38.25%                         $   18,491              $   3,095
     Parent operating income (loss) passed
         through to its members                                   1,360                   (153)
     International rate differences                                 683                   (369)
     Stock based compensation                                      (272)                    -
     Other non-deductible expenses                                   80                    (99)
     Valuation allowance                                        (20,342)                (2,474)
                                                              ---------               --------
          Total income tax benefit                           $    -                  $     -
                                                              =========              =========


   Deferred tax assets are as follows:

                                                                 December 31,        December 31,
                                                                    1999                1998
                                                                ------------         -----------
     Deferred tax assets:
          Operating loss carryforwards                          $   19,615           $   1,222
          Capitalized start-up costs                                   932               1,214
          Net unrealized foreign exchange loss                         611                  20
          Depreciation and amortization                              1,648                  16
          Other                                                         10                   2
                                                                ----------           ---------
          Total deferred tax assets                                 22,816               2,474
          Less valuation allowance                                 (22,816)             (2,474)
                                                                ----------           ---------
          Net deferred taxes                                    $      -             $     -
                                                                ==========           =========

                         COMPLETEL LLC AND SUBSIDIARIES

(8)  Segment Reporting

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Through December 31, 1999, a significant portion of the Company's expenditures were associated with its network deployment in France and Germany. A significant portion of the Company's revenues through December 31, 1999 have been generated by an indirect subsidiary of the Company's UK subsidiary.

     Management currently evaluates the Company's development efforts according to the geographic location of its markets. Certain financial information reflecting the Company's development efforts is presented below.

     As of December 31, 1998 and for the period from inception (January 8, 1998) to December 31, 1998 (in thousands):

                                                                      CompleTel      Company
                                 CompleTel    CompleTel    CompleTel    Europe      (Including
                                    SAS         GmbH        UK Ltd.    and Other  Management Co.)      Consolidated
                                 ---------    ---------    ---------  ----------  ---------------      ------------
Revenues                         $      -      $     -     $      -     $    -       $      -             $     -
Depreciation                           46            -            -          -             13                  59
Net Loss                           (5,949)        (300)        (400)      (912)          (894)             (8,455)
Total Assets                        6,180           19           21      1,650          2,172              10,042
Expenditures for Long-Lived
Assets                              3,647           19           21        681             67               4,435

As of December 31, 1999 and for the year ended December 31, 1999 (in thousands):


                                                                         CompleTel     Company
                                 CompleTel   CompleTel     CompleTel      Europe      (Including
                                    SAS        GmbH         UK Ltd.      and Other   Management Co.)   Consolidated
                                 --------   ----------     ---------     ---------   --------------    ------------
Revenues                         $  1,986   $       -      $    999      $      -       $      -        $    2,985
Depreciation                        3,445         671            72           301             45             4,534
Net Loss                          (34,684)     (8,181)       (1,548)       (7,543)        (1,607)          (53,563)
Total Assets                       81,250      68,000         1,732        31,115              -           182,097
Expenditures for Long-
Lived Assets                       71,850      28,628           892             -            472           101,842

                         COMPLETEL LLC AND SUBSIDIARIES

     As of March 31, 2000 and for the year ended March 31, 2000 (unaudited, in thousands):



                                                                    CompleTel       Company
                              CompleTel   CompleTel     CompleTel     Europe       (Including
                                 SAS         GmbH         UK Ltd.    and Other    Management Co.)    Consolidated
                                 ---         ----         -------    --------     ---------------    ------------
Revenues                       $  1,785    $    225      $    924           -                -        $     2,934
Depreciation                      2,014         717            35         144               50              2,960
Net Loss                        (13,267)     (6,434)         (309)    (76,031)             (84)           (96,125)
Total Assets                    108,384      62,384         2,474     486,313              671            660,226
Expenditures for Long-
   Lived Assets                  19,739      14,226           165         929               78             35,137

As of March 31, 1999 and for the year ended March 31, 1999 (unaudited, in thousands):

                                                                     CompleTel        Company
                               CompleTel   CompleTel    CompleTel      Europe        (Including
                                 SAS         GmbH       UK Ltd.      and Other     Management Co.)   Consolidated
                                 ---         ----       -------      ---------     ---------------   ------------
Revenues                      $           $             $            $             $                  $       -
Depreciation                        138         -            -             -               7                145
Net Loss                         (4,129)     (143)        (413)       (1,209)          1,352             (4,542)
Total Assets                     54,014        50           52        80,645           2,498            137,259
Expenditures for Long-
    Lived Assets                 10,345        28           21           575               7             10,976

(9)  Parent Company Only Financial Information

     The following financial information reflects the parent company only condensed statement of operations data, condensed balance sheet data, and condensed cash flows data.

                                                                                   Commencement
                                                                                  of Operations            Three Months
                                                          Year Ended            (January 8, 1998)              Ended
                                                       December 31, 1999       to December 31, 1998       March 31, 2000
                                                       -----------------       --------------------       --------------
                                                           (audited)                (audited)               (unaudited)
    STATEMENT OF OPERATIONS:
        Interest income..........................          $    255                  $    11               $         3
        Interest expense.........................              (368)                       -                       (58)
        General and administrative expense.......               (84)                    (400)                   (2,111)
        Equity in losses of subsidiaries.........           (48,147)                  (7,703)                  (93,680)
                                                           --------                  -------               ------------

        Net loss.................................          $(48,344)                 $(8,092)               $ (95,846)
                                                           ========                  =======                =========

                         COMPLETEL LLC AND SUBSIDIARIES


                                                       December 31, 1999        December 31, 1998         March 31, 2000
                                                       -----------------        -----------------         --------------
    BALANCE SHEET DATA:                                    (audited)                (audited)               (unaudited)
        Cash and cash equivalents................          $    293                 $  1,743                $    296
        Receivables from affiliates..............             5,714                    9,492                   4,869
        Other current assets.....................                10                       42                      10
                                                           --------                 --------                --------

               Total current assets..............             6,017                   11,277                   5,175
        Investments in subsidiaries..............            42,936                   (6,185)                387,132
        Deferred financing costs, net............             1,249                        -                   1,193
            Notes receivable from affiliates                      -                        -                     338
                                                           --------                 --------                --------
               Total assets......................          $ 50,202                 $  5,092                $393,838
                                                           ========                 ========                ========

    Current liabilities..........................          $  1,093                 $    322                $  1,658
                                                           --------                  -------                 -------
    Redeemable cumulative convertible preferred
     units:
    No par value, 84,070 units authorized;
    84,070, 61,950 and 0 units issued and
    outstanding...................................          113,469                   13,188                       -
                                                           --------                 --------                --------


    Common units, no par value, 131,494 units
    authorized; 18,485, 16,385 and 123,572 units
     issued and outstanding......................            30,065                      737                 663,539
    Deferred compensation........................           (28,495)                    (540)               (104,578)
    Other cumulative comprehensive loss..........            (3,912)                    (160)                 (6,564)
    Accumulated deficit..........................           (62,018)                  (8,455)               (160,217)
                                                           --------                 --------                --------

               Total members' (equity)...........           (64,360)                  (8,418)                392,180
                                                           --------                 --------                --------

               Total liabilities and members'
                 deficit.........................          $ 50,202                 $  5,092                $393,838
                                                           ========                 ========                ========

                         COMPLETEL LLC AND SUBSIDIARIES


                                                                                 Commencement
                                                                                 of Operations           Three Months
                                                        Year Ended             (January 8, 1998)            Ended
                                                        December 31,            to December 31,            March 31,
                                                           1999                      1998                    2000
                                                         ---------                 ---------             -----------
    CASH FLOWS DATA:                                     (audited)                 (audited)             (unaudited)
    Cash flows from operating activities:
        Net loss                                          $(48,344)                  $(8,092)              $(95,846)
        Equity in losses of subsidiaries                    48,147                     7,703                 93,680
        Amortization of deferred financing costs               334                        --                     56
        Changes in-
           Other current assets                                 32                       (10)                   118
           Receivables from affiliates                       3,778                    (9,492)                   845
                                                             -----                   -------                    ---

    Net cash from operating activites                        3,947                    (9,891)                (1,147)
                                                             -----                   -------             ----------

    Cash flows from investing activities:
        Investment in subsidiaries                         (98,533)                   (1,518)                     -
                                                          --------                   -------             ----------

    Net cash from investing activities                     (98,533)                   (1,518)                     -
                                                          --------                   -------             ----------

    Cash flows from financing activities:
        Issuance of redeemable cumulative
         convertible Preferred Units                        94,716                    12,113                      -
        Loan from member                                         -                     1,300                      -
        Payment of loan from member                              -                      (266)                     -
        Issuance of Common Units                                 3                         5                  1,150
        Deferred financing costs                            (1,583)                        -                      -
                                                             -----                   -------             ----------

    Net cash from financing activities                      93,136                    13,152                  1,150
                                                            ------                   -------             ----------

    Net increase (decrease) in cash and cash
         equivalents                                        (1,450)                    1,743                      3
    Cash and cash equivalents, beginning of period
                                                             1,743                         -                    293
                                                             -----                   -------                    ---

    Cash and cash equivalents, end of period                $  293                   $ 1,743                   $296
                                                            ======                   =======                   ====

                         COMPLETEL LLC AND SUBSIDIARIES

(10) Employee Incentive Plans

Stock Option Plan

     In December 1999, CompleTel Europe adopted the CompleTel Europe N.V. 2000 Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of options to purchase ordinary shares of CompleTel Europe to employees of the Company.

     Options granted are subject to vesting as follows. Options granted to employees resident in France vest in an increment of 60% of the ordinary shares subject to the option on the third anniversary of the date of the grant and in two increments of 20% on the fourth and fifth anniversaries of the date of the grant. Options granted to employees resident in the United Kingdom, Germany and the U.S. vest in annual increments of 25% of the ordinary shares subject to the option, commencing on the first anniversary date of the grant.

     The number of options to acquire shares under the Option Plan totals 18,919,960, or 15.0% of the Company's ordinary shares issued and outstanding as of December 31, 1999. The first grant, which took place on December 30, 1999, included 2,035,230 options granted, or approximately 1.6% of the share capital of the Company. These options have an exercise price of $2.60 per ordinary share. Deferred compensation was recorded in December 1999 totaling approximately $26.5 million which represents the estimated intrinsic value of such options at that date. The deferred compensation will be amortized to expense over the applicable vesting period related to the individual awards.

     In February 2000, the Company granted options to purchase 383,740 ordinary shares with an exercise price of $2.60 per share and recorded deferred compensation of approximately (Euro)5.8 million.

Pro Forma Fair Value Disclosures

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which defines a fair value based method of accounting for employee stock options and similar equity instruments. However, as allowed by SFAS 123, the Company has elected to account for its stock-based compensation plans using the intrinsic value based method of APB 25 and provide pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method had been applied.

     For pro forma disclosure purposes, the Company has computed the fair value of each option as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

                                                      Year Ended
                                                      December 31,
                                                          1999
                                                     --------------
     Risk-free interest rate......................        6.4%
     Expected dividend yield......................         0%
     Expected lives outstanding...................      5.5 years
     Expected volatility..........................        17.1%

     The estimated fair value of options granted is amortized to expense over the option vesting period. Cumulative compensation costs recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting are adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

                         COMPLETEL LLC AND SUBSIDIARIES

     Had compensation cost for the Option Plan been determined based upon the fair value of options on their date of grant, the Company's net loss for the year ended December 31, 1999 and for the period from inception (January 8, 1998) to December 31, 1998, would have been increased by $54,000 and $0, respectively.

(11) ASI Acquisition

     On March 24, 1999, CompleTel SAS acquired all of the outstanding stock of Acces et Solutions Internet ("ASI"), an Internet service provider based in Lyon, for approximately $2.1 million in cash. The transaction was recorded under the purchase method of accounting as of March 31, 1999. The purchase price was first allocated to the fair value of the net tangible assets acquired of $73,000, which is classified as property and equipment in the accompanying consolidated balance sheet. The resulting excess cost over the fair value of tangible net assets acquired, or goodwill, was recorded in the amount of approximately $2.0 million and is being amortized under the straight-line method over a ten year period. The goodwill is classified as other intangibles in the accompanying consolidated balance sheet.

     The following unaudited pro forma condensed consolidated operating results for the year ended December 31, 1999 and for the period from commencement of operations (January 8, 1998) to December 31, 1998, reflect the pro forma effects of the ASI acquisition as if the acquisition occurred on January 8, 1998. For purposes of the pro forma condensed consolidated operating results, the acquisition is assumed to have been financed through an equity contribution from Parent.

     The unaudited pro forma condensed consolidated operating results are based on the historical consolidated financial statements of the Company and ASI, giving effect to certain assumptions and adjustments that management believes are reasonable based upon currently available information. This pro forma condensed consolidated financial data is presented for illustrative purposes and does not purport to represent what the Company's results of operations would actually have been if the acquisition had been consummated as of January 8, 1998:


                                                                                For the period from
                                                                             Commencement of Operations
                                                      For the Year Ended      (January 8, 1998) to
                                                      December 31, 1999         December 31, 1998
                                                      -----------------         -----------------
                                                   Historical     Pro Forma   Historical     Pro Forma
                                                   ----------     ---------   ----------     ---------
Revenues......................................     $  2,985      $   3,242     $      -       $  1,020
                                                   ========      =========     ========       ========

Net loss applicable to common units...........     $(53,563)     $ (56,660)    $ (8,455)      $ (8,593)
                                                   ========      =========     ========       ========

Basic and diluted loss per common units.......     $ (6,908)     $  (7,307)    $ (1,940)      $ (1,971)
                                                   ========      =========     ========       ========

Weighted average number of common units
   outstanding................................        7,754          7,754        4,359          4,359
                                                   ========      =========     ========       ========

                         COMPLETEL LLC AND SUBSIDIARIES

(12) SUBSEQUENT EVENTS

Credit Agreement

     In January 2000, we executed an agreement for a (Euro)265 million senior secured credit facility with Goldman Sachs International and Paribas as co-arrangers of the facility. The funds will be available to our subsidiaries, initially to include CompleTel ECC, CompleTel Services S.A.S., CompleTel France, and CompleTel Germany, in two tranches, including a euro term facility available until December 31, 2000, in the aggregate amount of (Euro)105 million and a euro revolving loan facility available until December 31, 2002, in the aggregate amount of (Euro)160 million. The (Euro)160 million tranche will become available after May 31, 2000, if the euro term facility is fully drawn, and other conditions are satisfied. Following December 31, 2002, up to (Euro)141 million of the outstanding advances under the euro revolving loan facility will first be converted into a term loan, and any other outstanding advances will become part of a (Euro)19 million working capital facility. The facility matures on December 31, 2006.

     This agreement terminates, supersedes and replaces, without penalty, the original commitment from Paribas for $90 million in senior credit (see Note 6). Additionally, the commitment with Nortel Networks for $20 million in vendor financing has been terminated. No termination fees are payable to Nortel Networks or Paribas.

     The notes are structurally subordinated to any debt incurred under the senior secured credit facility. Additionally, the terms of the agreement require that the senior secured credit facility be guaranteed to the extent allowed by law by CompleTel Europe and each of its subsidiaries. The terms of the agreement further require that the senior secured credit facility be secured by a perfected security interest in all of the Company's present and future material assets and revenue and those of its subsidiaries and by a pledge of the stock of each of the borrowers.

     The funds are to be used substantially to deploy our networks in France and Germany. Advances under the facility cannot exceed certain limits that increase with time, and are subject to other conditions, including that the subsidiaries must be operational in designated cities in France and Germany, and satisfy a debt to capital test. In addition, the facility includes various financial and other covenants and restrictions that limit our ability to pay dividends, dispose of assets, and effect merger and consolidation transactions. The facility also limits the use of proceeds of an initial public offering, other equity investments, or a high yield debt issue as it provides that any such proceeds be held as cash equivalent investments or used to develop our telecommunications businesses in France and Germany.

     The rate of interest will be variable based on EURIBOR, plus a margin of up to 3.75% per annum for the term loan facility or 3.00% per annum for the revolving loan facility that will be determined based on a senior debt leverage ratio test, and costs. Upon an event of default, advances may accelerate and become immediately due and payable and the undrawn portion of the facilities will be cancelled and the commitments of the banks reduced to zero. The facility is secured by our assets and the assets of our subsidiaries and the stock in certain of our subsidiaries, and we and several of our subsidiaries have agreed to guarantee the payments under the facility and to indemnify the banks against certain losses.

 Initial Public Offering

     Subsequent to December 31, 1999, CompleTel Europe filed a registration statement on Form F-1 with the Securities and Exchange Commission covering CompleTel Europe's proposed issuance of up to 27,200,000 of its ordinary shares to the public (the "Proposed IPO"). If consummated, the proceeds from the Proposed IPO will be used to (i) fund the further deployment of the Company's networks in existing markets and an additional six cities

                         COMPLETEL LLC AND SUBSIDIARIES
in France and Germany, (ii) fund the expansion of the Company's Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses and (v) for general and corporate purposes.

 Senior Notes Offering

     In March 2000, the Company commenced an offering of an aggregate 300 million Euro senior notes due 2010 (the "Senior Notes"). If consummated, the proceeds from the proposed senior notes offering will be used to (i) fund the further deployment of the Company's networks in existing markets and an additional six cities in France and Germany, (ii) fund the expansion of the Company's Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses and (v) for general and corporate purposes.

Amendments of Corporate and Investor Agreements

     On March 23, 2000, the Company and certain of its investors approved amendments to certain agreements that will become effective only if the Proposed IPO is consummated on or before April 30, 2000, with net proceeds to CompleTel Europe (after underwriting discounts and commissions) equal to at least $60 million. Additionally, the price per share in the Proposed IPO must equal at least three times the amount of capital contributed by the Private Equity Investors and the Management Investors per share of CompleTel Europe beneficially owned by such investors on a fully diluted, as if converted basis.

     Under the approved amendments to the LLC Agreement (see Note 3) and the Equity Purchase Agreement (see Note 4), the Proposed IPO will be deemed a Qualified Public Offering. Accordingly, the Preferred Units will be converted into Common Units and the rights of Preferred Unit holders to require the repurchase by Parent of their Purchaser Securities will terminate. In connection with the conversion of the Preferred Units, Parent is required to pay each converting holder in cash and amount equal to the accrued but unpaid preferred yield with respect to each of their converted Preferred Units. Under an approved amendment to the LLC Agreement, Parent may satisfy such payment obligation by issuing additional Common Units representing a beneficial ownership in CompleTel Europe ordinary shares having a value (based on the per share amount received in the Proposed IPO) equal to the accrued but unpaid yield payable.

     Under the approved amendments to the Performance Vesting Agreement and the Executive Securities Agreements (see Note 3), the Proposed IPO will be deemed a Qualified Public Offering. Accordingly, one-third of the Performance Vesting Units will vest or be forfeited under the multiple-of-invested-capital tests calculated based on the price per share received in the Proposed IPO. Additionally, for such Performance Vesting Units that vest as a result of the Proposed IPO, a corresponding number of Common Units otherwise issuable upon the conversion of Preferred Units described above, will be forfeited.


(13) EVENTS SUBSEQUENT TO REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Initial Public Offering

     On March 30, 2000, the Company completed its initial public offering ("IPO") of common stock. In that offering, the Company issued 31,280,000 shares of its common stock in exchange for gross proceeds of approximately (Euro)547.4 million. The Company will use the proceeds to (i) further develop fiber optic networks in its target markets in France and Germany, (ii) fund the expansion of its Internet-related services, (iii) develop complimentary local access systems,
(iv) fund net operating losses and (v) for general corporate purposes.

                         COMPLETEL LLC AND SUBSIDIARIES

     We have applied for an exemption from regulations required by the Investment Company Act of 1940. As a result of the regulation, to remain in compliance with the investment requirements, we have invested approximately
(Euro)434.8 million of our initial public offering proceeds in short-term maturities of U.S. treasury bills. As a result of this requirement, we have entered into forward currency contracts for the total amount of these investments to minimize our currency exposure.

Compensation Charges

     The Company's IPO caused certain common units of Parent held by employees of the Company and Parent to vest as a result of meeting specified performance vesting criteria. As a result, the Company recorded compensation expense of approximately (Euro)42.4 million based on the value of those vested common units as implied by the IPO price received. In addition, based upon the IPO value of the Company as indicated above, the Company recorded additional compensation expense and deferred compensation of approximately (Euro)24.0 million and
(Euro)74.9 million, respectively, for performance vesting units that did not vest as a result of the IPO but which may vest upon a qualified sale by Madison Dearborn Partners ("MDP") (investor in Parent) or in May 2005 based on a deemed vesting date as defined. The additional deferred compensation will be amortized to expense over the remaining vesting period to May 18, 2005 (deemed vesting date if not prior due to a qualified sale by MDP as defined in the executive securities agreements). The recorded amount of compensation expense and deferred compensation for these awards will be adjusted at each reporting date to reflect management's estimate of the number of such units that will ultimately vest and the fair market value of those units as of the end of each reporting period based on the then current market value of the Company's ordinary shares. For each (Euro)1 increase in the market value per ordinary share, additional compensation expense and deferred compensation of approximately (Euro)7.5 million will be recorded with respect to non-vested performance vesting units.

     The compensation charges described above are included in non-cash compensation charges in the accompanying statement of operations for the three months ended March 31, 2000. Also included in non-cash compensation charges is
(Euro)3.3 million resulting from the recognition of deferred compensation on stock options granted to employees and other common units of Parent held by employees subject only to time vesting.

     In addition, on March 27, 2000, the Company granted additional options to purchase 175,000 ordinary shares with an exercise price equal to the public offering price.

Employee Loans

    In January 2000 iPcenta Limited, a wholly-owned indirect subsidiary of the Company, loaned a Managing Director of CompleTel Europe the principal amount of $206,500 to purchase common units of CompleTel LLC. The principal amount, together with accumulated interest at the rate of 7% compounded semi-annually, is due and payable on the earlier of January 15, 2003, or 30 days after a termination for cause, or 90 days after any other termination of employment. The common units are subject to vesting and forfeiture provisions and will, if vested, entitle the Managing Director to receive a pro rata number of CompleTel Europe shares when and if Parent is liquidated. iPcenta has agreed to forgive a pro rata portion of the principal and interest on the note as the common units vest or upon any forfeiture. The Company is recognizing compensation expense equal to the $206,500 loan amount which will be forgiven over the related vesting period of the common units.

     A limited number of the Company's employees have obtained interest bearing loans in an approximate aggregate principal amount of (Euro)2,000,000 from a commercial bank to purchase the Company's shares. These include loans to two Managing Directors of CompleTel Europe, in the principal amounts of
(Euro)567,000 and (Euro)309,000, respectively. The loans are for a term of 18 months and are secured by a pledge of the shares purchased by such individuals. In addition, CompleTel Europe has agreed to guarantee the employee and officer loans in the approximate total amount of (Euro)2 million and has agreed to assume the interest cost payments on the loans.

                         COMPLETEL LLC AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Concluded)

Senior Notes Offering

     In April 2000, the Company completed an offering of an aggregate (Euro)200 million 14% senior notes due 2010 (the "Senior Notes"). A portion of the proceeds were used to repurchase $27.0 million ((Euro)27.6 million) principal amount at maturity of the existing notes. The Company lent approximately
(Euro)78.0 million of the net proceeds to a wholly-owned subsidiary which used the funds to invest in a portfolio of securities which is pledged as security for the Senior Notes. The proceeds of these pledged securities will be used to make the first six interest payments on the Senior Notes. The remaining proceeds from the Senior Notes offering will be used to (i) fund the further deployment of the Company's networks in existing markets and an additional six cities in France and Germany, (ii) fund the expansion of the Company's Internet-related services, (iii) develop complementary local access systems, (iv) fund net operating losses and (v) for general and corporate purposes.

Credit Facility Suspension Agreement

     In April 2000, the Company entered into an agreement (the "Suspension Agreement") with the lenders under its credit facility which provides that the Company will not borrow funds under its credit facility until the credit facility is amended and that, in turn, during this period, the lenders will suspend the application of various provisions, including substantially all of the representations, covenants and events of default in the credit facility. During such period, certain other provisions of the credit facility will remain in effect including, without limitation, the obligation to maintain the security interests of the lenders and to pay, among other things, commitment fees to the lenders. The Suspension Agreement will be in effect until the earlier of (a) six months or, if extended by the Company, nine months after the effective date of the Suspension Agreement, (b) the date the Company cancels its credit facility or (c) the date an amendment to the credit facility is in effect. In the event that an amendment to the credit facility cannot be agreed upon by six months, or, if extended by the Company, nine months, after the effective date of the Suspension Agreement, the Suspension Agreement and credit facility will terminate. After giving effect to the 14% senior notes offering, without this suspension of the covenants, the Company would not be able to borrow under its credit facility without obtaining a waiver from the lenders. The Company intends to negotiate an amendment to the credit facility prior to the expiration of the Suspension Agreement which will include modifications to the covenants and permit the Company to borrow under such amended credit facility.

                  PRINICIPAL OFFICE OF COMPLETEL EUROPE N.V.
                                 Kruisweg 609
                               2131 NA Hoofddorp
                                The Netherlands


                       AUDITORS OF COMPLETEL EUROPE N.V.
                              Arthur Anderson LLP
                              1225 17/th/ Street
                            Denver, Colorado 80202


                    LEGAL ADVISORS OF COMPLETEL EUROPE N.V.
                             United States Counsel
                           Holme Roberts & Owen LLP
                        1700 Lincoln Street, Suite 4100
                            Denver, Colorado 80203
                                 Dutch Counsel
                       Stibbe Simont Monahan Duhot P.C.
                                350 Park Avenue
                           New York, New York 10022


        TRUSTEE, PRINCIPAL PAYING AGENT, REGISTRAR, AND EXCHANGE AGENT
                           The Chase Manhattan Bank
                             Global Trust Services
                             450 W. 33/rd/ Street
                                 15/th/ Floor
                           New York, New York 10001


                           LUXEMBOURG LISTING AGENT
                      Banque Internationale a Luxembourg
                                69 route d'Esch
                               L-2953 Luxembourg

     Until __________, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              [LOGO OF COMPLETEL]

                             CompleTel Europe N.V.

             (Euro) 200,000,000 14% Series B Senior Notes due 2010

                                     -----

                                  PROSPECTUS

                            Dated ___________, 2000

                                     -----

The exchange offer will expire at 5:00 p.m., New York City time, on ___________, 2000, unless we extend it.

                Part II - Information Not Required In Prospectus

Item 20.  Indemnification of officers and directors

CompleTel Europe N.V.

     The Registrant's Articles of Association include provisions to indemnify the members of the Supervisory Board and the Board of Management against any liabilities resulting from proceedings against such member in connection with such member's actions as a member of the Supervisory Board or the Board of Management, as the case may be, if such member acted in good faith and in a manner he believed to be in the Registrant's best interests.

     As present, there is not pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

CompleTel LLC

     General limited liability company law

     CompleTel LLC is organized under the limited liability company laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Act") permits a limited liability company to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, subject to standards and restrictions if any set forth in its limited liability company agreement.

     Limited liability company agreement

     CompleTel LLC's Limited Liability Company Agreement provides for CompleTel LLC to indemnify and hold harmless any person to the fullest extent permitted by the Act, against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person because such person is or was a member or was serving as a representative, officer, employee or agent of CompleTel LLC or of another partnership, corporation, joint venture, limited liability company, trust or other enterprise at the request of CompleTel LLC. Indemnification is not permitted, unless the Board of Managers consents, for any expenses, liabilities, and losses suffered that are attributable to such persons gross negligence, willful misconduct or knowing violation of law. Indemnification also is not permitted, unless the Board of Managers consents, for any breaches of any representations, warranties or covenants by a person contained in any agreement with the company. The company will pay expenses, including attorney fees, incurred in defending a proceeding in advance of the final disposition only if the company has received an undertaking by the indemnified person to repay all amounts advanced if ultimately the person is not entitled to indemnification. Any indemnification is limited to the extent of company assets. No member has personal liability for any indemnification.

Item 21.  Exhibits and financial data schedules

     (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.         Description
-----------         -----------

3.1(1)              Amended Articles of Association of CompleTel Europe N.V.

3.2(9) Third Amended and Restated Limited Liability Company Agreement of CompleTel LLC dated November 23, 1999
4.1(2) Indenture dated as of February 16, 1999, among CompleTel Europe N.V as issuer, CompleTel ECC B.V. as guarantor and U.S. Bank Trust National Association as trustee
4.2(1) Indenture dated as of April 13, 2000, between CompleTel Europe N.V as issuer and the Chase Manhattan Bank as trustee

4.3(9)              Form of 14% Senior Notes due 2010 of CompleTel Europe N.V.


4.4(9)              Form of 14% Series B Senior Notes due 2010 of CompleTel
                    Europe N.V.

5.1 Opinion of Stibbe Simont Monahan Duhot P.C. regarding the legality of the 14% Series B Senior Notes due 2010

5.2 Opinion of Holme Roberts & Owen LLP regarding the legality of the 14% Series B Senior Notes due 2010

8.1 Opinion of Holme Roberts & Owen LLP regarding certain United States federal income tax matters

8.2                 Opinion of Stibbe Simont Monahan Duhot P.C. regarding
                    certain Netherlands tax matters
10.1(5)             (Euro) 265 Million Senior Secured Credit Facility dated
                    January 6, 2000, among Members of the CompleTel Group as
                    Borrowers, Goldman Sachs International and Paribas
                    Corporation, as co-arrangers, and other banks
10.2(5)             Purchase Agreement dated August 4, 1999, between CompleTel
                    GmbH and Siemens AG
10.3(2)             Supply Agreement dated January 8, 1999, between CompleTel
                    SAS and Matra Nortel Communications
10.4(1)             Arrete dated November 17, 1988 authorizing CompleTel SARL to set up and operate a telecommunications network open to the public and to supply the public with the telephone service, as published December 13, 1998
10.5(2)             License dated January 11, 1999 granted by the Secretary of
                    State for Trade and Industry to CompleTel UK Limited under
                    Section 7 of the Telecommunications Act 1984
10.6(3)             German License Certificate Class 3 for the Operation and
                    Performance of Public Telecommunications German license
                    certificate Class 3 for the Operation and Performance of
                    Public Telecommunications Services by the Licensee or Others
                    dated March 8, 1999
10.7(3)             German License Certificate Class 4 for the Operations of
                    Voice Telephone Service on the Basis of a Self-Operated
                    Telecommunications Network dated March 8, 1999
10.8(4)             Extension of Class 3 German License
10.9(4)             Extension of Class 4 German License

10.11(9) Amended Employment Agreement by and between CableTel Management, Inc. and William H. Pearson, dated June 30, 2000

10.12(2) Employment Agreement by and between CableTel Management, Inc. and Richard N. Clevenger, dated as of May 18, 1998

10.13(9) Amended Employment Agreement by and between CableTel Management, Inc. and David Lacey dated June 30, 2000

10.14(9) Amended Employment Agreement by and between CableTel Management, Inc. and James E. Dovey dated June 30, 2000


10.15(9) Amended and Restated Executive Securities Agreement by and between CompleTel LLC and Martin Rushe dated as of January 15, 2000

10.16(9) Amended and Restated Executive Securities Agreement by and between CompleTel LLC and Hansjorg Rieder dated as of May 26, 1999
10.17(2) Amended and Restated CompleTel LLC Guaranty Agreement, dated as of July 14, 1999 by CompleTel LLC in favor of the noteholders
10.18(2) Equity Registration Rights Agreement dated as of February 16, 1999 among CompleTel (N.A.) N.V., CompleTel Europe N.V., the Shareholders named therein, the initial purchasers and U.S. Bank Trust National Association, as Transfer Agent
10.19(8)            First Amendment to CompleTel Europe N.V. 2000 Stock Option
                    Plan
10.20(7) Second Amended and Restated Registration Agreement dated as of November 23, 1999 by and among CompleTel LLC and the Holders named therein
10.21(1) First Supplement dated as of March 24, 2000 to Second Amended and Restated Registration Agreement dated as of November 23, 1999 by and among CompleTel LLC and the Holders named therein
10.22(1) Pledge Agreement dated as of April 13, 2000 by CompleTel Europe N.V., CompleTel Escrow B.V. and The Chase Manhattan Bank as Trustee and The Chase Manhattan Bank as Securities Intermediary
10.23(1) Exchange and Registration Rights Agreement dated April 13, 2000 among CompleTel Europe N.V. and the Purchasers defined therein

10.24(1) CompleTel Europe N.V. Guaranty Agreement, dated March 30, 2000 by CompleTel Europe N.V.
10.25(1) Amended and Restated (Euro) 265 Million Senior Secured Credit Facility Agreement dated March 17, 2000 among Members of the CompleTel Group as Borrowers, Goldman Sachs International and Paribas as Lead Arrangers, Paribas as Facility Agent, Paribas as Security Agent and Others
10.26(1) Supplemental Agreement dated April 6, 2000 between CompleTel Europe N.V. as Parent, CompleTel S.A.S. as Obligors' Agent, Members of the CompleTel Group as Original Borrowers, Members of the CompleTel Group as Original Guarantors, Goldman Sachs International and Paribas as Lead Arrangers, European Investment Fund as Risk Participant, Paribas as Security Agent, Paribas as Facility Agent and Others

10.27(1) Promissory Note dated March 23, 2000 between Martin Rushe as Maker and iPcenta Limited as Payee
10.28(1) Letter Agreement dated March 23, 2000 between Martin Rushe and iPcenta Limited
10.29(9) First Omnibus Amendment dated March 24, 2000 by and among CompleTel LLC and the Parties defined therein
10.30(9) Second Amended and Restated Performance Vesting Agreement dated November 23, 1999 by and among CompleTel LLC and the Purchasers defined therein
10.31(9) Second Amended and Restated Securityholders Agreement dated November 23, 1999 by and among CompleTel LLC and the Securityholders defined therein
10.32(9) Second Amended and Restated Equity Purchase Agreement dated November 23, 1999 by and among CompleTel LLC and the Purchasers defined therein

10.33 German License Certificate Class 4 for the Provision of Voice Telephony Services on the Basis of Self-operated Telecommunications Networks for Cities in the Administrative District of Leipzig dated July 7, 2000
10.34 German License Certificate Class 3 for the Operation of Transmission Lines for the Offer of Telecommunications Services for the Public by the Licensee or other Parties for Cities in the Administrative District of Leipzig dated July 7, 2000
10.35 German License Certificate Class 3 for the Operation of Transmission Lines for the Offer of Telecommunications Services for the Public by the Licensee or other Parties for Cities in the Administrative District of Dresden dated July 7, 2000
10.36 German License Certificate Class 3 for the Operation of Transmission Lines for the Offer of Telecommunications Services for the Public by the Licensee or other Parties for Cities in the Administrative Districts of Karlsruhe and Rheinhessen-Pfalz dated July 7, 2000
10.37 German License Certificate Class 3 for the Operation of Transmission Lines for the Offer of Telecommunications Services for the Public by the Licensee or other Parties for the State of Hamburg, Cities in the State of Schleswig-Holstein and Cities in the Administrative District of Luneburg dated July 7, 2000
10.38 German License Certificate Class 4 for the Provision of Voice Telephony Services on the Basis of Self-operated Telecommunications Networks for Cities in the Administrative District of Stuttgart dated July 7, 2000
10.39 German License Certificate Class 4 for the Provision of Voice Telephony Services on the Basis of Self-operated Telecommunications Networks for Cities in the Administrative District of Dresden dated July 7, 2000
10.40 German License Certificate Class 4 for the Provision of Voice Telephony Services on the Basis of Self-operated Telecommunications Networks for the State of Hamburg, Cities in the State of Schleswig-Holstein and Cities in the Administrative District of Luneburg dated July 7, 2000
10.41 German License Certificate Class 4 for the Provision of Voice Telephony Services on the Basis of Self-operated Telecommunications Networks for Cities in the Administrative Districts of Karlsruhe and Rheinhessen-Platinate dated
                    July 7, 2000
10.42 German License Certificate Class 3 for the Operation of Transmission Lines for the Offer of Telecommunications Services for the Public by the Licensee or other Parties for Cities in the Administrative District of Stuttgart dated July 7, 2000
10.43 Amendment to German License Certificate Class 3 for the Operation of Transmission Lines Offered for Telecommunications Services for the Public by the Licensee or Others for Cities in the Administrative District of Darmstadt and Cities in the State of Rhineland-Palatinate dated July 7, 2000

10.44               Amendment to German License Certificate Class 4 for Voice
                    Telephony Services on the Basis of Self-operated
                    Telecommunications Networks for Cities in the Administrative
                    District of Darmstadt and Cities in the State of Rhineland-
                    Palatinate dated July 7, 2000
21.1(6)             Subsidiaries of CompleTel Europe N.V.
23.1                Consent of Arthur Andersen LLP on CompleTel Europe N.V.
23.2                Consent of Barbier, Frinault & Associes (Arthur Andersen) on
                    Acces Internet et Solutions S.A.R.L.
23.3                Consent of Arthur Andersen LLP on CompleTel LLC
23.4                Consent of Stibbe Simont Monahan Duhot P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.5                Consent of Holme Roberts & Owen LLP (included in the Opinion filed as Exhibit 5.2 to this Registration Statement)
23.6                Consent of Holme Roberts & Owen LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.7                Consent of Stibbe Simont Monahan Duhot P.C. (included in the opinion filed as Exhibit 8.2 to this Registration Statement)

24.1(9)             Power of Attorney from officers and directors of CompleTel
                    Europe N.V.
24.2(9)             Power of Attorney from officers and directors of CompleTel
                    LLC
25.1(9)             Statement of Eligibility of Trustee on Form T-1
27.1(9)             Financial Data Schedule for CompleTel Europe N.V.
27.2(9)             Financial Data Schedule for CompleTel LLC
99.1(9)             Form of Letter of Transmittal
99.2(9)             Form of Notice of Guaranteed Delivery

____________

(1) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q, Commission file number 000-30075, filed with the Securities and Exchange Commission on May 15, 2000 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrants' Registration Statement on Form S-4, file number 333-82305, filed with the Securities and Exchange Commission on July 2, 1999 and incorporated herein by reference.

(3) Previously filed as an exhibit to Amendment No. 1 to the Registrants' Registration Statement on Form S-4, file number 333-82305, filed with the Securities and Exchange Commission on August 27, 1999 and incorporated herein by reference.

(4) Previously filed as an exhibit to Amendment No. 2 to the Registrants' Registration Statement on Form S-4, file number 333-82305, filed with the Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Post-Effective Amendment No. 1 to the Registrants' Registration Statement on Form S-4, file number 333-82305, filed with the Securities and Exchange Commission on January 31, 2000 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Registrant's Registration Statement on Form F-1, file number 333-30834, filed with the Securities and Exchange Commission on February 22, 2000 and incorporated herein by reference.

(7) Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form F-1, file number 333-30834, filed with the Securities and Exchange Commission on March 6, 2000 and incorporated herein by reference.

(8) Previously filed as an exhibit to Amendment No. 2 to the Registrants' Registration Statement on Form F-1, file number 333-30834, filed with the Securities and Exchange Commission on March 22, 2000 and incorporated herein by reference.

(9) Previously filed as an exhibit to the Registrants' Registration Statement on Form S-4, file number 333-41126, filed with the Securities and Exchange Commission on July 11, 2000 and incorporated herein by reference.

Item 22.  Undertakings

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20 day of July, 2000.

                           COMPLETEL EUROPE N.V.,
                           a public limited liability company organized under the laws of The Netherlands



                           By: /s/ William H. Pearson
                              -----------------------------------
                           Name: William H. Pearson
                           Title: Managing Director, Chief Executive
                                  Officer and President


                           By: /s/ Martin Rushe
                              -----------------------------------
                           Name: Martin Rushe
                           Title: Managing Director


                           COMPLETEL LLC,
                           a Delaware limited liability company

                           By: /s/ James E. Dovey
                              -----------------------------------
                           Name: James E. Dovey
                           Title: Chairman and Manager

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 COMPLETEL EUROPE N.V. OFFICERS AND DIRECTORS

Registrant Officers & Directors            Position With Registrant                              Date
-------------------------------            ------------------------                              ----
                                           Chief Executive Officer,

By: /s/ William H. Pearson                      President and Managing Director             July 20, 2000
   ---------------------------------
Name: William H. Pearson                        (Principal Executive Officer)

By:               *                        Managing Director                                July 20, 2000
   ---------------------------------
Name: Hansjorg Rieder

By:               *                        Managing Director                                July 20, 2000
   ---------------------------------
Name: Martin Rushe

By: /s/ David E. Lacey                     Chief Financial Officer                          July 20, 2000
   ---------------------------------
Name: David E. Lacey                            (Principal Financial Officer)

By:               *                        Corporate Controller (Principal                  July 20, 2000
   ---------------------------------
Name: John M. Hugo                              Accounting Officer)

By: /s/ James E. Dovey                     Supervisory Director and                         July 20, 2000
   ---------------------------------
Name: James E. Dovey                            Chairman

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: James C. Allen

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: Lawrence F. DeGeorge

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: Paul J. Finnegan

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: Royce J. Holland

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: James H. Kirby

By:               *                        Supervisory Director                             July 20, 2000
   ---------------------------------
Name: James N. Perry, Jr.


* By: /s/ David E. Lacey
     -------------------------------
Name: David E. Lacey
Title: Attorney-in-Fact

                        AUTHORIZED U.S. REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned in the capacity and on the date indicated.

Signature                                  Position With CompleTel Europe N.V.                  Date
---------                                  -----------------------------------                  ----
By: /s/ James E. Dovey                     Authorized Representative in the United States   July 20, 2000
   ---------------------------------
Name: James E. Dovey

                     COMPLETEL LLC OFFICERS AND DIRECTORS

Registrant Officers & Directors              Position With Registrant                       Date
-------------------------------              ------------------------                       ----
                                             Chief Executive Officer,
By: /s/ William H. Pearson                      President and Manager                  July 20, 2000
   ---------------------------------
Name: William H. Pearson                        (Principal Executive Officer)

By: /s/ David E. Lacey                       Chief Financial Officer                   July 20, 2000
   ---------------------------------
Name: David E. Lacey                            (Principal Financial Officer)

By:               *                          Corporate Controller (Principal           July 20, 2000
   ---------------------------------
Name: John M. Hugo                              Accounting Officer)

By: /s/ James E. Dovey                       Chairman and Manager                      July 20, 2000
   ---------------------------------
Name: James E. Dovey

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: James C. Allen

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: Lawrence F. DeGeorge

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: Paul J. Finnegan

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: Royce J. Holland

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: James H. Kirby

By:               *                          Manager                                   July 20, 2000
   ---------------------------------
Name: James N. Perry, Jr.


* By: /s/ James E. Dovey
     -------------------------------
Name:  James E. Dovey
Title:  Attorney-in-Fact